   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 1997

                                                                   NO. 333-27067
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                --------------

                              AMENDMENT NO. 2
                                       TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

                     SECURITY CAPITAL ATLANTIC INCORPORATED
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                              SIX PIEDMONT CENTER
                             ATLANTA, GEORGIA 30305
                                 (404) 237-9292
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                          JEFFREY A. KLOPF, SECRETARY
                     SECURITY CAPITAL ATLANTIC INCORPORATED
                              SIX PIEDMONT CENTER
                             ATLANTA, GEORGIA 30305
                                 (404) 237-9292
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                    COPY TO:
                              EDWARD J. SCHNEIDMAN
                              MAYER, BROWN & PLATT
                            190 SOUTH LASALLE STREET
                            CHICAGO, ILLINOIS 60603
                                 (312) 782-0600

                                --------------

  APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                    PROPOSED MAXIMUM AGGREGATE             AMOUNT OF
       TITLE OF SECURITIES BEING REGISTERED              OFFERING PRICE(1)            REGISTRATION FEE(2)
---------------------------------------------------------------------------------------------------------
 Common Stock, par value $.01 per share..........           $51,763,371                     $15,686
---------------------------------------------------------------------------------------------------------
 Shareholder Purchase Rights.....................              None                          None
---------------------------------------------------------------------------------------------------------
 Preferred Share Purchase Rights.................              None                          None

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(2) Previously paid.

                                --------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED JULY 25, 1997

                                      LOGO
                        RIGHTS TO PURCHASE COMMON STOCK
                             SHARES OF COMMON STOCK
                                  -----------

  Security Capital Atlantic Incorporated ("ATLANTIC") is a highly focused real estate operating company which engages in the development, acquisition, operation and long-term ownership of multifamily communities in the southeastern United States. ATLANTIC has elected to be taxed as a real estate investment trust (a "REIT") for federal income tax purposes and pays regular quarterly distributions to its shareholders. The last reported sale price of ATLANTIC's shares of common stock, par value $.01 per share (the "Shares"), which are listed under the symbol "SCA", on the New York Stock Exchange (the
"NYSE") on July   , 1997 was $ . See "Price Range of ATLANTIC Shares and
Distributions".

  This Prospectus relates to (a)                 rights (the "Rights") to
subscribe for and purchase Shares and (b) the                 Shares that are
issuable by ATLANTIC upon exercise of the Rights (the "Offering"). ATLANTIC is issuing as a dividend, at no cost, to each holder of Shares of record as of the
close of business on               , 1997 (the "Record Date"), one Right for
each Share held.            Rights entitle the holder thereof to purchase one
Share at the subscription price of $      per Share (the "Subscription Price").
The Subscription Price is equal to   % of the average closing price of the
Shares on the NYSE over the five-day period prior to the Record Date. The Board of Directors of ATLANTIC (the "Board") set the Subscription Price at a discount to such five-day average closing price in order to try to provide liquidity for the Rights and to raise additional capital through the exercise of the Rights. See "The Merger Transaction--Description of the Merger". Rights will be evidenced by transferable Rights certificates and will expire at 5:00 p.m.,
Eastern Daylight Time, on               , 1997, or such later date as ATLANTIC
may determine in its sole discretion (the "Expiration Date"). The Rights will be traded on the NYSE under the symbol "SCA-RT"; however, no assurance can be given that a public market will develop or be sustained for the Rights. See "The Offering".

  A holder of Shares on the Record Date who validly exercises all of such shareholder's Rights may also oversubscribe (the "Oversubscription Privilege"), at the Subscription Price, for additional Shares covered by this Prospectus that have not been purchased through the exercise of Rights ("Unsubscribed Shares") , which does not include Shares underlying the Rights issued to Security Capital Group Incorporated ("Security Capital") which will not be available for oversubscriptions or for sales to third parties. Only holders of Shares on the Record Date will be entitled to the Oversubscription Privilege. Shareholders of ATLANTIC who do not exercise all of their Rights will own a smaller relative equity ownership and voting interest in ATLANTIC after the Offering and the Merger transaction described below. Shareholders who do not exercise their Rights may offer to sell them through a securities broker prior
to               , 1997, although no assurance of a sale can be given. There is no minimum number of Shares required to be sold as a condition to the consummation of the Offering. Simultaneously with the offering of Shares to Rights holders, Security Capital Markets Group Incorporated ("Capital Markets Group"), an affiliate of ATLANTIC's REIT manager, will act as placement agent to sell Unsubscribed Shares to third parties, on a best efforts basis, at the Subscription Price. See "The Offering".

  The closing of the Offering is expected to be concurrent with the consummation of the merger (the "Merger") of ATLANTIC's REIT manager, Security Capital (Atlantic) Incorporated (the "REIT Manager" or "REIT Management"), and its property manager, SCG Realty Services Atlantic Incorporated ("SCG Realty Services"), into a newly formed subsidiary of ATLANTIC. The meeting of ATLANTIC's shareholders to vote on the Merger is currently expected to be held
on or about          , 1997, and it is expected that the Merger and the
Offering will close on such date. However, the closing of the Offering is not conditioned on the closing of the Merger. The REIT Manager and SCG Realty Services are owned by Security Capital, which owned 51.3% of the outstanding
Shares at July 21, 1997 (which could increase to approximately    % after the
Offering and the Merger if no Shares are purchased in the Offering). See "The Merger Transaction". The Offering is designed to allow ATLANTIC's shareholders (other than Security Capital) the opportunity to maintain (and, to the extent a shareholder successfully oversubscribes for Shares pursuant to the Oversubscription Privilege, to increase) their relative ownership in ATLANTIC by purchasing additional Shares at a price which is below the price at which Security Capital is receiving Shares in the Merger. Security Capital has agreed that it will not exercise its Rights to purchase additional Shares and that it will not sell its Rights. See "The Offering--Principal Shareholder".

  In addition to the Offering, ATLANTIC has proposed to offer approximately $50 million of its preferred stock and approximately $150 million of its unsecured senior debt securities (which amounts may be increased or decreased subject to market conditions). The Offering is in no way conditioned on or related to such other offerings. See "Preferred Share and Note Offerings".

  SEE "RISK FACTORS" BEGINNING ON PAGE 22 FOR A DISCUSSION OF CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE SHARES.
  The risk factors include:
  . The value of ATLANTIC's assets is not based on third-party appraisals;
    therefore, the price of the Shares may be greater than the fair market value of ATLANTIC's portfolio.
  . The ability of Security Capital, which owns 51.3% of the outstanding
    Shares, to exercise significant influence over the business and policies of ATLANTIC.
  . Conflicts of interest between ATLANTIC and other affiliates of Security
    Capital, and the ability of Security Capital to influence decisions regarding agreements with affiliates.
                                  -----------
 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
   SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
    PASSED  UPON  THE   ACCURACY  OR  ADEQUACY   OF  THIS  PROSPECTUS.   ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  -----------

                                                       UNDERWRITING       PROCEEDS TO
                                    PRICE TO PUBLIC     DISCOUNT(1)       ATLANTIC(2)
                                   ----------------- ----------------- -----------------
Per Share........................       $                  None             $
Total............................     $                    None           $

-----
(1) ATLANTIC has agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "The Offering--Unsubscribed Shares and Third Party Sales".
(2) Before deducting estimated expenses of $          payable by ATLANTIC.
                                  -----------


                 The date of this Prospectus is         , 1997.

                    SECURITY CAPITAL ATLANTIC INCORPORATED
                           DIVERSIFIED TARGET MARKET

                                      MAP

  ATLANTIC OR ITS AFFILIATES MAY ENGAGE IN TRANSACTIONS WHICH STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE RIGHTS. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
PROSPECTUS SUMMARY.........................................................   3
RISK FACTORS...............................................................  22
  Lack of Independent Valuation of Assets..................................  22
  Significant Influence of Principal Shareholder...........................  22
  Conflicts of Interest....................................................  22
  Risk of Inability to Pay Future Distributions............................  23
  Borrowing Risks..........................................................  23
  Concentration of ATLANTIC's Communities in Atlanta.......................  24
  Tax Liabilities as a Consequence of the Failure to Qualify as a REIT.....  24
  Impact of Merger on ATLANTIC's Financial Position........................  24
  Changes in ATLANTIC's Policies Without Shareholder Approval..............  25
  Limitations on Acquisition of Shares and Change in Control...............  25
  Possible Adverse Consequence of Limits on Ownership of Shares............  26
  Effect on Share Price of Shares Available for Future Sale................  26
  Restrictions Associated With ATLANTIC's Tax-Exempt Bond Financings.......  26
  Effect of Market Interest Rates on Share Prices..........................  27
  ATLANTIC's Real Estate Investment Risks..................................  27
  Regulatory Compliance Risks..............................................  28
USE OF PROCEEDS............................................................  30
CAPITALIZATION.............................................................  30
PRICE RANGE OF ATLANTIC SHARES AND DISTRIBUTIONS...........................  31
THE MERGER TRANSACTION.....................................................  33
  Description of the Merger................................................  33
  Relationship with Security Capital After the Merger......................  34
  Interests of Certain Persons in the Merger...............................  36
  Long-Term Incentive Plan.................................................  38
BUSINESS...................................................................  39
  Highly Focused Business Strategy Grounded in Research....................  39
  ATLANTIC's Operating System..............................................  41
  Strategy for Cash Flow and Distribution Growth...........................  44
  Competition..............................................................  47
  Employees................................................................  48
  Legal Proceedings........................................................  48
  Americans with Disabilities Act..........................................  49
  Environmental Matters....................................................  49
  Insurance Coverage.......................................................  49
REIT MANAGEMENT............................................................  50
  General..................................................................  50
  Directors and Officers of ATLANTIC and the REIT Manager..................  52
  Classification of Directors..............................................  56
  Committees of the Board..................................................  56
  Compensation of Directors................................................  57
  Outside Directors Plan...................................................  57
  Liability Limitation and Indemnification.................................  58

                                                                            PAGE
                                                                            ----
ATLANTIC'S COMMUNITIES....................................................   59
  Portfolio Composition...................................................   59
  Geographic Distribution.................................................   60
  Communities.............................................................   61
SELECTED FINANCIAL INFORMATION............................................   68
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS...............................................................   70
  Overview................................................................   70
  Results of Operations...................................................   73
  Environmental Matters...................................................   79
  Liquidity and Capital Resources.........................................   79
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES...............................   87
  Investment Policies.....................................................   87
  Financing Policies......................................................   88
  Conflict of Interest Policies...........................................   88
  Policies Applicable to the REIT Manager and Officers and Directors of
   ATLANTIC...............................................................   88
  Policies With Respect to Other Activities...............................   89
CERTAIN RELATIONSHIPS AND TRANSACTIONS....................................   90
  REIT Management Agreement...............................................   90
  Security Capital Investor Agreement.....................................   90
  Shareholders' Agreement.................................................   90
  Property Management Company.............................................   91
  Homestead Transaction...................................................   91
  Funding Commitment Agreement............................................   91
  Protection of Business Agreement........................................   92
  Homestead Investor Agreement............................................   93
  Development Agreement...................................................   93
  Other Transactions With Affiliates......................................   93
PRINCIPAL SHAREHOLDERS....................................................   94
DESCRIPTION OF STOCK......................................................   95
  General.................................................................   95
  Common Stock............................................................   95
  Preferred Stock.........................................................   96
  Purchase Rights.........................................................   96
  Restriction on Size of Holdings of Shares...............................   98
CERTAIN PROVISIONS OF MARYLAND LAW AND OF ATLANTIC'S CHARTER AND BYLAWS...  100
  Classification of the Board.............................................  100
  Director Liability Limitation and Indemnification.......................  100
  Business Combinations...................................................  101
  Control Share Acquisitions..............................................  102
  Advance Notice of Director Nominations and New Business.................  102
SHARES AVAILABLE FOR FUTURE SALE..........................................  103
FEDERAL INCOME TAX CONSIDERATIONS.........................................  103
  Taxation of ATLANTIC....................................................  104
  Taxation of Shareholders................................................  108
  Tax Considerations Regarding the Merger.................................  110
  Other Tax Considerations................................................  113

                                                                            PAGE
                                                                            ----
THE OFFERING............................................................... 114
  Rights................................................................... 114
  Subscription Price....................................................... 114
  Expiration Date.......................................................... 114
  Oversubscription Privilege............................................... 114
  Unsubscribed Shares and Third Party Sales................................ 114
  Limitation on Subscriptions.............................................. 115
  Withdrawal............................................................... 115
  Principal Shareholder.................................................... 115
  Subscription Agent....................................................... 116
  Fractional Shares........................................................ 116
  Method of Exercising Rights and Oversubscription Privilege............... 116
  Late Delivery of Payments and Rights Certificates........................ 117
  Method of Transferring Rights............................................ 117
  Validity of Subscriptions................................................ 118
  Rights of Subscribers.................................................... 118
  Foreign Shareholders..................................................... 118
  Delivery of Shares....................................................... 118
  Certain Federal Income Tax Considerations Regarding the Offering......... 119
PREFERRED SHARE AND NOTE OFFERINGS......................................... 120
PREFERRED SHARE OFFERING................................................... 120
NOTE OFFERING.............................................................. 120
INDEPENDENT AUDITORS AND EXPERTS........................................... 121
VALIDITY OF SHARES......................................................... 121
ADDITIONAL INFORMATION..................................................... 121
GLOSSARY................................................................... 123
INDEX TO FINANCIAL STATEMENTS.............................................. F-1

                               PROSPECTUS SUMMARY

  This summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes the
sale of           Shares at the Subscription Price and the application of the proceeds therefrom. All references to communities under control refer to developments in planning that were under control at June 30, 1997. The term "in planning" means that construction is anticipated to commence within 12 months. The term "under control" means that ATLANTIC has an exclusive right (through contingent contract or letter of intent) during a contractually agreed-upon time period to acquire land for future development of multifamily communities, subject to removal of contingencies during the due diligence process, but does not currently own the land. The term "total expected investment cost" represents cost plus budgeted renovations (for operating communities) or cost plus additional budgeted development expenditures (for communities under construction and in planning). The term "funds from operations" represents net earnings computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from real estate transactions, provisions for possible losses, extraordinary items and real estate depreciation. ATLANTIC believes that funds from operations is helpful to a reader as a measure of the performance of any equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides a reader with an indication of the ability of ATLANTIC to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations should not be considered as an alternative to net earnings or any other GAAP measurement of performance as an indicator of ATLANTIC's operating performance or as an alternative to cash flows from operating, investing or financing activities as a measure of liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Funds from Operations". Homestead Village(R) is a registered trademark of Homestead Village Incorporated ("Homestead") and the term "Homestead Village" as used herein shall be deemed to include a reference to such registered trademark. See "Glossary" for the definitions of certain other terms used in this Prospectus.

                     SECURITY CAPITAL ATLANTIC INCORPORATED

  ATLANTIC's objective is to be the preeminent real estate operating company focusing on multifamily communities in its southeastern United States target market. Through the REIT Manager and SCG Realty Services, ATLANTIC has access to services which provide ATLANTIC with the same resources as a fully integrated operating company. The REIT Manager and SCG Realty Services have approximately 100 professionals and 450 property-level and support personnel dedicated to implementing ATLANTIC's highly focused operating strategy. See "The Merger Transaction" for a description of an agreement that ATLANTIC has entered into with Security Capital, which owns the REIT Manager and SCG Realty Services, to merge the REIT Manager and SCG Realty Services into a newly formed subsidiary of ATLANTIC in exchange for Shares. ATLANTIC focuses on the development, acquisition, operation and long-term ownership of multifamily communities. At June 30, 1997, ATLANTIC's portfolio consisted of 26,232 multifamily units, including 6,967 units under construction or in planning, in 15 metropolitan areas and 50 submarkets in growth areas of the southeastern United States. The total expected investment cost of ATLANTIC's 69 operating communities, including budgeted renovations and budgeted development expenditures, was approximately $979.1 million at June 30, 1997 and the total budgeted development cost of ATLANTIC's 24 communities under construction or in planning was approximately $446.1 million. Additionally, at June 30, 1997, ATLANTIC had land in planning and under control for the development of 3,406 units with a total budgeted development cost of $222.8 million.

  ATLANTIC seeks to achieve long-term sustainable growth in per Share cash flow by maximizing the operating performance of its core portfolio through value-added operating systems and concentrating its experienced team of professionals on developing and acquiring industry-leading multifamily communities in targeted submarkets exhibiting strong job growth and favorable demographic trends. Since its inception in 1993,

ATLANTIC has employed a research-driven investment approach, deploying its capital in markets and submarkets that exhibit strong market fundamentals. ATLANTIC believes that population and employment growth are the primary demand generators for multifamily product.

  ATLANTIC believes that its future growth will be driven by (i) its research-based investment strategy which focuses on a primary target market exhibiting strong demographic trends and job growth prospects; (ii) an experienced management team which provides ATLANTIC with several senior officers with the leadership, operational, investment and financial skills and experience to oversee the operations of ATLANTIC; (iii) ongoing research and development focused on identifying those submarkets and product types that will offer continued opportunities for long-term cash flow growth; (iv) a development strategy targeted at moderate income households which ATLANTIC believes represent one of the largest and most underserved segments of the renter population; (v) the acquisition and redevelopment of existing multifamily communities in markets which are expected to experience favorable growth in rents and income; (vi) a high-quality portfolio providing an internal source of long-term cash flow growth; (vii) the substantial resources available to ATLANTIC through its affiliation with Security Capital; and (viii) a conservative balance sheet strategy that is expected to provide ATLANTIC with the ability to raise funds through offerings of debt and equity and allow ATLANTIC to take advantage of future investment opportunities.

  ATLANTIC's executive offices are located at Six Piedmont Center, Atlanta, Georgia 30305, and its telephone number is (404) 237-9292. ATLANTIC is a Maryland corporation. Its predecessor was formed in October 1993 as a Delaware corporation, and ATLANTIC was re-formed as a Maryland corporation in April 1994.

                              SUMMARY RISK FACTORS

  PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" PRIOR TO MAKING AN INVESTMENT DECISION REGARDING THE SHARES OFFERED HEREBY. THESE RISKS INCLUDE:

  . The value of ATLANTIC's assets is not based on third-party appraisals;
    therefore, the price of the Shares may be greater than the fair market value of ATLANTIC's portfolio.

  . The ability of Security Capital to exercise significant influence over the business and policies of ATLANTIC due to its ownership of 51.3% of
    the outstanding Shares (which could increase to approximately     % after
    the Offering and the Merger if no Shares are purchased in the Offering), its contractual right to nominate up to three Directors and its contractual right to prior approval over certain matters, including ATLANTIC's operating budget and substantial deviations therefrom.

  . Conflicts of interest between ATLANTIC and other affiliates of Security
    Capital, and the ability of Security Capital to influence decisions regarding agreements with affiliates (which must be reviewed and approved at least annually by ATLANTIC's independent Directors).

  . ATLANTIC's ability to pay future distributions depends on a number of factors, any change in which could affect ATLANTIC's ability to pay future distributions.

  . Risks related to existing and future debt financings of ATLANTIC, such as the possible inability to refinance revolving credit and mortgage indebtedness and possible increases in interest rates.

  . Concentration of communities representing 34.7% of ATLANTIC's pro forma revenues for the three-month period ended March 31, 1997 in the Atlanta, Georgia metropolitan area, which thus may be affected by changes in the economic conditions of that area.

  . Taxation of ATLANTIC as a corporation if it fails to continue to qualify as a REIT for federal income tax purposes, and ATLANTIC's liability for certain federal, state and local taxes on its income and property.

  . The impact of the Merger on ATLANTIC's financial position, including the possibility that the cost of providing REIT and property management services internally will exceed the fees payable to the REIT Manager and SCG Realty Services under the current agreements.

  . Ability of the Board, which is comprised of a majority of independent
    Directors, to change certain policies of ATLANTIC, including investment, financing and distribution policies, without a vote of the shareholders, which could result in policies that do not fully reflect the interests of all shareholders.

  . Limitations on the shareholders' ability to change control of ATLANTIC due to (i) restrictions on ownership of more than 9.8% of the number or value of the outstanding shares of ATLANTIC's stock and possible redemption of shares acquired or voidance of the transfer of shares acquired in excess of 9.8% of the number or value of the outstanding shares of ATLANTIC's stock; (ii) ATLANTIC's shareholder rights plan;
    (iii) ATLANTIC's classified Board; (iv) the Board's ability to reclassify unissued shares of ATLANTIC's stock; and (v) advance notice requirements to nominate Directors or bring other business before annual or special shareholders' meetings.

  . Restrictions associated with tax-exempt bonds used to finance certain communities which require that a certain percentage of units in those communities be occupied by lower-income households.

  . The possible effect on the market price of the Shares of the future sale of a substantial number of Shares.

  . Possible adverse effect of increases in market interest rates on Share prices.

  . Real estate investment considerations, such as (i) the effect of local economic and other conditions on real estate values and the ability of residents to make rental payments, along with the general illiquidity of equity real estate investments, which may limit the ability of ATLANTIC to change its asset base; (ii) the risks inherent in development activities, including the risk that construction may not be completed on schedule; (iii) competition in seeking residents for communities owned, communities for acquisition and land for development; and (iv) risks related to ATLANTIC's current investment in convertible mortgages and to any future investments in mortgages.

  . Potential liability of ATLANTIC for unanticipated or future environmental liabilities and the potential expense of compliance with the Fair Housing Amendments Act of 1988 (the "FHA") and the Americans with Disabilities Act of 1990 (the "ADA").

                       SUMMARY RELATED PARTY TRANSACTIONS

  As more fully described under "Certain Relationships and Transactions", ATLANTIC has entered into the following transactions, in addition to the transactions with affiliates described elsewhere under that caption and throughout this Prospectus:

  . REIT MANAGEMENT AGREEMENT. Pursuant to the REIT Management Agreement, the
    REIT Manager provides various services to ATLANTIC, including strategic and day-to-day management, research, investment analysis, acquisition and due diligence, multifamily community development, asset management, capital markets, asset disposition, legal and accounting services for a fee, which was $3.0 million for the three-month period ended March 31, 1997 and was $10.4 million for the year ended December 31, 1996. The REIT Management Agreement will be terminated upon closing of the Merger.

  . SECURITY CAPITAL INVESTOR AGREEMENT. ATLANTIC and Security Capital are parties to an Investor Agreement, which requires ATLANTIC to obtain Security Capital's approval of certain matters, including ATLANTIC's operating budget and substantial deviations therefrom, certain contracts which contemplate annual payments in excess of $100,000 and acquisitions or sales of assets in excess of $5.0 million. After the Merger, Security Capital will continue to have contractual rights of prior approval and consultation regarding certain matters, including ATLANTIC's operating budget and substantial deviations therefrom, acquisitions or sales of assets in excess of $25.0 million, issuances of securities for less than fair market value, adoption of employee benefit plans and certain incurrences of additional indebtedness. In addition, Security Capital has the contractual right (and after the Merger will continue to have the contractual right) to nominate up to three Directors to the Board, depending upon its level of ownership of Shares.

  . PROPERTY MANAGEMENT COMPANY. SCG Realty Services provides property management services for 93% of ATLANTIC's properties pursuant to agreements which terminate September 30, 1997, subject to earlier termination by ATLANTIC on 30 days' notice, for a fee which was $1.3 million for the three-month period ended March 31, 1997 and was $4.2 million for the year ended December 31, 1996. The property management agreements will be terminated upon closing of the Merger.

  . HOMESTEAD TRANSACTION. In May 1996, ATLANTIC, Security Capital Pacific
    Trust ("PTR"), Security Capital and Homestead entered into a merger agreement, pursuant to which each of ATLANTIC, PTR and Security Capital sold, through a series of merger transactions, all of their respective assets relating to Homestead Village properties to Homestead. ATLANTIC made a cash payment of $16.6 million to Homestead on the closing date and ATLANTIC and PTR entered into funding commitment agreements. The Homestead transaction resulted in ATLANTIC owning 4,201,220 shares of Homestead common stock and 2,818,517 warrants to purchase Homestead common stock (which were subsequently distributed to shareholders). Pursuant to ATLANTIC's funding commitment agreement, ATLANTIC agreed to fund mortgage loans to Homestead of up to $111.1 million in exchange for convertible mortgage notes of up to $98.0 million, of which $56.0 million had been funded through July 21, 1997.

                       SUMMARY CONFLICTS OF INTEREST

  The Merger transaction was initiated and structured by individuals who are executive officers of Security Capital. Although no independent representatives were retained to negotiate the terms of the Merger transaction on behalf of ATLANTIC, the Board created the Special Committee (as defined below), which retained independent financial advisors and legal counsel. Two of the members of the Special Committee, Ned S. Holmes and John M. Richman, own securities of Security Capital. Additionally, certain officers and employees of the REIT Manager and SCG Realty Services (including Constance B. Moore and James C. Potts, Co-Chairmen of ATLANTIC) will receive certain benefits if the Merger is consummated. See "Risk Factors--Conflicts of Interest" and "The Merger Transaction--Interests of Certain Persons in the Merger".

  ATLANTIC currently does not have any employees and relies on the REIT Manager and SCG Realty Services for management services. Two officers of the REIT Manager and its affiliates may have conflicts of interest in allocating their time between ATLANTIC and other affiliates of Security Capital, as may employees of Capital Markets Group and members of a common senior investment committee for the REIT Manager and its affiliates. Also, Security Capital could influence decisions regarding agreements between ATLANTIC and other affiliates of Security Capital (although all such agreements must be reviewed and approved at least annually by ATLANTIC's independent Directors). See "Risk Factors-- Conflicts of Interest".

                              RECENT DEVELOPMENTS

  ATLANTIC's developments in 1996 include:

  . ATLANTIC generated earnings from operations of $33.0 million in 1996, an increase of $13.4 million over 1995. In 1996, ATLANTIC's cash flow from operating activities was $54.4 million as compared to $39.7 million in 1995. ATLANTIC's 34 communities that were fully operational throughout 1996 and 1995 realized an increase in adjusted net operating income of 4.88%. This increase is the result of a 2.76% increase in ATLANTIC's collections and a 0.97% decrease in ATLANTIC's rental expenses. The growth in collections of 2.76% was due principally to an increase in rental rates of 3.17% offset by a decrease in occupancy from 95.6% to 95.3%. In the fourth quarter of 1996, ATLANTIC's collections growth slowed to 1.00% over the fourth quarter of 1995 (a 2.38% increase in rental rates offset by a decrease in occupancy from 96.0% to 95.0%). These fourth quarter decreases are principally due to demand and supply imbalances in certain of ATLANTIC's primary target market cities. See "Business--Strategy for Cash Flow and Distribution Growth--"Same Store' Growth". This strong net operating income growth from the same store portfolio generated 30% of ATLANTIC's funds from operations growth, and the positive impact of acquisitions completed in 1996 generated an additional 29% of funds from operations growth. The remaining 41% of growth in funds from operations was produced by the stabilization of new development communities. The contribution to funds from operations growth from developments occurred even though ATLANTIC had an average of $168.4 million of assets under development or in lease-up during 1996. As these communities in lease-up begin to reach stabilization in 1997 and subsequent years, they are expected to add significantly to ATLANTIC's long-term performance. For a description of how ATLANTIC calculates funds from operations and certain limitations in the use of funds from operations as a performance measure, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Funds from Operations".

  . The development of moderate income multifamily communities continues to be a major component of ATLANTIC's investment strategy. During 1996, ATLANTIC commenced construction of 2,815 units at a total expected investment cost of $164.4 million. Of that total, 51.8% were moderate income communities. During 1996, three developed communities (one of which was a moderate income community) representing a total expected investment cost of $43.0 million achieved stabilization, adding 804 units to ATLANTIC's stabilized portfolio.

  . ATLANTIC continues to take advantage of attractive investment opportunities throughout its southeastern target market. During 1996, ATLANTIC acquired 13 communities consisting of 3,556 units, representing a total expected investment cost of $171.7 million. ATLANTIC is currently in negotiations for the acquisition of approximately $25.2 million of multifamily communities; however, there can be no assurance that any of these acquisitions will be completed.

  . ATLANTIC is implementing a portfolio and asset optimization strategy pursuant to which it may from time to time dispose of communities that are no longer consistent with its long-term investment objectives and redeploy the proceeds into strategic acquisitions and developments, preferably through tax-deferred exchanges. During 1996, ATLANTIC completed the disposition of four communities, realizing an aggregate gain of $6.7 million on aggregate proceeds of $64.2 million.

  . In May 1996, ATLANTIC closed a private placement of Shares that raised a total of $249.3 million of net proceeds. The completion of this private placement further enhanced the strength of ATLANTIC's balance sheet. Proceeds from the private placement were used to fund investment activities and repay borrowings under ATLANTIC's $350 million line of credit.

  . On October 17, 1996, ATLANTIC sold its Homestead Village properties to a newly formed company, Homestead, and entered into a funding commitment agreement to fund the development of certain of such properties in exchange for Homestead common stock and warrants that ATLANTIC subsequently distributed to its shareholders. On a fully funded and converted basis, ATLANTIC will own 15.35% of Homestead's common stock (assuming no further equity offerings by Homestead, conversion of all convertible mortgage notes and exercise of all outstanding warrants) as a result of its obligation to fund mortgage loans to Homestead of up to $111.1 million in exchange for convertible mortgage notes of up to $98.0 million, which are expected to contribute significantly to ATLANTIC's future growth. Homestead's common stock and warrants trade on the American Stock Exchange (the "ASE") under the symbols "HSD" and "HSD.W", respectively. See "Certain Relationships and Transactions--Homestead Transaction" and "--Funding Commitment Agreement".

  . ATLANTIC closed its initial public offering on October 18, 1996, raising net proceeds of $110.0 million from the sale of 4,940,000 Shares at a price of $24.00 per Share (before adjusting for the Homestead
    Distribution described below).

  . During 1996, ATLANTIC's Share price increased from $23.00 (based on the offering price for a private offering conducted from November 1995 to May
    1996) to $24.50 (based on the closing price on the NYSE on December 31,
    1996). In addition, shareholders received total cash distributions of $1.65 per Share in 1996 and a special distribution of 0.110875 shares of Homestead common stock and warrants to purchase 0.074384 shares of Homestead common stock per Share (the "Homestead Distribution"). The securities distributed in the Homestead Distribution had a market value of $2.67 per Share based on the closing prices of such securities on the ASE on November 11, 1996, the day prior to the distribution date. See "Price Range of ATLANTIC Shares and Distributions".

  ATLANTIC's developments in 1997 include:

  . ATLANTIC generated earnings from operations of $10.2 million in the three-month period ended March 31, 1997, an increase of $3.5 million over the same period in 1996. For the three-month period ended March 31, 1997, ATLANTIC's cash flow from operating activities was $16.9 million as compared to $12.3 million for the same period in 1996. ATLANTIC's 50 communities that were fully operational throughout the first quarter of 1997 and 1996 realized an increase in adjusted net operating income of 5.72%. This increase is the result of a 2.42% increase in ATLANTIC's collections and a 2.43% decrease in ATLANTIC's rental expenses. The growth in collections of 2.42% was due principally to an increase in rental rates of 2.47% offset by a decrease in occupancy from 94.6% to 94.4%. The occupancy decrease is principally due to demand and supply imbalances in certain of ATLANTIC's primary target market cities. While ATLANTIC continues to experience increases in collections, demand and supply imbalances have resulted in collections growth at a slower rate than the 2.76% growth rate experienced in 1996. See "Business--Strategy for Cash Flow and Distribution Growth--"Same Store' Growth". This strong net operating income growth from the same store portfolio generated 32% of ATLANTIC's funds from operations growth, and the positive impact of acquisitions generated an additional 39%. The remaining 29% of growth in funds from operations was produced by new development communities. The contribution to funds from operations growth from developments occurred even though ATLANTIC had an average of $229.6 million of assets under development or in lease-up during the first quarter of 1997. As these communities in lease-up begin to reach stabilization in 1997 and subsequent years, they are expected to add significantly to ATLANTIC's long-term performance. For a description of how ATLANTIC calculates funds from operations and certain limitations in the use of funds from operations as a performance measure, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Funds from Operations".

  . The development of moderate income multifamily communities continues to be a major component of ATLANTIC's investment strategy. During the first quarter of 1997, ATLANTIC commenced construction of 668 units at a total expected investment cost of $42.9 million. Of that total, 50.4% were moderate income communities. Also during the first quarter of 1997, developed communities representing a total expected investment cost of $20.8 million achieved stabilization, adding 408 units to ATLANTIC's stabilized portfolio. During this period, ATLANTIC's moderate income communities outperformed ATLANTIC's product types as a whole.

  . ATLANTIC closed a second public offering on April 16, 1997, raising net proceeds of $80.5 million from the sale of 4,000,000 Shares at $21.50 per Share and closed on the overallotment option on May 14, 1997, raising additional net proceeds of $1.5 million from the sale of 77,200 Shares at $21.50 per Share. The proceeds from the offerings were used to repay borrowings under ATLANTIC's $350 million unsecured line of credit. At July 21, 1997, ATLANTIC had 41,968,780 Shares outstanding. ATLANTIC's long-term debt as a percentage of total long-term undepreciated book capitalization (the sum of long-term debt and shareholders' equity after adding back accumulated depreciation) was 16.9% at March 31, 1997 on an historical basis and 25.5% at March 31, 1997 on a pro forma basis as adjusted to give effect to the Merger, ATLANTIC's April 1997 public offering of Shares and the proposed Note Offering and Preferred Share Offering (both as defined below) and the application of the proceeds therefrom. As of July 21, 1997, $254.8 million of borrowings were outstanding under the line of credit.

                           OPERATING CHARACTERISTICS

  ATLANTIC believes that its future growth will be driven by the following operating characteristics:

  . STRONG PRIMARY TARGET MARKET. ATLANTIC believes the southeastern United
    States is geographically and economically diverse and, therefore, ATLANTIC has a strong primary target market in which to seek future growth. Although 34.7% of ATLANTIC's pro forma revenues for the three-month period ended March 31, 1997 were derived from the Atlanta, Georgia metropolitan area, as ATLANTIC continues to develop and acquire new communities outside of Atlanta, it expects the percentage of its revenues derived from communities located in Atlanta to decline. ATLANTIC's primary target market cities are Atlanta, Georgia; Birmingham, Alabama; Charlotte, North Carolina; Jacksonville, Florida; Nashville, Tennessee; Orlando, Florida; Raleigh, North Carolina; Richmond, Virginia; Southeast Florida (which includes Ft. Lauderdale and West Palm Beach); Tampa, Florida; and Washington, D.C. Based on forecasts published by Woods & Poole Economics, Inc., the projected population growth in ATLANTIC's primary target market cities is 34.5% for the years 1997 through 2016, whereas the projected population growth of the United States as a whole for the same period is 16.8%. For the same period, job growth is projected to be 31.2% in ATLANTIC's primary target market cities, compared to 20.8% for the United States as a whole. Depending on the level of new construction starts by other multifamily developers, ATLANTIC believes that the anticipated population and job growth in its primary target market cities should contribute to ATLANTIC's objective of long-term sustainable growth in cash flow. See "Business--Highly Focused Business Strategy Grounded in Research" and "--ATLANTIC's Operating System--Development of Moderate Income Communities".

  . EXPERIENCED MANAGEMENT TEAM. The REIT Manager and SCG Realty Services provide ATLANTIC with both strategic and day-to-day management, including research, investment analysis, acquisition and due diligence, development, property management, capital markets, accounting and legal services. Through the REIT Management Agreement and the property management agreements, ATLANTIC has access to services which provide ATLANTIC with the same resources as a fully integrated operating company. ATLANTIC's four senior executives have an average of 24 years of industry experience developing and managing multifamily communities, thus providing ATLANTIC with several senior officers with the leadership, operational, investment and financial skills and experience to oversee the operations of ATLANTIC, although ATLANTIC's future operations will depend, in part, on ATLANTIC's ability to continue to retain and attract experienced personnel. See "The Merger Transaction".

  . RESEARCH AND DEVELOPMENT. ATLANTIC is dedicated to ongoing research and development. ATLANTIC utilizes Security Capital Real Estate Research Group Incorporated ("Security Capital Real Estate Research"), an affiliate of the REIT Manager, to conduct comprehensive evaluations of its target market on a submarket-by-submarket basis to identify those submarkets and product types that present better prospects for long-term cash flow growth. These evaluations, combined with ATLANTIC's extensive market experience in the southeastern United States, enable ATLANTIC to identify submarkets that offer continued opportunities for long-term cash flow growth. In addition to market research, considerable resources are devoted to product research. The REIT Manager and SCG Realty Services continually evaluate and refine ATLANTIC's multifamily communities to incorporate technologies and designs that will enhance long-term livability for its residents. ATLANTIC believes that its research-based investment strategy differs from other multifamily REITs in that the REIT Manager and SCG Realty Services and their respective affiliates have dedicated personnel who conduct comprehensive proprietary evaluations of ATLANTIC's target market on a submarket-by-submarket basis taking into account 24 key variables that ATLANTIC has identified as having the greatest impact on multifamily operating performance. A few of these variables include market demand analysis, detailed supply evaluations of each submarket and other economic and demographic data.

  . DEVELOPMENT OF MODERATE INCOME COMMUNITIES. At June 30, 1997, ATLANTIC's portfolio consisted of seven upper middle income communities with a total expected investment cost of $133.0 million, 37 middle income communities with a total expected investment cost of $577.6 million and 49 moderate income communities with a total expected investment cost of $714.7 million. ATLANTIC focuses primarily on moderate income communities (targeted to residents earning 65% to 90% of a submarket's median household income, who comprise one of the largest segments of the renter population). In 1997, approximately 71.6% of development starts and approximately 62.2% of ATLANTIC's total development activities are expected to constitute moderate income communities, based on total budgeted development cost. Based on ATLANTIC's review of information filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding other REITs in ATLANTIC's primary target market and other publicly available data, ATLANTIC believes that few other REITs in its primary target market currently focus on the moderate income segment. Moreover, based on ATLANTIC's proprietary information regarding available land parcels and construction starts in its primary target market, ATLANTIC believes that less than 10% of the 1995 and 1996 multifamily starts in ATLANTIC's primary target market cities constituted moderate income product. Consequently, ATLANTIC believes that the moderate income segment is a significantly underserved market with limited competition. In ATLANTIC's experience, moderate income residents are typically longer-term residents because they often lack the financial resources required to purchase single-family homes. As a result, resident turnover is often lower in ATLANTIC's moderate income communities than in its upper middle income or middle income communities. The total cost of refurbishing and re-leasing a unit ranges from $700 to $1,500; therefore, reducing resident turnover can have a material impact on an asset's profitability. Due to market fundamentals and the operating characteristics of moderate income communities, ATLANTIC believes that this product category offers better prospects for long-term cash flow growth.

  . OPPORTUNISTIC ACQUISITIONS. It is often advantageous for ATLANTIC to acquire existing multifamily communities in markets that are expected to experience favorable growth in rents and income. In many cases, communities can be acquired and redeveloped at prices well below the cost to build a comparable community in the same area. The REIT Manager thoroughly analyzes and evaluates potential community acquisitions throughout ATLANTIC's target market which, together with ATLANTIC's access to capital, provides ATLANTIC with a competitive advantage in acquiring multifamily assets. From its inception on October 26, 1993 to June 30, 1997, ATLANTIC had completed acquisitions with a total expected investment cost of $980.6 million.

  . HIGH QUALITY PORTFOLIO. At June 30, 1997, ATLANTIC's portfolio of multifamily communities consisted of 49.9% of stabilized operating communities, 18.8% of pre-stabilized operating communities and 31.3% of communities under development, based on total expected investment cost. See "Business--ATLANTIC's Operating System--Acquired Communities". As the development communities are completed and the pre-stabilized communities achieve stabilization, they are expected to contribute significantly to ATLANTIC's objective of long-term sustainable growth in cash flow. ATLANTIC's operating communities (excluding communities in lease-up) were 94.8% leased at June 30, 1997. ATLANTIC had 50 communities that were fully operating throughout the first quarter of 1996 and the first quarter of 1997. These 50 "same store" communities, representing 52.1% of ATLANTIC's portfolio, generated an increase in adjusted net operating income of 5.72% in the first quarter of 1997 as compared to the first quarter of 1996. This increase is the result of a 2.42% increase in ATLANTIC's collections and a 2.43% decrease in ATLANTIC's rental expenses. The growth in collections of 2.42% was due principally to an increase in rental rates of 2.47% offset by a decrease in occupancy from 94.6% to 94.4%. In the fourth quarter of 1996, ATLANTIC's collections growth slowed to 1.00% over the fourth quarter of 1995 (a 2.38% increase in rental rates and a decrease in occupancy from 96.0% to 95.0%). These fourth quarter decreases are principally due to demand and supply imbalances in certain of ATLANTIC's primary target market cities. ATLANTIC believes that the performance of its operating portfolio and its same store portfolio noted above reflects the quality of its portfolio and the strength of its primary target market.

  . PORTFOLIO AND ASSET OPTIMIZATION. ATLANTIC develops and acquires communities with a view to effective long-term ownership and operation. REIT Management actively reviews ATLANTIC's asset base. These reviews generate operating and capital plans and, with guidance from its affiliate, Security Capital Real Estate Research, help ATLANTIC to identify submarkets and product types that it believes will generate above average long-term growth opportunities. Under its portfolio and asset optimization program, ATLANTIC may from time to time dispose of assets that no longer meet its long-term investment objectives and redeploy the proceeds, preferably through tax-deferred exchanges, into assets with better prospects for cash flow growth. ATLANTIC's portfolio and asset optimization strategy is based on the premise that it has a finite amount of investment capital and that this capital should be deployed where it can produce maximum long-term sustainable cash flow growth. From inception through June 30, 1997, ATLANTIC disposed of eight operating communities aggregating 2,140 units.

  . RESOURCES AND EXPERIENCE OF PRINCIPAL SHAREHOLDER. Security Capital,
    ATLANTIC's largest shareholder and the owner of the REIT Manager, owns 51.3% of ATLANTIC's outstanding Shares. ATLANTIC benefits from the substantial resources available to it through its affiliation with Security Capital, including capital markets, research, accounting and legal services. See "The Merger Transaction". To provide for a wider distribution of ownership and greater liquidity, Security Capital has advised ATLANTIC that it intends, over time, to allow its ownership interest in ATLANTIC to fall to between 40% and 50% as ATLANTIC conducts equity offerings, which is consistent with its ownership interests in the other operating companies in which Security Capital invests.

  . CONSERVATIVE BALANCE SHEET STRATEGY. ATLANTIC has a conservative balance sheet strategy. Long-term debt as a percentage of total long-term undepreciated book capitalization was 16.9% at March 31, 1997 on an historical basis and 25.5% at March 31, 1997 on a pro forma basis as adjusted to give effect to the Merger, ATLANTIC's April 1997 public offering of Shares and the proposed Note Offering and Preferred Share Offering and the application of the proceeds therefrom. In the future, ATLANTIC intends to access the public equity and debt markets and to issue long-term, fixed-rate, fully amortizing unsecured corporate debt, which will limit ATLANTIC's exposure to floating rate or balloon financing. However, there can be no assurance that ATLANTIC will be able to complete such offerings. To the extent ATLANTIC issues additional Shares to the public in future offerings, the interests of ATLANTIC's current shareholders will be diluted. ATLANTIC's $350 million unsecured line of credit enables ATLANTIC to take advantage of investment opportunities in its target market without investing significant funds in short-term investments between securities offerings. At July 21, 1997, $254.8 million of borrowings were outstanding under the line of credit and such outstanding borrowings are expected to be approximately $ million at the closing of the Offering. This conservative balance sheet strategy is expected to provide ATLANTIC with significant incremental debt capacity and allow ATLANTIC to take advantage of future investment opportunities on a non-dilutive basis, contributing to ATLANTIC's objective of long-term growth in cash flow. ATLANTIC's senior unsecured debt has been rated BBB by Standard & Poor's Rating Services and Duff & Phelps Credit Rating Co.

                             TAX STATUS OF ATLANTIC

  ATLANTIC has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), effective for the taxable year ended December 31, 1994. As a REIT, ATLANTIC generally will not be taxed on income it currently distributes to its shareholders so long as it distributes at least 95% of its taxable income currently. REITs are subject to a number of organizational and operational requirements. Even if ATLANTIC continues to qualify for taxation as a REIT, ATLANTIC will be subject to certain federal, state and local taxes on its income and property. Based upon certain representations of ATLANTIC with respect to the facts as set forth and explained in "Federal Income Tax Considerations", in the opinion of Mayer, Brown & Platt, counsel to ATLANTIC, ATLANTIC has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ended December 31, 1994, and its proposed method of operation described in this Prospectus and as represented by management will enable it to satisfy the requirements for such qualification. See "Federal Income Tax Considerations", "The Offering--Certain Federal Income Tax Considerations Regarding the Offering" and "Risk Factors--Tax Liabilities as a Consequence of the Failure to Qualify as a REIT" for a discussion of all material tax consequences of an investment in the Shares of ATLANTIC.

                             TERMS OF THE OFFERING

Securities Offered....................           Rights, exercisable for an
                                       aggregate of           Shares.

Subscription Right....................
                                       One Right per Share issued as a
                                       dividend to each holder of Shares on
                                       the Record Date.       Rights entitle
                                       the holder to purchase one Share at the
                                       Subscription Price. See "The Offering".

Oversubscription Privilege............
                                       A holder of Shares on the Record Date
                                       who validly exercises all of such
                                       shareholder's Rights may also
                                       oversubscribe, at the Subscription
                                       Price, for additional Shares. Only
                                       holders of Shares on the Record Date
                                       will be entitled to the
                                       Oversubscription Privilege. See "The
                                       Offering--Oversubscription Privilege".

Third Party Sales..................... Simultaneously with the offering of
                                       Shares to Rights holders, Capital
                                       Markets Group will act as placement
                                       agent to sell Unsubscribed Shares to
                                       third parties on a best efforts basis,
                                       at the Subscription Price. See "The
                                       Offering--Unsubscribed Shares and Third
                                       Party Sales".

Expiration Date.......................               , 1997 at 5:00 p.m.,
                                       Eastern Daylight Time, or such later
                                       date as ATLANTIC may determine in its
                                       sole discretion. After such time, the
                                       Rights will become void and have no
                                       value.

Subscription Price.................... $      per Share.

Closing Price of the Shares on the
 NYSE on March 24, 1997 (the day
 prior to announcement of the
 Offering and the Merger).............
                                       $22 1/4 per Share.

Closing Price of the Shares on the
 NYSE on       , 1997.................
                                       $      per Share.

Transferability of Rights............. The Rights are transferable until their expiration, subject to certain
                                       limitations, and may be traded on the
                                       NYSE only up to the close of the NYSE
                                       on               , 1997, the business
                                       day preceding the Expiration Date. See
                                       "The Offering--Method of Transferring
                                       Rights".

Subscription Agent...............      BankBoston, N.A.
                                       Corporate Reorganization
                                       Mail Stop 45-02-53
                                       150 Royall Street
                                       Canton, Massachusetts 02021

Shares Outstanding Before the
 Offering and the Merger..............
                                       41,968,780

Shares Outstanding After the Offering
 and the Merger.......................

Use of Proceeds....................... The Offering is intended to provide funds for the retirement of certain
                                       revolving credit debt. See "Use of
                                       Proceeds".

                             THE MERGER TRANSACTION

  In January 1997, Security Capital made a proposal to the Board that Security Capital exchange the REIT Manager and SCG Realty Services for Shares, with the result that ATLANTIC would become an internally managed REIT. On March 18, 1997, a special committee of independent Directors of the Board (the "Special Committee") recommended that the Board approve the Merger subject to definitive documentation. Following the meeting of the Special Committee, the full Board approved the Merger Agreement and the Merger. On March 24, 1997, ATLANTIC and Security Capital entered into a Merger and Issuance Agreement (the "Merger Agreement"), which is subject to customary conditions, including the approval of ATLANTIC's shareholders, pursuant to which Security Capital will cause the REIT Manager and SCG Realty Services to be merged into a newly formed subsidiary of ATLANTIC (the "Merger"). The employees of the REIT Manager and SCG Realty Services will become employees of ATLANTIC as a result of the Merger. In exchange for the transfer of those businesses, ATLANTIC will issue
to Security Capital     Shares valued at approximately $54.6 million. See "The
Merger Transaction".

  The number of Shares issuable to Security Capital in the Merger was based on the average closing price of the Shares on the NYSE over the five-day period prior to the record date for determining ATLANTIC's shareholders entitled to vote at the meeting in connection with the Merger (which was the same as the Record Date for the Rights dividend). The average closing price of the Shares
over the five-day period prior to the Record Date was $           per Share.
The Subscription Price for the Offering is equal to   % of such average price.
The Offering is designed to allow ATLANTIC's shareholders (other than Security Capital) the opportunity to maintain (and, to the extent a shareholder successfully oversubscribes for Shares pursuant to the Oversubscription Privilege, to increase) their relative ownership in ATLANTIC by purchasing additional Shares at a price which is below the price at which Security Capital is receiving Shares in the Merger. Security Capital has agreed that it will not exercise its Rights to purchase additional Shares and that it will not sell its Rights. See "The Offering--Principal Shareholder".

  In addition to the Offering, as part of the Merger transaction, Security Capital will issue warrants having an aggregate exercise price of $46,926,322 pro rata to ATLANTIC's shareholders, other than Security Capital (the "Warrant Issuance"), each to acquire one share of Security Capital's Class B common stock, par value $.01 per share (the "Class B Stock"), after the closing of the Merger and the Offering. See "The Merger Transaction". The Warrant Issuance is being made in order to induce holders of Shares to vote in favor of the Merger transaction, to broaden Security Capital's shareholder base, to enable Security Capital to raise additional equity capital at a relatively low cost through exercises of warrants and to enable Security Capital to raise additional equity capital in the long run by preserving and enhancing its goodwill with the shareholders of ATLANTIC. Prospective investors are advised that ATLANTIC believes that a shareholder receiving warrants pursuant to the Warrant Issuance should have ordinary taxable income equal to the value of the warrants on the Warrant Issuance date. See "Federal Income Tax Considerations--Tax Considerations Regarding the Merger".

  The Board believes that the Merger will result in an enhancement to shareholder value. Currently, ATLANTIC pays a fee to the REIT Manager based on a fixed percentage of ATLANTIC's cash flow (as defined) which increases proportionately as ATLANTIC adds assets. The Board believes that ATLANTIC has reached a sufficient size to realize economies of scale by internalizing the management function since ATLANTIC will have sufficient depth of management and personnel such that additional assets can be acquired, developed and managed without a significant increase in personnel or other costs. These economies of scale should result in an increase in the level of growth in funds from operations. The Board believes that the Merger will further benefit ATLANTIC's long-term performance as follows:

  . The Merger will position ATLANTIC to pursue possible acquisitions of other REITs in a more effective manner.

  . Investors and analysts will view an internally managed structure more favorably since ATLANTIC's costs, after capitalization of qualifying acquisition and development costs in accordance with GAAP, will be more comparable to other multifamily REITs. These acquisition and development activities are currently provided by the REIT Manager and paid for as part of the REIT Management fee, which fee is expensed by ATLANTIC. Management believes that the increased comparability, in addition to the opportunity for increased funds from operations growth due to the economies of scale, as discussed above, will result in a higher multiple on ATLANTIC's funds from operations and an enhancement to shareholder value.

  . As a consequence of the REIT Manager's and SCG Realty Services' personnel becoming full-time employees of ATLANTIC, they will be able to more closely relate the results of their efforts to ATLANTIC's performance.

  . The Merger is expected to be viewed positively by the rating agencies, which could have a positive impact on ATLANTIC's future debt cost.

  The following are certain potential detriments of the Merger:

  . Since the number of Shares issuable to Security Capital in the Merger is fixed, the value of those Shares at the time the Merger is completed may be greater than the value placed on the operations of the REIT Manager and SCG Realty Services by the Board.

  . The Warrant Issuance will be taxable to holders of Shares.

  . The REIT Manager and SCG Realty Services have not been profitable. The fees paid by ATLANTIC for the REIT Manager's and SCG Realty Services' services in 1996 were approximately $655,000 less than the direct costs and indirect costs incurred by Security Capital in providing these services.

  . The Merger transaction would result in ATLANTIC recording higher administrative expenses related to the internalization of the management function in lieu of paying a fee to the REIT Manager and SCG Realty Services. Security Capital has anticipated that ATLANTIC would incur approximately $15.5 million of additional administrative expenses in 1998 by internalizing the management function. Of these expenses, an amount which is subject to a maximum limit of $3.7 million for 1998, is expected to be purchased from Security Capital under an administrative services agreement. See "The Merger Transaction--Relationship with Security Capital After the Merger--Administrative Services Agreement". ATLANTIC would, however, no longer pay estimated REIT Management and property management fees of $22.2 million in 1998. The increased administrative costs of internalizing the management function may be greater than anticipated and no assurance can be given that the cost to ATLANTIC of providing such services internally will not exceed the fees payable to the REIT Manager and SCG Realty Services under the current agreements.


  . Although the Merger is expected to be immediately accretive to ATLANTIC's funds from operations, the Merger may not result in a corresponding increase in the price at which Shares trade on the NYSE.

  The Merger transaction was initiated and structured by individuals who are executive officers of Security Capital. Although no independent representatives were retained to negotiate the terms of the Merger transaction on behalf of ATLANTIC, the Board created the Special Committee, which retained independent financial advisors and legal counsel. Two of the members of the Special Committee, Ned S. Holmes and John M. Richman, own securities of Security Capital. Additionally, certain officers and employees of the REIT Manager and SCG Realty Services (including Constance B. Moore and James C. Potts, Co-Chairmen of ATLANTIC) will receive certain benefits if the Merger is consummated. See "Risk Factors--Conflicts of Interests" and "The Merger Transaction--Interests of Certain Persons in the Merger".

  For a more complete description of the Merger, see "The Merger Transaction". For a discussion of certain tax consequences of the Merger and the related transactions, see "Federal Income Tax Considerations--Tax Considerations Regarding the Merger".

                    PREFERRED SHARE AND NOTE OFFERINGS

  In addition to the Offering, ATLANTIC has proposed to offer its preferred stock and unsecured senior debt securities to the public, because of ATLANTIC's desire to further reduce outstanding borrowings under its unsecured line of credit. The Offering is in no way conditioned on or related to such other offerings. The proceeds from such other offerings will be used for the same purposes as the proceeds from the Offering.

  ATLANTIC has proposed to offer approximately $50 million (which may be increased or decreased subject to market conditions) (the "Preferred Share Offering") of its shares of Series A Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series A Preferred Shares"). Holders of the Series A Preferred Shares will be entitled to receive cumulative preferential cash distributions at the rate specified in the Articles Supplementary relating thereto. The Series A Preferred Shares will be redeemable after a specified date by ATLANTIC for cash at the redemption price specified in the Articles Supplementary relating thereto, plus all accrued and unpaid distributions. In addition, the Series A Preferred Shares will be redeemable by ATLANTIC in order to preserve ATLANTIC's status as a REIT. Subject to certain exceptions, the Holders of Series A Preferred Shares will have no voting rights. The Series A Preferred Shares will not be convertible into or exchangeable for any other property or securities of ATLANTIC. See "Preferred Share and Note Offerings-- Preferred Share Offering".

  ATLANTIC has proposed to offer approximately $150 million (which may be increased or decreased subject to market conditions) (the "Note Offering") of its unsecured senior debt securities (the "Notes"). The Notes will be direct, senior unsecured obligations of ATLANTIC and will rank equally with all other unsecured and unsubordinated indebtedness of ATLANTIC from time to time outstanding. The Notes will bear interest at stated rates, payable semiannually in arrears. Installments of equal principal amounts will be paid in each year on the Notes beginning in a specified year, so that the Notes will amortize beginning in such year. The Notes will be redeemable at any time at the option of ATLANTIC, in whole or in part, at a redemption price equal to the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date plus the make-whole amount, if any. See "Preferred Share and Note Offerings--Note Offering".

                             ATLANTIC'S COMMUNITIES

  The information in the following table is as of March 31, 1997, except total expected investment which is as of June 30, 1997 (dollar amounts in thousands). Additional information on ATLANTIC's communities is contained in Schedule III, Real Estate and Depreciation, in ATLANTIC's financial statements.

                                                              TOTAL
                          PERCENTAGE          ATLANTIC      EXPECTED
                          LEASED(1)  UNITS  INVESTMENT(2) INVESTMENT(2)
                          ---------- ------ ------------- -------------
COMMUNITIES OWNED AS OF
MARCH 31, 1997:
OPERATING COMMUNITIES:
MID-ATLANTIC:
 Charlotte, North
  Carolina...............    91.3%    1,144    $56,890      $ 58,214
 Greenville, South
  Carolina...............    96.2       234     11,092        11,126
 Memphis, Tennessee......    91.5     1,152     41,957        42,784
 Nashville, Tennessee....    93.3       740     34,378        34,598
 Raleigh, North Carolina.    92.5     1,348     66,476        68,426
 Richmond, Virginia......    95.8       560     29,686        29,832
 Washington, D.C.........    94.9       936     62,767        63,136
                             ----    ------    -------      --------
    Subtotals/Average--
     Mid-Atlantic........    93.0     6,114    303,246       308,116
                             ----    ------    -------      --------
SOUTH ATLANTIC:
 Atlanta, Georgia........    93.9     6,165    334,013       336,813
 Birmingham, Alabama.....    94.4       998     49,474        50,608
 Ft. Lauderdale/W. Palm
  Beach, Florida.........    95.8     2,036     97,823        99,110
 Ft. Myers, Florida......    95.7       397     13,885        14,063
 Jacksonville, Florida...    94.6       522     28,464        30,103
 Miami, Florida..........    93.6       264      8,655         8,655
 Orlando, Florida........    95.0       886     41,285        41,889
 Sarasota, Florida.......    93.5       432     24,206        24,426
 Tampa, Florida..........    97.3     1,427     55,294        56,284
                             ----    ------    -------      --------
    Subtotals/Average--
     South Atlantic......    94.7    13,127    653,099       661,951
                             ----    ------    -------      --------
      Subtotals/Average--
       Operating
       Communities.......    94.1    19,241    956,345       970,067
                             ----    ------    -------      --------
COMMUNITIES UNDER
 CONSTRUCTION:
MID-ATLANTIC:
 Charlotte, North
  Carolina...............     N/A       286     10,762        17,495
 Nashville, Tennessee....     N/A       452     13,696        23,887
 Raleigh, North Carolina.     N/A       612     32,492        34,758
 Richmond, Virginia......     N/A       592     18,714        38,772
 Washington, D.C.........     N/A       948     67,259        69,240
                             ----    ------    -------      --------
    Subtotals--Mid-
     Atlantic............     N/A     2,890    142,923       184,152
                             ----    ------    -------      --------
SOUTH ATLANTIC:
 Atlanta, Georgia........     N/A       628     23,190        42,396
 Birmingham, Alabama.....     N/A       372     14,981        21,644
 Ft. Lauderdale/W. Palm
  Beach, Florida.........     N/A       452     15,329        32,171
 Jacksonville, Florida...     N/A       909     40,349        51,238
                             ----    ------    -------      --------
    Subtotals--South
     Atlantic............     N/A     2,361     93,849       147,449
                             ----    ------    -------      --------
      Subtotals--
       Communities Under
       Construction......     N/A     5,251    236,772       331,601
                             ----    ------    -------      --------

                                                                       TOTAL
                                  PERCENTAGE           ATLANTIC      EXPECTED
                                  LEASED(1)  UNITS   INVESTMENT(2) INVESTMENT(2)
                                  ---------- ------  ------------- -------------
COMMUNITIES IN PLANNING AND
 OWNED:
MID-ATLANTIC:
 Charlotte, North Carolina......      N/A       212   $    1,652    $   12,066
 Richmond, Virginia.............      N/A       408        3,366        25,030
                                     ----    ------   ----------    ----------
    Subtotals--Mid-Atlantic.....      N/A       620        5,018        37,096
                                     ----    ------   ----------    ----------
SOUTH ATLANTIC:
 Atlanta, Georgia...............      N/A       488        6,595        35,903
 Jacksonville, Florida..........      N/A       200        1,416        10,500
                                     ----    ------   ----------    ----------
    Subtotals--South Atlantic...      N/A       688        8,011        46,403
                                     ----    ------   ----------    ----------
      Subtotals--Communities In
       Planning and Owned.......      N/A     1,308       13,029        83,499
                                     ----    ------   ----------    ----------
LAND HELD FOR FUTURE MULTIFAMILY
 DEVELOPMENT ...................      N/A       --         2,083           --
                                     ----    ------   ----------    ----------
        Total Communities Owned
         at
         March 31, 1997.........     94.1%   25,800    1,208,229     1,385,167
                                     ----    ------   ----------    ----------
COMMUNITIES ACQUIRED FROM MARCH
 31, 1997 TO JUNE 30, 1997:
COMMUNITIES IN PLANNING AND
 OWNED:
MID-ATLANTIC:
 Raleigh, North Carolina........      N/A       332          --         19,051
                                     ----    ------   ----------    ----------
SOUTH ATLANTIC:
 Ft. Lauderdale/West Palm Beach,
  Florida.......................      N/A       340          --         24,569
 Orlando, Florida...............      N/A       120          --          8,936
                                     ----    ------   ----------    ----------
    Subtotal--South Atlantic....      N/A       460          --         33,505
                                     ----    ------   ----------    ----------
        Total Communities
         Acquired From March 31,
         1997 to June 30, 1997..      N/A       792          --         52,556
                                     ----    ------   ----------    ----------
COMMUNITIES DISPOSED OF FROM
 MARCH 31, 1997 TO JUNE 30,
 1997:
OPERATING COMMUNITIES:
SOUTH ATLANTIC:
 Miami, Florida.................      N/A      (264)      (8,655)       (8,655)
 Tampa, Florida.................      N/A       (96)      (3,788)       (3,805)
                                     ----    ------   ----------    ----------
        Total Communities
         Disposed of from March
         31, 1997 to June 30,
         1997...................      N/A      (360)     (12,443)      (12,460)
                                     ----    ------   ----------    ----------
        Total Communities Owned
         at
         June 30, 1997..........     94.1%   26,232   $1,195,786    $1,425,263
                                     ====    ======   ==========    ==========

  Additionally, at June 30, 1997, ATLANTIC had land in planning and under control for the development of 3,406 units with a total budgeted development cost of $222.8 million. The term "in planning" means that construction is anticipated to commence within 12 months. The term "under control" means that ATLANTIC has an exclusive right (through contingent contract or letter of intent) during a contractually agreed-upon time period to acquire land for future development of multifamily communities, subject to removal of contingencies during the due diligence process, but does not currently own the land. There can be no assurance that such land will be acquired. The unit and total budgeted development cost information for these communities is based on management's best estimates of the cost upon completion of these communities.

--------
 (1) Represents the percentage leased for fully operating communities.

 (2) ATLANTIC investment represents cost through March 31, 1997. For operating communities, total expected investment represents cost through June 30, 1997 plus budgeted renovations at June 30, 1997. For communities under construction and in planning, total expected investment represents cost through June 30, 1997 plus additional budgeted development expenditures at June 30, 1997, which include the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period. The term "in planning" means that construction is anticipated to commence within 12 months.

                     SUMMARY SELECTED FINANCIAL INFORMATION

  The following table sets forth selected financial information on a pro forma basis for ATLANTIC (the "Pro Forma Financial Results") as of and for the three-month period ended March 31, 1997 and the year ended December 31, 1996 and on an historical basis for ATLANTIC (the "Historical Financial Results") as of and for the three-month period ended March 31, 1997 and the years ended December 31, 1996, 1995 and 1994 and the period from inception (October 26, 1993) through December 31, 1993. Such selected financial information is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included in this Prospectus. The Pro Forma Financial Results are not necessarily indicative of what the actual financial position and results of operations of ATLANTIC would have been as of and for the periods indicated, nor do they purport to represent the financial position and results of operations for future periods.

                         PRO FORMA(1)  HISTORICAL  PRO FORMA(1)                 HISTORICAL
                         ------------ ------------ ------------ -------------------------------------------
                         THREE-MONTH  THREE-MONTH
                            PERIOD       PERIOD                              PERIOD ENDED
                            ENDED        ENDED      YEAR ENDED               DECEMBER 31,
                          MARCH 31,    MARCH 31,   DECEMBER 31, ---------------------------------------
                             1997         1997         1996        1996      1995      1994    1993(2)
                         ------------ ------------ ------------ ---------- --------- --------- --------
                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATIONS SUMMARY:
 Rental income..........   $ 39,715    $   39,715   $  148,361  $  137,729 $ 103,634 $  55,071 $    156
 Homestead Convertible
  Mortgages interest
  income................        185           185          --          --        --        --       --
 Property management
  fees paid to
  affiliate.............        --          1,280          --        4,208     3,475     1,536      --
 Property management
  fees paid to third
  parties...............        232           232          971         971       591       661      --
 Interest expense.......      2,893         4,761       12,219      16,181    19,042     9,240      --
 REIT management fee
  paid to affiliate.....        --          3,029          --       10,445     6,923     3,671       12
 General and
  administrative
  expenses..............      1,751           265        5,923         673       646       266        1
 Net earnings before
  extraordinary item....     13,258        10,178       45,306      42,569    19,639     9,926       38
 Extraordinary item--
  loss on early
  extinguishment of
  debt..................        --            --           --        3,940       --        --       --
 Series A Preferred
  Share dividends.......      1,125           --         4,500         --        --        --       --
 Net earnings
  attributable to
  Shares................     12,133        10,178       40,806      38,629    19,639     9,926       38
 Net earnings per Share
  before extraordinary
  item..................       0.27          0.27         1.01        1.33      0.89      0.81     0.13
 Net earnings
  attributable to Shares
  per Share.............       0.27          0.27         1.01        1.21      0.89      0.81 $   0.13
 Cash distributions
  declared and paid.....     14,778        14,778       53,064      53,064    35,119    14,648      --
 Cash distributions
  declared and paid per
  Share.................   $   0.39    $     0.39   $     1.65  $     1.65 $    1.60 $    1.20 $    --
 Weighted-average Shares
  outstanding...........     44,241        37,892       40,246      32,028    21,944    12,227      286

                           PRO FORMA(3)                      HISTORICAL
                           ------------ ----------------------------------------------------
                                                                  DECEMBER 31,
                            MARCH 31,    MARCH 31,   ---------------------------------------
                               1997         1997        1996      1995      1994      1993
                           ------------ ------------ ---------- --------- --------- --------
                                                    (IN THOUSANDS)
FINANCIAL POSITION:
 Real estate, at cost...    $1,208,229   $1,208,229  $1,157,235 $ 888,928 $ 631,260 $ 31,005
 Total assets...........     1,210,645    1,204,231   1,135,065   885,824   637,846   31,850
 Line of credit(4)......        21,020      295,250     228,000   190,000   153,000      --
 Long-term debt.........       150,000          --          --        --        --       --
 Mortgages payable......       155,418      155,418     155,790   118,524   107,347      --
 Total liabilities......       367,043      489,511     436,423   328,886   271,216      178
 Total shareholders'
  equity................    $  843,602   $  714,720  $  698,642 $ 556,938 $ 366,630 $ 31,672
 Number of Shares
  outstanding...........        44,241       37,892      37,892    27,763    18,567    1,582

                          PRO FORMA(1) HISTORICAL  PRO FORMA(1)                HISTORICAL
                          ------------ ----------- ------------ --------------------------------------------
                          THREE-MONTH  THREE-MONTH
                             PERIOD      PERIOD                             PERIOD ENDED
                             ENDED        ENDED     YEAR ENDED              DECEMBER 31,
                           MARCH 31,    MARCH 31,  DECEMBER 31, ---------------------------------------
                              1997        1997         1996       1996      1995       1994     1993(2)
                          ------------ ----------- ------------ --------  ---------  ---------  -------
                                                        (IN THOUSANDS)
OTHER DATA:
 Net earnings
  attributable to
  Shares................    $12,133      $10,178     $ 40,806   $ 38,629  $  19,639  $   9,926  $    38
 Add (Deduct):
 Real estate
  depreciation..........      6,132        6,132       22,534     20,824     15,925      8,770       28
 Amortization related to
  Homestead convertible
  mortgages.............        (20)         (20)         --         --         --         --       --
 Gain (loss) on
  disposition of real
  estate................        --           --           --      (6,732)       --         --       --
 Gain on sale of
  Homestead Assets......        --           --           --      (2,839)       --         --       --
 Provision for possible
  loss on investments...        200          200        2,500      2,500        --         --       --
 Extraordinary item--
  loss on early
  extinguishment of
  debt..................        --           --           --       3,940        --         --       --
                            -------      -------     --------   --------  ---------  ---------  -------
 Funds from
  operations(5).........    $18,445      $16,490     $ 65,840   $ 56,322  $  35,564  $  18,696  $    66
 Net cash provided
  (used) by operating
  activities............     19,804       16,913       69,685     54,356     39,732     23,564     (492)
 Net cash used by
  investing activities..    (70,486)     (69,354)    (291,476)  (287,418)  (235,149)  (390,077) (31,005)
 Net cash provided by
  financing activities..    $50,733      $52,055     $226,026   $230,907  $ 195,649  $ 372,638  $31,634

--------

(1) The pro forma condensed statements of earnings reflect: (i) the Merger,
    (ii) the sale of the Homestead Village properties and subsequent distribution of Homestead securities on November 12, 1996, (iii) the acquisition and disposition of communities acquired or disposed of subsequent to January 1, 1996 and related assumptions of mortgage debt and
    (iv) the sale of Shares subsequent to January 1, 1996 (including the sale of Shares on April 10, 1997) and the proposed Note Offering and Preferred Share Offering and the related repayments on ATLANTIC's $350 million unsecured line of credit as if all of these transactions had occurred on January 1, 1996.
(2) For the period from inception (October 26, 1993) to December 31, 1993.

(3) The pro forma condensed balance sheet reflects: (i) the Merger, (ii) the sale of Shares on April 10, 1997 and (iii) the proposed Note Offering and Preferred Share Offering and the related repayments on ATLANTIC's $350 million unsecured line of credit as if all of these transactions had occurred as of March 31, 1997.

(4) At July 21, 1997, ATLANTIC had $254.8 million of outstanding borrowings under its $350 million unsecured line of credit and such outstanding
    borrowings are expected to be approximately $      million at the closing
    of the Offering.

(5) Funds from operations represents net earnings computed in accordance with GAAP, excluding gains (or losses) from real estate transactions, provisions for possible losses, extraordinary items and real estate depreciation. ATLANTIC believes that funds from operations is helpful to a reader as a measure of the performance of any equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides a reader with an indication of the ability of ATLANTIC to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations should not be considered as an alternative to net earnings or any other GAAP measurement of performance as an indicator of ATLANTIC's operating performance or as an alternative to cash flows from operating, investing or financing activities as a measure of liquidity. On January 1, 1996, ATLANTIC adopted the National Association of Real Estate Investments Trusts' ("NAREIT") revised definition of funds from operations. Under this more conservative definition, loan cost amortization is not added back to net earnings in determining funds from operations. For comparability, funds from operations for the periods prior to January 1, 1996 give effect to the revised definition. The funds from operations measure presented by ATLANTIC, while consistent with the NAREIT definition, will not be comparable to similarly titled measures of other REITs which do not compute funds from operations in a manner consistent with ATLANTIC. Funds from operations is not intended to represent cash made available to shareholders. Cash distributions paid to shareholders is presented in the table above.

                         RECENT OPERATING RESULTS

  The following table sets forth ATLANTIC's preliminary unaudited operating results for the six months ended June 30, 1997 and 1996. These operating results are not necessarily indicative of the results to be expected for the entire year.

                                                              SIX MONTHS
                                                            ENDED JUNE 30,
                                                          --------------------
                                                            1997       1996
                                                          ---------  ---------
                                                            (IN THOUSANDS,
                                                           EXCEPT PER SHARE
                                                                 DATA)
Rental income............................................ $  80,822  $  63,685
Net earnings.............................................    22,008     16,397
Net earnings per Share...................................      0.56       0.56
Cash distributions declared and paid per Share........... $    0.78  $    0.84
Weighted-average Shares outstanding......................    39,569     29,085
Reconciliation of net earnings to funds from operations:
  Net earnings........................................... $  22,008  $  16,397
  Add (deduct):
    Real estate depreciation.............................    12,583      9,597
    Amortization related to Homestead convertible
     mortgages...........................................      (101)       --
    Gain on disposition of real estate...................      (259)      (662)
    Provision for possible loss on investments...........       200        --
                                                          ---------  ---------
  Funds from operations(5)............................... $  34,431  $  25,332
Net cash provided by operating activities................    35,624     26,839
Net cash used by investing activities....................  (138,347)  (130,587)
Net cash provided by financing activities................ $ 101,245  $ 101,779

--------

See footnotes above.

                                 RISK FACTORS

  Prospective investors should carefully consider, among other factors, the matters described below.

LACK OF INDEPENDENT VALUATION OF ASSETS

  The value of ATLANTIC has not been determined on a community-by-community basis because ATLANTIC is an ongoing business enterprise. Accordingly, no appraisals, independent valuations or fairness opinions from a financial point of view of the communities have been obtained in connection with the valuation of ATLANTIC. Furthermore, the valuation of ATLANTIC is not based upon the historical cost of assets or the current market value thereof. Therefore, the price of the Shares may be greater than the fair market value of ATLANTIC's portfolio.

SIGNIFICANT INFLUENCE OF PRINCIPAL SHAREHOLDER

  At July 21, 1997, Security Capital beneficially owned approximately 51.3% of the issued and outstanding Shares. As a result, Security Capital currently controls approximately 51.3% of the vote on matters submitted for ATLANTIC shareholder action, including the Merger. No other shareholder may hold more than 9.8% of the shares of ATLANTIC. Security Capital has the contractual right (and after the Merger will continue to have the contractual right) to nominate up to three directors to the Board, depending upon its level of ownership of Shares, as follows: (i) so long as Security Capital owns at least 10% but less than 25% of the outstanding Shares, it will be entitled to nominate one person; and (ii) so long as Security Capital owns at least 25% of the outstanding Shares, it will be entitled to nominate that number of persons as shall bear approximately the same ratio to the total number of members of the Board as the number of Shares beneficially owned by Security Capital bears to the total number of outstanding Shares, provided that Security Capital shall be entitled to designate no more than three persons so long as the Board consists of no more than seven members. The directors so elected are in a position to exercise control or significant influence over the affairs of ATLANTIC if they act together. Security Capital's ownership could increase
from approximately 51.3% to approximately   % after the Offering and the
Merger if no Shares are purchased in the Offering, and would remain at approximately 51.3% if the Offering is fully subscribed. Additionally, after the Merger, Security Capital will continue to have contractual rights of prior approval and consultation regarding certain important matters, including ATLANTIC's operating budget and substantial deviations therefrom, acquisitions or sales of assets in excess of $25.0 million, issuances of securities for less than fair market value, adoption of employee benefit plans, and certain incurrences of additional indebtedness. See "The Merger Transaction-- Relationship with Security Capital After the Merger--Investor Agreement". To provide for a wider distribution of ownership and greater liquidity, Security Capital has advised ATLANTIC that it intends, over time, to allow its ownership interest in ATLANTIC to fall to between 40% and 50% as ATLANTIC conducts equity offerings, which is consistent with its ownership interests in the other operating companies in which Security Capital invests.

CONFLICTS OF INTEREST

  ATLANTIC currently does not have any employees and relies on the REIT Manager for all strategic and day-to-day management services and SCG Realty Services to provide property management services for approximately 93% of ATLANTIC's multifamily communities. Two officers of the REIT Manager and its affiliates (Jeffrey A. Klopf, Senior Vice President of Security Capital, ATLANTIC and the REIT Manager (securities offerings, corporate acquisitions and legal) and Ariel Amir, Vice President of Security Capital (securities offerings, corporate acquisitions and legal)) may have conflicts of interest in allocating their time and efforts between activities on behalf of ATLANTIC and other activities of the REIT Manager's affiliates. Affiliates of the REIT Manager also provide management services to PTR, a NYSE-listed REIT which focuses on multifamily communities in the western United States, and Security Capital Industrial Trust ("SCI"), a NYSE-listed REIT which focuses on industrial real estate in the United States. Capital Markets Group, Security Capital's registered broker-dealer affiliate, devotes a substantial portion of its time to these other REITs,

Homestead, an ASE-listed real estate company which focuses on extended-stay facilities in the United States, and Security Capital. Messrs. Klopf and Amir provide centralized securities offering, corporate acquisition and legal services to ATLANTIC and other affiliated real estate companies, including PTR, SCI, Homestead and Security Capital, and, as a result, do not focus their full efforts and attention on ATLANTIC. In addition, the REIT Manager and its affiliates share a common senior investment committee, which approves all acquisition and development proposals before they are submitted to the respective REIT boards for approval and therefore members of this senior investment committee do not focus their full efforts and attention on ATLANTIC. PTR acquires multifamily communities but operates in a different market than ATLANTIC. See "Policies With Respect to Certain Activities--Conflict of Interest Policies" and "--Policies Applicable to the REIT Manager and Officers and Directors of ATLANTIC".

  Ned S. Holmes, a Director of ATLANTIC, is also Chairman and President of Parkway Investments/Texas Inc., President and Chief Executive Officer of Laing Properties, Inc. ("Laing") and an executive officer of certain of Laing's affiliates. Laing and its affiliates engage in the acquisition, development and management of multifamily communities and Mr. Holmes may therefore have conflicts of interest in presenting acquisition or development opportunities to ATLANTIC.

  The owner of the REIT Manager, Security Capital, is ATLANTIC's principal shareholder, and Security Capital could influence decisions regarding the REIT Management Agreement, property management agreements between ATLANTIC and SCG Realty Services and fees relating to such agreements. Although all agreements with the REIT Manager and SCG Realty Services must be reviewed and approved at least annually by ATLANTIC's independent Directors, no assurance of arm's-length negotiations can be given. See "The Merger Transaction" for a description of an agreement that ATLANTIC has entered into with Security Capital to merge the REIT Manager and SCG Realty Services into a newly formed subsidiary of ATLANTIC in exchange for Shares. For a description of the Amended and Restated Investor Agreement which will take effect upon consummation of the Merger, see "The Merger Transaction--Relationship with Security Capital After the Merger--Investor Agreement".

RISK OF INABILITY TO PAY FUTURE DISTRIBUTIONS

  ATLANTIC's ability to pay future distributions depends on a number of factors, including factors relating to the future operations of ATLANTIC. These factors include, among other things, continued community occupancy, capital expenditures and other costs relating to ATLANTIC's existing communities. Some of the factors described above are beyond the control of ATLANTIC, and a change in any such factor could affect ATLANTIC's ability to pay future distributions. Hence, no assurance can be given as to ATLANTIC's ability to pay future distributions. See "Price Range of ATLANTIC Shares and Distributions".

BORROWING RISKS

 Debt Financing Risks

  To the extent it or its subsidiaries incur debt, such as the Notes, ATLANTIC will be subject to the risks associated with debt financing, including the risks that ATLANTIC's cash flow from operations will be insufficient to meet required payments of principal and interest, that ATLANTIC will be unable to refinance its unsecured revolving line of credit or current or future mortgage indebtedness on its communities, that the terms of such refinancings will not be as favorable as the terms of existing indebtedness and that ATLANTIC will be unable to make necessary capital expenditures for such purposes as renovations and releasing units due to lack of available funds. If a community is mortgaged to secure payment of indebtedness and ATLANTIC is unable to meet mortgage payments, the community could be transferred to the mortgagee with a consequent loss of income and asset value to ATLANTIC. As of March 31, 1997, 21.4% of ATLANTIC's real estate assets, at cost, were encumbered by debt. Approximately $121.4 million of ATLANTIC's tax-exempt mortgage debt at March 31, 1997 was included in a credit enhancement agreement with the Federal National Mortgage Association ("FNMA"). The credit enhancement agreement is effectively cross-collateralized with respect to the $207.5 million of communities pledged under the agreement as of March 31, 1997 and ATLANTIC's $350 million unsecured line of credit agreement contains cross-default provisions with respect to defaults relating to in excess of $25.0 million of ATLANTIC's outstanding debt. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Investing and Financing Activities". ATLANTIC's policy will be to generally arrange unsecured, fully amortizing, fixed rate long-term debt, such as the Notes. See "Policies With Respect to Certain Activities-- Financing Policies" and "Note Offering".

 Variable Interest Rate Risk

  ATLANTIC has interest rate swap agreements covering all of its variable interest rate mortgage debt and $100 million of borrowings under its $350 million unsecured line of credit, effectively mitigating its variable interest rate exposure. ATLANTIC's variable interest rate exposure is limited to the line of credit borrowings not covered by an interest rate swap agreement ($154.8 million at July 21, 1997). See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Investing and Financing Activities". Increases in interest rates could increase ATLANTIC's interest expense, which would adversely affect ATLANTIC's funds from operations.

CONCENTRATION OF ATLANTIC'S COMMUNITIES IN ATLANTA

  As of March 31, 1997, ATLANTIC's portfolio included $363.8 million of communities, based on cost, that are located in the Atlanta, Georgia metropolitan area, representing 34.7% of pro forma revenues for the three-month period ended March 31, 1997, and thus may be affected by changes in the economic conditions of that area. See "ATLANTIC Communities--Geographic Distribution". Conditions in the Atlanta market, including the possibility of an economic downturn due to the completion of the 1996 Summer Olympic Games or otherwise, could adversely affect cash flows.

TAX LIABILITIES AS A CONSEQUENCE OF THE FAILURE TO QUALIFY AS A REIT

  ATLANTIC has elected to be taxed as a REIT under the Code, commencing with its taxable year ended December 31, 1994. A qualified REIT generally is not taxed on income it distributes to its shareholders as long as it distributes at least 95% of its taxable income currently and it meets certain other qualification requirements. No assurance can be given that ATLANTIC will remain qualified as a REIT. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the rules applicable to ATLANTIC with respect to qualification as a REIT or the federal income tax consequences of such qualification.

  If ATLANTIC fails to continue to qualify as a REIT, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, ATLANTIC will be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. The additional tax could significantly reduce cash flows. See "Federal Income Tax Considerations".

IMPACT OF MERGER ON ATLANTIC'S FINANCIAL POSITION

  To date ATLANTIC has incurred a REIT Management fee and property management fee for services provided by Security Capital. After completion of the Merger, ATLANTIC will no longer pay a REIT Management or property management fee; instead, it will directly incur the operating and related costs for the professionals (currently 100 professionals) and property-level and support personnel (currently 450 persons) employed by the REIT Manager and SCG Realty Services. The REIT Manager and SCG Realty Services have not been profitable. The fees paid by ATLANTIC for the REIT Manager's and SCG Realty Services' services in 1996 were approximately $655,000 less than the direct and indirect costs incurred by Security Capital in providing these services. See "The
Merger Transaction". The Board believes that ATLANTIC has reached a sufficient size to realize economies of scale by internalizing the management function since ATLANTIC will have sufficient depth of management and personnel such that additional assets can be acquired, developed and managed without a significant increase in personnel or other costs. In addition, as a result of the Merger, ATLANTIC will capitalize qualifying acquisition and development costs. In doing so, ATLANTIC will be able to match the incurrence of costs associated with ATLANTIC's acquisition or development of communities with the revenue generated by these communities. However, no assurance can be given that the cost to ATLANTIC of providing such services internally will not exceed the fees that would be payable to the REIT Manager and SCG Realty Services under the current agreements.

CHANGES IN ATLANTIC'S POLICIES WITHOUT SHAREHOLDER APPROVAL

  The major policies of ATLANTIC, including its policies with respect to investments, financing, growth, debt capitalization, REIT qualification and distributions, are determined by the Board without the approval of ATLANTIC's shareholders. Although it has no present intention to do so, the Board may amend or revise these and other policies from time to time without a vote of the shareholders of ATLANTIC. See "Policies With Respect to Certain Activities". Accordingly, shareholders will have limited control over changes in policies of ATLANTIC.

LIMITATIONS ON ACQUISITION OF SHARES AND CHANGE IN CONTROL

 9.8% Ownership Limit

  In order to maintain its qualification as a REIT, not more than 50% in value of the outstanding shares of ATLANTIC's stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). Pursuant to the constructive ownership rules, Security Capital's ownership of Shares is attributed to its shareholders for purposes of the 50% test. ATLANTIC's 9.8% share ownership limit for shareholders other than Security Capital may have the effect of delaying or preventing a change in control of ATLANTIC without the consent of the Board even if a change in control were in the shareholders' interests and may also (i) deter tender offers for the Shares, which offers may be advantageous to shareholders, and
(ii) limit the opportunity for shareholders to receive a premium for their Shares that might otherwise exist if an investor were attempting to acquire in excess of 9.8% of the outstanding shares of ATLANTIC's stock or otherwise effect a change in control of ATLANTIC. See "Description of Stock--Restriction on Size of Holdings of Shares".

 Preferred Share Purchase Rights

  On March 12, 1996, the Board declared a dividend of one preferred share purchase right (a "Purchase Right") for each Share outstanding. Each purchaser of a Share subsequent to March 12, 1996 (including purchasers of Shares in the Offering) will also receive a Purchase Right with each Share purchased. Each Purchase Right entitles the holder, under certain circumstances, to purchase from ATLANTIC two one-hundredths of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Participating Preferred Shares"), at a price of $40 per one one-hundredth of a Participating Preferred Share, subject to adjustment. Purchase Rights are exercisable when a person or group of persons (except for Security Capital and other affiliates of ATLANTIC) acquires 20% or more of the outstanding shares or announces a tender offer for 25% or more of the outstanding shares. Under certain circumstances, each Purchase Right entitles the holder to purchase, at the Purchase Right's then-current subscription price, a number of Shares having a market value of twice the Purchase Right's subscription price. The acquisition of ATLANTIC pursuant to certain mergers or other business transactions would entitle each holder to purchase, at the Purchase Right's then-current subscription price, a number of the acquiring company's common shares having a market value at that time equal to twice the Purchase Right's subscription price. The Purchase Rights held by certain 20% shareholders (except for Security Capital and other affiliates of ATLANTIC) would not be exercisable.

  The Purchase Rights may have the effect of delaying or preventing a change in control of ATLANTIC without the consent of the Board by causing substantial dilution to a person or group that attempts an acquisition without negotiating with the Board, even if a change in control were in the shareholders' interests and may also adversely affect the voting and other rights of shareholders. See "Description of Stock--Purchase Rights".

 Classified Board

  The Board has been divided into three classes of Directors. The terms of the classes will expire in 1998, 1999 and 2000, respectively. Beginning in 1998, as the term of a class expires, Directors for that class will be elected for a three-year term and the Directors in the other two classes will continue in office.

 ATLANTIC's Ability to Issue Preferred Stock

  ATLANTIC's Charter authorizes the Board to reclassify any unissued shares of ATLANTIC's stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption. See "Description of Stock-- General" and "--Preferred Stock". Except as described above under "--Preferred Share Purchase Rights", no such shares have been so reclassified to date. However, ATLANTIC may issue Series A Preferred Shares in the Preferred Share Offering. See "Preferred Share Offering".

 Advance Notice Requirements for Shareholder Proposals

  For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder, ATLANTIC's Bylaws require such shareholder to deliver a notice to the Secretary, absent specified circumstances, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting setting forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors pursuant to Regulation 14A of the Exchange Act; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of such shareholder as it appears on ATLANTIC's books and of such beneficial owner and (b) the number of Shares which are owned beneficially and of record by such shareholder and such beneficial owner, if any.

  The classified Board, the issuance of preferred stock and the advance notice provisions discussed in the preceding paragraphs each could have the effect of delaying or preventing a change in control of ATLANTIC even if a change in control were in the shareholders' interests.

POSSIBLE ADVERSE CONSEQUENCE OF LIMITS ON OWNERSHIP OF SHARES

  As noted above under "--Limitations on Acquisition of Shares and Change in Control", under the REIT tax rules, not more than 50% in value of the outstanding shares of ATLANTIC's stock may be owned, directly or indirectly, by five or fewer individuals. ATLANTIC's Charter restricts the ownership of more than 9.8% of the number or value of the outstanding shares of ATLANTIC's stock by any single shareholder. The ownership limitation does not apply to Security Capital. See "Certain Relationships and Transactions--Security Capital Investor Agreement". The Board, in its sole discretion, may waive this restriction if it is satisfied that ownership in excess of this limit will not jeopardize ATLANTIC's status as a REIT. See "Description of Stock--Restriction on Size of Holdings of Shares" for additional information regarding the ownership limit.

EFFECT ON SHARE PRICE OF SHARES AVAILABLE FOR FUTURE SALE

  Sales of a substantial number of Shares, or the perception that such sales could occur, could adversely affect the prevailing market price for the Shares. At July 21, 1997, ATLANTIC had 41,968,780 Shares issued and outstanding, which were held of record by approximately 300 persons. All such Shares may be sold in the public market pursuant to registration rights or available exemptions from registration. See "Shares Available for Future Sale". No prediction can be made regarding the effect of future sales of Shares on the market prices of Shares.

RESTRICTIONS ASSOCIATED WITH ATLANTIC'S TAX-EXEMPT BOND FINANCINGS

  ATLANTIC's portfolio includes communities which require that 20% of their units be occupied by households whose income does not exceed 80% of the median household income of the submarket in which the property is located; over 50% of the households in such communities met such requirements in December 1996. There can be no assurance that each community will continue to meet such requirements in the future, in which case ATLANTIC may be required to refinance the tax-exempt bonds used to finance such community.

EFFECT OF MARKET INTEREST RATES ON SHARE PRICES

  One of the factors that may influence the price of the Shares in public markets will be the annual yield on the price paid for Shares from distributions by ATLANTIC. Thus, an increase in market interest rates may lead purchasers of Shares to demand a higher annual yield, which could adversely affect the market price of the Shares.

ATLANTIC'S REAL ESTATE INVESTMENT RISKS

 General

  Real property investments are subject to varying degrees of risk. Real estate cash flows and values are affected by a number of factors, including changes in the general economic climate, local conditions (such as an oversupply of multifamily communities or a reduction in rental demand in an area), the quality and philosophy of management, competition from other available multifamily communities and the ability of the owner to provide adequate maintenance and insurance and to control operating costs. Although ATLANTIC seeks to minimize these risks through the REIT Manager's market research and management capabilities, these risks cannot be eliminated entirely. Real estate cash flows and values are also affected by such factors as government regulations, including zoning and tax laws, interest rate levels, the availability of financing and potential liability under, and changes in, environmental and other laws. Since a significant portion of ATLANTIC's income will be derived from rental income from real property, ATLANTIC's income and distributable cash flow would be adversely affected if a significant number of ATLANTIC's residents were unable to meet their obligations to ATLANTIC, or if ATLANTIC were unable to lease, on economically favorable terms, a significant number of units in its multifamily communities.

  Equity real estate investments are relatively illiquid and therefore may tend to limit the ability of ATLANTIC to react promptly to changes in economic or other conditions. In addition, certain significant expenditures associated with equity investments (such as mortgage payments, real estate taxes and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investments. Like other REITs, ATLANTIC must comply with safe harbor rules which enable a REIT to avoid punitive taxation. Thus, ATLANTIC's ability to sell assets to change its asset base is restricted by tax rules which impose holding periods for assets and potential disqualification as a REIT upon certain asset sales.

 Risks of Real Estate Development

  ATLANTIC has developed or commenced development of 8,865 multifamily units and expects to develop additional multifamily units in the future. See "Business--ATLANTIC's Operating System--Developed Communities". Real estate development involves significant risks in addition to those involved in the ownership and operation of established multifamily communities, including the risks that financing, if needed, may not be available on favorable terms for development projects, that construction may not be completed on schedule (resulting in increased debt service expense and construction costs) and that communities may not be leased on profitable terms. Timely construction may be adversely affected by local weather, local or national strikes and by local or national shortages in materials, insulation, building supplies and energy and fuel for equipment. ATLANTIC intends to finance future development with cash on hand or revolving credit borrowings (which ATLANTIC expects to repay with proceeds from sales of long-term debt or equity securities); however, until such communities are developed and leased, they will not generate any cash flow to ATLANTIC.

 Land Use and Zoning Considerations

  Governmental authorities at the federal, state and local levels are actively involved in the promulgation and enforcement of regulations relating to land use and zoning restrictions. Regulations may be promulgated which could have the effect of restricting or curtailing certain uses of existing structures or requiring that such structures be renovated or altered in some fashion. The establishment of such regulations could have the effect of increasing the expenses and lowering the profitability of any of the communities affected thereby.

 Risks of Investments in Mortgages

  Although ATLANTIC's current policy is not to invest in mortgages unrelated to its communities, ATLANTIC may invest in mortgages in connection with the construction and development of new multifamily communities for ATLANTIC by third parties. See "Policies With Respect to Certain Activities--Investment Policies". Pursuant to a funding commitment agreement entered into in connection with the Homestead transaction, ATLANTIC has invested and will invest in convertible mortgage notes issued by Homestead. See "Certain Relationships and Transactions--Homestead Transaction" and "--Funding Commitment Agreement". In addition, ATLANTIC from time to time will invest in mortgage loans to Atlantic Development Services Incorporated ("Atlantic Development Services"), an entity in which ATLANTIC owns substantially all of the economic interest, to fund the acquisition and development of certain communities that meet ATLANTIC's investment criteria. See "Business--ATLANTIC's Operating System--Developed Communities". Mortgage investments are subject to certain risks, including that borrowers may not be able to make debt service payments or pay principal when due, that the value of mortgaged property may be less than the amounts owed, and that interest rates payable on the mortgages may be lower than ATLANTIC's cost of funds. If ATLANTIC invested in mortgages and if any of the above occurred, cash flows could be adversely affected.

 Uninsured Loss

  ATLANTIC will initially carry comprehensive liability, fire, flood, earthquake, extended coverage and rental loss insurance with respect to its communities with policy specifications and insured limits customarily carried for similar communities. See "Business--Insurance Coverage". There are, however, certain types of losses that may be either uninsurable or not economically insurable. Should an uninsured loss occur, ATLANTIC could lose both its capital invested in and anticipated profits from one or more communities.

 Competition

  There are numerous commercial developers, real estate companies and other owners of real estate that compete with ATLANTIC in seeking land for development, communities for acquisition and disposition and residents for communities. All of ATLANTIC's multifamily communities are located in developed areas that include other multifamily communities. The number of competitive multifamily communities in a particular area could have a material adverse effect on ATLANTIC's ability to lease apartment units and on the rents charged. As noted above, ATLANTIC has a concentration of communities in Atlanta, Georgia. In addition, other forms of single family and multifamily residential communities provide housing alternatives to residents and potential residents of ATLANTIC's multifamily communities. See "Business--Competition" for a discussion of certain economic characteristics and relevant trends in ATLANTIC's primary target markets.

REGULATORY COMPLIANCE RISKS

 Possible Liability Relating to Environmental Laws

  Under various federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, under or in its property. The costs of removal or remediation of such substances could be substantial. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such hazardous or toxic substances. The presence of such substances may adversely affect the owner's ability to sell or rent such real estate or to borrow using such real estate as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain environmental laws impose liability for the release of asbestos-containing materials into the air, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injuries associated with such materials, and prescribe specific methods for the removal and disposal of such materials, which may result in increased costs in connection with renovations at ATLANTIC's communities.

  ATLANTIC has not been notified by any governmental authority of any non-compliance, liability or other claim in connection with any of its communities owned or being acquired at June 30, 1997, and ATLANTIC is not aware of any environmental condition with respect to any of its communities that is likely to be material. ATLANTIC has subjected each of its communities to a Phase I environmental assessment (which does not involve invasive procedures such as soil sampling or ground water analysis) by independent consultants. While some of these assessments have led to further investigation and sampling, none of the environmental assessments has revealed, nor is ATLANTIC aware of, any environmental liability (including asbestos-related liability) that ATLANTIC believes would have a material adverse effect on its business, financial condition or results of operations. No assurance can be given, however, that these assessments and investigations reveal all potential environmental liabilities, that no prior owner or operator created any material environmental condition not known to ATLANTIC or the independent consultants or that future uses and conditions (including, without limitation, resident actions or changes in applicable environmental laws and regulations) will not result in unreimbursed costs relating to environmental liabilities. See "Business-- Environmental Matters".

 Compliance With the Fair Housing Amendments Act of 1988

   FHA requires multifamily communities first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the FHA could result in the imposition of fines or an award of damages to private litigants. ATLANTIC believes that its communities that are subject to the FHA are in compliance with such law.

 Compliance With the Americans with Disabilities Act of 1990

  ATLANTIC's communities and any newly developed or acquired multifamily communities must comply with Title III of the ADA to the extent that such communities are "public accommodations" and/or "commercial facilities" as defined by the ADA. Compliance with the ADA requirements requires that public accommodations "reasonably accommodate" individuals with disabilities, which includes removal of structural barriers to handicapped access in certain public areas of ATLANTIC's communities, where such removal is readily achievable, and that new construction or alterations made to "commercial facilities" conform to accessibility guidelines, unless "structurally impracticable" for new construction or in excess of 20% of the cost of the alteration for existing structures. The ADA does not, however, consider multifamily residential communities, such as ATLANTIC's communities, to be public accommodations or commercial facilities except to the extent portions of such communities, such as a leasing office, are open to the public. ATLANTIC believes that its communities comply with all present requirements under the ADA and applicable state laws. Noncompliance with the ADA could result in the imposition of injunctive relief, fines or an award of damages.

 Changes in Laws

  Increased costs resulting from increases in real estate, income or transfer taxes or other governmental requirements generally may not be passed through directly to residents, inhibiting ATLANTIC's ability to recover such increased costs. Substantial increases in rents, as a result of such increased costs, may affect residents' ability to pay rent, causing increased vacancy. In addition, changes in laws increasing potential liability for environmental conditions or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures.

                                USE OF PROCEEDS

  The net proceeds to ATLANTIC from the sale of the Shares offered hereby are
expected to be approximately $     million. The net proceeds of the Offering
will be used to retire revolving credit debt which was incurred for (i) the acquisition and development of multifamily communities, (ii) capital improvements to communities, (iii) fundings under ATLANTIC's funding commitment agreement with Homestead and (iv) general corporate purposes. At July 21, 1997, ATLANTIC had $254.8 million of outstanding borrowings under its $350 million unsecured line of credit with Morgan Guaranty Trust Company of New York ("MGT"), as agent for a syndicate of banks, and such outstanding
borrowings are expected to be approximately $      million at the closing of
the Offering. Borrowings under the line of credit bear interest at prime (8.5% at July 21, 1997) or, at ATLANTIC's option, LIBOR plus 1.125% (6.8125% at July 21, 1997). See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Line of Credit".

                                CAPITALIZATION

  The following table sets forth the capitalization of ATLANTIC at March 31, 1997 and as adjusted to give effect to the Merger, the Offering and ATLANTIC's April 1997 public offering of Shares and the proposed Note Offering and Preferred Share Offering and the application of the proceeds therefrom. The table should be read in conjunction with the financial statements of ATLANTIC included herein.

                                                          MARCH 31, 1997
                                                       ---------------------
                                                                      AS
                                                       HISTORICAL  ADJUSTED
                                                       ---------- ----------
                                                            (DOLLARS IN
                                                            THOUSANDS)
Mortgage notes payable................................  $155,418  $  155,418
Long-term unsecured debt..............................       --      150,000
Shareholders' equity:
  Series A Preferred Shares (liquidation preference
   $25.00 per share); 2,000,000 shares issued.........       --       50,000
  Shares; 250,000,000 Shares authorized; 37,891,580
   Shares issued; 44,280,580 Shares issued as
   adjusted...........................................       379         442(1)
  Additional paid-in capital..........................   747,640     878,222(1)
  Unrealized gains on Homestead convertible mortgages.     5,900       5,900
  Distributions in excess of net earnings.............   (39,199)    (39,199)
                                                        --------  ----------
    Total shareholders' equity........................  $714,720  $  895,365
                                                        --------  ----------
    Total capitalization(2)...........................  $870,138  $1,200,783
                                                        ========  ==========

--------
(1) For purposes of this table, the entire Offering proceeds are reflected as additional paid-in capital.
(2) Does not include borrowings under ATLANTIC's $350 million unsecured line of credit. At March 31, 1997, $295.3 million of borrowings were outstanding under the line of credit. On an as adjusted basis, there will be no outstanding borrowings under the line of credit and surplus proceeds from the Offering of $30.8 million which will be used for future acquisitions and developments of multifamily communities.

               PRICE RANGE OF ATLANTIC SHARES AND DISTRIBUTIONS

  The Shares are listed on the NYSE under the symbol "SCA". On July 21, 1997, ATLANTIC had 41,968,780 Shares issued and outstanding, which were held of record by approximately 300 shareholders. The Shares commenced trading on the NYSE on October 15, 1996 and the high and low sales prices of the Shares as reported in the NYSE Composite Tape were $24 5/8 and $20 7/8, respectively, for the fourth quarter of 1996 (as adjusted for the Homestead Distribution described below), and were $26 1/2 and $22, respectively, for the first quarter of 1997, $24 1/8 and $20 3/4, respectively, for the second quarter of 1997 and $23 13/16 and $22 1/4, respectively, for the third quarter of 1997 (through July 21). The following table sets forth ATLANTIC's cash distributions per Share for the periods indicated.

                                                                       CASH
                                                                   DISTRIBUTIONS
                                                                     PER SHARE
                                                                   -------------
1995:
  First Quarter...................................................     $0.40
  Second Quarter..................................................      0.40
  Third Quarter...................................................      0.40
  Fourth Quarter..................................................      0.40
                                                                       -----
                                                                       $1.60
                                                                       =====
1996:
  First Quarter...................................................     $0.42
  Second Quarter..................................................      0.42
  Third Quarter...................................................      0.42
  Fourth Quarter..................................................      0.39(1)
                                                                       -----
                                                                       $1.65
                                                                       =====
1997:
  First Quarter...................................................     $0.39
  Second Quarter..................................................      0.39
  Third Quarter...................................................      0.39(2)

--------
(1) In light of the Homestead transaction and ATLANTIC's initial public offering, the Board adjusted the distribution in the fourth quarter of 1996.

(2) Declared on July 21, 1997 and payable on August 26, 1997 to holders of record of Shares on August 12, 1997.

  In addition to the quarterly cash distributions shown above, ATLANTIC made the Homestead Distribution on November 12, 1996 to holders of Shares of record on October 29, 1996. The securities distributed in the Homestead Distribution had a market value of $2.67 per Share based on the closing prices of such securities on the ASE on November 11, 1996, the day prior to the distribution date. The Homestead Distribution resulted in an adjustment of $2.75 per Share to ATLANTIC's Share price information on the NYSE on November 12, 1996. Accordingly, ATLANTIC's October 1996 initial public offering price, as adjusted for the Homestead Distribution, was $21.25 per Share (as compared to the pre-adjustment price of $24.00 per Share).

  ATLANTIC, in order to qualify as a REIT, is required to make distributions (other than capital gain distributions) to its shareholders in amounts at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends-paid deduction and its net capital gain) and
(B) 95% of the net income (after tax), if any, from foreclosure property minus
(ii) the sum of certain items of non-cash income. ATLANTIC's long-term distribution strategy is to distribute what it believes is a conservative percentage of its cash flow, permitting ATLANTIC to retain funds for capital improvements and other investments while funding its distributions. ATLANTIC has paid 14 consecutive quarterly cash distributions since its inception in October 1993.

  ATLANTIC announces the following year's projected annual distribution level after the Board's annual budget review and approval in December of each year. At its December 19, 1996 meeting, the Board announced a projected annual distribution level of $1.56 per Share for 1997. The payment of distributions is subject to the discretion of the Board and is dependent upon the financial condition and operating results of ATLANTIC. ATLANTIC's unsecured line of credit contains covenants which provide that ATLANTIC's distributions for the preceding four quarters, excluding the Homestead Distribution, may not exceed 95% of funds from operations (as defined in the credit agreement) for the preceding four quarters.

  ATLANTIC expects to continue to pay regular quarterly distributions to its shareholders, but the historical distributions presented above prior to the fourth quarter of 1996 did not take into account the cost of being a public company and should not be considered to be indicative of future distributions. ATLANTIC's ability to pay future distributions depends on a number of factors including, among other things, continued property occupancy, capital expenditures and other costs relating to ATLANTIC's existing communities and ATLANTIC's financial condition and capital requirements. A change in any such factor could affect ATLANTIC's ability to pay future distributions. Moreover, ATLANTIC's operating results may be adversely affected if occupancy levels decrease, if revolving credit borrowing costs increase or if any other adverse changes occur. See "Risk Factors--Risk of Inability to Pay Future Distributions".

  Cash available for distribution will be affected by a number of factors, including rental revenues from existing and new residents, the level of acquisition and new leasing activity, ATLANTIC's operating expenses, the interest expense and other debt service costs of ATLANTIC, the ability of residents to meet their obligations, taxes payable by ATLANTIC and unanticipated capital expenditures. ATLANTIC's policy is to expense, rather than capitalize, repairs and maintenance, in determining net earnings and cash available for distribution. Only major renovations, replacements or improvements with a substantial expected economic life (such as roofs, parking lots and additions) are capitalized. ATLANTIC has budgeted $5.4 million for such purposes for the remainder of 1997. No assurances can be given that cash available for distribution will be sufficient to pay future distributions. Although ATLANTIC does not expect any future cash shortfalls, any such shortfalls which do arise could result in reductions in ATLANTIC's cash available for distribution which could result in lower than expected distributions.

  In addition to the $5.4 million of budgeted capital expenditures, at June 30, 1997, ATLANTIC had $96.7 million of unfunded construction commitments and $321.8 million of communities in planning (owned and under control), of which $303.5 million had not been funded. In addition, pursuant to its funding commitment agreement, ATLANTIC has agreed to fund mortgage loans to Homestead of up to $111.1 million in exchange for convertible mortgage notes of up to $98.0 million, of which $55.1 million had not been funded at July 21, 1997. See "Certain Relationships and Transactions--Funding Commitment Agreement". ATLANTIC expects to finance its renovation, acquisition and development investments and its funding commitment under its funding commitment agreement with borrowings under its $350 million unsecured revolving line of credit (which matures in December 1998) and future offerings of debt and equity securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources".

  For federal income tax purposes, distributions may consist of ordinary income, capital gains, non-taxable return of capital or a combination thereof. Distributions that exceed ATLANTIC's current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital rather than a dividend and reduce the shareholder's basis in the Shares. To the extent that a distribution exceeds both current and accumulated earnings and profits and the shareholder's basis in the Shares, it will generally be treated as gain from the sale or exchange of that shareholder's Shares. For a more complete discussion of the tax treatment of distributions to shareholders, see "Federal Income Tax Considerations--Taxation of Shareholders". ATLANTIC annually notifies shareholders of the taxability of distributions paid during the preceding year. The following summarizes the taxability of cash distributions paid in 1996, 1995 and 1994 on the Shares.

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                               -----------------
                                                               1996  1995  1994
                                                               ----- ----- -----
Per Share:
  Ordinary income............................................. $0.78 $0.92 $0.92
  Return of capital...........................................  0.87  0.68  0.28
                                                               ----- ----- -----
    Total..................................................... $1.65 $1.60 $1.20
                                                               ===== ===== =====

  The securities distributed to each ATLANTIC shareholder in the Homestead Distribution were valued at $1.91 per Share for federal income tax purposes, of which $0.90 was taxable as ordinary income and $1.01 was treated as a return of capital. ATLANTIC's tax returns have not been examined by the Internal Revenue Service (the "IRS") and, therefore, the taxability of distributions is subject to change.

                            THE MERGER TRANSACTION

DESCRIPTION OF THE MERGER

  In January 1997, Security Capital made a proposal to the Board that Security Capital exchange the REIT Manager and SCG Realty Services for Shares, with the result that ATLANTIC would become an internally managed REIT. On March 18, 1997, the Special Committee recommended that the Board approve the Merger subject to definitive documentation. Following the meeting of the Special Committee, the full Board approved the Merger Agreement and the Merger. On March 24, 1997, ATLANTIC and Security Capital entered into the Merger Agreement, which is subject to customary conditions, including the approval of ATLANTIC's shareholders. Pursuant to the Merger Agreement, Security Capital will cause the REIT Manager and SCG Realty Services to be merged into a newly formed subsidiary of ATLANTIC. The meeting of ATLANTIC's shareholders to vote
on the Merger is currently expected to be held on or about           , 1997,
and it is expected that the Merger and the Offering will close on such date. However, the closing of the Offering is not conditioned on the closing of the Merger. The employees of the REIT Manager and SCG Realty Services will become employees of ATLANTIC as a result of the Merger, which will be consummated as follows:

  . Security Capital will transfer all of its shares of the REIT Manager and
    SCG Realty Services to a newly formed subsidiary of ATLANTIC in exchange
    for    Shares valued at approximately $54.6 million.

  . The number of Shares issuable to Security Capital was based on the average closing price of the Shares over the five-day period prior to the record date for determining ATLANTIC's shareholders entitled to vote at the meeting in connection with the Merger (which was the same as the Record Date for the Rights dividend). The average closing price of the Shares over the five-day period prior to the Record Date was $
    per Share. The Subscription Price for the Offering is equal to    % of
    such average price.

  . The Offering is designed to allow ATLANTIC's shareholders (other than Security Capital) the opportunity to maintain (and, to the extent a shareholder successfully oversubscribes for Shares pursuant to the Oversubscription Privilege, to increase) their relative ownership in ATLANTIC by purchasing additional Shares at a price which is below the price at which Security Capital is receiving Shares in the Merger. Security Capital has agreed that it will not exercise its Rights to purchase additional Shares and that it will not sell its Rights. See "The Offering--Principal Shareholder".

  . In addition to the Offering, as part of the Merger transaction, Security
    Capital will issue warrants pro rata to ATLANTIC's shareholders, other than Security Capital, to acquire shares of its Class B Stock having an aggregate subscription price at the time of the Warrant Issuance of approximately $46.9 million. The Warrant Issuance is being made in order to induce holders of Shares to vote in favor of the Merger transaction, to broaden Security Capital's shareholder base, to enable Security Capital to raise additional equity capital at a relatively low cost through exercises of warrants and to enable Security Capital to raise additional equity capital in the long run by preserving and enhancing its goodwill with the shareholders of ATLANTIC. The Warrant Issuance will occur subject to and after the closing of the Merger and after the closing of the Offering. The number of warrants to be received by each shareholder in the Warrant Issuance will be determined after ATLANTIC's shareholders have approved the Merger. The number of shares of Class B Stock subject to the warrants will be based on the closing price of the Class B Stock on the date the warrants are issued to the agent for the Warrant Issuance for subsequent distribution to holders of Shares, other than Security Capital. The warrants will expire one year after issuance and will contain customary provisions to protect shareholders from dilution in certain events, including certain distributions and sales of shares of Class B Stock at less than market price. The issuance of the warrants by Security Capital is contingent upon the closing of the Merger. Any securities issued pursuant to the Warrant Issuance will be offered only by means of a separate proxy statement/prospectus which will be delivered to ATLANTIC's shareholders.

  No shareholder will be required to pay any cash or other consideration for the warrants received in the Warrant Issuance or surrender or exchange Shares in order to receive warrants. However, ATLANTIC believes that a shareholder receiving warrants pursuant to the Warrant Issuance should have ordinary taxable income equal to the value of the warrants on the issuance date. See "Federal Income Tax Considerations--Tax Considerations Regarding the Merger".

  The Merger transaction was initiated and structured by individuals who are executive officers of Security Capital, the largest shareholder of ATLANTIC. Although no independent representatives were retained to negotiate the terms of the Merger transaction on behalf of ATLANTIC, the Board created the Special Committee consisting of Messrs. Garcia, Holmes and Richman. The Special Committee engaged Hogan & Hartson L.L.P. as its legal counsel and engaged J.P. Morgan Securities Inc. as its financial advisor to provide a written opinion with respect to the fairness, from a financial point of view, of the consideration to be received in the transactions contemplated by the Merger Agreement and the Related Agreements (as defined in the Merger Agreement) to ATLANTIC and its shareholders (other than Security Capital). No member of the Special Committee is an officer of ATLANTIC or a Director or officer of the REIT Manager or SCG Realty Services, or an officer or Director of Security Capital. However, Messrs. Garcia, Holmes and Richman beneficially own 12,000, 59,500 and 12,000 Shares, respectively, and Messrs. Holmes and Richman beneficially own 67 and 1,516 shares, respectively, of Security Capital's Class A common stock, par value $.01 per share (the "Class A Stock"). Additionally, Messrs. Holmes and Richman beneficially own $508,358 and $856,318 aggregate principal amount of Security Capital's Convertible Subordinated Debentures due 2014 (the "2014 Convertible Debentures"), respectively (convertible into an aggregate of 486 and 819 shares of Class A Stock, respectively). Directors of ATLANTIC, other than members of the Special Committee, beneficially own, in the aggregate, 24,649 Shares, 511 shares of Class A Stock and $151,248 aggregate principal amount of 2014 Convertible Debentures (convertible into an aggregate of 144 shares of Class A Stock). Beginning on January 1, 1998, each share of Class A Stock will be convertible into 50 shares of Class B Stock.

  Concurrently with signing the Merger Agreement with ATLANTIC, Security Capital also signed substantially similar agreements with each of SCI and PTR, each of which are affiliates of Security Capital and ATLANTIC. Consummation of the Merger transaction is not dependent upon the closing of the SCI and PTR transactions.

RELATIONSHIP WITH SECURITY CAPITAL AFTER THE MERGER

 Investor Agreement

  Pursuant to an investor agreement (the "Investor Agreement"), between ATLANTIC and Security Capital, Security Capital is entitled to designate three persons to be nominated for election to the Board. So long as Security Capital beneficially owns at least 10% of the Shares, ATLANTIC is prohibited from increasing the number of members of the Board to more than seven. Additionally, the Investor Agreement, among other things, requires ATLANTIC to obtain Security Capital's approval of (i) the annual operating budget and substantial deviations therefrom, (ii) contracts for investment management, property management or leasing services or that contemplate annual payments in excess of $100,000 and (iii) acquisitions or dispositions in a single transaction or a group of related transactions where the purchase or sale price exceeds $5.0 million. The Investor Agreement also provides certain registration rights to Security Capital in respect of Shares beneficially owned by Security Capital.

  As part of the Merger transaction, ATLANTIC and Security Capital will amend and restate the Investor Agreement (as so amended and restated, the "Amended and Restated Investor Agreement"). See "Certain Relationships and Transactions--Security Capital Investor Agreement" for a description of the current Investor Agreement. The Amended and Restated Investor Agreement will provide that, without first having consulted with the nominees of Security Capital designated in writing, ATLANTIC may not seek Board approval of (i) ATLANTIC's annual budget; (ii) incurring expenses in any year exceeding (a) any line item in the annual budget by the greater of $500,000 or 20% and (b) the total expenses set forth in the annual budget by 15%; (iii) the acquisition or sale of any assets in any single transaction or series of related transactions in the ordinary course of ATLANTIC's business where the aggregate purchase price paid or received by ATLANTIC exceeds $25.0 million; and (iv) entering into any new contract with a service provider (a) for investment management, property management or leasing services or (b) that reasonably contemplates annual contract payments by ATLANTIC in excess of $1.0 million. ATLANTIC will be under no obligation to accept or comply with any advice offered by Security Capital with respect to the foregoing matters.

  Additionally, so long as Security Capital beneficially owns at least 25% of the Shares, Security Capital will have the right to approve the following matters proposed by ATLANTIC: (i) the issuance or sale of any Shares (including the grant of any rights, options or warrants to subscribe for or purchase Shares or any security convertible into or exchangeable for Shares or the issuance or sale of any security convertible into or exchangeable for Shares), at a price per Share less than the fair market value of a Share on the date of such issuance or sale; (ii) the issuance and sale of any disqualified shares (as defined) if, as a result thereof, ATLANTIC's Fixed Charge Coverage Ratio (as defined) would be less than 1.4 to 1.0; (iii) the adoption of any employee benefit plan pursuant to which shares of ATLANTIC or any securities convertible into shares of ATLANTIC may be issued and any action with respect to the compensation of the senior officers of ATLANTIC (including the granting or award of any bonuses or share-based incentive awards); and (iv) the incurrence of any additional indebtedness (including guarantees and including renegotiations and restructurings of existing indebtedness) if, as a result thereof, ATLANTIC's Interest Expense Coverage Ratio (as defined) would be less than 2.0 to 1.0. The restriction referred to in clause (i) above will not apply to (A) the sale or grant of any options to purchase shares of ATLANTIC pursuant to the provisions of any benefit plan approved by the shareholders of ATLANTIC,
(B) the issuance or sale of shares of ATLANTIC upon the exercise of any rights, options or warrants granted, or upon the conversion or exchange of any convertible or exchangeable security issued or sold, prior to the closing date of the Merger or in accordance with the provisions of the Amended and Restated Investor Agreement, (C) the issuance and sale of any shares of ATLANTIC pursuant to any dividend reinvestment and share purchase plan approved by the Board or (D) the issuance, grant or distribution of rights, options or warrants to all holders of Shares entitling them to subscribe for or purchase shares of ATLANTIC or securities convertible into or exercisable for shares of ATLANTIC.

  The Amended and Restated Investor Agreement will also provide that, so long as Security Capital owns at least 10% of the outstanding Shares, ATLANTIC may not increase the number of persons serving on the Board to more than seven. Security Capital also will be entitled to designate one or more persons to be nominated for election to the Board, as follows: (i) so long as Security Capital owns at least 10% but less than 25% of the outstanding Shares, it is entitled to nominate one person; and (ii) so long as Security Capital owns at least 25% of the outstanding Shares, it will be entitled to nominate that number of persons as shall bear approximately the same ratio to the total number of members of the Board as the number of Shares beneficially owned by Security Capital bears to the total number of outstanding Shares, provided that Security Capital shall be entitled to designate no more than three persons so long as the Board consists of no more than seven members.

  As part of the Amended and Restated Investor Agreement, Security Capital will be permitted to make employment opportunities with Security Capital or its affiliates available to the officers and employees of ATLANTIC. Prior to commencing discussions with a senior officer of ATLANTIC about any such opportunity, Security Capital will be required to give the Board 14 days' prior written notice.

  In addition, the Amended and Restated Investor Agreement will provide Security Capital with registration rights pursuant to which, in certain specified circumstances, Security Capital will be permitted to request, at any time, registration of all of Security Capital's Shares pursuant to Rule 415 under the Securities Act. Security Capital will be permitted to request one such registration for every $100 million (based on market value) of Shares it owns.

 Administrative Services Agreement

  Upon consummation of the Merger transaction, ATLANTIC and Security Capital will enter into an administrative services agreement (the "Administrative Services Agreement"), pursuant to which Security Capital will provide ATLANTIC with certain administrative and other services with respect to certain aspects of ATLANTIC's business, as selected from time to time by ATLANTIC at its option. These services are expected to include, but are not limited to, payroll and tax administration services, cash management and accounts payable services, data processing and other computer services, human resources, research, investor relations, insurance administration and legal administration. The fees payable to Security Capital will be equal to Security Capital's cost of providing such services, plus 20%, subject to a maximum amount of approximately $5.2 million during the initial term of the agreement, of which approximately $1.5 million will apply to the period between closing of the Merger and December 31, 1997 and the remainder will apply to 1998. Cost savings under the Administrative Services Agreement will accrue to ATLANTIC. The agreement will be for an initial term expiring on December 31, 1998 and will be automatically renewed for consecutive one-year terms, subject to approval by a majority of the independent members of the Board.

 License Agreement

  ATLANTIC and Security Capital will enter into a license agreement on the closing date of the Merger (the "License Agreement") pursuant to which Security Capital will grant ATLANTIC a non-exclusive license to use Security Capital's registered logo and the non-exclusive right to use the name "Security Capital". The term of the license will be for a period of 15 years, subject to ATLANTIC's right to extend the license for up to two additional five-year periods.

 Protection of Business Agreement

  ATLANTIC and Security Capital will enter into a protection of business agreement on the closing date of the Merger (the "Protection of Business Agreement"), which will prohibit Security Capital and its affiliates from providing, anywhere within the United States, directly or indirectly, substantially the same services as those currently provided by the REIT Manager and SCG Realty Services to any entity that owns or operates multifamily properties. The Protection of Business Agreement will not prohibit Security Capital or its affiliates from owning the securities of any class of ATLANTIC or PTR. The Protection of Business Agreement will terminate in the event of an acquisition, directly or indirectly, (other than by purchase from Security Capital or any of its affiliates), by any person (or group of persons acting in concert), other than Security Capital or any of its affiliates, of the greater of (i) 25% or more of the outstanding shares of voting securities of ATLANTIC and (ii) the percentage of outstanding voting securities of ATLANTIC owned directly or indirectly by Security Capital and its affiliates, in either case without the prior written consent of the Board. Subject to earlier termination pursuant to the preceding sentence, the Protection of Business Agreement will terminate on the third anniversary of the closing date of the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  If the Merger is consummated, the current officers and employees of the REIT Manager and SCG Realty Services (except Jeffrey A. Klopf) will become officers and employees of ATLANTIC and be compensated for their service by ATLANTIC. The following table sets forth the compensation for each of the Co-Chairmen and the three other most highly compensated executive officers of ATLANTIC (the "Named Executive Officers") and for all executive officers as a group (who will become employees of ATLANTIC) for 1996. All compensation for 1996 was paid by Security Capital.

                                                                    OTHER ANNUAL
                    NAME AND TITLE                 SALARY   BONUS   COMPENSATION
                    --------------                -------- -------- ------------
      James C. Potts, Co-Chairman...............  $186,000 $199,000     $ 0
      Constance B. Moore, Co-Chairman...........   190,000  185,000       0
      J. Lindsay Freeman, Senior Vice President.   160,446  100,000       0
      Bradley Miller, Senior Vice President (1).    99,205   50,000       0
      William Kell, Vice President and
       Controller...............................   125,000   28,000       0
      Executive Officers as a group (5 persons).   760,651  562,000       0

--------
(1) Began on June 1, 1996

  For 1997, each Named Executive Officer will remain an employee of the REIT Manager and be compensated by Security Capital until the closing of the Merger, at which time he or she will become an employee of ATLANTIC and be compensated by ATLANTIC. For 1997, each Named Executive Officer will receive a salary and be eligible for a target bonus. The actual amount of the bonus (which may be higher or lower than the target bonus) will be determined by the Compensation Committee at the end of the year and will be based on several factors, including individual performance, ATLANTIC's performance, ATLANTIC's financial condition, competitive conditions in the real estate industry and recommendations of senior management. ATLANTIC will continue the same compensation arrangements for the portion of 1997 in which the Named Executive Officers are employees of ATLANTIC. The Named Executive Officers are expected to be paid the following salaries for 1997 and will be eligible for the following target bonuses for 1997:

                                                                        TARGET
                          NAME AND TITLE                       SALARY   BONUS
                          --------------                      -------- --------
      James C. Potts, Co-Chairman............................ $230,000 $115,000
      Constance B. Moore, Co-Chairman........................  230,000  115,000
      J. Lindsay Freeman, Senior Vice President..............  195,000   65,000
      Bradley C. Miller, Senior Vice President...............  185,000   60,000
      William Kell, Vice President and Controller............  137,500   25,625

  In addition, subject to shareholder approval, during 1997 officers of ATLANTIC will be granted options to purchase Shares. Officers and certain employees of ATLANTIC will also be granted the right to purchase Shares under the Incentive Plan (as defined below). See "--Long-Term Incentive Plan".

  The following table shows the options and share purchase rights that are expected to be received by (i) the Named Executive Officers, (ii) all executive officers as a group and (iii) all employees, including all officers who are not executive officers, as a group.

                             DOLLAR VALUE         OPTION AWARDS             SHARE AWARDS
                              OF SHARES   ----------------------------- ---------------------
                              SUBJECT TO   NUMBER   EXERCISE EXPIRATION   DOLLAR     NUMBER
        NAME AND TITLE        OPTION(1)   OF SHARES  PRICE      DATE    VALUE(2)(4) OF SHARES
        --------------       ------------ --------- -------- ---------- ----------- ---------
   James C. Potts, Co-
    Chairman...............   $  300,000     (2)      (2)       (3)     $ 6,000,000    (2)
   Constance B. Moore,
    Co-Chairman............      300,000     (2)      (2)       (3)       6,000,000    (2)
   J. Lindsay Freeman,
    Senior Vice President..      175,500     (2)      (2)       (3)       3,000,000    (2)
   Bradley C. Miller,
    Senior Vice President..      175,500     (2)      (2)       (3)       3,000,000    (2)
   William Kell, Vice
    President and
    Controller.............       97,500     (2)      (2)       (3)       1,350,000    (2)
   All executive officers
    as a group (5 persons).    1,048,500     (2)      (2)       (3)      19,350,000    (2)
   All employees, including
    all officers who are
    not executive officers,
    as a group
    (70 persons)...........   $1,056,900     (2)      (2)       (3)     $23,955,000    (2)

--------

(1) Non-qualified options with dividend equivalent units and vesting schedule of 25% exercisable on the second anniversary and an additional 25% on each of the third, fourth and fifth anniversaries of the date of grant.

(2) The exercise price of the options and the purchase price for the share awards will be the price of the Shares as of the date the shareholders approve the Incentive Plan. The number of Shares subject to options and share awards will be determined by dividing the aggregate exercise price or aggregate share award covered by the price of the Shares as of the date the shareholders approve the Incentive Plan.

(3) Ten years from the date on which the shareholders approve the Incentive
    Plan.

(4) Includes Shares which may be purchased plus matching options for two Shares granted with respect to each Share purchased.

  In addition to the awards under the Incentive Plan, options will be granted to 25 officers of ATLANTIC to purchase an aggregate of $4,002,000 of shares of Class A Stock of Security Capital (based on the exercise price).

  The Board will also adopt a 401(k) plan which will permit eligible employees to make pre-tax contributions of up to $9,500 to the plan or such other amount as may be permitted under Code Section 401(k). ATLANTIC will match 50% of participants' contributions that do not exceed 6% of their compensation. ATLANTIC intends to make such matching contributions in the form of Shares. Participants will become vested in the matching contributions 20% per each year of service. Employees of the REIT Manager and SCG Realty Services will be credited for service for the time they were employees of Security Capital.

LONG-TERM INCENTIVE PLAN

 General

  The Board has adopted, subject to shareholder approval, the 1997 Incentive Plan (the "Incentive Plan") which authorizes the establishment of one or more option programs and share purchase programs and the award of share grants. No more than 3,000,000 Shares in the aggregate may be awarded under the Incentive Plan and no individual may be granted awards with respect to more than 500,000 Shares in any one-year period. The Compensation Committee of the Board (the "Compensation Committee") will administer the Incentive Plan. Subject to the terms of the Incentive Plan, the Compensation Committee determines which employees shall be eligible to receive awards under the Incentive Plan, and the amount, price, timing and other terms and conditions applicable to such awards. Non-employee Directors are not eligible to participate in the Incentive Plan. All employees of ATLANTIC or any of its subsidiaries are eligible to participate in the Incentive Plan.

  Options awarded under the Incentive Plan may be either incentive share options or non-qualified share options. Options become exercisable and expire in accordance with the terms established by the Compensation Committee. Shares transferred to a participant pursuant to the exercise of an option may be subject to such additional restrictions or limitations as the Compensation Committee may determine. The Incentive Plan provides generally that participants who are awarded options will also receive dividend equivalent units with respect to the options. The dividend equivalent units will be subject to the same vesting schedule as the options and will be payable when the options are exercised, unless the participant elects to defer receipt, or expire. Each dividend equivalent unit also accumulates additional dividend equivalent units on an annual basis. All dividend equivalent units are paid in the form of Shares at the rate of one Share per dividend equivalent unit.

  The Incentive Plan provides that the Compensation Committee may award participants performance stock, subject to achievement of performance objectives. The number of Shares and the performance measures and periods shall be established by the Compensation Committee at the time the award is made, provided that any performance period shall be at least one year.

 Non-Qualified Options

  Concurrently with the consummation of the Merger transaction, the Named Executive Officers and other officers and employees of ATLANTIC will be granted options to purchase Shares at the closing price of the Shares on the date the Incentive Plan is approved by shareholders. The participants have no rights as shareholders with respect to the Shares subject to their options until the option is exercised. ATLANTIC ordinarily will be entitled to claim a federal income tax deduction on account of the exercise of a non-qualified option and payment of dividend equivalent units. The amount of the deduction is equal to the ordinary income recognized by a participant.

 Share Purchase Program

  Concurrently with the consummation of the Merger transaction, ATLANTIC will permit the Named Executive Officers and other officers and employees to purchase up to a total of $14,435,000 of Shares at the closing price of the Shares on the date the Incentive Plan is approved by shareholders with two matching options for each Share purchased. Each matching option shall have a subscription price equal to the closing price of one Share on the date the Incentive Plan is approved by the shareholders. No dividend equivalent units will be issued with respect to such matching options. The Share purchases provide for a one-year restricted period during which the participants may not, while employed, sell the Shares. If a participant leaves the employment of ATLANTIC prior to the end of the restricted period, ATLANTIC has the right to repurchase the Shares at the fair market value of such Shares at the time the participant's employment is terminated. At the end of the restricted period, the participant shall own the Shares without further restriction. However, if the participant sells the Shares after the end of the restricted period, the participant's matching options may be adversely affected. ATLANTIC will make loans for up to 95% of the purchase price available to participants. Each loan will be full recourse to the participant and be secured by the purchased Shares.

                                    BUSINESS

HIGHLY FOCUSED BUSINESS STRATEGY GROUNDED IN RESEARCH

  Since its inception in 1993, ATLANTIC has employed a research-driven investment approach, deploying its capital in markets and submarkets which exhibit strong market fundamentals. ATLANTIC believes the southeastern United States is geographically and economically diverse and, therefore, ATLANTIC has a strong primary target market in which to seek future growth. Although 34.7% of ATLANTIC's pro forma revenues for the three-month period ended March 31, 1997 were derived from the Atlanta, Georgia metropolitan area, as ATLANTIC continues to develop and acquire new communities outside of Atlanta, it expects the percentage of its revenues derived from communities located in Atlanta to decline. ATLANTIC's primary target market cities are Atlanta, Georgia; Birmingham, Alabama; Charlotte, North Carolina; Jacksonville, Florida; Nashville, Tennessee; Orlando, Florida; Raleigh, North Carolina; Richmond, Virginia; Southeast Florida (which includes Ft. Lauderdale and West Palm Beach); Tampa, Florida; and Washington, D.C. Based on forecasts published by Woods & Poole Economics, Inc., the projected population growth in ATLANTIC's primary target market cities is 34.5% for the years 1997 through 2016, whereas the projected population growth of the United States as a whole for the same period is 16.8%. For the same period, job growth is projected to be 31.2% in ATLANTIC's primary target market cities compared to 20.8% for the United States as a whole. Depending on the level of new construction starts by other multifamily developers, ATLANTIC believes that the anticipated population and job growth in its primary target market cities should contribute to ATLANTIC's objective of long-term sustainable growth in cash flow.

  ATLANTIC believes that population and employment growth are the primary demand generators for multifamily product. The following chart indicates the expected population and employment growth in ATLANTIC's primary target market cities versus the United States as a whole from 1997 to 2016. The chart is based on forecasts published by Woods & Poole Economics, Inc., which bases its historical information on Bureau of Economic Analysis of the Department of Commerce data. There can be no assurances that the forecasted population and job growth shown below will in fact occur.

                                     CHART

  At June 30, 1997, ATLANTIC owned communities in 50 of the 150 submarkets within its target market. REIT Management is continuously researching additional submarkets and cities and ATLANTIC may add additional primary target market cities in the future; however, ATLANTIC intends to remain regionally focused in the southeastern United States.

  ATLANTIC differentiates its multifamily communities by the income levels of their residents. In descending order, the full multifamily spectrum includes upper middle income apartments, middle income apartments, moderate income apartments, mobile home parks and government subsidized housing. ATLANTIC deploys capital into the first three categories. ATLANTIC's upper middle income communities appeal to residents whose incomes, which equal 115% to 140% of submarket median household income, are often sufficient to purchase homes. These communities typically feature large luxurious units and numerous amenities, including large exercise facilities and attached garages. ATLANTIC's middle income communities appeal to residents whose incomes equal 90% to 115% of submarket median household income. Middle income communities have smaller units and fewer amenities than upper middle income communities. ATLANTIC's moderate income communities accommodate residents with incomes ranging from 65% to 90% of submarket median household income. Residents in this category, which typically include couples, single parents and families with one or two children, are value-driven and focus on unit livability and practical amenities such as washer/dryer hookups, storage space and playgrounds.

  ATLANTIC's initial investment strategy focused on two components: the acquisition of a substantial base of established multifamily communities to provide operating cash flow and the creation of an internal development process focused primarily on the development of moderate income multifamily communities. ATLANTIC expects to continue to selectively acquire upper middle income communities and acquire and develop middle income communities; however, the majority of its future investment activities will concentrate on developing moderate income communities.

  The table below illustrates the growth in ATLANTIC's expected investment in multifamily communities since its inception on October 26, 1993 to June 30, 1997:

                                     TOTAL EXPECTED INVESTMENT(1)
                           ----------------------------------------------------
                                                    DECEMBER 31,
                            JUNE 30,   ----------------------------------------
                              1997        1996        1995       1994    1993
                           ----------  ----------  ----------  -------- -------
                                            (IN THOUSANDS)
Operating communities:
  Acquired................ $  980,587  $  968,951  $  788,920  $600,880 $29,591
  Less dispositions.......   (103,382)    (90,922)    (30,934)      --      --
                           ----------  ----------  ----------  -------- -------
  Net acquired............    877,205     878,029     757,986   600,880  29,591
  Developed...............    101,922      81,832      25,462       --      --
                           ----------  ----------  ----------  -------- -------
    Total operating
     communities..........    979,127     959,861     783,448   600,880  29,591
Communities under
 construction.............    347,177     290,486     176,740    63,006  13,588
Communities in planning
 and owned(2).............     98,959      53,410      69,788    53,096     --
                           ----------  ----------  ----------  -------- -------
    Total owned
     communities.......... $1,425,263  $1,303,757  $1,029,976  $716,982 $43,179
                           ==========  ==========  ==========  ======== =======
Communities in planning
 and under control(2)..... $  222,833  $  139,275  $   48,261  $ 69,232     --
                           ==========  ==========  ==========  ======== =======

--------

(1) For operating communities, represents cost plus budgeted renovations. For communities under construction and in planning, represents cost plus additional budgeted development expenditures, which include the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period, for communities in development. Does not include land held for future development, which is less than 1% of assets based on cost.

(2) The term "in planning" means that construction is anticipated to commence within 12 months. The term "under control" means that ATLANTIC has an exclusive right (through contingent contract or letter of intent) during a contractually agreed-upon time period to acquire land for future development of multifamily communities, subject to removal of contingencies during the due diligence process, but does not currently own the land.

ATLANTIC'S OPERATING SYSTEM

  The REIT Manager and SCG Realty Services have approximately 100 professionals and 450 property-level and support personnel dedicated to implementing ATLANTIC's highly focused business strategy. ATLANTIC's "Operating System" consists of six functional areas: research, acquisitions, development, due diligence and investment analysis, property management and capital markets/finance/legal. By focusing on a single discipline, professionals within each of these areas develop substantial expertise. Interaction and communication among these functional areas remain fluid; but separation promotes certain checks and balances. For example, all acquisition and development investments must be approved by a four-member investment committee and ultimately by the investment committee of the Board.

 Research and Development

  ATLANTIC is dedicated to ongoing research and development. ATLANTIC utilizes Security Capital Real Estate Research, an affiliate of the REIT Manager and SCG Realty Services, to conduct comprehensive evaluations of its target market on a submarket-by-submarket basis to identify those submarkets and product types that present better prospects for long-term cash flow growth. These evaluations, combined with ATLANTIC's extensive market experience in the southeastern United States, enable ATLANTIC to identify submarkets that offer continued opportunities for long-term cash flow growth. In addition to market research, considerable resources are devoted to product research. The REIT Manager and SCG Realty Services continually evaluate and refine ATLANTIC's multifamily communities to incorporate technologies and designs that will enhance long-term livability for its residents.

 Acquired Communities

  Since its inception in 1993, ATLANTIC has selectively acquired multifamily communities where demographic trends and market trends indicate a high likelihood of achieving superior operating results. At June 30, 1997, ATLANTIC's portfolio of communities acquired, net of dispositions, aggregated 17,367 operating units, representing a total expected investment cost, including budgeted renovations, of $877.2 million.

  ATLANTIC categorizes operating multifamily communities (which exclude communities under development) as either "stabilized" or "pre-stabilized". The term "stabilized" means that renovation, repositioning, new management and new marketing programs (or development and marketing in the case of newly developed communities) have been completed and in effect for a sufficient period of time (but in no event longer than 12 months, except in cases of major rehabilitation) to achieve 93% occupancy at market rents. Prior to being "stabilized", a community is considered "pre-stabilized". At June 30, 1997, 18.8% ($267.5 million) of ATLANTIC's multifamily operating portfolio was classified as pre-stabilized, based on total expected investment cost. At June 30, 1997, ATLANTIC's operating communities (excluding communities in lease-up) were 94.8% leased. For operating communities acquired by ATLANTIC, stabilized operations generally have been achieved between six and 12 months after acquisition. For communities that it is developing, ATLANTIC expects stabilized operations generally to be achieved 12 to 18 months after construction commences.

 Developed Communities

  ATLANTIC has selectively developed multifamily communities where land costs and demographic and market trends indicate a high likelihood of achieving attractive, sustainable operating results. At June 30, 1997, ATLANTIC's completed developed communities and its owned communities under construction and in planning together comprised 38.5% of its multifamily portfolio, based on total expected investment cost. At June 30, 1997, the development portion of ATLANTIC's multifamily portfolio consisted of the following:

                                                                  TOTAL EXPECTED
                                                  NUMBER OF UNITS  INVESTMENT(1)
                                                  --------------- --------------
                                                                   (DOLLARS IN
                                                                    THOUSANDS)
Communities completed............................      1,898         $101,922
Communities under construction...................      5,487          347,177
Communities in planning and owned(2).............      1,480           98,959
                                                       -----         --------
    Totals.......................................      8,865         $548,058
                                                       =====         ========

--------

(1) Represents cost through June 30, 1997 plus additional budgeted development expenditures at June 30, 1997, which include the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period. Does not include land held for future development, which is less than 1% of assets, based on cost.

(2) Does not include land in planning and under control for the development of 3,406 units with a total budgeted development cost of $222.8 million.

  ATLANTIC carefully manages development risks by obtaining zoning and public approvals prior to purchasing land. ATLANTIC mitigates construction risk by using qualified third-party general contractors to build its communities, using guaranteed maximum price contracts. ATLANTIC targets development for markets with high occupancy rates and population and job growth trends that indicate increasing future demand. ATLANTIC cannot eliminate all development risk, but believes that the opportunities to better control its product and realize higher returns from development communities compensate for any additional risk.

  ATLANTIC traditionally has commenced development immediately after acquiring a tract of land. However, in cases where land prices are favorable, ATLANTIC has acquired and will acquire, on an unleveraged basis, prudent amounts of zoned land for the development of future multifamily communities. In addition, to provide for growth, ATLANTIC may utilize options and rights of first refusal in order to control land for the development of future communities.

  To enhance its flexibility in developing and acquiring multifamily communities, ATLANTIC has and will enter into presale agreements to acquire communities developed by third-party owner/developers where the developments meet ATLANTIC's investment criteria. ATLANTIC has and will fund such developments through development loans to these owner/developers. In addition, to provide greater flexibility for the use of land acquired for development and to dispose of excess parcels, ATLANTIC plans to make mortgage loans to Atlantic Development Services to purchase land for development. ATLANTIC owns all of the preferred stock of Atlantic Development Services, which entitles ATLANTIC to substantially all of the net operating cash flow (95%) of Atlantic Development Services. All of the common stock of Atlantic Development Services is owned by an unaffiliated trust. The common stock is entitled to receive the remaining 5% of net operating cash flow. At June 30, 1997, there were no outstanding development or mortgage loans made by ATLANTIC. The activities of Atlantic Development Services and third-party owner/developers are consolidated with ATLANTIC's activities and all intercompany transactions have been eliminated in consolidation.

 Due Diligence and Investment Analysis

  ATLANTIC believes that a REIT should have experienced personnel dedicated to performing intelligent and thorough due diligence. The REIT Manager has three full-time professionals performing due diligence for ATLANTIC. The REIT Manager's professionals utilize due diligence information in screening potential acquisitions and developments for ATLANTIC.

  Prospective property investments are analyzed pursuant to several underwriting criteria, including purchase price, competition and other market factors, and prospects for long-term growth in cash flow. ATLANTIC's investment decisions are based upon the expected contribution of the community to long-term cash flow growth on an unleveraged basis. The expected economic contribution is based on an evaluation of a community's stabilized operations, including an estimate of all cash revenues from leases and other revenue sources, minus expenses incurred in operating the community (including real estate taxes, insurance, maintenance, turnover costs (such as carpet and appliance replacement), personnel costs and utility charges, but excluding depreciation, debt service and amortization of loan costs) and a reserve for capital expenditures.

 Property Management

  ATLANTIC believes that a successful REIT must actively manage its communities in order to increase cash flow and enhance the long-term economic performance of the communities. Approximately 93% of ATLANTIC's operating multifamily units are managed by SCG Realty Services, which is headquartered in Atlanta, Georgia, with the balance in various stages of transition to SCG Realty Services' management. Security Capital is the sole owner of SCG Realty Services and the REIT Manager. See "The Merger Transaction" for a description of an agreement that ATLANTIC has entered into with Security Capital to merge the REIT Manager and SCG Realty Services into a newly formed subsidiary of ATLANTIC in exchange for Shares. The property management fee paid to SCG Realty Services for the three-month period ended March 31, 1997 and for the year ended December 31, 1996 was $1.3 million and $4.2 million, respectively. See "Certain Relationships and Transactions--Property Management Company".

  SCG Realty Services has approximately 45 professionals and 435 property-level and support personnel. All such persons are expected to become employees of ATLANTIC after the Merger. SCG Realty Services emphasizes locally-based management and has ten local offices to serve ATLANTIC's target market. This network improves SCG Realty Services' ability to respond to changes in local market conditions and resident needs. ATLANTIC believes that SCG Realty Services has developed superior operating procedures, financial controls, information systems and training programs, which it expects to positively affect rental returns and occupancy rates. In addition, incentive compensation programs have been implemented for on-site property managers to further improve the performance of the communities. The REIT Manager has taken an active role in overseeing SCG Realty Services' management of ATLANTIC's multifamily communities.

  ATLANTIC recognizes that highly focused day-to-day management attention is essential to maximize short-term and long-term cash flow from each of its multifamily communities. As a result, SCG Realty Services has been specifically dedicated to the pursuit of this single goal. The professionals within SCG Realty Services focus only on ATLANTIC's communities. Therefore, their attention is not diluted by competing demands of other customers. SCG Realty Services and the REIT Manager work closely together to develop innovative new ideas to maintain high resident satisfaction while maximizing cash flow growth. During 1996, SCG Realty Services established a Regional Information Management ("RIM") Center. The RIM Center concept is designed to enable property-level management personnel to focus on community operating performance while moving certain accounting and administrative functions to the RIM Center. The RIM Center is designed to carry out these functions for several area communities and thus benefit from economies of scale, better accounting control and enhanced cash management capabilities. During 1996, ATLANTIC entered into revenue sharing agreements with certain cable television and telephone service providers which provide for ATLANTIC to receive a percentage of the service providers' revenues generated from subscribing residents in return for access to the resident base.

 Capital Markets/Finance/Legal

  ATLANTIC believes that a successful REIT must have the ability to access the equity and debt markets efficiently, expeditiously and cost-effectively. ATLANTIC's ability to efficiently access the capital markets permits it to capitalize on the development and acquisition opportunities that exist in its target market. In order to maximize this function and enhance relationships with major institutional sources of capital, Security Capital formed Capital Markets Group, a registered broker-dealer affiliate. Capital Markets Group's services are included in the REIT Manager's fee and do not result in a separate charge to ATLANTIC. After the Merger, shareholders relations services will be charged in accordance with the terms of the Administrative Services Agreement while capital raising services will be charged based on the services used. Capital Markets Group and the REIT Manager have arranged approximately $420 million in private offerings and a $350 million line of credit for ATLANTIC.

  ATLANTIC's increased borrowing capacity enables it to acquire communities prior to equity and long-term debt offerings and to eliminate or minimize the amount of cash it must invest in low-yielding short-term investments. ATLANTIC believes its current leverage provides considerable flexibility to prudently utilize long-term debt as a financing tool in the future. After it has achieved a substantial equity base, ATLANTIC expects to arrange fully amortizing, fixed-rate, 15-year to 25-year unsecured debt, such as the Notes, the proceeds of which will be used primarily for the reduction of line of credit balances related to multifamily acquisition and development. This long-term financing strategy is expected to allow ATLANTIC to prudently increase its capital base with debt and equity.

  In July 1995, the REIT Manager negotiated a credit enhancement agreement with FNMA that covers all of ATLANTIC's tax-exempt bond issues. Under the agreement with FNMA, ATLANTIC makes monthly principal payments, based on a 30-year amortization, into a principal reserve account. Of these bond issues, $108.2 million have variable interest rates. To mitigate the variable interest rate exposure, ATLANTIC entered into swap agreements. These swap agreements effectively result in ATLANTIC paying interest at a fixed rate of 6.63% on these borrowings.

STRATEGY FOR CASH FLOW AND DISTRIBUTION GROWTH

  ATLANTIC seeks to achieve long-term sustainable growth in cash flow by maximizing the operating performance of its core portfolio through value-added operating systems and concentrating its experienced team of professionals on developing and acquiring industry-leading communities in targeted submarkets exhibiting strong job growth and favorable demographic trends.

  In addition to its strong primary target market, ATLANTIC believes that the following key factors will drive ATLANTIC's future growth: research and development, moderate income development, opportunistic acquisitions, "same store" growth, portfolio and asset optimization and a conservative balance sheet strategy.

 Research and Development

  ATLANTIC believes that its research-based investment strategy differs from other multifamily REITs in that the REIT Manager and SCG Realty Services and their respective affiliates have dedicated personnel who conduct comprehensive proprietary evaluations of ATLANTIC's target market on a submarket-by-submarket basis taking into account 24 key variables that ATLANTIC has identified as having the greatest impact on multifamily operating performance. A few of these variables include market demand analysis, detailed supply evaluations of each submarket and other economic and demographic data. See "--ATLANTIC's Operating System--Research".

 Development of Moderate Income Communities

  ATLANTIC differentiates its multifamily communities by the income levels of their residents. In descending order, the full multifamily spectrum includes upper middle income apartments, middle income apartments, moderate income apartments, mobile home parks and government subsidized housing. ATLANTIC deploys capital into the first three categories. ATLANTIC's upper middle income communities appeal to residents whose incomes, which equal 115% to 140% of submarket median household income, are often sufficient to purchase homes. These communities typically feature large luxurious units and numerous amenities, including large exercise facilities and attached garages. ATLANTIC's middle income communities appeal to residents whose incomes equal 90% to 115% of submarket median household income. Middle income communities have smaller units and fewer amenities than upper middle income communities. ATLANTIC's moderate income communities accommodate residents with incomes ranging from 65% to 90% of submarket median household income. Residents in this category, which typically include couples, single parents and families with one or two children, are value-driven and focus on unit livability and practical amenities such as washer/dryer hookups, storage space and playgrounds.

  ATLANTIC's initial acquisitions were principally middle income communities since the existing moderate income inventory in the southeastern United States consisted primarily of older communities (15-30 years old) which had been poorly managed, were either dilapidated or approaching obsolescence and would not compete effectively for residents in ATLANTIC's market. ATLANTIC's portfolio at June 30, 1997 includes upper middle income communities (9.3%, based on total expected investment cost), middle income communities (40.5%, based on total expected investment cost) and moderate income communities (50.2%, based on total expected investment cost).

  As of June 30, 1997, ATLANTIC's portfolio consisted of seven upper middle income communities with a total expected investment cost of $133.0 million, 37 middle income communities with a total expected investment cost of $577.6 million and 49 moderate income communities with a total expected investment cost of $714.7 million. ATLANTIC focuses primarily on moderate income communities, which comprise one of the largest segments of the renter population. Moderate income communities comprised 51.8% of ATLANTIC's 1996 development starts, based on total budgeted development cost. In 1997, approximately 71.2% of development starts and approximately 62.2% of ATLANTIC's total development activities are expected to constitute moderate income communities, based on total budgeted development cost. The balance of development starts are expected to consist of middle income communities.

  Based on ATLANTIC's review of information filed under the Exchange Act regarding other REITs in ATLANTIC's primary target market and other publicly available data, ATLANTIC believes that few other REITs in its primary target market currently focus on the moderate income segment. Moreover, based on ATLANTIC's proprietary information regarding available land parcels and construction starts in its primary target market, ATLANTIC believes that less than 10% of the 1995 and 1996 multifamily starts in ATLANTIC's primary target market cities constituted moderate income product. Consequently, ATLANTIC believes that the moderate income segment is a significantly underserved market with limited competition.

  In ATLANTIC's experience, moderate income residents are typically longer-term residents (as evidenced by the turnover percentages presented in the following table) because they often lack the financial resources required to purchase single-family homes. As a result, resident turnover is often lower in ATLANTIC's moderate income communities than in its upper middle income or middle income communities particularly during softening market conditions. The total cost of refurbishing and re-leasing a unit ranges from $700 to $1,500; therefore, reducing resident turnover can have a material impact on an asset's profitability.

  Certain of ATLANTIC's primary target market cities have recently experienced demand and supply imbalances. During this period, ATLANTIC's moderate income communities outperformed ATLANTIC's product types as a whole. The table below demonstrates the performance of ATLANTIC's moderate income communities in the "same store" portfolios.

      FIRST QUARTER 1997 COMPARED TO FIRST      COLLECTIONS          CHANGE IN
      QUARTER 1996                                GROWTH    TURNOVER OCCUPANCY
      ------------------------------------      ----------- -------- ---------
      Moderate income..........................     3.72%     56.5%     0.7%
      Middle income............................     1.62      54.9     -0.4
      Upper middle income......................     1.04      56.7     -2.6
      All product types........................     2.42      55.9     -0.3
      FOURTH QUARTER 1996 COMPARED TO FOURTH
      QUARTER 1995
      --------------------------------------
      Moderate income..........................     4.66      60.1      1.0
      Middle income............................    -0.44      69.5     -1.6
      Upper middle income......................    -0.20      65.6     -2.6
      All product types........................     1.00      65.7     -1.1
      1996 COMPARED TO 1995
      ---------------------
      Moderate income..........................     4.02      61.0      0.1
      Middle income............................     1.92      66.1     -0.6
      Upper middle income......................     2.98      57.9     -0.3
      All product types........................     2.76      62.6     -0.3

Due to market fundamentals and the operating characteristics of moderate income communities, ATLANTIC believes that this category offers better prospects for long-term sustainable cash flow growth.

  ATLANTIC's research-driven development strategy is focused on developing state of the art communities in attractive submarkets that responds to renter preferences and demographic trends. ATLANTIC believes that developing communities designed for long-term appeal to one of the largest segments of the renter population (moderate income households) will allow ATLANTIC to achieve more consistent rental increases and higher occupancies over the long term and thereby realize superior cash flow growth. Development, principally of moderate income communities, will be a critical factor driving ATLANTIC's long-term growth. By year-end 1997, ATLANTIC anticipates that approximately 42.5% of its total portfolio will consist of communities ATLANTIC has developed or is in the process of developing and approximately 65.6% of these development communities will be moderate income product, based on total expected investment cost. Over an extended period, management believes that operating results from ATLANTIC's development starts will contribute significantly to ATLANTIC's cash flow growth.

  Development opportunities also permit ATLANTIC to incorporate technologies and designs aimed at enhancing long-term rental growth and reducing ongoing maintenance costs. ATLANTIC has had the opportunity to evaluate and refine its multifamily communities through its history of development. ATLANTIC, unlike a typical merchant builder, intends to be a long-term owner of the communities that it develops. Hence, ATLANTIC emphasizes long-term durability by using materials and designs that minimize ongoing operation and maintenance costs.

 Opportunistic Acquisitions

  It is often advantageous for ATLANTIC to acquire existing multifamily communities in markets that are expected to experience favorable growth in rents and income. In many cases, communities can be acquired and redeveloped at prices well below the cost to build a comparable community in the same area. The REIT Manager thoroughly analyzes and evaluates potential community acquisitions throughout ATLANTIC's target market which, together with ATLANTIC's access to capital, provides ATLANTIC with a competitive advantage in acquiring multifamily assets. From its inception on October 26, 1993 to June 30, 1997, ATLANTIC had completed acquisitions with a total expected investment cost of $980.6 million.

 "Same Store" Growth

  Net operating income on a "same store" basis (as adjusted for pre-stabilized versus stabilized accounting differences) increased 4.88% from 1995 to 1996 for the 34 communities that were fully operational during both periods and increased 5.72% from the first quarter of 1996 to the first quarter of 1997 for the 50 communities that were fully operational during both periods. The accounting differences result from capitalizing certain costs during the period after acquisition when a community is being repositioned and is classified as pre-stabilized and expensing those costs once repositioning is completed and the community is classified as stabilized.

  ATLANTIC believes that the underlying long-term conditions of its primary target market, including its strong job growth, should continue to support high occupancy levels and allow for consistent increases in rental income. In addition, operating efficiencies and lower resident turnover resulting from ATLANTIC's increasing focus on moderate income product are expected to reduce operating costs and improve profit margins.

 Portfolio and Asset Optimization

  ATLANTIC develops and acquires communities with a view to effective long-term operation and ownership. REIT Management actively reviews ATLANTIC's asset base. These reviews generate operating and capital plans and, with guidance from its affiliate, Security Capital Real Estate Research, help ATLANTIC to identify submarkets and product types that it believes will generate above average long-term growth opportunities. In evaluating each multifamily community owned or being considered for acquisition or development, the REIT Manager focuses on those components that it believes provide the greatest opportunity for consistent rental increases and high occupancies over the long term. Submarket locations and demographics, unit mix, density and amenities of each community are important contributors to long-term cash flow growth. Under its portfolio and asset optimization program, ATLANTIC may from time to time dispose of assets that no longer meet its long-term investment objectives and redeploy the proceeds, preferably through tax-deferred exchanges, into assets with better prospects for cash flow growth. ATLANTIC's portfolio and asset optimization strategy is based on the premise that it has a finite amount of investment capital and that this capital should be deployed where it can produce maximum long-term cash flow growth. ATLANTIC believes that many of its existing upper middle income communities will be candidates for exchange or disposition given the increased competition from this product type being developed by third parties. Consistent with its current strategy, ATLANTIC expects to redeploy the proceeds from these dispositions into moderate income communities with superior growth prospects. From inception through June 30, 1997, ATLANTIC disposed of eight operating communities aggregating 2,140 units, realizing an aggregate gain, net of provisions for possible losses, of $4.3 million on aggregate proceeds of $107.7 million. Five of these eight dispositions have been included in tax-deferred exchanges.

 Conservative Balance Sheet Strategy

  ATLANTIC has a conservative balance sheet strategy. Long-term debt as a percentage of total long-term undepreciated book capitalization was 16.9% at March 31, 1997 on a historical basis and 25.5% at March 31, 1997 on a pro forma basis, as adjusted to give effect to the Merger, ATLANTIC's April 1997 public offering of Shares and the proposed Note Offering and Preferred Share Offering and the application of the proceeds therefrom. In the future, ATLANTIC intends to access the public equity and debt markets and to issue long-term, fixed rate, fully amortizing unsecured corporate debt, such as the Notes, which will limit ATLANTIC's exposure to floating rate or balloon financing. However, there can be no assurance that ATLANTIC will be able to complete such offerings. To the extent ATLANTIC issues additional Shares to the public in future offerings, the interests of ATLANTIC's current shareholders will be diluted. ATLANTIC's $350 million unsecured line of credit enables ATLANTIC to take advantage of investment opportunities in its target market without investing significant funds in short-term investments between securities offerings. At July 21, 1997, $254.8 million of borrowings were outstanding under the line of credit and such outstanding borrowings are
expected to be approximately $      million at the closing of the Offering.
This conservative balance sheet strategy is expected to provide ATLANTIC with the ability to raise funds through offerings of debt and equity and allow ATLANTIC to take advantage of future investment opportunities, contributing to ATLANTIC's objective of long-term growth in cash flow.

COMPETITION

  There are numerous commercial developers, real estate companies and other owners of real estate that compete with ATLANTIC in seeking land for development, communities for acquisition and disposition and residents for communities. All of ATLANTIC's multifamily communities are located in developed areas that include other multifamily communities. The number of competitive multifamily communities in a particular area could have a material adverse effect on ATLANTIC's ability to lease units and on the rents charged. In addition, other forms of single family and multifamily residential communities provide housing alternatives to residents and potential residents of ATLANTIC's multifamily communities.

  As of June 30, 1997, only two of ATLANTIC's primary target market cities had more than 10% of ATLANTIC's communities based on total expected investment. Atlanta, Georgia, with approximately 29% of ATLANTIC's communities as of June 30, 1997 based on total expected investment, benefits from favorable demographic trends and economic factors. Atlanta's economy is diverse, it has the nation's second busiest airport and has strong population and job growth. Based on forecasts published by Woods & Poole Economics, Inc., the projected population growth in Atlanta is 38.5% for the years 1997 through 2016 whereas the projected population growth of the United States as a whole for the same period is 16.8%. For the same period, job growth is projected to be 35.1% in Atlanta compared to 20.8% for the United States as a whole. Based on estimates of the Bureau of Labor Statistics the unemployment rate in Atlanta in May 1997 of 3.4% was the same as that in May 1996. These positive attributes have increased competition from institutional and REIT investors. As a result, management believes that the Atlanta market is experiencing a temporary oversupply of multifamily communities. Additionally, multifamily permits decreased in 1996, indicating a lower level of additional inventory in 1997 for this market.

  Ft. Lauderdale/West Palm Beach, with approximately 11% of ATLANTIC's communities as of June 30, 1997 based on total expected investment, benefits from favorable demographic trends and economic factors. This market is a growing center of trade with South and Latin American countries and has strong population and job growth. Based on forecasts published by Woods & Poole Economics, Inc., the projected population growth in Ft. Lauderdale/West Palm Beach is 41.6% for the years 1997 through 2016 whereas the projected population growth of the United States as a whole for the same period is 16.8%. For the same period, job growth is projected to be 29.4% in Ft Lauderdale/West Palm Beach compared to 20.8% for the United States as a whole. Based on estimates of Bureau of Labor Statistics the unemployment rate in Ft. Lauderdale/West Palm Beach decreased from 5.6% in May 1996 to 5.4% in May 1997. These positive attributes have increased competition from institutional investors. As a result, management believes that the Ft. Lauderdale/West Palm Beach market is experiencing a temporary oversupply of multifamily communities, which is expected to be absorbed during the next two to four quarters. In addition, this market has high barriers to entry due to lack of sites, lengthy entitlement process and geographical limitations caused by the Everglades.

  The following table shows population and employment growth and unemployment information for each of ATLANTIC's primary target market cities:

                                                           NON-         NON-
                           WOODS & POOLE WOODS & POOLE  SEASONALLY   SEASONALLY
                             1997-2016     1997-2016     ADJUSTED     ADJUSTED
                            POPULATION    EMPLOYMENT   UNEMPLOYMENT UNEMPLOYMENT
  PRIMARY TARGET MARKET       GROWTH        GROWTH     MAY 1997(1)  MAY 1996(1)
  ---------------------    ------------- ------------- ------------ ------------
Atlanta, Georgia.........      38.5%         35.1%         3.4%         3.4%
Birmingham, Alabama......      17.6          21.7          2.8          3.0
Charlotte, North
 Carolina................      32.8          28.2          3.0          3.6
Fort Lauderdale/West Palm
 Beach, Florida..........      41.6          29.4          5.4          5.6
Jacksonville, Florida....      29.8          29.4          3.7          3.5
Nashville, Tennessee.....      30.7          26.6          3.0          3.0
Orlando, Florida.........      64.6          55.4          3.3          3.7
Raleigh, North Carolina..      48.1          38.9          1.9          2.3
Richmond, Virginia.......      23.9          25.4          3.7          3.8
Tampa, Florida...........      38.5          37.5          3.5          3.9
Washington, D.C..........      20.8          20.6          3.4          3.9

--------

(1) Unemployment rate is estimated by the Bureau of Labor Statistics each month. This estimation uses several data sources, including the Current Population Survey, Current Employment Statistics, and State Unemployment Insurance data programs. Survey of unemployed and employed workers occurs during the week that includes the 12th of the month. Persons working at all for profit during this week are considered to be employed. Those who did not work at all, have actively looked for a job (sometime in the 4-week period ending with the survey reference week) and are currently available to work are deemed to be unemployed.

EMPLOYEES

  ATLANTIC currently has no employees. The REIT Manager, whose sole activity is advising ATLANTIC, manages the day-to-day operations of ATLANTIC. The REIT Manager and SCG Realty Services have assembled a team of approximately 100 operating professionals, collectively possessing extensive experience in multifamily real estate. All such persons are expected to become employees of ATLANTIC after the Merger.

LEGAL PROCEEDINGS

  ATLANTIC is a party to various claims and routine litigation arising in the ordinary course of its business. ATLANTIC does not believe that the results of any of such claims and litigation, individually or in the aggregate, will have a material adverse effect on its business, financial position or results of operations.

AMERICANS WITH DISABILITIES ACT

  ATLANTIC's communities must comply with Title III of the ADA to the extent that such communities are "public accommodations" and/or "commercial facilities" as defined by the ADA. The ADA does not consider multifamily communities to be public accommodations or commercial facilities, except portions of such facilities open to the public, such as the leasing office. Noncompliance could result in imposition of fines or an award of damages to private litigants. ATLANTIC believes that the mandated portions of its communities comply with all present requirements under the ADA and applicable state laws.

ENVIRONMENTAL MATTERS

  Under various federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, under or in its property. The costs of removal or remediation of such substances could be substantial. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such hazardous or toxic substances. The presence of such substances may adversely affect the owner's ability to sell or rent such real estate or to borrow using such real estate as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain environmental laws impose liability for the release of asbestos-containing materials into the air, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injuries associated with such materials, and prescribe specific methods for the removal and disposal of such materials, which may result in increased costs in connection with renovations at ATLANTIC's communities.

  ATLANTIC has not been notified by any governmental authority of any non-compliance, liability or other claim in connection with any of its communities owned or being acquired at June 30, 1997, and ATLANTIC is not aware of any environmental condition with respect to any of its communities that is likely to be material. ATLANTIC has subjected each of its communities to a Phase I environmental assessment (which does not involve invasive procedures such as soil sampling or ground water analysis) by independent consultants. While some of these assessments have led to further investigation and sampling, none of the environmental assessments has revealed, nor is ATLANTIC aware of, any environmental liability (including asbestos-related liability) that the REIT Manager believes would have a material adverse effect on ATLANTIC's business, financial condition or results of operations. No assurance can be given, however, that these assessments and investigations reveal all potential environmental liabilities, that no prior owner or operator created any material environmental condition not known to ATLANTIC or the independent consultants or that future uses and conditions (including, without limitation, resident actions or changes in applicable environmental laws and regulations) will not result in unreimbursed costs relating to environmental liabilities. See "Risk Factors--Regulatory Compliance Risks--Possible Liability Relating to Environmental Laws".

INSURANCE COVERAGE

  ATLANTIC carries comprehensive general liability coverage on its owned communities, with limits of liability customary within the industry, to insure against liability claims and related defense costs. Similarly, ATLANTIC is insured against the risk of direct physical damage in amounts necessary to reimburse ATLANTIC on a replacement-cost basis for costs incurred to repair or rebuild each community, including loss of rental income during the reconstruction period (up to a six-month period).

                                REIT MANAGEMENT

GENERAL

  The REIT Manager and its specialized services affiliates provide ATLANTIC with strategic and day-to-day management, research, investment analysis, acquisition, development, marketing, disposition of assets, asset management, due diligence, capital markets, and legal and accounting services, all of which are included in the REIT Management fee. ATLANTIC currently has no employees. Hence, ATLANTIC depends on the quality of the management provided by the REIT Manager. ATLANTIC believes that its relationship with the REIT Manager provides ATLANTIC with access to high quality and depth of management personnel and resources, savings from a dedicated capital markets group, and access to centralized research, accounting and legal support. At July 21, 1997, approximately 55 operating professionals were employed by the REIT Manager. The REIT Manager also provides office and other facilities supporting ATLANTIC's needs. The REIT Manager's address is the same as ATLANTIC's. The owner of the REIT Manager, Security Capital, currently owns approximately 51.3% of ATLANTIC's outstanding Shares. See "The Merger Transaction" for a description of an agreement that ATLANTIC has entered into with Security Capital to merge the REIT Manager and SCG Realty Services into a newly formed subsidiary of ATLANTIC in exchange for Shares.

  The owner of the REIT Manager has a substantial shareholder interest in ATLANTIC, creating alignment of interest with ATLANTIC's shareholders. Furthermore, the REIT Manager provides all its services for one fee, and an affiliate provides property management services at market rates in a competitive environment. The REIT Manager does not receive additional fees for investment banking, financing, asset sales or similar services.

  The REIT Manager has organized itself such that each operating professional specializes in a particular discipline (such as research, marketing, development, acquisition, due diligence, asset management, capital markets or financial operations) rather than being responsible for all functions on a project-by-project basis. Local investments are approved by the REIT Manager's investment committee, using uniform criteria, prior to being submitted to ATLANTIC's investment committee. Regional operating professionals focus on specific target markets to ensure attention to resident services.

  ATLANTIC believes that the quality of management should be assessed in light of the following factors:

 Management Depth/Succession

  ATLANTIC believes that management should have several senior executives with the leadership, operational, investment and financial skills and experience to oversee the entire operations of the REIT. ATLANTIC believes that several of its senior officers could serve as the principal executive officer and continue ATLANTIC's performance. See "--Directors and Officers of ATLANTIC and the REIT Manager" below.

 Strategic Vision

  ATLANTIC believes that management should have the strategic vision to determine an investment focus that provides favorable initial yields and long-term growth prospects. The REIT Manager has demonstrated its strategic vision by focusing ATLANTIC on multifamily communities in the southeastern United States, where demographic and supply factors have permitted high occupancies at increasing rents.

  ATLANTIC focuses primarily on moderate income communities, which comprise one of the largest segments of the renter population. Based on ATLANTIC's review of information filed under the Exchange Act regarding other REITs in ATLANTIC's primary target market and other publicly available data, ATLANTIC believes that few other REITs in its primary target market currently focus on the moderate income segment. Consequently, ATLANTIC believes that the moderate income segment is a significantly underserved market with limited competition.

 Research Capability

  ATLANTIC believes that management should have the means for researching markets to determine appropriate investment opportunities. ATLANTIC divides its target market cities into numerous submarkets for analysis purposes. The REIT Manager and its affiliates have several persons who devote substantial time to research, on a submarket-by-submarket basis, and are closely supervised by senior officers of the REIT Manager.

 Investment Committee Process

  ATLANTIC believes that investment committees should provide discipline and guidance to the investment activities of the REIT in order to achieve its investment goals. The four members of the REIT Manager's investment committee have a combined 95 years experience in the real estate industry. See "-- Directors and Officers of ATLANTIC and the REIT Manager" below. The investment committee receives detailed written analyses and research, in a standardized format, from the REIT Manager's personnel and evaluates all prospective investments pursuant to uniform underwriting criteria prior to submission of investment recommendations to the investment committee of the Board. The quality of the REIT Manager's investment committee process is demonstrated by ATLANTIC's ability to achieve its investment goals and generally realize its projected initial returns and growth from multifamily investments.

 Development/Redevelopment and Acquisition Capability

  ATLANTIC believes that by internally developing projects and redeveloping well-located operating communities, management can capture for the REIT the value that normally escapes through sales premiums paid to successful developers. The REIT Manager's personnel have substantial development and redevelopment experience, as described in "--Directors and Officers of ATLANTIC, the REIT Manager and Relevant Affiliates" below. The REIT Manager has 20 full-time professionals committed to development and acquisition activities. The REIT Manager has arranged for over $980.6 million of successful acquisitions for ATLANTIC. At June 30, 1997, the REIT Manager was developing 6,967 multifamily units for ATLANTIC with a total budgeted development cost of $446.1 million. Additionally, at June 30, 1997, ATLANTIC had land in planning and under control for the development of 3,406 units with a total budgeted development cost of $222.8 million. REIT Management has engaged in substantial development on behalf of ATLANTIC at attractive yields that have exceeded projections and ATLANTIC believes that development will contribute to its objective of long-term growth in cash flow. See "Business--ATLANTIC's Operating System".

 Disposition Capability

  The ability to identify and effectively complete the cost-effective disposition of targeted communities is essential to the successful execution of ATLANTIC's asset optimization strategy. From inception through June 30, 1997, ATLANTIC disposed of 2,140 units, realizing an aggregate gain, net of provisions for possible losses, of $4.3 million on aggregate proceeds of $107.7 million, which were redeployed into strategic acquisitions and developments. Marketing efforts and related costs and negotiation were conducted primarily by the REIT Manager and, therefore, broker fees were minimal.

 Due Diligence Process

  ATLANTIC believes that management should have experienced senior personnel dedicated to performing intelligent and thorough due diligence. The REIT Manager has three full-time due diligence professionals and has developed uniform systems and procedures for due diligence, as described under "Business--ATLANTIC's Operating System--Due Diligence and Investment Analysis". The REIT Manager's due diligence personnel have screened and selected a large volume of investments.

 Operating Capability

  ATLANTIC believes that management can substantially improve funds from operations by actively and effectively managing assets. As described under "Business--ATLANTIC's Operating System", the REIT Manager and its affiliates have devoted substantial personnel and financial resources to control and effectively manage ATLANTIC's multifamily portfolio.

 Capital Markets Capability

  ATLANTIC believes that management must be able effectively to raise equity and debt capital in order for the REIT to achieve superior growth through investment. As described under "Business--ATLANTIC's Operating System--Capital Markets/Finance/Legal", REIT Management has successfully arranged funding for ATLANTIC's investment program.

 Communications/Shareholder Relations Capability

  ATLANTIC believes that a REIT's success in capital markets and investment activities can be enhanced by management's ability to effectively communicate the REIT's strategy and performance to investors, sellers of property and the financial media. The REIT Manager provides full time personnel who prepare informational materials for and conduct periodic meetings with the investment community and analysts.

  ATLANTIC believes that successfully combining the foregoing attributes significantly enhances a REIT's ability to increase cash flow and increase the market valuation of the REIT's portfolio.

DIRECTORS AND OFFICERS OF ATLANTIC AND THE REIT MANAGER

  Upon consummation of the Merger, each of the persons discussed below will become officers or directors of ATLANTIC and be compensated for such services by ATLANTIC (other than Mr. Klopf who will be compensated by Security Capital).

 Directors of ATLANTIC

  Members of the REIT Manager's Investment Committee are designated by an asterisk.

  C. RONALD BLANKENSHIP--47--Advisory Director of ATLANTIC since September 1996 and Director from April 1996 to September 1996; Managing Director of Security Capital since March 1991 and Non-Executive Chairman of PTR since June 1997; Chairman of PTR from June 1991 to June 1997. Mr. Blankenship is a Director of Strategic Hotel Capital Incorporated and an advisory Director of Homestead. From July 1988 to June 1991, Mr. Blankenship was a regional partner with Trammell Crow Residential in Chicago, a multifamily real estate development and property management firm. Prior thereto, Mr. Blankenship was an Executive Vice President and Chief Financial Officer of the Mischer Corporation in Houston, a multibusiness holding company with investments primarily in real estate.

  MANUEL A. GARCIA III--53--Director of ATLANTIC since December 1995; Chief Executive Officer of Davgar Restaurants, Inc. since May 1969, where he is the owner/operator of ten Burger King Restaurants in central Florida, five Pebbles Restaurants, Harvey's Bistro and Manuel's on the 28th Restaurant in Orlando, Florida; Director of Homestead, The Foundation for Orange County Public Schools, Florida State University Seminole Boosters' Association, a Director and Member of the Executive Committee of the Florida Citrus Sports Association and National Director of Cities in Schools. Mr. Garcia is also on the Board of the National Conference of Christians and Jews and an Honorary Director of the Boys' Clubs and Boy Scouts of Central Florida. In addition, Mr. Garcia is a former member of former President Bush's Drug Advisory Council.

  NED S. HOLMES--52--Director of ATLANTIC since May 1994; President and Chief Executive Officer of Laing since May 1990; from April 1984 to present, Chairman and President of Parkway Investment/Texas Inc., a Houston-based real estate investment and development company, which specializes in residential (apartment and townhouse), commercial (office and warehouse) and subdivision projects. Mr. Holmes also serves as a Director of Commercial Bancshares, Inc. and Heritage Bank, both based in Houston, Texas. Mr. Holmes is a Chairman of the Port Commission of the Port of Houston Authority and a Director of the Greater Houston Partnership.

  *CONSTANCE B. MOORE--41--Co-Chairman, Chief Operating Officer and Director of ATLANTIC and the REIT Manager since January 1996, where she has overall responsibility for operations of ATLANTIC; from May 1994 to December 1995, Managing Director of PTR, Director and Managing Director of PTR's REIT manager; Senior Vice President of Security Capital from March 1993 to April 1994; from January 1990 to December 1992, President and Director of Kingswood Realty Advisors, Inc., investment advisor to ICM Property Investors, a NYSE-listed REIT, and from March 1991 to December 1992, President and Director of ICM Property Investors.

  *JAMES C. POTTS--50--Co-Chairman and Chief Investment Officer of ATLANTIC and the REIT Manager since January 1996 and Director of ATLANTIC and the REIT Manager since October 1993, where he has overall responsibility for investments of ATLANTIC; Chairman of ATLANTIC and the REIT Manager from May 1994 to December 1995; from December 1992 to April 1994, Managing Director of PTR's REIT manager, where he supervised the asset management of all of PTR's multifamily communities and oversaw the relationship of PTR's REIT manager with SCG Realty Services Incorporated, which provides on-site management for these communities; from April 1984 to December 1992, Chief Executive Officer of four regional multifamily management companies of Trammell Crow Residential Services.

  JOHN M. RICHMAN--69--Director of ATLANTIC since September 1996; Counsel to the law firm of Wachtell, Lipton, Rosen & Katz since January 1, 1990; Mr. Richman is a member of the American, Illinois and New York Bar Associations. He was Chairman and Chief Executive Officer of Kraft, Inc. from 1979 to 1989, prior to which he was Senior Vice President--Administration and General Counsel of that company. He is currently a Director of BankAmerica Corporation and Bank of America National Trust and Savings Association, USX Corporation, R. R. Donnelley and Sons Company and the Evanston Hospital Corporation. He is also a Trustee of the Chicago Symphony Orchestra, Northwestern University and The Johnson Foundation. In addition, Mr. Richman is a Director of The Chicago Council on Foreign Relations and Lyric Opera of Chicago and a member of The Business Council, The Commercial Club of Chicago and the Economic Club of Chicago.

 Senior Officers of ATLANTIC and the REIT Manager

  CONSTANCE B. MOORE--See "--Directors of ATLANTIC" above.

  JAMES C. POTTS--See "--Directors of ATLANTIC" above.

  *J. LINDSAY FREEMAN--52--Senior Vice President of ATLANTIC and the REIT Manager since May 1994 and Director of the REIT Manager since March 1995, where he is responsible for operations; from June 1980 to March 1994, Senior Vice President and Operating Partner of Lincoln Property Company in Atlanta, Georgia, where he was responsible for acquisitions, financing, construction and management of multifamily communities within the Atlantic region and oversaw operations of 16,000 multifamily units.

  JEFFREY A. KLOPF--49--Senior Vice President and Secretary of ATLANTIC, the REIT Manager and Security Capital since January 1996, where he provides securities offerings and corporate acquisition services and oversees the provisions of legal services for affiliates of Security Capital; from January 1988 to December 1995, Mr. Klopf was a partner with Mayer, Brown & Platt where he practiced corporate and securities law.

  *BRADLEY C. MILLER--50--Senior Vice President of ATLANTIC and the REIT Manager since June 1996 and Director of the REIT Manager since February 1997, where he is responsible for investments; from October 1979 to May 1996, Mr. Miller was Senior Vice President and Operating Partner of Lincoln Property Company in Tampa, Florida, where he was responsible for acquisitions, financing, construction and management of multifamily communities within the Atlantic region and oversaw the development of over 6,500 new multifamily units and operations of 11,000 multifamily units.

  WILLIAM KELL--41--Vice President and Controller of ATLANTIC and the REIT Manager since January 1996, where he supervises accounting and financial reporting for ATLANTIC; from June 1991 to December 1995, Vice President and Controller of PTR, where he had overall responsibility for multifamily accounting and financial reporting; from 1987 to 1991, Vice President and Treasurer, Bohannon Development Corporation, El Paso, Texas (multifamily development); prior thereto, Manager with KPMG Peat Marwick in its El Paso, Texas office.

 Other Officers

  STEVEN A. ABNEY--42--Vice President of ATLANTIC and the REIT Manager since March 1997, where he has been responsible for property accounting and reporting since April 1996; from August 1994 to March 1996, Division Controller for Lincoln Property Company in Dallas, Texas, where he was responsible for financial reporting activities for all Dallas/Ft. Worth area commercial properties; from July 1989 to August 1994, Director of Finance and Accounting for Bramalea USA Retail Group, a shopping center developer/manager in Dallas, Texas.

  RAYMOND D. BARROWS--35--Vice President of ATLANTIC and the REIT Manager since May 1994, where he is a member of the development group; prior thereto, he supervised the due diligence group; from January 1994 to December 1995, a member of ATLANTIC's asset management group and prior thereto, a member of PTR's asset management group; from May 1990 to August 1993, Portfolio Manager with The First National Bank of Chicago, where he was responsible for underwriting and structuring transactions for both project and corporate facilities.

  LESLIE L. BIVINS--43--Vice President of ATLANTIC and the REIT Manager since June 1996, where she is responsible for asset and property management for the States of Georgia and Alabama and with SCG Realty Services since May 1994; from January 1992 to May 1994, Senior Regional Manager of Laing Management Company in Atlanta, Georgia, where she was responsible for management of over 2,000 units throughout the southeastern United States; from November 1987 through December 1991, District Manager of Trammell Crow Residential, Atlanta, Georgia, where she supervised the management of approximately 2,000 multifamily units in the Atlanta market.

  NEIL T. BROWN--40--Vice President of ATLANTIC and the REIT Manager since April 1996, where he is responsible for directing the development of new multifamily communities in the mid-Atlantic region; from July 1992 to December 1995, Regional Vice President/Regional Partner of JPI Development Partners, Inc., where he was responsible for all development activity in Florida; prior thereto, Partner of Trammell Crow Residential where he was responsible for development of residential projects in Dade and Broward Counties, Florida.

  ANDREW W. COLQUITT--30--Vice President of ATLANTIC and the REIT Manager since December 1996, where he is responsible for land acquisition for all markets north of Florida; prior thereto, he was a member of the Development Group; from March 1994 to October 1995, Development Associate for Trammell Crow Residential in Portland, Oregon, where he was responsible for acquisition and development management for the Portland development portfolio including 1,800 multifamily units; from June 1993 to February 1994, Acquisitions Analyst for Prudential Real Estate Investors in San Francisco, with emphasis on multifamily and office acquisitions; in May 1994, he obtained his M.B.A. from the University of California at Berkeley; from June 1987 to June 1992, Cost Engineer and Project Engineer for Holder Construction Company in Atlanta, Georgia, with emphasis on project management, estimating and scheduling.

  JOSEPH J. DOMINGUEZ--37--Vice President of ATLANTIC and the REIT Manager since April 1996, where he is a member of the development group; prior thereto, he was an associate in the development group; from November 1984 to August 1995, Vice President of Operations for The Casden Company, where he had overall responsibility for the start-up and operations of a general contracting subsidiary; prior thereto, Project Manager with Pacific Southwest Construction Company where he oversaw the construction of various residential projects.

  RICHARD L. GLEICHAUF--45--Vice President of ATLANTIC and the REIT Manager since March 1997, where he has been responsible for financial planning and analysis since April 1996; from 1977 to 1996, manager with various El Paso Energy Corporation subsidiaries in El Paso, Texas and Paris, France where he was responsible for financial accounting, budgeting and forecasting, and auditing; prior thereto with KPMG Peat Marwick in its El Paso, Texas office.

  W. SCOTT HARTMAN--32--Vice President of ATLANTIC and the REIT Manager since September 1996, where he oversees financing activities, coordinates external financial reporting and supervises acquisition due diligence compliance activities; prior thereto, he was in the Management Development Program with Security Capital working in six-month rotational assignments with Managing Directors of Security Capital and its affiliates; from May 1993 to May 1994, Research Analyst with AMB Institutional Realty Advisors; in May 1994, Mr. Hartman obtained his J.D. from The University of California, Hastings College of the Law and his M.B.A. from The University of California, Haas School of Business.

  GEORGE E. KELLY--44--Vice President of ATLANTIC and the REIT Manager since December 1996, where he is responsible for planning, coordinating and executing the production of development of multifamily communities; from May 1995 to December 1996, Development Manager of ATLANTIC; from February 1995 to April 1995, Real Estate and Construction Management Consultant to property management companies; from August 1992 to April 1995, Assistant Vice President of The Travelers Realty Investment Company in Atlanta, Georgia.

  MONA D. KING--36--Vice President of ATLANTIC and the REIT Manager since May 1997, where she has overall responsibility for human resources; from September 1994 to May 1997, she was Regional Human Resources Manager for SCG Realty Services and the REIT Manager; prior thereto, she had a variety of Human Resources positions for Rich's Department Stores from June 1989 to September 1994.

  MARY CAPERTON LESTER--42--Vice President of ATLANTIC and the REIT Manager since July 1995, where she is responsible for asset and property management in the Mid-Atlantic region (except Georgia and Alabama) and with SCG Realty Services since June 1994; prior thereto, she was a member of the asset management group; from May 1993 to May 1994, she was with Summit Management Company, where she specialized in new business development; from April 1984 to May 1993, with Trammell Crow Residential Services, most recently as a Vice President, where she was responsible for property operations, marketing and new business development.

  JEFFREY G. MEGRUE--35--Vice President of ATLANTIC and the REIT Manager since July 1995, where he is a member of the development group; prior thereto, he was an associate in the development group; from March 1993 to May 1994, he was a member of the acquisition group of PTR; from June 1988 to February 1993, Vice President of Trammell Crow Residential Services North; prior thereto, Development Associate for the New Jersey/Pennsylvania division of Trammell Crow Residential.

  GLENN T. RAND--37--Vice President of ATLANTIC and of the REIT Manager since June 1996, where he is responsible for asset and property management for the State of Florida, and with SCG Realty Services since May 1995; from August 1987 to April 1995, Vice President of Trammell Crow Residential and Avalon Properties, where he was responsible for operations and third party management solicitation in southern Florida and the northeastern United States.

  JAMES C. ROOT--42--Vice President of ATLANTIC and the REIT Manager since December 1996, where he is responsible for major capital expenditures; from February 1994 to December 1996, Construction Services Manager, where he was responsible for capital budgeting, major repairs and renovations of over 13,000 units located throughout the Southeast; from February 1993 to February 1994, Construction Manager and Consultant in Chicago, Illinois, where he evaluated potential acquisitions for Republic Management, a Houston-based, nationwide property management company; from June 1992 to February 1993, Construction Services Director with Genmar Realty Group, Inc. in Chicago, where he established the Construction Department responsible for capital items for a nationwide portfolio of communities.

  ANN L. SCHUMACHER--38--Vice President of ATLANTIC and the REIT Manager since July 1995 and a member of the accounting group since January 1994, where she is responsible for accounting and financial reporting; from September 1988 to October 1993, she was with Trammell Crow Company, most recently as Regional Controller, where she managed the accounting department for the company's 26 million-square-foot industrial portfolio in Southern California and Arizona; prior thereto, Senior Accountant for Price Waterhouse.

  L. DOUGLAS SNIDER--43--Vice President of ATLANTIC and the REIT Manager since July 1995, where he is responsible for directing the development of new multifamily communities in the South Atlantic region; prior thereto, he was an associate in the development group; from July 1993 to March 1995, Vice President of Operations with American Constructors, where he was responsible for all design/build activities; from June 1990 to July 1993, Vice President of Robert L. Mayer Corporation, where he was responsible for residential and commercial development activities.

  C. MELVIN WHITE--58--Vice President of ATLANTIC and the REIT Manager since April 1996, where he has been a member of the development group since August 1995; from September 1991 to August 1995, Founder/Partner of Sherrill and Associates, an interior specialty contracting firm; from 1985 to 1991, Construction Manager of Laing, where he was responsible for construction of garden apartments, personal care retirement facilities and mid-rise office space.

  TIMOTHY C. YEAGER--33--Vice President for ATLANTIC and the REIT Manager since May 1997, where he has overall responsibility for acquisitions; from September 1994 to December 1996, he was a member of the asset management group; from January 1997 to May 1997, he was a member of the acquisitions group; from December 1991 to May 1992, Vice President and co-founder of SMAC, Inc., a management consulting firm. Mr. Yeager obtained a Masters in International Business Studies from the University of South Carolina in May 1994.

CLASSIFICATION OF DIRECTORS

  Pursuant to the terms of ATLANTIC's Charter, the Directors are divided into three classes. One class (consisting of Mr. Potts) will hold office for a term expiring at the annual meeting of shareholders to be held in 2000, a second class (consisting of Messrs. Garcia and Holmes) will hold office for a term expiring at the annual meeting of shareholders to be held in 1998 and a third class (consisting of Ms. Moore and Mr. Richman) will hold office for a term expiring at the annual meeting of shareholders to be held in 1999. Each Director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies. At each annual meeting of shareholders of ATLANTIC, the successors to the class of Directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. See "Certain Provisions of Maryland Law and of ATLANTIC's Charter and Bylaws". Security Capital has a right to nominate up to three Directors, depending upon its level of ownership of Shares, as described under "Certain Relationships and Transactions--Security Capital Investor Agreement". Ms. Moore and Mr. Potts are deemed to be the nominees of Security Capital.

COMMITTEES OF THE BOARD

  The Board has established an Audit Committee consisting of Messrs. Garcia and Holmes. The Audit Committee is responsible for making recommendations concerning the engagement of independent public accountants, reviewing the plans and results of the audit engagement with the independent public accountants, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of ATLANTIC's internal accounting controls.

  The Board has established an Investment Committee consisting of Messrs. Holmes and Potts. The Investment Committee is responsible for reviewing and approving all asset acquisitions and other investment decisions between meetings of the full Board. Any decisions made by the Investment Committee are reported to the full Board at its next quarterly meeting. The Investment Committee receives recommendations from the REIT Manager's investment committee.

  The Board has established a Compensation Committee consisting of Messrs. Garcia, Holmes and Richman, with Mr. Potts and Ms. Moore serving as non-voting members, which reviews and approves ATLANTIC's compensation arrangements and plans.

COMPENSATION OF DIRECTORS

  ATLANTIC pays an annual retainer of $14,000 to Directors who are not officers or employees of ATLANTIC, the REIT Manager or its affiliates. These fees are currently paid to Directors in cash (quarterly on each meeting date) and will be paid to the Directors in Shares (quarterly on each dividend payment date) based on the then-current market price of the Shares following the adoption by ATLANTIC of a dividend reinvestment and share purchase plan as described below. Such Directors also receive $1,000 for each meeting attended (other than telephonic meetings), which is also paid in cash. Non-employee chairpersons of Board committees (other than the Investment Committee) receive an additional annual retainer of $1,000 payable in cash and non-employee members of the Investment Committee receive an additional annual retainer of $4,000 payable in cash. In the event that ATLANTIC adopts a dividend reinvestment and share purchase plan, both the retainer and fees will be paid directly into such plan. Officers of ATLANTIC, the REIT Manager or its affiliates who are Directors are not paid any Director fees.

  In addition, pursuant to the Outside Directors Plan, each Outside Director, as defined below, will be entitled to receive, on the date of each annual meeting of shareholders, an option to purchase 1,000 Shares at a price per Share equal to the closing price of one Share on the NYSE on such annual meeting date. See "--Outside Directors Plan".

  Directors are reimbursed for any out-of-town travel expenses incurred in connection with attendance at Board meetings. Ms. Moore and Mr. Potts are not separately compensated for serving as Directors.

OUTSIDE DIRECTORS PLAN

  On March 12, 1996, the Board approved the Security Capital Atlantic Incorporated Share Option Plan for Outside Directors (the "Outside Directors Plan"). The Outside Directors Plan is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part and the following summary of the material terms of the Outside Directors Plan is qualified in its entirety by reference to the actual terms thereof.

  The purpose of the Outside Directors Plan is to enable the Directors of ATLANTIC who are not employees or officers of ATLANTIC or Security Capital or any of its affiliates ("Outside Directors") to increase their ownership of ATLANTIC and thereby further the identity of their interests with those of ATLANTIC's other shareholders.

  To achieve the foregoing objective, the Outside Directors Plan provides for grants of options ("Options") to purchase Shares. The Secretary of ATLANTIC (the "Administrator") administers the Outside Directors Plan with a view to ATLANTIC's best interests and the Outside Directors Plan's objectives. The Administrator has authority to adopt administrative guidelines, rules and regulations relating to the Outside Directors Plan and to make all determinations necessary or advisable for the implementation and administration of the Outside Directors Plan.

  The number of Shares reserved for issuance upon exercise of Options granted under the Outside Directors Plan is 100,000. Shares that are forfeited will again become available for awards under the Outside Directors Plan.

  In the event of changes in the outstanding Shares by reason of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a dividend in Shares, or any other increase or decrease in the number of Shares, or merger or consolidation, or other similar event, the Administrator shall make appropriate adjustments to the aggregate number of Shares available under the Outside Directors Plan.

  On the date of each annual meeting of shareholders of ATLANTIC through and including 2006, each Outside Director serving on such date (after the election of Directors in the meeting) will be granted an Option to purchase 1,000 Shares at an exercise price equal to the closing price of the Shares on the NYSE on such date.

Also, each Outside Director serving at the time of ATLANTIC's initial public offering was granted an Option to purchase 1,000 Shares at the initial public offering price of $21.25 per Share, after adjusting for the Homestead Distribution.

  Each Option will be immediately exercisable, but must be exercised before the earliest of the following events to occur: the date that is three months after the date that the Option holder's position as a Director terminates, the date that is twelve months after the date the Director becomes disabled or dies or the date that is five years after the date the Option is granted.

  If fifty percent or more of the outstanding Shares are acquired in a cash tender offer or exchange offer, each Option holder shall have the right to exercise his or her Option in full or surrender his or her outstanding Option in exchange for a cash payment from ATLANTIC in an amount equal to the excess of the offer price or value over the Option price. If ATLANTIC dissolves, each Option holder shall have the right to exercise his or her Option in full before the date of the dissolution.

  The Outside Directors Plan may be amended or terminated at any time by the Board. The provisions relating to the amount, price and timing of grants under the Outside Directors Plan may not be amended more than once every six months, other than to comport with changes in the Code or the rules thereunder, unless such amendment would not affect the exemption provided by Rule 16b-3 promulgated under the Exchange Act.

LIABILITY LIMITATION AND INDEMNIFICATION

  Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. ATLANTIC's Charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law. ATLANTIC's officers and Directors are and will be indemnified under ATLANTIC's Charter against certain liabilities. ATLANTIC's Charter provides that ATLANTIC will, to the maximum extent permitted by Maryland law in effect from time to time, indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Director or officer of ATLANTIC or (b) any individual who, while a Director of ATLANTIC and at the request of ATLANTIC, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, employee benefit plan or other enterprise. ATLANTIC's Charter authorizes ATLANTIC, with the approval of the Board, to provide such indemnification and advancement of expenses to a person who served a predecessor of ATLANTIC in any of the capacities described in (a) or (b) above and to any employee or agent of ATLANTIC or its predecessors.

  Maryland law requires a corporation (unless its charter provides otherwise, which ATLANTIC's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Maryland law permits ATLANTIC to advance reasonable expenses to a director or officer upon ATLANTIC's receipt of (a) a written affirmation by the Director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by ATLANTIC as authorized by ATLANTIC's Bylaws and (b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by ATLANTIC if it shall ultimately be determined that the standard of conduct was not met.

  Additionally, ATLANTIC has entered into indemnity agreements with each of its officers and Directors which provide for reimbursement of all expenses and liabilities of such officer or Director, arising out of any lawsuit or claim against such officer or Director due to the fact that he or she was or is serving as an officer or Director, except for such liabilities and expenses (a) the payment of which is judicially determined to be unlawful, (b) relating to claims under Section 16(b) of the Exchange Act or (c) relating to judicially determined criminal violations.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to Directors, officers or persons controlling ATLANTIC pursuant to the foregoing provisions, ATLANTIC has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                             ATLANTIC'S COMMUNITIES

PORTFOLIO COMPOSITION

  ATLANTIC believes that moderate income communities offer better prospects for long-term growth in cash flow. Based on ATLANTIC's review of information filed under the Exchange Act regarding other REITs in ATLANTIC's primary target market and other publicly available data, ATLANTIC believes that few other REITs in its primary target market currently focus on the moderate income segment. Moreover, based on ATLANTIC's proprietary information regarding available land parcels and construction starts in its primary target market, ATLANTIC believes that less than 10% of the 1995 and 1996 multifamily starts in ATLANTIC's primary target market cities constituted moderate income communities. Consequently, ATLANTIC believes that the moderate income segment is a significantly underserved market with limited competition. In ATLANTIC's experience, moderate income residents are typically longer-term residents because they often lack the financial resources required to purchase single-family homes. As a result, resident turnover is often lower in ATLANTIC's moderate income communities than in upper middle income or middle income communities. The total cost of refurbishing and re-leasing a unit ranges from $700 to $1,500; therefore, reducing resident turnover can have a material impact on an asset's profitability. The following table indicates the product-type composition of communities owned by ATLANTIC at June 30, 1997:

                                                                   PERCENTAGE OF
                                                                   ASSETS BASED
                                                                     ON TOTAL
                                                        NUMBER OF    EXPECTED
                                                       COMMUNITIES INVESTMENT(1)
                                                       ----------- -------------
Moderate Income(2)....................................      49         50.2%
Middle Income(3)......................................      37         40.5
Upper Middle Income(4)................................       7          9.3
                                                           ---         ----
  Total...............................................      93          100%
                                                           ===         ====

--------

(1) For operating communities, represents cost through June 30, 1997 plus budgeted renovations at June 30, 1997. For communities under construction and in planning, represents cost through June 30, 1997 plus additional budgeted development expenditures at June 30, 1997, which include the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period. Does not include land held for future development, which is less than 1% of assets, based on cost.
(2) These communities appeal to residents with incomes ranging from 65% to 90% of submarket median household income. Residents in this category, which typically include couples, single family parents and families with one or two children, are value-driven and focus on unit livability and practical amenities such as washer/dryer hookups, storage space and playground.
(3) These communities appeal to residents with incomes ranging from 90% to 115% of submarket median household income. These communities have smaller units and fewer amenities than upper middle income communities.
(4) These communities appeal to residents with incomes ranging from 115% to 140% of submarket median household income. These communities typically feature large luxurious units and numerous amenities, including large exercise facilities and attached garages.

GEOGRAPHIC DISTRIBUTION

  In order to effectively manage its multifamily communities, ATLANTIC has organized its operations with a regional focus (Mid-Atlantic and South Atlantic). ATLANTIC's multifamily communities are located in 15 metropolitan areas in seven states and the District of Columbia. The table below demonstrates the geographic distribution of ATLANTIC's portfolio (operating communities and total communities, which includes operating communities and owned communities under construction and in planning) at June 30, 1997:

                               OPERATING COMMUNITIES       TOTAL COMMUNITIES
                             ------------------------- -------------------------
                                         PERCENTAGE OF             PERCENTAGE OF
                                         ASSETS BASED              ASSETS BASED
                                           ON TOTAL                  ON TOTAL
                              NUMBER OF    EXPECTED     NUMBER OF    EXPECTED
                             COMMUNITIES INVESTMENT(1) COMMUNITIES INVESTMENT(1)
                             ----------- ------------- ----------- -------------
MID-ATLANTIC:
Charlotte, North Carolina..        4            6%           6            6%
Greenville, South
 Carolina..................        1            1            1            1
Memphis, Tennessee.........        4            4            4            3
Nashville, Tennessee.......        2            4            3            4
Raleigh, North Carolina....        6            9            8            8
Richmond, Virginia.........        2            3            6            7
Washington, D.C. ..........        4            7            6            9
                                 ---          ---          ---          ---
  Total Mid-Atlantic.......       23           34%          34           38%
                                 ---          ---          ---          ---
SOUTH ATLANTIC:
Atlanta, Georgia...........       21           34%          25           29%
Birmingham, Alabama........        4            5            5            5
Ft. Lauderdale/West Palm
 Beach, Florida............        7           10           10           11
Ft. Myers, Florida.........        1            1            1            1
Jacksonville, Florida......        2            3            6            6
Orlando, Florida...........        5            4            6            4
Sarasota, Florida..........        1            3            1            2
Tampa, Florida.............        5            6            5            4
                                 ---          ---          ---          ---
  Total South Atlantic.....       46           66%          59           62%
                                 ---          ---          ---          ---
    Total..................       69          100%          93          100%
                                 ===          ===          ===          ===

--------

(1) For operating communities, represents cost through June 30, 1997 plus budgeted renovations at June 30, 1997. For communities under construction and in planning, represents cost through June 30, 1997 plus additional budgeted development expenditures at June 30, 1997, which include the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period. Does not include land held for future development, which is less than 1% of assets, based on cost.

COMMUNITIES

  The information in the following table is as of March 31, 1997, except total expected investment which is as of June 30, 1997 (dollar amounts in thousands). Additional information on ATLANTIC's communities is contained in
Schedule III, Real Estate and Depreciation, in ATLANTIC's financial statements. No individual community, or group of communities operated as a single business unit, amounts to 10% or more of ATLANTIC's pro forma total assets at December 31, 1996 nor does the gross revenue from any such communities amount to 10% or more of ATLANTIC's pro forma gross revenues for the fiscal year ended December 31, 1996.

                             YEAR                                         TOTAL
                         ACQUIRED OR  PERCENTAGE          ATLANTIC      EXPECTED
                         COMPLETED(1)   LEASED   UNITS  INVESTMENT(2) INVESTMENT(2)
                         ------------ ---------- ------ ------------- -------------
COMMUNITIES OWNED AS OF
MARCH 31, 1997:
OPERATING
 COMMUNITIES(3):
 MID-ATLANTIC:
 Charlotte, North
  Carolina:
  STABILIZED:
  Cameron at Hickory
   Grove(4).............     1996        92.6%      202  $    8,410    $    8,458
  Cameron Oaks..........     1994        95.1       264      15,406        15,443
  Waterford Hills*......     1995        85.6       270      13,499        13,514
  Waterford Square
   I(5)*................     1996        91.9       408      19,575        20,799(6)
                                         ----    ------  ----------    ----------
    Subtotals/Average...                 91.3     1,144      56,890        58,214
                                         ----    ------  ----------    ----------
 Greenville, South
  Carolina:
  STABILIZED:
  Cameron Court.........     1996        96.2       234      11,092        11,126
 Memphis, Tennessee:
  STABILIZED:
  Cameron at Kirby
   Parkway..............     1994        91.1       324      10,179        10,259
  Stonegate.............     1994        92.3       208       7,090         7,271
  PRE-STABILIZED:
  Cameron Century
   Center...............     1996        90.7       420      16,131        16,541
  Country Oaks(7).......     1996        93.0       200       8,557         8,713
                                         ----    ------  ----------    ----------
    Subtotals/Average...                 91.5     1,152      41,957        42,784
                                         ----    ------  ----------    ----------
 Nashville, Tennessee:
  STABILIZED:
  Arbor Creek(8)........     1994        95.6       360      18,197        18,306
  Enclave at Brentwood..     1995        91.1       380      16,181        16,292
                                         ----    ------  ----------    ----------
    Subtotals/Average...                 93.3       740      34,378        34,598
                                         ----    ------  ----------    ----------
 Raleigh, North
  Carolina:
  STABILIZED:
  Cameron Square........     1994        95.2       268      16,036        16,087
  Waterford Point*......     1996        90.2       336      15,866        16,880(6)
  PRE-STABILIZED:
  Cameron Lake..........     1996        94.4       196       9,536         9,798
  Cameron Ridge(9)......     1996        96.1       228      10,276        10,502
  Emerald Forest........     1996        88.8       320      14,762        15,159
                                         ----    ------  ----------    ----------
    Subtotals/Average...                 92.5     1,348      66,476        68,426
                                         ----    ------  ----------    ----------

                              YEAR                                         TOTAL
                          ACQUIRED OR  PERCENTAGE          ATLANTIC      EXPECTED
                          COMPLETED(1)   LEASED   UNITS  INVESTMENT(2) INVESTMENT(2)
                          ------------ ---------- ------ ------------- -------------
 Richmond, Virginia:
  STABILIZED:
  Camden at Wellesley....     1994        96.5%      340  $   19,544    $   19,608
  Potomac Hunt(10).......     1994        94.6       220      10,142        10,224
                                          ----    ------  ----------    ----------
    Subtotals/Average....                 95.8       560      29,686        29,832
                                          ----    ------  ----------    ----------
 Washington, D.C.:
  STABILIZED:
  Camden at Kendall
   Ridge.................     1994        94.6       184      11,737        11,795
  Cameron at Saybrooke...     1994        96.4       252      18,985        19,064
  Sheffield Forest.......     1995        97.3       256      15,562        15,640
  PRE-STABILIZED:
  West Springfield
   Terrace...............     1996        91.0       244      16,483        16,637
                                          ----    ------  ----------    ----------
    Subtotals/Average....                 94.9       936      62,767        63,136
                                          ----    ------  ----------    ----------
      Subtotals/Average--
       Mid-Atlantic......                 93.0     6,114     303,246       308,116
                                          ----    ------  ----------    ----------
 SOUTH ATLANTIC:
 Atlanta, Georgia:
  STABILIZED:
  Azalea Park(11)(12)....     1995        87.7       447      25,832        26,081
  Cameron Ashford........     1994        95.1       365      24,922        25,032
  Cameron
   Briarcliff(10)........     1994        98.6       220      14,277        14,315
  Cameron Brook(11)(13)..     1994        96.8       440      22,448        22,620
  Cameron Crest..........     1994        92.6       377      23,814        23,925
  Cameron Dunwoody.......     1994        87.8       238      16,902        17,007
  Cameron Forest.........     1995        90.8       152       6,259         6,382
  Cameron Place..........     1995        94.3       212       8,094         8,217
  Cameron Pointe.........     1996        93.5       214      14,928        15,001
  Cameron
   Station(11)(14).......     1995        89.9       348      16,083        16,349
  Clairmont
   Crest(11)(15).........     1994        96.7       213      11,063        11,091
  The Greens(11)(16).....     1994        95.4       304      13,769        13,833
  Lake Ridge.............     1993        97.0       268      17,385        17,463
  Morgan's Landing.......     1993        96.4       165       8,635         8,688
  Old Salem..............     1994        98.3       172       8,236         8,401
  Trolley Square.........     1994        96.7       270      13,920        13,997
  Vinings Landing........     1994        94.0       200       9,986        10,062
  WintersCreek(11)(17)...     1995        98.0       200       7,800         7,914
  Woodlands..............     1995        94.6       644      25,745        26,049
  PRE-STABILIZED:
  Balmoral Village.......     1996        99.0       312      19,300        19,509
  Cameron Creek I(5).....     1994        86.9       404      24,615        24,877
                                          ----    ------  ----------    ----------
    Subtotals/Average....                 93.9     6,165     334,013       336,813
                                          ----    ------  ----------    ----------
 Birmingham, Alabama:
  STABILIZED:
  Cameron on the
   Cahaba(18)............     1995        95.7       400      18,937        19,036
  Colony Woods I(19).....     1994        90.3       216      10,687        10,704
  Colony Woods II(19)*...     1995        95.5       198      10,533        11,423(6)
  Morning Sun Villas.....     1994        95.1       184       9,317         9,445
                                          ----    ------  ----------    ----------
    Subtotals/Average....                 94.4       998      49,474        50,608
                                          ----    ------  ----------    ----------

                                YEAR                                         TOTAL
                            ACQUIRED OR  PERCENTAGE          ATLANTIC      EXPECTED
                            COMPLETED(1)   LEASED   UNITS  INVESTMENT(2) INVESTMENT(2)
                            ------------ ---------- ------ ------------- -------------
 Ft. Lauderdale/W. Palm Beach, Florida:
  STABILIZED:
  Cameron at Meadow Lakes..     1995        99.5%      189   $   8,847     $   8,968
  Cameron at the
   Villages(10)............     1994        96.9       384      19,538        19,801
  Cameron Cove(11)(20).....     1994        96.4       221       9,391         9,494
  Cameron View.............     1995        96.0       176       8,536         8,780
  Parrot's Landing
   I(5)(11)(21)............     1994        94.1       408      18,659        18,836
  PRE-STABILIZED:
  Cameron at Bayberry
   Lake....................     1996        93.8       308      17,099        17,326
  Park Place at Turtle
   Run.....................     1996        95.7       350      15,753        15,905
                                            ----    ------   ---------     ---------
    Subtotals/Average......                 95.8     2,036      97,823        99,110
                                            ----    ------   ---------     ---------
 Ft. Myers, Florida:
  STABILIZED:
  Forestwood(11)(22).......     1994        95.7       397      13,885        14,063
 Jacksonville, Florida:
  STABILIZED:
  Bay Club.................     1994        94.6       220      12,225        12,317
  PRE-STABILIZED:
  Cameron Lakes I*.........     1996         (23)      302      16,239        17,786(6)
                                            ----    ------   ---------     ---------
    Subtotals/Average......                 94.6       522      28,464        30,103
                                            ----    ------   ---------     ---------
 Miami, Florida:
  STABILIZED:
  Park Hill(24)............     1994        93.6       264       8,655         8,655
 Orlando, Florida:
  STABILIZED:
  Camden Springs...........     1994        90.9       340      17,371        17,576
  Cameron Villas I(25).....     1994        96.4       192       8,036         8,156
  Cameron Villas II(10)....     1995        97.6        42       1,777         1,850
  Kingston Village.........     1995        98.3       120       6,057         6,226
  The Wellington I(10).....     1994        98.4       192       8,044         8,081
                                            ----    ------   ---------     ---------
    Subtotals/Average......                 95.0       886      41,285        41,889
                                            ----    ------   ---------     ---------
 Sarasota, Florida:
  STABILIZED:
  Camden at Palmer Ranch...     1994        93.5       432      24,206        24,426
 Tampa, Florida:
  STABILIZED:
  Camden Downs.............     1994        97.2       250      12,617        12,682
  Cameron Lakes............     1995        98.1       207       8,669         8,715
  Country Place
   Village(26).............     1995        94.7       188       8,386         8,587
  Foxbridge on the
   Bay(11)(27).............     1994        99.2       358      10,966        11,010
  Summer Chase(10)(28).....     1994        95.8        96       3,788         3,805
  PRE-STABILIZED:
  Cameron Bayshore.........     1996        96.7       328      10,868        11,485
                                            ----    ------   ---------     ---------
    Subtotals/Average......                 97.3     1,427      55,294        56,284
                                            ----    ------   ---------     ---------
      Subtotals/Average--
       South Atlantic......                 94.7    13,127     653,099       661,951
                                            ----    ------   ---------     ---------
        Subtotals/Average--
         Operating
         Communities.......                 94.1    19,241     956,345       970,067
                                            ----    ------   ---------     ---------

                            YEAR                                         TOTAL
                        ACQUIRED OR  PERCENTAGE          ATLANTIC      EXPECTED
                        COMPLETED(1)   LEASED   UNITS  INVESTMENT(2) INVESTMENT(2)
                        ------------ ---------- ------ ------------- -------------
COMMUNITIES UNDER
 CONSTRUCTION:
 MID-ATLANTIC:
 Charlotte, North
  Carolina:
  Waterford Square
   II(29)*.............     1998        N/A        286   $  10,762     $  17,495
 Nashville, Tennessee:
  Cameron
   Overlook(29)*.......     1998        N/A        452      13,696        23,887
 Raleigh, North
  Carolina:
  Cameron Brooke(29)*..     1997        N/A        228      12,132        13,238
  Waterford
   Forest(30)*.........     1997        N/A        384      20,360        21,520
                                        ---     ------   ---------     ---------
    Subtotals..........                 N/A        612      32,492        34,758
                                        ---     ------   ---------     ---------
 Richmond, Virginia:
  Cameron at Wyndham*..     1999        N/A        312       5,908        20,405
  Cameron Crossing
   I(29)*..............     1998        N/A        280      12,806        18,367
                                        ---     ------   ---------     ---------
    Subtotals..........                 N/A        592      18,714        38,772
                                        ---     ------   ---------     ---------
 Washington, D.C.
  Cameron at
   Milestone(29)*......     1997        N/A        444      30,726        31,404
  Woodway at Trinity
   Center(29)(31)*.....     1998        N/A        504      36,533        37,836
                                        ---     ------   ---------     ---------
    Subtotals..........                 N/A        948      67,259        69,240
                                        ---     ------   ---------     ---------
      Subtotals--Mid-
       Atlantic........                 N/A      2,890     142,923       184,152
                                        ---     ------   ---------     ---------
 SOUTH ATLANTIC:
 Atlanta, Georgia:
  Cameron Creek
   II(29)*.............     1997        N/A        260      19,706        20,210
  Cameron Landing*.....     1999        N/A        368       3,484        22,186
                                        ---     ------   ---------     ---------
    Subtotals..........                 N/A        628      23,190        42,396
                                        ---     ------   ---------     ---------
 Birmingham, Alabama:
  Cameron at the Summit
   I(29)*..............     1998        N/A        372      14,981        21,644
 Ft. Lauderdale/W. Palm
  Beach, Florida:
  Cameron Waterways*...     1999        N/A        300       5,497        21,975
  Parrot's Landing
   II(29)*.............     1997        N/A        152       9,832        10,196
                                        ---     ------   ---------     ---------
    Subtotals..........                 N/A        452      15,329        32,171
                                        ---     ------   ---------     ---------
 Jacksonville, Florida:
  Cameron
   Deerwood(29)*.......     1997        N/A        336      16,799        18,040
  Cameron Lakes
   II(29)*.............     1998        N/A        253       6,674        15,812
  Cameron Timberlin
   Parc I(29)*.........     1997        N/A        320      16,876        17,386
                                        ---     ------   ---------     ---------
    Subtotals/Average..                 N/A        909      40,349        51,238
                                        ---     ------   ---------     ---------
      Subtotals--South
       Atlantic........                 N/A      2,361      93,849       147,449
                                        ---     ------   ---------     ---------
        Subtotals--
         Communities
         Under
         Construction..                 N/A      5,251     236,772       331,601
                                        ---     ------   ---------     ---------
COMMUNITIES IN PLANNING AND OWNED:
 MID-ATLANTIC:
 Charlotte, North
  Carolina:
  Cameron
   Matthews(32)*.......     1999        N/A        212       1,652        12,066
 Richmond, Virginia:
  Cameron at Virginia
   Center(32)*.........     1999        N/A        264       1,962        16,079
  Cameron Crossing
   II(32)*.............     1998        N/A        144       1,404         8,951
                                        ---     ------   ---------     ---------
    Subtotals..........                 N/A        408       3,366        25,030
                                        ---     ------   ---------     ---------
      Subtotals--Mid-
       Atlantic........                 N/A        620       5,018        37,096
                                        ---     ------   ---------     ---------

                             YEAR                                          TOTAL
                         ACQUIRED OR  PERCENTAGE           ATLANTIC      EXPECTED
                         COMPLETED(1)   LEASED   UNITS   INVESTMENT(2) INVESTMENT(2)
                         ------------ ---------- ------  ------------- -------------
 SOUTH ATLANTIC:
 Atlanta, Georgia:
  Cameron Bridge*.......     1999         N/A       224   $    2,877    $   16,115
  Cameron at North
   Point*...............     1999         N/A       264        3,718        19,788
                                         ----    ------   ----------    ----------
    Subtotals...........                  N/A       488        6,595        35,903
                                         ----    ------   ----------    ----------
 Jacksonville, Florida:
  Cameron Timberlin Parc
   II*..................     2000         N/A       200        1,416        10,500
                                         ----    ------   ----------    ----------
      Subtotals--South
       Atlantic.........                  N/A       688        8,011        46,403
                                         ----    ------   ----------    ----------
      Subtotals--
       Communities in
       Planning and
       Owned............                  N/A     1,308       13,029        83,499
                                         ----    ------   ----------    ----------
LAND HELD FOR FUTURE
 MULTIFAMILY
 DEVELOPMENT............                  N/A       --         2,083           --
                                         ----    ------   ----------    ----------
        Total
         Communities
         Owned at March
         31, 1997.......                 94.1    25,800    1,208,229     1,385,167
                                         ----    ------   ----------    ----------
COMMUNITIES ACQUIRED
 FROM
 MARCH 31, 1997 TO JUNE
 30, 1997
COMMUNITIES IN PLANNING
 AND OWNED:
 MID-ATLANTIC:
 Raleigh, North
  Carolina:
  Cameron Woods*........                  N/A       332          --         19,051
                                         ----    ------   ----------    ----------
 SOUTH ATLANTIC:
 Ft. Lauderdale/West
  Palm Beach, Florida
  Cameron Palms.........                  N/A       340          --         24,569
 Orlando, Florida:
  The Wellington II*....                  N/A       120          --          8,936
                                         ----    ------   ----------    ----------
      Subtotals--South
       Atlantic.........                  N/A       460          --         33,505
                                         ----    ------   ----------    ----------
        Total
         Communities
         Acquired From
         March 31, 1997
         to June 30,
         1997...........                  N/A       792          --         52,556
                                         ----    ------   ----------    ----------
COMMUNITIES DISPOSED OF
 FROM
 MARCH 31, 1997 TO JUNE
 30, 1997:
OPERATING COMMUNITIES:
 SOUTH ATLANTIC:
 Miami, Florida:
  Park Hill(24).........                  N/A      (264)      (8,655)       (8,655)
 Tampa, Florida:
  Summer Chase(28)......                  N/A       (96)      (3,788)       (3,805)
                                         ----    ------   ----------    ----------
        Total
         Communities
         Disposed of
         from March 31,
         1997 to
         June 30, 1997..                  N/A      (360)     (12,443)      (12,460)
                                         ----    ------   ----------    ----------
        Total
         Communities
         Owned at June
         30, 1997.......                 94.1%   26,232   $1,195,786    $1,425,263
                                         ====    ======   ==========    ==========
 SOUTH ATLANTIC:
 Atlanta, Georgia:
  Cameron Bridge*.......
  Cameron at North
   Point*...............
    Subtotals...........
 Jacksonville, Florida:
  Cameron Timberlin Parc
   II*..................
      Subtotals--South
       Atlantic.........
      Subtotals--
       Communities in
       Planning and
       Owned............
LAND HELD FOR FUTURE
 MULTIFAMILY
 DEVELOPMENT............
        Total
         Communities
         Owned at March
         31, 1997.......
COMMUNITIES ACQUIRED
 FROM
 MARCH 31, 1997 TO JUNE
 30, 1997
COMMUNITIES IN PLANNING
 AND OWNED:
 MID-ATLANTIC:
 Raleigh, North
  Carolina:
  Cameron Woods*........
 SOUTH ATLANTIC:
 Ft. Lauderdale/West
  Palm Beach, Florida
  Cameron Palms.........
 Orlando, Florida:
  The Wellington II*....
      Subtotals--South
       Atlantic.........
        Total
         Communities
         Acquired From
         March 31, 1997
         to June 30,
         1997...........
COMMUNITIES DISPOSED OF
 FROM
 MARCH 31, 1997 TO JUNE
 30, 1997:
OPERATING COMMUNITIES:
 SOUTH ATLANTIC:
 Miami, Florida:
  Park Hill(24).........
 Tampa, Florida:
  Summer Chase(28)......
        Total
         Communities
         Disposed of
         from March 31,
         1997 to
         June 30, 1997..
        Total
         Communities
         Owned at June
         30, 1997.......

  Additionally, at June 30, 1997, ATLANTIC had land in planning and under control for the development of 3,406 units with a total budgeted development cost of $222.8 million. The term "in planning" means that construction is anticipated to commence within 12 months. The term "under control" means that ATLANTIC has an exclusive right (through contingent contract or letter of intent) during a contractually agreed-upon time period to acquire land for future development of multifamily communities, subject to removal of contingencies during the due diligence process, but does not currently own the land. There can be no assurance that such land will be acquired. The unit and total budgeted development cost information for these communities is based on management's best estimates of the cost upon completion of these communities.

--------
 *  Community developed by ATLANTIC.

 (1) With respect to communities under construction or communities in planning and owned, represents expected completion date.

 (2) ATLANTIC investment represents cost through March 31, 1997. For operating communities, total expected investment represents cost through June 30, 1997 plus budgeted renovations at June 30, 1997. For communities under construction and in planning, total expected investment represents cost through June 30, 1997 plus additional budgeted development expenditures at June 30, 1997, which include the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period. The term "in planning" means that construction is anticipated to commence within 12 months.

 (3) The term "stabilized" means that renovation, repositioning, new management and new marketing programs (or development and marketing in the case of newly developed communities) have been completed and in effect for a sufficient period of time (but in no event longer than 12 months, except in cases of major rehabilitation) to achieve 93% occupancy at market rents. Prior to being "stabilized", a community is considered "pre-stabilized". See "Business--ATLANTIC's Operating System--Acquired Communities".

 (4) Cameron at Hickory Grove Apartments are subject to a deed of trust securing a mortgage note of $6.0 million.

 (5) Community was classified as pre-stabilized in 1997 due to the effects of lease-up activities at Phase II of this community.

 (6) The total expected investment cost of these developed communities includes potential incentive payments to third-party developer/managers that had not been earned by them at June 30, 1997.

 (7) Country Oaks Apartments are subject to a deed of trust securing a mortgage note of $5.9 million.

 (8) The land associated with the Arbor Creek Apartments is leased by ATLANTIC through the year 2058 under an agreement with the Metropolitan Nashville Airport Authority.

 (9) Cameron Ridge Apartments are subject to a deed of trust securing a mortgage note of $5.8 million.

(10) Community is pledged as additional security under ATLANTIC's 30-year credit enhancement agreement with FNMA. For a discussion of the FNMA credit enhancement agreement, see "Business--ATLANTIC's Operating System--Capital Markets/Finance/Legal".

(11) The tax-exempt bond issue associated with this community is included in ATLANTIC's credit enhancement agreement with FNMA.

(12) Azalea Park Apartments are subject to a deed of trust securing a mortgage note related to $15.5 million of tax-exempt bonds.

(13) Cameron Brook Apartments are subject to a deed of trust securing a mortgage note related to $19.5 million of tax-exempt bonds.

(14) Cameron Station Apartments are subject to a deed of trust securing a mortgage note related to $14.5 million of tax-exempt bonds.

(15) Clairmont Crest Apartments are subject to a deed of trust securing a mortgage note related to $11.6 million of tax-exempt bonds.

(16) The Greens Apartments are subject to a deed of trust securing a mortgage note related to $10.4 million of tax-exempt bonds.

(17) WintersCreek Apartments are subject to a deed of trust securing a mortgage note related to $5.0 million of tax-exempt bonds.

(18) Cameron on the Cahaba Phase II Apartments, which consist of 250 units, are subject to a deed of trust securing a mortgage note of $8.0 million.

(19) Community was classified as pre-stabilized in 1997 due to the transfer of on-site management from a third party to SCG Realty Services.

(20) Cameron Cove Apartments are subject to a deed of trust securing a mortgage note related to $8.5 million of tax-exempt bonds.

(21) Parrot's Landing Phase I Apartments are subject to a deed of trust securing a mortgage note related to $15.8 million of tax-exempt bonds.

(22) Forestwood Apartments are subject to a deed of trust securing a mortgage note related to $11.5 million of tax-exempt bonds.

(23) Community is in lease-up, therefore, the percentage leased is not given because it is not representative of a fully operational community.

(24) Park Hill Apartments were being held for sale at March 31, 1997 and were disposed of in April 1997.

(25) Cameron Villas I Apartments are subject to a deed of trust securing a mortgage note of $6.3 million.

(26) Country Place Village Phase I Apartments, which consist of 88 units, are subject to a deed of trust securing a mortgage note of $2.0 million.

(27) Foxbridge on the Bay Apartments are subject to a deed of trust securing a mortgage note related to $10.4 million of tax-exempt bonds.

(28) Community was disposed of in June 1997.

(29) Community was leasing completed units at June 30, 1997.

(30) Community was completed in April 1997.

(31) Community was disposed of subsequent to June 30, 1997.

(32) Construction on this community commenced in May 1997.

                        SELECTED FINANCIAL INFORMATION

  The following table sets forth the Pro Forma Financial Results as of and for the three-month period ended March 31, 1997 and the year ended December 31, 1996, and the Historical Financial Results as of and for the three-month period ended March 31, 1997 and the years ended December 31, 1996, 1995 and 1994 and the period from inception (October 26, 1993) through December 31, 1993. Such selected financial information is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included in this Prospectus. The Pro Forma Financial Results are not necessarily indicative of what the actual financial position and results of operations of ATLANTIC would have been as of and for the periods indicated, nor do they purport to represent the financial position and results of operations for future periods.

                          PRO FORMA(1)  HISTORICAL  PRO FORMA(1)               HISTORICAL
                          ------------ ------------ ------------ ------------------------------------------
                          THREE-MONTH  THREE-MONTH                            PERIOD ENDED
                          PERIOD ENDED PERIOD ENDED  YEAR ENDED               DECEMBER 31,
                           MARCH 31,    MARCH 31,   DECEMBER 31, ------------------------------------------
                              1997         1997         1996        1996       1995       1994     1993(2)
                          ------------ ------------ ------------ ----------  ---------  ---------  --------
                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATIONS SUMMARY:
 Rental income..........    $ 39,715    $   39,715   $  148,361  $  137,729  $ 103,634  $  55,071  $    156
 Homestead Convertible
  Mortgages interest
  income................         185           185          --          --         --         --        --
 Property management
  fees paid to
  affiliate.............         --          1,280          --        4,208      3,475      1,536       --
 Property management
  fees paid to third
  parties...............         232           232          971         971        591        661       --
 Interest expense.......       2,893         4,761       12,219      16,181     19,042      9,240       --
 REIT management fee
  paid to affiliate.....         --          3,029          --       10,445      6,923      3,671        12
 General and
  administrative
  expenses..............       1,751           265        5,923         673        646        266         1
 Net earnings before
  extraordinary item....      13,258        10,178       45,306      42,569     19,639      9,926        38
 Extraordinary item--
  loss on early
  extinguishment of
  debt..................         --            --           --        3,940        --         --        --
 Series A Preferred
  Share dividends.......       1,125           --         4,500         --         --         --        --
 Net earnings
  attributable to
  Shares................      12,133        10,178       40,806      38,629     19,639      9,926        38
 Net earnings per Share
  before extraordinary
  item..................        0.27          0.27         1.01        1.33       0.89       0.81      0.13
 Net earnings
  attributable to Shares
  per Share.............        0.27          0.27         1.01        1.21       0.89       0.81  $   0.13
 Cash distributions
  declared and paid.....      14,778        14,778       53,064      53,064     35,119     14,648       --
 Cash distributions
  declared and paid per
  Share.................    $   0.39    $     0.39   $     1.65  $     1.65  $    1.60  $    1.20       --
 Weighted-average Shares
  outstanding...........      44,241        37,892       40,246      32,028     21,944     12,227       286
                                       PRO FORMA(3)                      HISTORICAL
                                       ------------ -------------------------------------------------------
                                                                              DECEMBER 31,
                                        MARCH 31,    MARCH 31,   ------------------------------------------
                                           1997         1997        1996       1995       1994       1993
                                       ------------ ------------ ----------  ---------  ---------  --------
                                                                (IN THOUSANDS)
FINANCIAL POSITION:
 Real estate, at cost...                $1,208,229   $1,208,229  $1,157,235  $ 888,928  $ 631,260  $ 31,005
 Total assets...........                 1,210,645    1,204,231   1,135,065    885,824    637,846    31,850
 Line of credit(4)......                    21,020      295,250     228,000    190,000    153,000       --
 Long-term debt.........                   150,000          --          --         --         --        --
 Mortgages payable......                   155,418      155,418     155,790    118,524    107,347       --
 Total liabilities......                   367,043      489,511     436,423    328,886    271,216       178
 Total shareholders'
  equity................                $  843,602   $  714,720  $  698,642  $ 556,938  $ 366,630  $ 31,672
 Number of Shares
  outstanding...........                    44,241       37,892      37,892     27,763     18,567     1,582
                          PRO FORMA(1)  HISTORICAL  PRO FORMA(1)               HISTORICAL
                          ------------ ------------ ------------ ------------------------------------------
                          THREE-MONTH  THREE-MONTH                            PERIOD ENDED
                          PERIOD ENDED PERIOD ENDED  YEAR ENDED               DECEMBER 31,
                           MARCH 31,    MARCH 31,   DECEMBER 31, ------------------------------------------
                              1997         1997         1996        1996       1995       1994     1993(2)
                          ------------ ------------ ------------ ----------  ---------  ---------  --------
                                                          (IN THOUSANDS)
OTHER DATA:
 Net earnings
  attributable to
  Shares................    $ 12,133    $   10,178   $   40,806  $   38,629  $  19,639  $   9,926  $     38
 Add (Deduct):
 Real estate
  depreciation..........       6,132         6,132       22,534      20,824     15,925      8,770        28
 Amortization related to
  Homestead Convertible
  Mortgages.............         (20)          (20)         --          --         --         --        --
 Gain on disposition of
  real estate...........         --            --           --       (6,732)       --         --        --
 Gain on sale of
  Homestead Assets......         --            --           --       (2,839)       --         --        --
 Provision for possible
  loss on investments...         200           200        2,500       2,500        --         --        --
 Extraordinary item--
  loss on early
  extinguishment of
  debt..................         --            --           --        3,940        --         --        --
                            --------    ----------   ----------  ----------  ---------  ---------  --------
 Funds from
  operations(5).........    $ 18,445    $   16,490   $   65,840  $   56,322  $  35,564  $  18,696  $     66
                            --------    ----------   ----------  ----------  ---------  ---------  --------
 Net cash provided
  (used) by operating
  activities............    $ 19,804    $   16,913   $   69,685  $   54,356  $  39,732  $  23,564  $   (492)
 Net cash used by
  investing activities..     (70,486)      (69,354)    (291,476)   (287,418)  (235,149)  (390,077)  (31,005)
 Net cash provided by
  financing activities..    $ 50,733    $   52,055   $  226,026  $  230,907  $ 195,649  $ 372,638  $ 31,634

--------

(1) The pro forma condensed statements of earnings reflect: (i) the Merger,
    (ii) the sale of the Homestead Village properties and subsequent distribution of Homestead securities on November 12, 1996, (iii) the acquisition and disposition of communities acquired or disposed of subsequent to January 1, 1996 and related assumptions of mortgage debt and
    (iv) the sale of Shares subsequent to January 1, 1996 (including the sale of Shares on April 10, 1997) and the proposed Note Offering and Preferred Share Offering and the related repayments on ATLANTIC's $350 million unsecured line of credit as if all of these transactions had occurred on January 1, 1996.
(2) For the period from inception (October 26, 1993) to December 31, 1993.

(3) The pro forma condensed balance sheet reflects: (i) the Merger, (ii) the sale of Shares on April 10, 1997 and (iii) the proposed Note Offering and Preferred Share Offering and the related repayments on ATLANTIC's $350 million unsecured line of credit as if all of these transactions had occurred as of March 31, 1997.

(4) At July 21, 1997, ATLANTIC had $254.8 million of outstanding borrowings under its $350 million unsecured line of credit and such outstanding
    borrowings are expected to be approximately $      million at the closing
    of the Offering.

(5) Funds from operations represents net earnings computed in accordance with GAAP, excluding gains (or losses) from real estate transactions, provisions for possible losses, extraordinary items and real estate depreciation. ATLANTIC believes that funds from operations is helpful to a reader as a measure of the performance of any equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides a reader with an indication of the ability of ATLANTIC to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations should not be considered as an alternative to net earnings or any other GAAP measurement of performance as an indicator of ATLANTIC's operating performance or as an alternative to cash flows from operating, investing or financing activities as a measure of liquidity. On January 1, 1996, ATLANTIC adopted NAREIT's revised definition of funds from operations. Under this more conservative definition, loan cost amortization is not added back to net earnings in determining funds from operations. For comparability, funds from operations for the periods prior to January 1, 1996 give effect to the revised definition. The funds from operations measure presented by ATLANTIC, while consistent with the NAREIT definition, will not be comparable to similarly titled measures of other REITs which do not compute funds from operations in a manner consistent with ATLANTIC. Funds from operations is not intended to represent cash made available to shareholders. Cash distributions paid to shareholders is presented in the table above.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with ATLANTIC's financial statements and the notes thereto included in this Prospectus.

  The statements contained in this discussion and elsewhere in this Prospectus that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which ATLANTIC operates, management's beliefs and assumptions made by management. Words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. ATLANTIC's operating results depend primarily on income from multifamily communities, which is substantially influenced by (i) the demand for and supply of multifamily units in ATLANTIC's primary target market and submarkets, (ii) operating expense levels, (iii) the effectiveness of property-level operations and (iv) the pace and price at which ATLANTIC can acquire and develop additional multifamily communities. Capital and credit market conditions which affect ATLANTIC's cost of capital also influence operating results.

OVERVIEW

  Since its inception on October 26, 1993 and through March 31, 1997, ATLANTIC has amassed a portfolio of 25,808 multifamily units with a total expected investment cost of $1.38 billion located in the southeastern United States. Additionally, at March 31, 1997, ATLANTIC had land in planning and under control for the development of 2,332 units with a total budgeted development cost of $137.5 million. ATLANTIC's investment in real estate has been financed through both debt and equity. From inception through March 31, 1997, ATLANTIC has raised approximately $806.2 million in net equity, primarily through private and public sales of Shares. Additionally, ATLANTIC had long-term mortgage debt at March 31, 1997 of approximately $155.4 million which is secured by certain of the communities acquired. ATLANTIC's $350 million unsecured line of credit provided the remaining investment capital.

  The following table summarizes ATLANTIC's multifamily investment activity as of and for the three-month period ended March 31, 1997 and as of and for the years ended December 31, 1996, 1995 and 1994 (dollar amounts in thousands):

                                       THREE-MONTH    YEAR ENDED DECEMBER 31,
                                       PERIOD ENDED  --------------------------
                                      MARCH 31, 1997   1996     1995     1994
                                      -------------- -------- -------- --------
OPERATING COMMUNITIES AT PERIOD END:
  Communities........................          70          70       58       43
  Units..............................      19,241      19,241   15,823   11,990
  Total expected investment(1).......    $968,081    $959,860 $783,448 $600,880
  Cost per unit......................       $50.3       $49.9    $49.5    $50.1
DEVELOPMENT COMMUNITIES:
Starts During Period:
  Communities........................           2           9        6        4
  Units..............................         668       2,815    2,214    1,212
  Total expected investment(1).......     $42,910    $164,442 $143,822  $64,054
  Cost per unit......................       $64.2       $58.4    $65.0    $52.8

                                       THREE-MONTH    YEAR ENDED DECEMBER 31,
                                       PERIOD ENDED  --------------------------
                                      MARCH 31, 1997   1996     1995     1994
                                      -------------- -------- -------- --------
Completions During Period:
  Communities .......................         --            3        2      --
  Units..............................         --        1,046      468      --
  Total expected investment(1).......         --      $56,370  $25,462      --
  Cost per unit......................         --        $53.9    $54.4      --
Stabilizations During Period:
  Communities........................           1           3      --       --
  Units..............................         408         804      --       --
  Total expected investment(1).......     $20,799     $43,004      --       --
  Cost per unit......................       $51.0       $53.5      --       --
Under Construction at Period End:
  Communities........................          16          14        8        4
  Units..............................       5,395       4,727    2,958    1,212
  Total expected investment(1).......    $335,591    $290,486 $176,740  $63,006
  Cost per unit......................       $62.2       $61.5    $59.7    $52.0
  Investment to date.................    $238,176    $194,587  $94,094  $20,741
ACQUISITIONS:
  Communities........................         --           13       15       40
  Units..............................         --        3,556    3,961   11,307
  Total expected investment(1).......         --     $171,731 $182,242 $582,077
  Cost per unit......................         --        $48.3    $46.0    $51.5
DISPOSITIONS:
  Communities........................         --            4        2      --
  Units..............................         --        1,184      596      --
  Proceeds...........................         --      $64,150  $30,934      --
  Gain...............................         --       $6,732      --       --

--------
(1) For operating communities, represents cost through the period end plus budgeted renovations, if any, as of the period end. For communities under construction, represents cost through the period end plus additional budgeted development expenditures as of the period end, which include the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period.

  In addition to its multifamily investment activity, ATLANTIC developed extended-stay lodging facilities known as Homestead Village that were sold to Homestead, a newly formed company, in 1996, as discussed below in "--Liquidity and Capital Resources--Investing and Financing Activities--Homestead Transaction". ATLANTIC's investment, at cost, in Homestead Village properties was $2.6 million at December 31, 1995. ATLANTIC did not begin developing Homestead Village properties until 1995.

  At March 31, 1997, 95.4% of ATLANTIC's portfolio, based upon total expected investment, was located in ATLANTIC's primary target market cities. These primary target market cities and submarkets have benefitted substantially in recent periods from demographic trends, in particular population and job growth. For a discussion of ATLANTIC's two primary target market cities with more than 10% of ATLANTIC's communities based on total expected investment, see "Business--Competition". From July 1993 to July 1995, the population growth rate in ATLANTIC's primary target market cities (3.8%) exceeded the population growth rate in the United States as a whole (2.0%), based upon U.
S. Census Bureau information. From 1993 to 1996, the job growth rate in ATLANTIC's primary target market cities (10.7%) exceeded the job growth rate in the United States as a whole (8.0%), based upon U. S. Department of Labor Statistics information. As a result, the demand for multifamily units in ATLANTIC's primary target market cities has increased. The strong demand for multifamily units has resulted in an increase in ATLANTIC's rental rates in each multifamily product type in ATLANTIC's portfolio, which has had a favorable impact on ATLANTIC's operating results.

Additionally, ATLANTIC's operating results have been, and will continue to be, impacted by rental expense levels. Over the past two years, rental expenses as a percentage of rental revenues for ATLANTIC's multifamily communities have generally remained flat (ranging between 39.4% and 40.0%), primarily due to a continual effort by ATLANTIC to reduce resident turnover, thereby reducing the costs associated with re-leasing vacated units. ATLANTIC expects that rental rates will continue to increase at the same pace as has been experienced over the past two years. Additionally, ATLANTIC expects rental expenses as a percentage of rental revenues to remain at a level consistent with the level achieved over the past two years. Both of these trends are expected to have a positive impact on ATLANTIC's future operating results. See additional discussion below in "--Results of Operations--Communities Fully Operating During Both Periods".

  ATLANTIC believes that development of multifamily communities from the ground up, which are built for long-term ownership and designed to meet broad renter preferences and demographic trends, will provide a greater source of long-term cash flow growth in the future than acquisitions. Therefore, while land prices are favorable, ATLANTIC has acquired and will continue to acquire, on an unleveraged basis, prudent amounts of land zoned for multifamily development. ATLANTIC believes its ability to compete is significantly enhanced relative to other companies because of the REIT Manager's depth of development and acquisition personnel and presence in local markets combined with ATLANTIC's access to investment capital.

  ATLANTIC's overall results of operations and financial condition for the first three months of 1997 and for 1996, 1995 and 1994 have been significantly influenced by this investment activity. Detailed information about this investment activity, which will significantly influence future operations, is provided below.

 Current Development Activity

  At March 31, 1997, ATLANTIC had 5,395 units under construction, representing a total expected investment cost of $335.6 million. These development communities are summarized below (dollar amounts in thousands):

                                                          TOTAL
                                 NUMBER   INVESTMENT    EXPECTED      AVERAGE
                                OF UNITS COST TO DATE INVESTMENT(1) % LEASED(2)
                                -------- ------------ ------------- -----------
Communities under construction
 and in lease-up(3)............  2,628     $162,964     $168,355       55.8%
Other communities under
 construction..................  2,767       75,212      167,236        N/A
                                 -----     --------     --------
    Total communities under
     construction..............  5,395     $238,176     $335,591
                                 =====     ========     ========

--------
(1) Represents cost through March 31, 1997 plus additional budgeted development expenditures as of March 31, 1997, which include the cost of land, fees, permits, payments to contractors, architectural and engineering fees and interest and property taxes to be capitalized during the construction period.
(2) The percentage leased is based on total units upon completion.
(3) A development community is considered in "lease-up" once ATLANTIC begins leasing completed units.

  There are risks associated with ATLANTIC's development and construction activities which include: development and acquisition opportunities explored by ATLANTIC may be abandoned; construction costs of a community may exceed original estimates due to increased materials, labor or other expenses, which could make completion of the community uneconomical; occupancy rates and rents at a newly completed community are dependent on a number of factors, including market and general economic conditions, and may not be sufficient to make the community profitable; financing may not be available on favorable terms for the development of a community; and construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction costs. Development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary land-use, building, occupancy and other required governmental permits and authorizations. The occurrence of any of the events described above could adversely affect ATLANTIC's ability to achieve its projected yields on communities under development or redevelopment.

 Acquisition Activity

  ATLANTIC completed the acquisition of $171.7 million of operating communities, representing a total of 3,556 units, during the fifteen-month period ended March 31, 1997. These acquisitions are summarized below (dollar amounts in thousands):

                                                           TOTAL
                                                         EXPECTED    ACQUISITION
                                                 UNITS INVESTMENT(1)    DATE
                                                 ----- ------------- -----------
MID-ATLANTIC:
Charlotte, North Carolina:
  Cameron at Hickory Grove......................   202   $  8,392     04/10/96
Greenville, South Carolina:
  Cameron Court.................................   234     11,060     04/22/96
Memphis, Tennessee:
  Cameron Century Center........................   420     15,928     10/18/96
  Country Oaks..................................   200      8,484     09/05/96
Raleigh, North Carolina:
  Cameron Lake..................................   196      9,293     11/13/96
  Cameron Ridge.................................   228     10,131     10/17/96
  Emerald Forest................................   320     14,680     12/19/96
Washington, D.C.:
  West Springfield Terrace......................   244     16,210     09/30/96
                                                 -----   --------
    Total Mid-Atlantic.......................... 2,044   $ 94,178
                                                 -----   --------
SOUTH ATLANTIC:
Atlanta, Georgia:
  Balmoral Village..............................   312   $ 19,215     10/22/96
  Cameron Pointe................................   214     14,891     05/30/96
Ft. Lauderdale/West Palm Beach, Florida:
  Park Place at Turtle Run......................   350     15,714     04/22/96
  The Pointe at Bayberry Lake...................   308     17,021     05/29/96
Tampa, Florida:
  Cameron Bayshore..............................   328     10,712     12/20/96
                                                 -----   --------
    Total South Atlantic........................ 1,512   $ 77,553
                                                 -----   --------
      Total..................................... 3,556   $171,731
                                                 =====   ========

--------
(1) Represents the initial acquisition cost plus budgeted renovations identified as of the date of acquisition.

  Acquisitions entail risks that investments will fail to perform in accordance with expectations and that judgments with respect to the cost of improvements to bring an acquired community up to standards established for the market position intended for that community will prove inaccurate, as well as general investment risks associated with any new real estate investment. Although ATLANTIC undertakes an evaluation of the physical condition of each new community before it is acquired, certain defects or necessary repairs may not be detected until after the community is acquired, which could significantly increase ATLANTIC's total acquisition costs.

RESULTS OF OPERATIONS

  Net earnings for the three-month periods ended March 31, 1997 and 1996 were $10.2 million and $6.7 million, respectively. Net earnings increased $3.5 million in the three-month period ended March 31, 1997 over the three-month period ended March 31, 1996. Net earnings for the years ended December 31, 1996, 1995 and 1994 were $38.6 million, $19.6 million and $9.9 million, respectively. Net earnings increased $19.0 million in 1996 over 1995 and $9.7 million in 1995 over 1994.

 Property Operations--Three-Month Period Ended March 31, 1997

  At March 31, 1997, ATLANTIC had 19,241 operating multifamily units as compared to 16,159 operating multifamily units at March 31, 1996. The increased number of communities in operation resulted in increases in rental income ($8.9 million in 1997 over 1996), rental expenses ($1.5 million in 1997 over 1996), real estate taxes ($0.7 million in 1997 over 1996), property management fees ($0.4 million in 1997 over 1996) and depreciation ($1.3 million in 1997 over 1996).

  During the period prior to a community being stabilized, the REIT Manager and the property managers begin implementing expense controls, reconfiguring the resident mix, supervising renovations and implementing a strategy to increase rental income. The full benefits of the changes are not reflected until the communities are stabilized. At March 31, 1997, 19.0% of ATLANTIC's operating multifamily communities, based on total expected investment cost, were classified as pre-stabilized as compared to 30.0% at March 31, 1996.

  Because ATLANTIC will be completing construction on its current development portfolio and acquiring additional operating communities in its target market, ATLANTIC anticipates increases in rental income and property-level expenses in subsequent periods.

  Net cash flow provided by operating activities increased by $4.6 million for the three-month period ended March 31, 1997 as compared to the same period in 1996 principally due to the increased number of communities in operation.

 Property Operations--Years Ended December 31, 1996, 1995 and 1994

  At December 31, 1996, ATLANTIC had 19,241 operating multifamily units as compared to 15,823 operating multifamily units at December 31, 1995 and 11,990 operating multifamily units at December 31, 1994. The increased number of communities in operation resulted in increases in rental income ($34.1 million in 1996 over 1995 and $48.6 million in 1995 over 1994), rental expenses ($9.0 million in 1996 over 1995 and $12.6 million in 1995 over 1994), real estate taxes ($2.7 million in 1996 over 1995 and $4.0 million in 1995 over 1994), property management fees ($1.1 million in 1996 over 1995 and $1.9 million in 1995 over 1994) and depreciation ($4.9 million in 1996 over 1995 and $7.2 million in 1995 over 1994).

  As a result of high levels of acquisitions of operating communities since inception, 26.7% of ATLANTIC's operating multifamily communities, based on total expected investment cost, were classified as pre-stabilized at December 31, 1996 as compared to 25.7% at December 31, 1995 and 94.7% at December 31, 1994.

  Cash provided by operating activities was $54.4 million in 1996, an increase of $14.6 million from the 1995 level of $39.7 million. Cash provided by operating activities in 1995 increased by $16.2 million from the 1994 level. These increases are primarily the result of the increased number of communities in operation.

 Communities Fully Operating Throughout Both Periods

  The following table presents the operating performance of ATLANTIC's 50 "same store" communities that were fully operational throughout the first three months of 1997 and 1996 and the 34 "same store" communities that were fully operational throughout 1996 and 1995. Operating expenses and net operating income have been adjusted for pre-stabilized versus stabilized accounting differences that result from capitalizing certain costs during the period after acquisition when a community is being repositioned and is classified as pre-stabilized and expensing those costs once repositioning is completed and the community is classified as stabilized. A summary of the same store communities is as follows:

                                                      FIRST QUARTER
                                                           1997         1996
                                                     ---------------- --------
   SAME STORE COMMUNITIES:
     Number of communities..........................          50           34
     Number of units................................      13,503        9,458
     Total expected investment cost (in millions)...      $679.1       $496.5
     Percentage of ATLANTIC's total portfolio.......        70.2%        38.1%
                                                      FIRST QUARTER
                                                      1997 COMPARED     1996
                                                     TO FIRST QUARTER COMPARED
                                                         1996(1)      TO 1995
                                                     ---------------- --------
     Collections growth.............................        2.42%        2.76%
     Operating expense decrease, as adjusted........       -2.43%       -0.97%
     Net operating income growth, as adjusted.......        5.72%        4.88%
                                                      FIRST QUARTER
                                                           1997         1996
                                                     ---------------- --------
     Average physical occupancy.....................       94.36%       95.32%
     Property operating expense ratio...............       40.05%       39.68%
     Average rental rate per unit...................        $711(2)      $719(2)
     Recurring capital expenditures per unit........         $38         $209

                              FIRST QUARTER 1997 COMPARED TO FIRST QUARTER 1996
                          ----------------------------------------------------------
                           AVERAGE   AVERAGE   COLLECTIONS                  TOTAL
                          PHYSICAL  PHYSICAL      GROWTH     SAME STORE   ATLANTIC
                          OCCUPANCY OCCUPANCY (1997 COMPARED COMMUNITIES  PORTFOLIO
                            1997      1996     TO 1996)(1)   % BY MARKET % BY MARKET
                          --------- --------- -------------- ----------- -----------
MID-ATLANTIC:
Charlotte, North Caroli-
 na.....................    92.69%    96.36%      -2.85%         2.27%       5.72%
Greenville, South Caro-
 lina(3)................      --        --          --            --         0.85
Memphis, Tennessee(3)...    91.84     93.40       -4.27          2.58        3.28
Nashville, Tennessee....    94.42     94.70        0.31          5.09        4.48
Raleigh, North Caroli-
 na.....................    95.32     94.40        2.46          2.37        7.88
Richmond, Virginia......    95.12     97.28        2.53          4.39        5.86
Washington, D.C. .......    95.51     92.84        4.90          6.83       10.13
                            -----     -----       -----        ------      ------
  Total Mid-Atlantic....    94.27%    94.69%       1.29%        23.53%      38.20%
                            -----     -----       -----        ------      ------
SOUTH ATLANTIC:
Atlanta, Georgia........    93.20%    93.91%       2.87%        40.78%      28.99%
Birmingham, Alabama.....    93.22     92.31       -1.28          5.77        5.54
Ft. Lauderdale/West Palm
 Beach, Florida.........    95.86     95.35        2.49          9.70       10.66
Jacksonville, Florida...    92.20     98.44       -3.96          1.81        6.14
Orlando, Florida........    95.91     95.65        4.64          6.16        3.21
Tampa/Ft.
 Myers/Sarasota,
 Florida................    96.55     95.86        4.25         12.25        7.26
                            -----     -----       -----        ------      ------
  Total South Atlantic..    94.38%    94.62%       2.75%        76.47%      61.80%
                            -----     -----       -----        ------      ------
    Totals..............    94.36%    94.63%       2.42%       100.00%     100.00%
                            =====     =====       =====        ======      ======

--------
(1) Compares the three-month period ended March 31, 1997 to the same period in 1996.

(2) ATLANTIC experienced rental rate increases in each multifamily product type in its portfolio during the first quarter of 1997. However, ATLANTIC's 50 same store communities during this period had a higher percentage of moderate income communities than the 34 same store communities in 1996. Since moderate income communities have lower rental rates than middle income and upper middle income communities, the overall same store portfolio average rental rate per unit declined from $719 to $711.

(3) ATLANTIC entered this market subsequent to January 1, 1996; therefore, there are no communities for the same store comparison.

                                           1996 COMPARED TO 1995
                          -------------------------------------------------------
                           AVERAGE   AVERAGE    ANNUAL
                           ANNUAL    ANNUAL   COLLECTIONS                TOTAL
                          PHYSICAL  PHYSICAL    GROWTH    SAME STORE   ATLANTIC
                          OCCUPANCY OCCUPANCY (1996 OVER  COMMUNITIES  PORTFOLIO
                            1996      1995     1995)(1)   % BY MARKET % BY MARKET
                          --------- --------- ----------- ----------- -----------
MID-ATLANTIC:
Charlotte, North Caroli-
 na.....................    95.92%    95.96%      4.54%       3.09%       6.08%
Greenville, South Caro-
 lina(2)................      --        --         --          --         0.88
Memphis, Tennessee(2)...      --        --         --          --         3.33
Nashville, Tennessee....    94.62     95.68       1.10        3.66        4.65
Raleigh, North Caroli-
 na.....................    95.72     94.64      -0.94        3.22        8.16
Richmond, Virginia......    94.71     96.17       2.90        3.93        6.10
Washington, D.C. .......    94.62     94.38       0.37        6.18       10.46
                            -----     -----      -----      ------      ------
  Total Mid-Atlantic....    95.02%    95.32%      1.42%      20.08%      39.66%
                            -----     -----      -----      ------      ------
SOUTH ATLANTIC:
Atlanta, Georgia........    95.77%    96.31%      4.36%      42.21%      28.22%
Birmingham, Alabama.....    92.25     95.40      -3.06        4.03        5.75
Ft. Lauderdale/West Palm
 Beach,
 Florida................    94.72     95.00       0.15       11.35        9.29
Jacksonville, Florida...    97.04     96.25       5.12        2.46        6.35
Orlando, Florida........    95.06     95.05       3.64        6.72        3.29
Tampa/Ft.
 Myers/Sarasota,
 Florida................    95.78     95.24       3.21       13.15        7.44
                            -----     -----      -----      ------      ------
  Total South Atlantic..    95.39%    95.72%      3.06%      79.92%      60.34%
                            -----     -----      -----      ------      ------
    Totals..............    95.32%    95.65%      2.76%     100.00%     100.00%
                            =====     =====      =====      ======      ======

--------
(1) Compares the year ended December 31, 1996 to the year ended December 31, 1995.
(2) ATLANTIC entered this market subsequent to January 1, 1995; therefore, there are no communities for the same store comparison.

  At January 1, 1994, ATLANTIC's portfolio consisted of only three pre-stabilized operating communities and, consequently, comparisons for fully operational communities between 1995 and 1994 are not meaningful.

 Development Dilution

  ATLANTIC's development activity is dilutive to net earnings and funds from operations in the short term, but is expected to add significantly to ATLANTIC's long-term performance as the developments reach stabilization in 1997 and subsequent years.

  During the construction period, the reduction to interest expense resulting from the capitalization of interest on units under construction is less than the operating income which could be earned on those expenditures if the community were complete and earning a stabilized return, thus resulting in dilution. Essentially, the return on investment during the construction period is equivalent to ATLANTIC's cost of funds.

  The lease-up phase commences when units are placed in service. During the lease-up phase, ATLANTIC's policy is to expense operating expenses (including pre-opening marketing expenses) and interest expense which during the construction period is capitalized. The operating expenses and the interest expense on such completed units will typically exceed rental revenues, due to less than break-even occupancy, thus resulting in dilution in the form of a "lease-up" deficit. These deficits are typically experienced for a period of two to four months after "first units" are placed in service.

  Development dilution begins to decline once occupancy increases and revenues from completed units exceed the operating expenses and interest expense associated with such completed units. However, the net operating income generated during this pre-stabilized period is less than the net operating income which would be earned if the community were stabilized. The time required to achieve stabilization generally ranges from six to twelve months after completion of construction.

Homestead Convertible Mortgages Interest Income

  ATLANTIC began funding the Homestead convertible mortgages in 1997. At March 31, 1997 ATLANTIC had funded $20.0 million of its total funding commitment to Homestead of $111.1 million. For the three-month period ended March 31, 1997 ATLANTIC recognized interest income related to these mortgages of $185,000. The interest income will increase as ATLANTIC funds the remaining Homestead convertible mortgages in 1997 and early 1998.

  The aggregate income recognized on the Homestead convertible mortgages consists of (i) the interest income recognized at 9% per annum, (ii) the amortization of the original issue premium which reduces income, (iii) the amortization of the discount on the conversion feature which increases income, and (iv) the amortization of the deferred commitment fee which increases income. ATLANTIC uses the effective interest method to calculate the amortization of all items associated with the Homestead convertible mortgages. The effective interest rate on the funded amount is 8.46% per annum for purposes of calculating net earnings. The amortization of the discount on the conversion feature and the amortization of the deferred commitment fee are deducted from net earnings in calculating funds from operations. The effective interest rate on the funded amount is 7.09% per annum for purposes of calculating funds from operations.

 Interest Expense

  The following summarizes ATLANTIC's interest expense (in thousands):

                                      THREE-MONTH
                                     PERIOD ENDED
                                       MARCH 31,      YEAR ENDED DECEMBER 31,
                                    ----------------  -------------------------
                                     1997     1996      1996     1995     1994
                                    -------  -------  --------  -------  ------
Mortgage........................... $ 2,650  $ 2,041  $  9,484  $ 7,662  $3,363
Line of credit.....................   4,664    4,337    16,947   15,784   6,670
Capitalized interest...............  (2,553)  (2,036)  (10,250)  (4,404)   (793)
                                    -------  -------  --------  -------  ------
    Total interest expense......... $ 4,761  $ 4,342  $ 16,181  $19,042  $9,240
                                    =======  =======  ========  =======  ======

  Mortgage interest expense increased $0.6 million in the three-month period ended March 31, 1997 as compared to the same period in 1996. Mortgage interest expense increased $1.8 million in 1996 as compared to 1995 and $4.3 million in 1995 as compared to 1994. These increases are the result of additional weighted-average mortgage debt outstanding.

  Line of credit interest expense increased $0.3 million in the three-month period ended March 31, 1997 over the same period in 1996. This increase is primarily a function of an increase in the average outstanding balance ($260.9 million in 1997 as compared to $203.3 million in 1996), partially offset by a lower weighted-average daily interest rate (7.10% in 1997 as compared to 7.61% in 1996). The increase is further offset by a decrease in amortization of debt issuance costs and other loan-related costs as a result of the write-off of loan-related costs in the fourth quarter of 1996. Line of credit interest expense increased $1.2 million in 1996 over 1995 and $9.1 million in 1995 over 1994. The increase in 1996 is primarily a function of an increase in the average outstanding balance ($204.3 million in 1996 as compared to $178.3 million in 1995) partially offset by a lower weighted-average daily interest rate (7.39% in 1996 as compared to 7.92% in 1995). The increase in 1995 is primarily a function of an increase in the average outstanding balance ($178.3 million in 1995 as compared to $65.6 million in 1994) and a higher weighted-average daily interest rate (7.92% in 1995 as compared to 7.34% in 1994). The increases were also affected by amortization of issuance costs and other loan-related costs.

  The increase in interest expense in the three-month period ended March 31, 1997 over the same period in 1996 was offset by increases in capitalized interest of $0.5 million. The increases in interest expense in 1996 and 1995 were offset by increases in capitalized interest of $5.8 million in 1996 over 1995 and $3.6 million in 1995 over 1994. These increases in capitalized interest are the result of ATLANTIC's increased development activity.

 REIT Management Fee Paid to Affiliate

  The REIT management fee paid by ATLANTIC increased by $0.9 million in the three-month period ended March 31, 1997 as compared to the same period in 1996. The REIT Management fee paid by ATLANTIC increased by $3.5 million in 1996 over 1995 and $3.2 million in 1995 over 1994. Because the REIT Management fee fluctuates with the level of ATLANTIC's cash flow calculated before the REIT Management fee, these increases are expected based upon the larger increases in revenues than expenses experienced by ATLANTIC. In the future, interest income recognized on the convertible mortgage notes received by ATLANTIC pursuant to the funding commitment agreement entered into as part of the Homestead transaction will not be included in the calculation of the REIT Management fee to be paid by ATLANTIC. Because this interest income is not included in cash flow for purposes of calculating the REIT Management fee, the REIT Management fee calculated as a percentage of ATLANTIC's funds from operations will decline as the convertible mortgage notes are funded and the related interest income increases. See "--Liquidity and Capital Resources-- REIT Management Agreement". See "The Merger Transaction" for information regarding a proposed merger transaction which would result in ATLANTIC becoming an internally managed REIT with Security Capital remaining as ATLANTIC's largest shareholder.

 Gains on Dispositions and Valuation of Long-Lived Investments

  ATLANTIC's strategy is to build its asset base through the development and acquisition of multifamily communities that will provide long-term growth in cash flow. ATLANTIC's real estate investments have been made with a view to effective long-term operation and ownership. ATLANTIC's "asset optimization strategy" is based on market research and is aimed at optimizing its portfolio composition. Under this strategy, ATLANTIC may from time to time dispose of assets that no longer meet its long-term investment objectives and redeploy the proceeds therefrom, preferably through tax-deferred exchanges, into assets with better prospects for growth. As a result of this asset optimization strategy, ATLANTIC disposed of four operating communities aggregating 1,184 units in 1996. A gain was recognized on each disposition with the total gain aggregating $6.7 million on total proceeds of $67.2 million. ATLANTIC did not dispose of any communities in the three-month period ended March 31, 1997.

  The four communities that were disposed of in 1996 accounted for $3.6 million and $5.2 million of net operating income during 1996 and 1995, respectively. Each disposition was included in a tax-deferred exchange. At December 31, 1996, ATLANTIC held a portion of the proceeds from one of these dispositions aggregating $1.7 million in an interest-bearing escrow account. These funds were used in the acquisition of a land parcel in January 1997, completing the tax-deferred exchange. Two communities that ATLANTIC disposed of in 1995 accounted for $2.4 million of net operating income during 1995.

  Statement of Financial Accounting Standards No. 121, Accounting For The Impairment Of Long-Lived Assets And For Long-Lived Assets To Be Disposed Of ("SFAS No. 121"), adopted by ATLANTIC effective January 1, 1996, establishes accounting standards for the review of long-lived assets to be held and used for impairment whenever the carrying amount of an asset may not be recoverable. SFAS No. 121 also requires that certain long-lived assets to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. ATLANTIC did not recognize any losses on the date it adopted SFAS No. 121.

  Long-lived investments held and used are periodically evaluated for impairment and provisions for possible losses are made if required. As of March 31, 1997, such investments are carried at cost, which is not in excess of fair market value and no provisions for possible losses have been made. ATLANTIC recognized a provision for possible loss of $0.2 million in the three-month period ended March 31, 1997 and $2.5 million in 1996 associated with a community that was being held for sale. ATLANTIC disposed of this community in April 1997. The sales price approximated ATLANTIC's carrying value at March 31, 1997. This community accounted for $0.2 million of net operating income for each of the three-month periods ended March 31, 1997 and 1996. This community accounted for $1.0 million, $1.0 million and $0.5 million of net operating income for 1996, 1995 and 1994, respectively. This income is included in ATLANTIC's earnings from operations in those years.

 Homestead Transaction

  As more fully described under "--Liquidity and Capital Resources--Homestead Transaction" and "Certain Relationships and Transactions--Homestead Transaction", ATLANTIC sold its Homestead Village properties (one operating property and 25 properties under construction or in planning (or the rights to acquire such properties)) and paid $16.6 million in cash to Homestead on October 17, 1996 in exchange for 4,201,220 shares of Homestead common stock. ATLANTIC recognized a gain on the transaction of $2.8 million, net of expenses of $1.3 million. The Homestead transaction was treated as a sale for financial accounting purposes, but was treated as a contribution for tax purposes.

 Extraordinary Item--Loss on Early Extinguishment of Debt

  In December 1996, ATLANTIC replaced its existing secured line of credit with an unsecured line of credit. Such early extinguishment of debt resulted in the write-off of unamortized loan costs of $3.9 million and is reflected as an extraordinary item in the statement of earnings for the year ended December 31, 1996.

ENVIRONMENTAL MATTERS

  ATLANTIC is subject to environmental regulations related to the ownership, operation, development and acquisition of real estate. As part of its due diligence procedures, ATLANTIC has conducted Phase I environmental assessments on each community prior to acquisition. The cost of complying with environmental regulations was not material to ATLANTIC's results of operations. ATLANTIC is not aware of any environmental condition on any of its communities that is likely to have a material adverse effect on ATLANTIC's financial position or results of operations.

LIQUIDITY AND CAPITAL RESOURCES

  ATLANTIC considers its liquidity and ability to generate cash from operations and financings to be adequate and expects it to continue to be adequate to meet ATLANTIC's development, acquisition, operating, debt service, Homestead commitment and shareholder distribution requirements.

 Investing and Financing Activities

  Overview. ATLANTIC's investment activities, which consisted primarily of acquiring and developing multifamily communities, used approximately $69.4 million and $41.5 million of cash during the first three months of 1997 and 1996, respectively. ATLANTIC's investment activities used approximately $287.4 million, $235.1 million and $390.1 million of cash for 1996, 1995 and 1994, respectively.

  ATLANTIC's financing activities provided net cash flow of $52.1 million and $29.2 million for the first three months of 1997 and 1996, respectively. ATLANTIC's financing activities provided net cash flow of $230.9 million, $195.6 million and $372.6 million for 1996, 1995 and 1994, respectively. No equity offerings were conducted in the three-month period ended March 31, 1997. Proceeds of $0.4 million were received in the three-month period ended March 31, 1996. Combined proceeds from equity offerings of $229.1 million in 1996, $205.8 million in 1995 (net of Share repurchases) and $239.7 million in 1994 were the primary source of financing funds. Proceeds from line of credit borrowings, net of repayments, were $67.3 million and $36.0 million for the first three months of 1997 and 1996, respectively, and such proceeds were $38.0 million in 1996, $37.0 million in 1995 and $153.0 million in 1994.

  1994 Investing and Financing Activities. ATLANTIC's investment strategy in 1994 focused on two components: the acquisition of a substantial base of existing operating communities to provide operating cash flow and the creation of an internal development process. During 1994, ATLANTIC acquired 40 operating communities, 31 of which were obtained in two large portfolio acquisitions. These 40 communities, located in 14 metropolitan areas, added 11,307 units to the portfolio for a total of 11,990 operating units. See the table of investment activity under "--Overview" above.

  ATLANTIC's investment in real estate during 1994 of approximately $600.3 million was financed through a combination of debt and equity. As partial payment for one of the portfolio acquisitions, ATLANTIC issued $100.0 million in Shares to the seller of the portfolio and subsequently repurchased certain of these Shares with proceeds from later equity offerings. Sales of Shares through a private placement raised an additional $239.7 million. Existing debt of $107.5 million associated with certain of the communities acquired was assumed by ATLANTIC. Additionally, ATLANTIC had net borrowings on its line of credit during 1994 of $153.0 million.

  1995 Investing and Financing Activities. In 1995, ATLANTIC acquired existing communities aggregating 3,961 units and disposed of two communities aggregating 596 units. Also in 1995, ATLANTIC began construction on 2,214 multifamily units. In the fourth quarter ATLANTIC completed construction on its first two internally developed multifamily communities, a 270-unit property in Charlotte, North Carolina and a 198-unit property in Birmingham, Alabama. See the table of investment activity under "--Overview" above.

  During 1995, ATLANTIC's net additional investment in real estate was $257.7 million bringing its total real estate investment at December 31, 1995 to $888.9 million. Sales of Shares generated the largest source of capital in 1995. ATLANTIC sold $205.8 million of Shares, net of Share repurchases, through two private placements. In connection with the acquisition of certain communities in 1995, ATLANTIC assumed $24.7 million in existing debt. Additional borrowings on its line of credit during 1995 aggregated $37.0 million.

  1996 Investing and Financing Activities. In 1996, ATLANTIC acquired operating communities aggregating 3,556 units and disposed of four communities aggregating 1,184 units. Also in 1996, ATLANTIC began construction on 2,815 multifamily units. In 1996, ATLANTIC completed construction on three internally developed multifamily communities (1,046 units), bringing the total of completed internally developed multifamily communities to five (1,514 units). See the table of investment activity under "--Overview" above.

  During 1996, ATLANTIC's net additional investment in real estate was $268.3 million bringing its total real estate investment at December 31, 1996 to $1.16 billion. Sales of Shares generated the largest source of capital in 1996.

  In 1996, ATLANTIC raised net proceeds of $119.1 million from a private placement of Shares. The private placement, which began in 1995, raised a total of $249.3 million, net of commissions and other expenses.

  ATLANTIC's initial public offering of Shares was completed on October 18, 1996. The proceeds from the sale, net of the underwriters' commissions and other expenses, were $110.0 million.

  In connection with the acquisition of certain communities in 1996, ATLANTIC assumed $17.9 million in existing debt. Additional borrowings on the line of credit during 1996 aggregated $38.0 million.

  First Quarter 1997 Investing and Financing Activities

  ATLANTIC's investment activities during the three-month period ended March 31, 1997, which consisted primarily of acquiring and developing multifamily communities, used $69.4 million of cash, an increase of $27.8 million over the three-month period ended March 31, 1996.

  ATLANTIC began construction on 668 multifamily units during the three-month period ended March 31, 1997. ATLANTIC's net additional investment in real estate at March 31, 1997 was $51.0 million bringing its total real estate investment at cost to $1.21 billion. During the three-month period ended March 31, 1997, ATLANTIC funded $20.0 million under its funding commitment agreement with Homestead.

  ATLANTIC's financing activities provided net cash flow of $52.1 million for the three-month period ended March 31, 1997 and $29.2 million for the three-month period ended March 31, 1996. In 1997, ATLANTIC's financing activities consisted primarily of borrowings on its line of credit of $67.3 million, net of repayments. In 1996, borrowings on the line of credit of $36.0 million net of repayments were the primary source of financing funds.

  ATLANTIC completed an underwritten public offering of 4,000,000 Shares on April 10, 1997 which generated $80.5 million of proceeds, net of commissions and offering expenses and closed on the overallotment option on May 14, 1997, raising additional net proceeds of $1.5 million from the sale of 77,200 Shares.

  Homestead Transaction. On October 17, 1996, ATLANTIC sold its moderate-priced, purpose-built, extended-stay lodging facilities known as Homestead Village properties to Homestead. In the transaction, ATLANTIC sold one operating property and 25 properties under construction or in planning (or the rights to acquire such properties) and paid $16.6 million in cash (the "Homestead Assets"). In addition, ATLANTIC entered into a funding commitment agreement to provide secured financing of up to $111.1 million to Homestead for purposes of completing the development and construction of the properties sold in the transaction. The Homestead transaction was treated as a sale for financial accounting purposes, but was treated as a contribution for tax purposes.

  The transaction resulted in ATLANTIC receiving 4,201,220 shares of common stock of Homestead in exchange for the Homestead Assets and 2,818,517 warrants, each to purchase one share of Homestead common stock at $10.00 per share, in exchange for entering into the funding commitment agreement. On November 12, 1996, ATLANTIC distributed the Homestead common stock and warrants to its shareholders of record on October 29, 1996. ATLANTIC shareholders received 0.110875 shares of Homestead common stock and 0.074384 Homestead warrants per Share. ATLANTIC will receive up to $98.0 million of convertible mortgage notes from Homestead in exchange for funding up to $111.1 million under the funding commitment agreement. The difference between the amounts funded and the convertible mortgage notes received of $13.1 million (assuming full funding of the funding commitment) represents a mortgage note premium that will be amortized as a reduction to interest income over the term of the convertible mortgage notes.

  ATLANTIC realized a gain of $2.8 million, after deducting expenses associated with the transaction, representing the excess of the value of the Homestead common stock received over the recorded basis of the Homestead Assets. The Homestead warrants received represent a funding commitment fee which has been valued at $6.5 million. The conversion feature of the convertible mortgage notes has been valued at $6.9 million (assuming full funding of the funding commitment). These deferred credits will be amortized as an increase to interest income over the term of the convertible mortgage notes. ATLANTIC intends to fund this commitment through cash on hand, borrowings on its line of credit and sales of securities.

  The convertible mortgage notes received from Homestead will bear interest at 9.0% per annum, will be due October 2006, will not be callable until 2001 and will be convertible commencing March 31, 1997 at the option of the holder into one share of Homestead common stock for every $11.50 of principal amount outstanding. Upon full funding of ATLANTIC's convertible mortgage notes, its conversion rights would represent a 15.35% ownership in Homestead (assuming no further equity offerings by Homestead, conversion of all convertible mortgage notes and exercise of all outstanding warrants). The effective yield on the convertible mortgage notes, assuming conversion of all convertible mortgage notes and exercise of all outstanding warrants, is estimated to be approximately 8.46%, after giving effect to the mortgage note premium, the funding commitment fee and the conversion value of the convertible mortgage notes. At December 31, 1996, no funds had been advanced pursuant to the funding commitment agreement and there were no convertible mortgage notes outstanding. ATLANTIC advanced $56.0 million under the funding commitment agreement through July 21, 1997 and $49.4 million of mortgage notes was outstanding on such date.

  ATLANTIC will deduct from net earnings the accretion of both the funding commitment fee and the conversion value of the convertible mortgage notes in calculating funds from operations. Therefore, the effective yield on the convertible mortgage notes for purposes of calculating funds from operations will be approximately 7.09% as compared to 8.46% for purposes of calculating net earnings.

  Line of Credit. ATLANTIC obtained a $200 million secured line of credit from MGT, as agent for a group of lenders, in June 1994. In June 1996, the line of credit was increased to $350 million. On December 18, 1996, ATLANTIC obtained a $350 million unsecured line of credit agreement from MGT that replaced the previous secured line of credit. Borrowings on the unsecured line of credit bear interest at prime or, at ATLANTIC's option, LIBOR plus a margin ranging from 1.0% to 1.375% (1.375% through July 2, 1997 and 1.125% thereafter as compared to 1.5% under the previous agreement) depending on ATLANTIC's debt rating. ATLANTIC pays a commitment fee on the average unfunded line of credit balance ranging from 0.125% to 0.25% per annum, depending on the amount of undrawn commitments. The line of credit matures December 1998 and may be extended for one year with the approval of MGT and the other participating lenders. The line of credit agreement contains cross-default provisions with respect to defaults relating to in excess of $25.0 million of ATLANTIC's outstanding debt.

  In August 1995, ATLANTIC entered into a swap agreement with Goldman Sachs Capital Markets, L.P. covering $100 million of borrowings under the line of credit, effectively mitigating a portion of its variable interest rate exposure. Under this one-year agreement which became effective on February 5, 1996, ATLANTIC paid a fixed interest rate of 7.46% on the $100 million of borrowings through December 17, 1996 and 7.335% thereafter. A swap agreement with MGT took effect upon the expiration of the prior swap agreement on February 5, 1997 and provides for an interest rate on $100 million of borrowings of 7.325% through July 2, 1997 and 7.075% thereafter through February 5, 1998. ATLANTIC paid $0.1 million and $0.3 million more in interest than it received under the swap agreement during the three-month period ended March 31, 1997 and the year ended December 31, 1996, respectively. ATLANTIC is exposed to credit loss in the event of non-performance by the swap counterparty; however, ATLANTIC believes the risk of loss is minimal.

  All debt incurrences under the line of credit are subject to certain covenants as more fully described in the loan agreement. Specifically, distributions for the preceding four quarters, excluding the Homestead Distribution, may not exceed 95% (97% for distributions made before December 31, 1996) of ATLANTIC's funds from operations (as defined in the credit agreement) for the preceding four quarters. ATLANTIC is in compliance with all such covenants.

  At July 21, 1997, $254.8 million of borrowings were outstanding under the line of credit.

  Mortgage Debt. At March 31, 1997, ATLANTIC had approximately $155.4 million of mortgages payable consisting of approximately $34.0 million of fixed rate conventional mortgage debt and approximately $121.4 million of mortgages that secure ten tax-exempt bond issues. This long-term mortgage debt, which is substantially fully amortizing, has a weighted-average interest rate of 6.97% and maturity dates ranging from September 1998 to March 2029, with an average maturity of 24.2 years. This long-term mortgage debt provides ATLANTIC with favorable and conservative financial leverage on its investment in communities associated with such debt.

  Nine of ATLANTIC's ten tax-exempt bond issues have variable interest rates. All of the tax-exempt bond issues are included in a credit enhancement agreement with FNMA. Under the agreement with FNMA, ATLANTIC makes monthly principal payments, based upon a 30-year amortization, into a principal reserve account. To mitigate the variable interest rate exposure associated with these bond issues, ATLANTIC has entered into swap agreements. Under these swap agreements, ATLANTIC pays and receives interest on the aggregate principal amount of the underlying bonds outstanding, net of the amount held in the principal reserve account. These swap agreements effectively result in ATLANTIC paying interest at a fixed rate of 6.63% on these nine tax-exempt bond issues.

  ATLANTIC's swap agreements related to its tax-exempt variable rate mortgages are summarized as follows:

 AMOUNTS OF                                    FIXED
    BONDS                 TERM            INTEREST RATE(1)                  ISSUER
 ----------               ----            ----------------                  ------
$23.1 million  June 1995 to June 2002           6.48%      General Re Financial Products Corporation
 64.6 million  June 1995 to June 2005           6.74       Morgan Guaranty Trust Company of New York
  5.0 million  March 1996 to March 2006         6.21       Morgan Guaranty Trust Company of New York
 15.5 million  August 1996 to August 2006       6.50       Morgan Stanley Derivative Products Inc.
                                                ----
Weighted-average interest rate..........        6.63%
                                                ====

--------
(1) Includes the fixed interest rate provided by the swap agreements, annual fees associated with the swap agreements and credit enhancement agreement and amortization of capitalized costs associated with the credit enhancement agreement.

  To the extent the deposits in the principal reserve account with FNMA have not been used to redeem any of the outstanding bonds, ATLANTIC pays interest at the variable rates as provided by the mortgage agreements on that portion of bonds outstanding which is equivalent to the balance in the principal reserve fund ($1.4 million at March 31, 1997).

  The credit enhancement agreement with FNMA is effectively cross-collateralized with respect to the $207.5 million of communities pledged under the agreement at March 31, 1997.

  ATLANTIC's mortgages payable generally contain covenants common to this type of borrowing. ATLANTIC was in compliance with all such covenants at March 31, 1997.

 Scheduled Debt Maturities

  As of March 31, 1997, approximate principal payments due during each of the years in the five-year period ending December 31, 2001 and thereafter are as follows (in thousands):

                                                     MORTGAGES LINE OF
                                                      PAYABLE   CREDIT   TOTAL
                                                     --------- -------- --------
      1997.......................................... $  1,165  $    --  $  1,165
      1998..........................................    7,136   295,250  302,386
      1999..........................................    1,577       --     1,577
      2000..........................................    3,554       --     3,554
      2001..........................................    1,812       --     1,812
      Thereafter....................................  140,174       --   140,174
                                                     --------  -------- --------
                                                     $155,418  $295,250 $450,668
                                                     ========  ======== ========

ATLANTIC has balloon payments of $5,539,000 and $5,556,000 due in 2002 and 2003, respectively.

 Commitments

  At June 30, 1997, ATLANTIC had 5,487 units under construction with a total budgeted development cost of $347.2 million of which $96.7 million was unfunded. In addition, ATLANTIC owned multifamily developments in planning at June 30, 1997 aggregating 1,480 units located in various target market cities with a total budgeted development cost of $99.0 million. ATLANTIC's multifamily developments under control at June 30, 1997 aggregated 3,406 units with a total budgeted development cost of $222.8 million. The foregoing developments are subject to a number of conditions and ATLANTIC cannot predict with certainty that any of them will be consummated.

  At June 30, 1997, ATLANTIC had $5.4 million of budgeted capital expenditures (major renovations, replacements or improvements with a substantial expected economic life) for the remainder of 1997. At June 30, 1997, ATLANTIC had $59.1 million remaining to be funded under its funding commitment agreement with Homestead.

  ATLANTIC expects to finance construction, development and acquisition of multifamily communities primarily with cash on hand, borrowings under its line of credit and cash from future securities offerings. At July 21, 1997, ATLANTIC had $254.8 million of borrowings outstanding on its $350 million unsecured line of credit. After it has achieved a substantial equity base, ATLANTIC intends to arrange fully amortizing, fixed rate, 15-year to 25-year unsecured debt, such as the Notes, to finance additional acquisitions and developments. ATLANTIC believes that its current conservative ratio of long-term debt to total long-term undepreciated book capitalization (which was 16.9% at March 31, 1997 on an historical basis and 25.5% on a pro forma basis) provides considerable flexibility to prudently increase its capital base by utilizing long-term debt as a financing tool in the future. Long-term undepreciated book capitalization is defined as the sum of long-term debt and shareholders' equity after adding back accumulated depreciation.

 Distributions

  ATLANTIC's current distribution policy is to pay quarterly cash distributions to shareholders based upon what it considers to be a reasonable percentage of cash flow. Because depreciation is a non-cash expense, cash flow typically will be greater than earnings from operations and net earnings. Therefore, quarterly cash distributions will be higher than quarterly earnings, resulting in a reduction to shareholders' equity.

  Cash distributions paid on Shares in the three-month period ended March 31, 1997 and the years ended December 31, 1996, 1995 and 1994 were $0.39 per Share, $1.65 per Share, $1.60 per Share and $1.20 per Share, respectively. Additionally in 1996, ATLANTIC made the Homestead Distribution, which was valued at $58.2 million.

  ATLANTIC paid a quarterly cash distribution of $0.42 per Share in each of the first three quarters of 1996. On November 12, 1996, the Homestead Distribution was made to shareholders of record on October 29, 1996. On December 16, 1996, in light of the Homestead transaction and ATLANTIC's initial public offering, ATLANTIC paid a reduced fourth quarter cash distribution of $0.39 per Share to shareholders of record on December 2, 1996.

  ATLANTIC announces the following year's projected annual distribution level after the Board's annual budget review and approval in December of each year. At its December 19, 1996 meeting, the Board announced a projected annual distribution level of $1.56 per Share for 1997 and declared a distribution of $0.39 per Share for the first quarter of 1997, which was paid on February 19, 1997. On April 22, 1997, the Board declared a distribution of $0.39 per Share which was paid on May 27, 1997. On July 21, 1997, the Board declared a distribution of $0.39 per Share which is payable on August 26, 1997 to holders of record of Shares on August 12, 1997. The payment of distributions is subject to the discretion of the Board and is dependent upon the financial condition and operating results of ATLANTIC.

 Funds from Operations

  Funds from operations represents ATLANTIC's net earnings computed in accordance with GAAP, excluding gains (or losses) from real estate transactions, provisions for possible losses, extraordinary items and real estate depreciation. On January 1, 1996, ATLANTIC adopted NAREIT's revised definition of funds from operations. Under this more conservative definition, loan cost amortization is not added back to net earnings in determining funds from operations. For comparability, funds from operations for the periods prior to January 1, 1996 give effect to the revised definition.

  In 1996, ATLANTIC sold its Homestead Assets to Homestead, as more fully described above under "--Homestead Transaction". Management believes that funds from operations for 1996 and 1995 should be adjusted to reflect the effects of the Homestead transaction on results of operations in order to be comparable. Accordingly, the table below also presents pro forma funds from operations, which have been calculated as if the Homestead transaction had occurred on January 1, 1995. ATLANTIC did not own any Homestead properties in 1994 and, therefore, 1994 funds from operations have not been adjusted. Management believes that the pro forma funds from operations information presented below provides a more meaningful comparison of 1996 and

1995; however, the pro forma funds from operations information is unaudited, does not give effect to or adjust for any other events (such as subsequent acquisitions and dispositions of communities or subsequent sales of Shares), and is not necessarily indicative of what actual funds from operations would have been if the Homestead transaction had occurred on January 1, 1995.

  Funds from operations and pro forma funds from operations were as follows (amounts in thousands):

                                  THREE-MONTH
                                 PERIOD ENDED
                                   MARCH 31,        YEAR ENDED DECEMBER 31,
                               ------------------  ----------------------------
                                 1997      1996      1996      1995      1994
                               --------  --------  --------  --------  --------
Net earnings.................  $ 10,178  $  6,650  $ 38,629  $ 19,639  $  9,926
Add (Deduct):
  Depreciation...............     6,132     4,804    20,824    15,925     8,770
  Gain on disposition of real
   estate....................       --        --     (6,732)      --        --
  Gain on sale of Homestead
   Assets....................       --        --     (2,839)      --        --
  Provision for possible loss
   on investments............       200       --      2,500       --        --
  Amortization of discount on
   conversion feature and
   deferred commitment fee
   related to the Homestead
   convertible mortgages.....       (20)      --        --        --        --
  Extraordinary item-loss on
   early extinguishment of
   debt......................       --        --      3,940       --        --
                               --------  --------  --------  --------  --------
Funds from operations........    16,490    11,454    56,322    35,564    18,696
                               --------  --------  --------  --------  --------
Add (deduct) pro forma
 adjustments relating to the
 sale of Homestead:
  Reduction in rental
   income(1).................       --        --       (424)      --        --
  Reduction in rental
   expenses(1)...............       --        --        173       --        --
  Increase in interest
   expense(2)................       --       (850)   (2,739)   (3,448)      --
  Other, net.................       --         12        34        59       --
  REIT Management fee
   effect(3).................       --        134       475       542       --
                               --------  --------  --------  --------  --------
    Total pro forma
     adjustments.............       --      (704)    (2,481)   (2,847)      --
                               --------  --------  --------  --------  --------
Pro forma funds from
 operations..................    16,490    10,750    53,841    32,717    18,696
Cash distributions paid......   (14,778)  (11,667)  (53,064)  (35,119)  (14,648)
                               --------  --------  --------  --------  --------
Excess (deficit) of pro forma
 funds from operations over
 cash distributions..........  $  1,712  $   (917) $    777  $ (2,402) $  4,048
                               ========  ========  ========  ========  ========
Weighted-average Shares
 outstanding (as adjusted for
 reverse Share split)........    37,892    27,777    32,028    21,944    12,227
                               ========  ========  ========  ========  ========

--------
(1) Represents the reduction in rental income and rental expenses that would have occurred had the Homestead property that commenced operations in 1996 been sold as of January 1, 1995.
(2) Represents the increase in interest expense due to (i) the reduction in capitalized interest that would have resulted from the sale of the Homestead Village properties under development and (ii) the increased borrowings necessary to fund the cash payment to Homestead upon closing of the Homestead transaction, as if these two items had occurred on January 1, 1995.
(3) Represents the decrease in REIT Management fee that would have resulted from the pro forma adjustments.

  Funds from operations represents net earnings computed in accordance with GAAP, excluding gains (or losses) from real estate transactions, provisions for possible losses, extraordinary items and real estate depreciation. ATLANTIC believes that funds from operations is helpful to a reader as a measure of the performance of any equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides a reader with an indication of the ability of ATLANTIC to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations should not be considered as an alternative to net earnings or any other GAAP measurement of performance as an indicator of ATLANTIC's operating performance or as an alternative to cash flows from operating, investing or financing activities as a measure of liquidity. On January 1, 1996, ATLANTIC adopted NAREIT's revised definition of funds from operations. Under this more conservative definition, loan cost amortization is not added back to net earnings in determining funds from operations. For comparability, funds from operations for the periods prior to January 1, 1996 give effect to the revised definition. The funds from operations measure presented by ATLANTIC, while consistent with the NAREIT definition, will not be comparable to similarly titled measures of other REITs which do not compute funds from operations in a manner consistent with ATLANTIC. Funds from operations is not intended to represent cash made available to shareholders. Cash distributions paid to shareholders is presented in the table above.

 REIT Management Agreement

  ATLANTIC has a REIT management agreement (the "REIT Management Agreement") pursuant to which the REIT Manager provides management services to ATLANTIC. All officers of ATLANTIC are employees of the REIT Manager and ATLANTIC currently has no employees. The REIT Manager provides both strategic and day-to-day management of ATLANTIC, including research, investment analysis, acquisition, development, marketing, disposition of assets, asset management, due diligence, capital markets, legal and accounting services.

  The REIT Management Agreement requires ATLANTIC to pay an annual fee of 16% of cash flow as defined in the REIT Management Agreement, payable monthly. Cash flow is calculated by reference to ATLANTIC's cash flow from operations plus (i) fees paid to the REIT Manager, (ii) extraordinary expenses incurred at the request of the independent Directors of ATLANTIC (of which there were none in the periods reported), and (iii) 33% of any interest paid by ATLANTIC on convertible subordinated debentures (of which there were none in the periods reported); and after deducting (i) regularly scheduled principal payments (excluding prepayments or balloon payments) for debt with commercially reasonable amortization schedules, (ii) assumed principal and interest payments on senior unsecured debt treated as having regularly scheduled principal and interest payments like a 20-year level-payment, fully amortizing mortgage (of which there were none in the periods reported) and
(iii) distributions actually paid with respect to any non-convertible preferred stock (of which there were none in the periods reported). Cash flow does not include (i) realized gains or losses from dispositions of investments, (ii) interest income from cash equivalent investments and the Homestead convertible mortgage notes and dividend and interest income from Atlantic Development Services, (iii) provisions for possible losses on investments and (iv) extraordinary items.

  The REIT Manager also receives a fee of 0.20% per year on the average daily balance of cash equivalent investments. The REIT Management fee aggregated $3.0 million for the three-month period ended March 31, 1997 and $10.4 million, $6.9 million and $3.7 million for the years ended December 31, 1996, 1995 and 1994, respectively.

  Total real estate operating, interest, general and administrative costs will increase due to ATLANTIC's larger asset size, as well as unforeseen changes that may occur. REIT Management fees paid by ATLANTIC will increase if cash flow of ATLANTIC, as defined in the REIT Management Agreement, increases, including such increases that may relate to increases in ATLANTIC's assets. ATLANTIC does not expect its other operating costs and expenses to increase except as a result of inflation, market conditions or other factors over which the REIT Manager has no control. Operating costs for particular items, however, may be increased if they are expected to result in greater decreases in other expenses or increases in revenues from ATLANTIC's assets.

  ATLANTIC must reimburse the REIT Manager for third-party and out-of-pocket expenses relating to travel, transaction costs and similar costs relating to the acquisition, development or disposition of assets or the obtaining of financing for ATLANTIC and its operations. The REIT Manager will pay all of its own salary and other overhead expenses. ATLANTIC will not have any employee expense; however, it will pay all of the third-party costs related to its normal operations, including legal, accounting, travel, architectural, engineering, shareholder relations, independent Director fees and similar expenses, property management and similar fees paid on behalf of ATLANTIC, and travel expenses incurred in seeking financing, community acquisitions, community sales and similar activities on behalf of ATLANTIC and in attending ATLANTIC Board, committee and shareholder meetings. Under the REIT Management Agreement, the REIT Manager or any of its affiliates are not precluded from rendering services to other investors, including REITs, even if such investors compete with ATLANTIC. The REIT Manager is owned by ATLANTIC's largest shareholder and, consequently, the REIT Manager has no intention of rendering services to investors who compete with ATLANTIC.

  The REIT Management Agreement is renewable by ATLANTIC annually, subject to a determination by the independent Directors that the REIT Manager's performance has been satisfactory and that the compensation payable to the REIT Manager is fair. Each of ATLANTIC and the REIT Manager may terminate the REIT Management Agreement on 60 days' notice. Because of the year-to-year nature of the agreement, its maximum effect on ATLANTIC's results of operations cannot be predicted, other than that REIT Management fees will generally increase or decrease in proportion to cash flow increases or decreases.

  On March 24, 1997, Security Capital and ATLANTIC entered into the Merger Agreement. Pursuant to the Merger Agreement, Security Capital will cause the REIT Manager and SCG Realty Services to be merged into a newly formed subsidiary of ATLANTIC. The REIT Management Agreement will be terminated upon closing of the Merger. As a result of the Merger, the employees of the REIT Manager and SCG Realty Services will become employees of ATLANTIC. Because ATLANTIC, the REIT Manager and SCG Realty Services are under common control, the difference between the market value of the Shares issued to Security Capital on the date the Merger is consummated and the approximately $1.1 million of net tangible assets of the REIT Manager and SCG Realty Services being acquired by ATLANTIC will be accounted for as a distribution to Security Capital. See "The Merger Transaction" for a more complete description of the Merger.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

  The following policies are in effect for ATLANTIC and the REIT Manager. These policies will continue in effect after the consummation of the Merger. To the extent these policies refer to the REIT Manager, they will be changed to include ATLANTIC or eliminated, as appropriate.

  The Board reserves the right to make exceptions to ATLANTIC's policies described below for transactions when it believes that the transaction is in the best long-term interests of ATLANTIC and its shareholders. The Board may amend or revise ATLANTIC's policies from time to time without a vote of the shareholders of ATLANTIC.

INVESTMENT POLICIES

  Prospective community investments are analyzed pursuant to several underwriting criteria, including purchase price, competition and other market factors, and prospects for long-term growth in cash flow. ATLANTIC's investment decisions are based upon the expected contribution of the community to long-term cash flow growth on an unleveraged basis. The expected economic contribution is based on an evaluation of a community's stabilized operations, including an estimate of all cash revenues from leases and other revenue sources, minus expenses incurred in operating the community (including real estate taxes, insurance, maintenance, turnover costs (such as carpet and appliance replacement), personnel costs and utility charges, but excluding depreciation, debt service and amortization of loan costs) and a reserve for capital expenditures.

  It is ATLANTIC's policy to generally limit its investments such that (i) no more than 10% of its assets are invested in land held for development other than land under development or where development is in planning, (ii) ATLANTIC will not be treated as an investment company under the Investment Company Act of 1940 and (iii) ATLANTIC will not invest in mortgage loans, other than mortgage loans to third-party owner/developers in connection with the development of multifamily communities that are contractually required to be sold to ATLANTIC upon completion or convertible mortgage loans to Homestead or mortgage loans to entities in which ATLANTIC owns a substantial majority of the economic interest and other than convertible mortgage loans where the Board believes that such loans are in the best long-term interests of ATLANTIC and its shareholders.

  ATLANTIC's strategy includes the development of industry-leading, moderate income multifamily communities designed for the largest renter groups. Over the long term, ATLANTIC believes that development will contribute as much, or more, to its earnings growth than acquisitions.

  While the current policy of ATLANTIC is to make equity investments in multifamily communities exclusively, ATLANTIC may invest in other real estate interests consistent with its qualification as a REIT. A change in this policy could occur, for example, if ATLANTIC concludes that it may benefit from the cash flow or any appreciation in the value of the community arising through convertible mortgage investment.

  Subject to the gross income and asset tests necessary for REIT qualification, ATLANTIC may also invest in securities of other entities engaged in real estate activities or securities of other issuers. See "Federal Income Tax Considerations--Taxation of ATLANTIC". ATLANTIC does not currently intend to invest in the securities of other issuers except in connection with acquisitions of indirect interests in communities (normally, general or limited partnership interests in special purpose partnerships controlled by ATLANTIC and owning multifamily communities and except for preferred stock of entities in which ATLANTIC has a substantial majority of the economic interest).

FINANCING POLICIES

  ATLANTIC does not intend to incur long-term, floating rate debt other than in connection with property acquisitions in which the debt assumed is impracticable to prepay or is tax-exempt debt. Because its assets are largely long-term, ATLANTIC's debt is expected to be unsecured long-term, fixed rate, fully amortizing debt, such as the Notes. ATLANTIC has an unsecured line of credit for the purpose of facilitating investment in developments and acquisitions as well as for working capital. ATLANTIC may also determine to issue securities senior to the Shares, including preferred stock and debt securities (either of which may be convertible into Shares or be accompanied by warrants to purchase Shares), such as the Notes and the Series A Preferred Shares. ATLANTIC's financing policies are to replace line of credit borrowings with the proceeds of equity offerings or unsecured long-term, fixed rate, fully amortizing debt.

  The proceeds of any borrowings by ATLANTIC may be used to pay distributions, to provide working capital, to pay existing indebtedness or to finance acquisitions, expansions or development of new multifamily communities.

CONFLICT OF INTEREST POLICIES

  ATLANTIC does not intend to engage in principal transactions with officers and Directors or to engage independent Directors to provide services to ATLANTIC. In addition, transactions with the REIT Manager and its affiliates are significantly restricted and must be reviewed and approved by a majority of independent Directors. Transactions with the REIT Manager and SCG Realty Services present a potential conflict of interest due to Security Capital's ownership of 51.3% of ATLANTIC's outstanding Shares. In addition, future services provided pursuant to the Administrative Services Agreement present a similar potential conflict of interest. See "The Merger Transaction-- Relationship with Security Capital After the Merger--Administrative Services Agreement". ATLANTIC will not borrow from or make loans to affiliates, other than mortgage loans to entities in which ATLANTIC owns a substantial majority of the economic interest, convertible mortgage loans to Homestead or convertible mortgage loans where the Board believes that such loans are in the best long-term interests of ATLANTIC and its shareholders. With a view to resolving potential conflicts of interest and protecting the interests of ATLANTIC's shareholders against such possible conflicts, ATLANTIC's Charter requires that a majority of the Board be independent Directors.

POLICIES APPLICABLE TO THE REIT MANAGER AND OFFICERS AND DIRECTORS OF ATLANTIC

  The REIT Manager has agreed in writing not to engage in any principal transaction with ATLANTIC, including but not limited to purchases, sales or leases of communities or borrowing or lending of funds, except for transactions approved by a majority of the independent Directors not otherwise interested in such transaction as being fair and reasonable to ATLANTIC and on terms and conditions not less favorable to ATLANTIC than those available from unaffiliated third parties. The REIT Manager and ATLANTIC have agreed to waive this prohibition as it relates to the Merger. In addition to the requirements described above, ATLANTIC will not engage in such transactions unless the independent Directors believe that any such transaction is in the long-term best interests of ATLANTIC and its shareholders. The sole activity of the REIT Manager is advising ATLANTIC.

  The REIT Management Agreement permits affiliates of the REIT Manager to provide property management and other services to ATLANTIC for compensation. The fees charged for such services must be comparable to fees that would be charged by unaffiliated, qualified third parties. Any property management fees are reviewed annually by the Board and must be approved by a majority of the independent Directors.

  ATLANTIC does not intend to issue options or warrants to the REIT Manager or its employees; however, in the event that the Merger is approved, ATLANTIC intends to adopt an employee incentive plan under which options may be granted to employees, subject to Board and shareholder approval. See "The Merger Transaction--Long-Term Incentive Plan".

  Under Maryland law (where ATLANTIC is incorporated), each Director is obligated to offer to ATLANTIC any opportunity (with certain limited exceptions) which comes to him or her and which ATLANTIC could reasonably be expected to have an interest in developing. In addition, under Maryland law, a contract or other transaction between ATLANTIC and a Director or between ATLANTIC and another corporation or entity in which a Director of ATLANTIC is a director or has a material financial interest is not void or voidable solely because of such interest or the presence of the Director at the meeting at which the contract or transaction is approved or the Director's vote in favor thereof, if (a) the contract or transaction is approved or ratified, after disclosure of the common directorship or interest, by the affirmative vote of a majority of disinterested Directors, even if the disinterested Directors constitute less than a quorum, or by a majority of the votes cast by disinterested stockholders, or (b) the contract or transaction is fair and reasonable to ATLANTIC.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

  ATLANTIC may, but does not presently intend to, make investments other than as previously described. All investments will be primarily related to multifamily communities and the management and development thereof. The Board has authority to reclassify unissued Shares into senior securities, to offer Shares or other securities and, subject to certain restrictions, to repurchase or otherwise reacquire Shares or any other securities and may engage in such activities in the future. ATLANTIC's policy is not to make loans to its officers or directors or to the REIT Manager; however, in the event that the Merger is approved, ATLANTIC may (i) adopt an employee incentive plan, under which loans may be made to employees to purchase Shares, subject to Board and shareholder approval, and (ii) make relocation and other loans to employees, subject to Board approval. See "The Merger Transaction--Long-Term Incentive Plan". ATLANTIC may in the future make loans to partnerships and joint ventures in which it participates in order to meet working capital needs. ATLANTIC has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers and does not intend to do so. ATLANTIC does not intend to engage in the purchase or sale of investments (other than acquisition or disposition of communities in accordance with the REIT rules and ATLANTIC's investment policies) and may on a selected basis in the future offer securities in exchange for communities. ATLANTIC intends to make annual and quarterly reports to shareholders. The annual reports will contain audited financial statements.

  At all times, ATLANTIC intends to make investments in such a manner as to be consistent with the requirements of the Code for ATLANTIC to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regulations), the Board determines that it is no longer in the best interests of ATLANTIC to qualify as a REIT.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

  In addition to the transactions with affiliates described elsewhere in this Prospectus, ATLANTIC has entered into the following transactions:

REIT MANAGEMENT AGREEMENT

  Pursuant to the REIT Management Agreement, the REIT Manager assumed the day-to-day management of ATLANTIC. The REIT Manager is owned by Security Capital, which currently beneficially owns 51.3% of the outstanding Shares. The REIT Manager's sole business and principal occupation since its formation in October 1993 is advising ATLANTIC. The services provided or coordinated by the REIT Manager include strategic and day-to-day management, research, investment analysis, acquisition and due diligence, multifamily community development, asset management, capital markets, asset disposition, legal and accounting services. All such services are included in the REIT Management fee, including capital markets and development services, which most REITs capitalize (or, in the case of capital markets, deduct from proceeds). The REIT Management fee is paid monthly and was $3.0 million for the three-month period ended March 31, 1997 and $10.4 million for the year ended December 31, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--REIT Management Agreement". See "The Merger Transaction" for a description of an agreement that ATLANTIC has entered into with Security Capital to merge the REIT Manager and SCG Realty Services into a newly formed subsidiary of ATLANTIC in exchange for Shares. The REIT Management Agreement will be terminated upon closing of the Merger. Management believes that the terms of the REIT Management Agreement are at least as favorable as could be obtained from unaffiliated third parties.

SECURITY CAPITAL INVESTOR AGREEMENT

  ATLANTIC and Security Capital are parties to an Investor Agreement, which required Security Capital to purchase $21.5 million of Shares, subject to certain conditions. The Investor Agreement, among other things, requires ATLANTIC to obtain Security Capital's approval of (i) the annual operating budget and substantial deviations therefrom, (ii) contracts for investment management, property management or leasing services or that contemplate annual payments in excess of $100,000 and (iii) acquisitions or dispositions in a single transaction or a group of related transactions where the purchase or sale price exceeds $5.0 million. The Investor Agreement also provides that, so long as Security Capital beneficially owns at least 10% of the outstanding Shares, ATLANTIC is prohibited from increasing the number of members of the Board to more than seven. Security Capital is entitled to designate one or more persons to be nominated for election to the Board, and ATLANTIC is obligated to use its best efforts to cause the election of such persons, as follows: (i) so long as Security Capital Group owns at least 10%, but less than 20%, of the outstanding Shares, it is entitled to nominate two persons; and (ii) so long as Security Capital owns at least 20% of the outstanding Shares, it is entitled to nominate three persons. See "The Merger Transaction--Relationship with Security Capital After the Merger" for a description of the Amended and Restated Investor Agreement which will replace the current Investor Agreement upon closing of the Merger.

SHAREHOLDERS' AGREEMENT

  To facilitate ATLANTIC's acquisition of certain communities from Laing, Security Capital granted Laing certain rights to require Security Capital to purchase Laing's Shares at pre-agreed prices which were negotiated when Laing was not affiliated with ATLANTIC. ATLANTIC assumed Security Capital's first put obligation for 2,500,000 Shares and on March 31, 1995 purchased such Shares from Laing at $22.00 per Share. In exchange for ATLANTIC's assumption of the first put obligation, Security Capital purchased $94.8 million of Shares at $22.00 per Share from ATLANTIC in a private offering. In November 1995, ATLANTIC assumed Security Capital's second put obligation for 1,250,000 Shares at $23.136 per Share. In exchange for ATLANTIC's assumption of the second put obligation, Security Capital purchased 1,250,000 Shares at a price of $23.136 per Share and purchased an additional $21.1 million of Shares at $23.00 per Share in a private offering. Security Capital's purchase under the third put obligation of 1,250,000 Shares (representing all Shares owned by Laing) at $24.53 per Share occurred on July 1, 1996.

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

PROPERTY MANAGEMENT COMPANY

  Commencing May 12, 1994, SCG Realty Services, an affiliate of the REIT Manager, began providing property management services for certain of ATLANTIC's communities. The agreements terminate September 30, 1997, subject to earlier termination by ATLANTIC on 30 days' notice, is renewable annually upon approval of ATLANTIC's independent Directors and contemplates a fee to SCG Realty Services of 3.5% of community revenues for communities located in Atlanta and Washington, D.C. markets and 3.75% of community revenues for all other communities, paid monthly, which was $1.3 million for the three-month period ended March 31, 1997 and $4.2 million for the year ended December 31, 1996. The REIT Manager anticipates that SCG Realty Services will manage additional ATLANTIC properties in the future. ATLANTIC believes that these agreements are at market rates and any future management contracts executed with SCG Realty Services are also expected to be at market rates. See "Business--ATLANTIC's Operating System--Property Management". See "The Merger Transaction" for a description of an agreement that ATLANTIC has entered into with Security Capital to merge the REIT Manager and SCG Realty Services into a newly formed subsidiary of ATLANTIC in exchange for Shares. The management agreements between ATLANTIC and SCG Realty Services will be terminated upon closing of the Merger.

HOMESTEAD TRANSACTION

  In March 1996, the Board began considering ways for ATLANTIC to maximize shareholder value with respect to its Homestead Village properties. In May 1996, ATLANTIC, PTR, Security Capital and Homestead entered into a merger agreement, pursuant to which each of ATLANTIC, PTR and Security Capital agreed to sell, through a series of merger transactions, all of their respective assets relating to Homestead Village properties to Homestead, and ATLANTIC and PTR agreed to enter into funding commitment agreements (see "--Funding Commitment Agreement"). ATLANTIC's and PTR's respective shareholders approved the Homestead transaction on September 13, 1996 and September 12, 1996, respectively, and the closing of the Homestead transaction occurred on October 17, 1996, which resulted in ATLANTIC (a) owning 4,201,220 shares of Homestead common stock, (b) owning 2,818,517 warrants to purchase one share of Homestead common stock at $10.00 per share, (c) owning up to $98.0 million in convertible mortgage notes as described below (see "--Funding Commitment Agreement") and (d) providing a cash payment of $16.6 million to Homestead on the closing date. The $16.6 million payment was required because ATLANTIC's Homestead Village properties, only one of which was operating, were in earlier stages of development than PTR's Homestead Village properties, therefore, ATLANTIC had not funded the same percentage of total costs as PTR. The payment also assured that ATLANTIC received all of its shares of Homestead common stock at the closing of the transaction rather than in smaller increments over time as funds are expended to complete the properties contributed by ATLANTIC. ATLANTIC distributed the Homestead common stock and warrants which it received to its shareholders pro rata in the Homestead Distribution on November 12, 1996. Each holder of record of a Share on October 29, 1996 received 0.110875 shares of Homestead common stock and warrants to purchase 0.074384 shares of Homestead common stock.

FUNDING COMMITMENT AGREEMENT

  Pursuant to a funding commitment agreement entered into at the closing of the Homestead transaction, ATLANTIC agreed to make mortgage loans to Homestead of up to $111.1 million, which amount was anticipated to be sufficient to complete the development of the Homestead Village facilities contributed by ATLANTIC. ATLANTIC received 2,818,517 warrants, each to purchase one share of Homestead common stock, in exchange for its entering into the funding commitment agreement, which ATLANTIC subsequently distributed pro rata to its shareholders in the Homestead Distribution. Each Homestead warrant is exercisable at $10.00 per share and expires October 27, 1997. The exercise price was determined based on the overall structure of the Homestead transaction and, in particular, consideration of Homestead's future capital needs and a desire to provide liquidity to ATLANTIC's shareholders with respect to their warrants. ATLANTIC will receive convertible mortgage notes in respect of fundings under the funding commitment agreement in stated amounts of up to $98.0 million. The effect of these provisions of the funding commitment agreement is that ATLANTIC will fund $1,133,535 for each $1,000,000 principal amount of convertible mortgage loans. The convertible

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


mortgage loans will be recorded for financial reporting purposes at a premium of approximately $13.1 million which will be amortized and recorded as an adjustment to interest income over the ten-year term of the mortgage loans using the effective interest method. The relative ownership percentages of ATLANTIC, PTR and Security Capital in Homestead were determined based upon the relative value of the contributed assets assuming that all of the properties to be contributed had been developed and were fully operational. ATLANTIC agreed to fund convertible mortgages to provide for the development of the Homestead Village properties and to achieve its ownership allocations. The funded amount of ATLANTIC under the convertible mortgages therefore was in an amount that was anticipated, pursuant to development budgets, to be sufficient to complete the development of the Homestead Village properties contributed by ATLANTIC. The difference between the funded amount and the stated amount of the convertible mortgage loans arose because the rate of return on the existing Homestead Village facilities contributed by PTR was projected to exceed the rate of return on the Homestead Village facilities contributed by ATLANTIC and PTR to Homestead which were under construction or in pre-development planning. This expected difference in the rates of return arose because, as of July 1, 1996, PTR was expected to have 28 Homestead Village facilities in operation and generating income, while ATLANTIC was expected to have none and the average property development costs for the existing PTR Homestead Village properties, on balance, were expected to be less than those for the ATLANTIC and PTR Homestead Village properties projected to be built in the future because a large portion of the existing PTR Homestead Village properties were in planning or under development during 1992 and 1993 when land prices and construction costs were less than they were when the transaction was negotiated and were anticipated to be over the next 18 months. Because of the foregoing factors, and as a result of Homestead's desire to issue a single class of convertible mortgage notes bearing a 9% per annum interest rate, the stated amounts of the convertible mortgage notes were adjusted to provide an effective yield (after giving effect to the premium due to the issuance of the Homestead warrants and the convertibility of the mortgage notes) to each of ATLANTIC (8.46% on a fully funded basis) and PTR (12.42% on a fully funded basis) that was reflective of the relative rates of return anticipated to be realized on all of the facilities contributed by ATLANTIC and PTR, respectively. The obligation of ATLANTIC is limited to a specific dollar amount for each property identified in the funding commitment agreement. Upon any determination by Homestead to commence development of a property identified in the funding commitment agreement, Homestead is required to notify ATLANTIC and ATLANTIC is required to fund up to the full amount of its obligation with respect to such property. Homestead is required to endeavor in good faith to complete the development of such property consistent with the development plans for such property. Each mortgage note issued by Homestead pursuant to the funding commitment agreement is convertible into shares of Homestead common stock on the basis of one share of Homestead common stock for every $11.50 of principal outstanding on the mortgage loan. The obligation of Homestead to call for funding of, and the obligation of ATLANTIC to provide funding for, the mortgage loans expire on March 31, 1998, except with respect to properties for which Homestead has given notice that it intends to develop. Interest on the mortgage notes accrues at the rate of 9% per annum on the unpaid principal balance, payable every six months. The mortgage notes are scheduled to mature on October 31, 2006, and are not callable until October 27, 2001. Homestead has pledged the assets being contributed by ATLANTIC as collateral for the mortgage loans being made by ATLANTIC. At December 31, 1996, no funds had been advanced pursuant to the funding commitment agreement and there were no convertible mortgage notes outstanding. ATLANTIC advanced $56.0 million under the funding commitment agreement through July 21, 1997 and $49.4 million of mortgage notes was outstanding on such date.

PROTECTION OF BUSINESS AGREEMENT

  ATLANTIC entered into a protection of business agreement with Homestead at the closing of the Homestead transaction which prohibits ATLANTIC and its affiliates from engaging, directly or indirectly, in the extended-stay lodging business except through Homestead and its subsidiaries. The agreement also prohibits Homestead from, directly or indirectly, engaging in the ownership, operation, development, management or leasing of multifamily properties. The agreement does not prohibit ATLANTIC from: (i) owning securities of Homestead;
(ii) owning up to 5% of the outstanding securities of another person engaged in owning, operating, developing, managing or leasing extended-stay lodging properties, so long as it does not actively participate in

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

the business of such person; (iii) owning the outstanding securities of another person, a majority-owned subsidiary, division, group, franchise or segment of which is engaged in owning, operating, developing, managing or leasing extended-stay lodging properties, so long as not more than 5% of such person's consolidated revenues are derived from such properties; and (iv) owning securities of another person primarily engaged in a business other than owning, operating, developing, managing or leasing extended-stay lodging properties, including a person primarily engaged in business as an owner, operator or developer of hotel properties, whether or not such person owns, operates, develops, manages or leases extended-stay lodging properties. The agreement does not prohibit Homestead from: (i) owning securities of ATLANTIC, PTR or Security Capital; (ii) owning up to 5% of the outstanding securities of another person engaged in owning, operating, developing, managing or leasing garden-style multifamily properties; and (iii) owning the outstanding securities of another person, a majority-owned subsidiary, division, group, franchise or segment of which is engaged in owning, operating, developing, managing or leasing garden-style multifamily properties, so long as not more than 5% of such person's consolidated revenues are derived from such properties. The agreement will terminate in the event of an acquisition, directly or indirectly (other than by purchase from ATLANTIC, PTR or Security Capital or any of their respective affiliates), by any person (or group of associated persons acting in concert), other than ATLANTIC, PTR or Security Capital or their respective affiliates, of 25% or more of the outstanding voting stock of Homestead, without the prior written consent of Homestead's board of directors. Subject to earlier termination pursuant to the preceding sentence, the protection of business agreement will terminate on October 17, 2006.

HOMESTEAD INVESTOR AGREEMENT

  ATLANTIC entered into an investor and registration rights agreement with Homestead at the closing of the Homestead transaction pursuant to which ATLANTIC is entitled to designate one person for nomination to the Homestead board of directors, and Homestead will use its best efforts to cause the election of such nominee, until March 31, 1998 and for so long thereafter as ATLANTIC has the right to convert in excess of $20.0 million in principal amount of loans made pursuant to its funding commitment agreement. Such nominee may, but need not, include the same person(s) nominated by Security Capital pursuant to Security Capital's investor agreement with Homestead. In addition, Homestead has granted to ATLANTIC registration rights with respect to the distribution of all of the shares of Homestead common stock issuable upon conversion of the convertible mortgage notes. Prior to October 22, 1997, ATLANTIC may request one registration of those shares of Homestead common stock which are issued upon conversion of any or all of the convertible mortgage notes during such one-year period and which it intends to distribute to its stockholders. After such one-year anniversary, ATLANTIC may request three additional registrations pursuant to Rule 415 promulgated under the Securities Act of all shares of Homestead common stock issued or issuable upon conversion of the convertible mortgage notes. Such registration, except for the fees and disbursements of counsel to ATLANTIC, shall be at the expense of Homestead.

DEVELOPMENT AGREEMENT

  ATLANTIC is a party to several development agreements with unaffiliated third-party developer/managers which provide that ATLANTIC will make certain earnout payments to the developer/managers either in the form of cash, Shares or shares of Security Capital's common stock, as determined in the sole discretion of the developer/managers. The amount of such payments shall be determined on a per site basis and shall be a percentage of the amount by which annualized net operating income, capitalized at a rate as provided by the agreement, exceeds the total actual project costs. In February 1997, ATLANTIC paid $0.8 million to one such developer/manager with respect to one community. The aggregate amount of such earnout amounts for the seven remaining communities cannot exceed $7.3 million. The developer/managers were not entitled to receive any earnout payments at June 30, 1997 on the seven remaining communities.

OTHER TRANSACTIONS WITH AFFILIATES

  In ATLANTIC's March through June 1995 private offering, Security Capital purchased $94.8 million of Shares at $22.00 per Share. In ATLANTIC's December 1995 through May 1996 private offering, Security Capital purchased an aggregate of $50.0 million of Shares, $21.1 million of which were purchased at $23.00 per

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


Share (which was the price per Share paid by other investors in the offering) and $28.9 million of which were purchased at $23.136 per Share. See "-- Shareholders' Agreement". In ATLANTIC's October 1996 initial public offering, Security Capital purchased $10.0 million of Shares at $24.00 per Share. Except as described above, all subscriptions were made on the same terms and at the same times as made available to other unaffiliated investors.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth, as of July 21, 1997, the beneficial ownership of Shares for (i) each person known to ATLANTIC to be the beneficial owner of more than 5% of ATLANTIC's Shares, (ii) each Director of ATLANTIC and
(iii) all Directors and executive officers of ATLANTIC as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power.

                NAME AND ADDRESS               NUMBER OF SHARES    PERCENT OF
              OF BENEFICIAL OWNER             BENEFICIALLY OWNED   ALL SHARES
              -------------------             ------------------   ----------
   Security Capital Group Incorporated ......     21,545,669(1)       51.3%
     125 Lincoln Avenue
     Santa Fe, NM 87501
   Ameritech Pension Trust ..................      2,223,320(2)        5.3
     Ameritech Corporation
     225 West Randolph Street
     HQ-13A
     Chicago, IL 60606
   General Motors Investment Management
    Corporation..............................      2,173,913(3)        5.2
     767 Fifth Avenue
     New York, NY 10153
   Manuel A. Garcia III......................         12,000(4)          *
     P.O. Box 2066
     Davgar Restaurants, Inc.
     Winter Park, FL 32790
   Ned S. Holmes ............................         59,500(4)(5)       *
     Parkway Investments/Texas, Inc.
     55 Waugh Drive
     Houston, TX 77007
   Constance B. Moore........................         11,600             *
     Six Piedmont Center
     Atlanta, GA 30305
   James C. Potts............................         13,050             *
     Six Piedmont Center
     Atlanta, GA 30305
   John M. Richman...........................         12,000(4)          *
     Wachtell, Lipton, Rosen & Katz
     227 West Monroe Street, Suite 4825
     Chicago, IL 60606
   All Directors and executive officers as a
    group
    (9 persons)..............................        108,150             *

--------
*  Less than 1%

(1) These Shares are owned of record by SC Realty Incorporated, a wholly owned subsidiary of Security Capital, and are pledged to secure Security Capital's $400 million revolving line of credit facility with a syndicate of banks. As of July 21, 1997, there were $136.5 million of outstanding borrowings under the line of credit. The line of credit is also secured by securities owned by Security Capital of PTR, SCI, Homestead and Security Capital U.S. Realty, a publicly traded entity based in Luxembourg which invests in real estate operating companies in the United States. Security Capital estimates that the aggregate market value of the pledged securities exceeded $3.0 billion as of July 21, 1997. Security Capital was in compliance with all covenants under the line of credit at March 31, 1997.
(2) This information is based on a Schedule 13G dated February 14, 1997. According to the Schedule 13G, the Shares were not acquired for the purpose of changing or influencing the control of ATLANTIC.
(3) 1,956,522 of these Shares are owned by the General Motors Hourly-Rate Employees Pension Trust and 217,391 of these Shares are owned by the General Motors Salaried Employees Pension Trust.
(4) Includes 2,000 Shares each for Messrs. Garcia, Holmes and Richman which are issuable upon exercise of Options granted under the Outside Directors Plan. See "REIT Management--Outside Directors Plan".
(5) Mr. Holmes directly owns 2,500 of these Shares. Mr. Holmes may be deemed to beneficially own 55,000 of these Shares which are owned by Mr. Holmes' wife and children and by Holmes Family Venture Ltd., a family entity with respect to which Mr. Holmes shares voting and dispositive power.

                             DESCRIPTION OF STOCK

  The following summary of the terms of the stock of ATLANTIC does not purport to be complete and is subject to and qualified in its entirety by reference to ATLANTIC's Charter and Bylaws, copies of which have been filed as exhibits to the registration statement of which this Prospectus forms a part.

GENERAL

  The authorized stock of ATLANTIC consists of 250,000,000 Shares. The Board may classify or reclassify any unissued Shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption. No holder of any class of stock of ATLANTIC will have any preemptive right to subscribe to any securities of ATLANTIC except as may be granted by the Board pursuant to an agreement between ATLANTIC and a shareholder. Under Maryland law, shareholders are generally not liable for ATLANTIC's debts or obligations solely as a result of their status as shareholders. For a description of certain provisions that could have the effect of delaying, deferring or preventing a change in control, see "Risk Factors--Limitations on Acquisition of Shares and Change in Control", "Certain Relationships and Transactions--Security Capital Investor Agreement" and "Certain Provisions of Maryland Law and of ATLANTIC's Charter and Bylaws".

  The transfer agent and registrar for the Shares is The First National Bank of Boston, 150 Royall Street, Canton, Massachusetts 02021.

COMMON STOCK

  The outstanding Shares are fully paid and nonassessable. Each Share entitles the holder to one vote on all matters requiring a vote of shareholders, including the election of Directors. Shareholders do not have the right to cumulate their votes in the election of Directors, which means that the holders of a majority of the outstanding Shares can elect all of the Directors then standing for election. Shareholders are entitled to such distributions as may be authorized from time to time by the Directors out of assets legally available therefor. ATLANTIC's current distribution policy is to pay quarterly distributions to shareholders based on a reasonable percentage of funds from operations. ATLANTIC paid no distributions in 1993. ATLANTIC has paid consecutive distributions of $0.30 per Share for 1994 quarters, $0.40 per Share for 1995 quarters and $0.42 per Share for the first three quarters of 1996.

  On November 12, 1996, the Homestead Distribution was made to holders of record of Shares on October 29, 1996. On December 16, 1996, in light of the Homestead transaction and ATLANTIC's initial public offering, ATLANTIC paid a fourth quarter 1996 distribution of $0.39 per Share. On February 19, 1997, ATLANTIC paid a distribution of $0.39 per Share. On April 22, 1997, the Board declared a distribution of $0.39 per Share which was paid on May 27, 1997. On July 21, 1997, the Board declared a distribution of $0.39 per Share which is payable on August 26, 1997 to holders of record of Shares on August 12, 1997. See "Price Range of ATLANTIC Shares and Distributions".

  In the event of any liquidation, dissolution or winding-up of the affairs of ATLANTIC, holders of Shares will be entitled, subject to the preferential rights of holders of preferred stock, if any, to share ratably in the assets of ATLANTIC remaining after provision for payment of liabilities to creditors.

  Subject to the provisions of ATLANTIC's Charter regarding the restriction on transfers of Shares, all Shares have equal distribution, liquidation and other rights, and shall have no preference, preemptive, conversion or exchange rights.

PREFERRED STOCK

  The Board is empowered by ATLANTIC's Charter, without the approval of shareholders, to classify or reclassify any unissued shares of ATLANTIC's stock from time to time. Prior to the issuance of any such stock, the Board is required to set, subject to the provisions of ATLANTIC's Charter regarding the restriction on transfers of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for such stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control of ATLANTIC and may adversely affect the voting and other rights of shareholders. No shares of preferred stock are outstanding and ATLANTIC has no present plans to issue any preferred stock except for the Series A Preferred Shares (see "Preferred Share Offering") and other than as contemplated by the Rights Agreement (as defined below).

PURCHASE RIGHTS

  On March 12, 1996, the Board declared a dividend of one Purchase Right for each Share outstanding at the close of business on March 12, 1996 (the "Rights Record Date") to the holders of Shares of record as of the Rights Record Date. The dividend was paid on the Rights Record Date. The holders of any additional Shares issued after the Rights Record Date and before the redemption or expiration of the Purchase Rights will also be entitled to one Purchase Right for each such additional Share. Each Purchase Right entitles the registered holder under certain circumstances to purchase from ATLANTIC two one-hundredths of a Participating Preferred Share of ATLANTIC at a price of $40 per one one-hundredth of a Participating Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Purchase Rights are set forth in the Rights Agreement dated as of March 12, 1996 between ATLANTIC and The First National Bank of Boston, as rights agent (the "Rights Agreement").

  The Purchase Rights will be exercisable and will be evidenced by separate certificates only after the earliest to occur of: (1) 10 business days following a public announcement that a person or group of affiliated or associated persons (except for Security Capital and certain other affiliates of ATLANTIC) has acquired beneficial ownership of 20% or more of the outstanding Shares (thereby becoming an "Acquiring Person"), (2) 15 business days (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of persons (except for Security Capital and certain other affiliates of ATLANTIC) of 25% or more of the outstanding Shares or (3) 10 business days (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) after the date of filing by any person of, or the first public announcement of the intention of any person to file, any application, request, submission or other document with any federal or state regulatory authority seeking approval of, attempting to rebut any presumption of control upon, or otherwise indicating an intention to enter into, any transaction or series of transactions the consummation of which would result in any person (except for Security Capital and certain other affiliates of ATLANTIC) becoming the beneficial owner of

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25% or more of the outstanding Shares, other than a transaction in which newly issued Shares are issued directly by ATLANTIC to such person (the first to occur of such dates being called the "Rights Distribution Date"). With respect to any of the Share certificates outstanding as of the Rights Record Date, until the Rights Distribution Date, the Purchase Rights will be evidenced by such Share certificate. Until the Rights Distribution Date (or earlier redemption or expiration of the Purchase Rights), new Share certificates issued after the Rights Record Date upon transfer or new issuance of Shares will contain a notation incorporating the Rights Agreement by reference. Notwithstanding the foregoing, if the Board in good faith determines that a person who would otherwise be an Acquiring Person under the Rights Agreement has become such inadvertently, and such person divests as promptly as practicable a sufficient number of Shares so that such person would no longer be an Acquiring Person, then such person shall not be deemed to be an Acquiring Person for purposes of the Rights Agreement.

  The Purchase Rights will expire on March 12, 2006 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by ATLANTIC, in each case as described below.

  The Purchase Price payable, and the number of Participating Preferred Shares or other securities or property issuable, upon exercise of the Purchase Rights are subject to adjustment under certain circumstances from time to time to prevent dilution. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

  Participating Preferred Shares purchasable upon exercise of the Purchase Rights will not be redeemable. Each Participating Preferred Share will be entitled to a minimum preferential quarterly distribution payment of $1.00 per share but will be entitled to an aggregate distribution of 50 times the distribution declared per Share. Each Participating Preferred Share will have 50 votes, voting together with the Shares. In the event of liquidation, the holders of the Participating Preferred Shares will be entitled to a minimum preferential liquidation payment of $1 per share, plus an amount equal to all accrued and unpaid dividends thereon, but will be entitled to an aggregate payment of 50 times the payment made per Share. In the event of any merger, consolidation or other transaction in which Shares are exchanged, each Participating Preferred Share will be entitled to receive 50 times the amount received per Share. In the event of issuance of Participating Preferred Shares upon exercise of the Purchase Rights, in order to facilitate trading, a depositary receipt may be issued for each one one-hundredth of a Participating Preferred Share. The Participating Preferred Shares will be protected by customary antidilution provisions.

  In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Purchase Right, other than Purchase Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise a number of Shares having a market value (determined in accordance with the Rights Agreement) of twice the Purchase Price. In lieu of the issuance of Shares upon exercise of Purchase Rights, the Board may, under certain circumstances, and if there is an insufficient number of Shares authorized but unissued to permit the exercise in full of the Purchase Rights, the Board is required to, take such action as may be necessary to cause ATLANTIC to issue or pay upon the exercise of Purchase Rights, cash (including by way of a reduction of purchase price), property, other securities or any combination of the foregoing having an aggregate value equal to that of the Shares which otherwise would have been issuable upon exercise of Purchase Rights.

  In the event that, after any person or group becomes an Acquiring Person, ATLANTIC is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Purchase Right will thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price, a number of shares of common stock of the acquiring company having a market value (determined in accordance with the Rights Agreement) of twice the Purchase Price.

  At any time after any person or group becomes an Acquiring Person and prior to the acquisition by that person or group of 50% or more of the outstanding Shares, the Board may exchange the Purchase Rights (other

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than Purchase Rights owned by that person or group which will have become void), in whole or in part, at an exchange ratio of one Share (or one one-hundredth of a Participating Preferred Share) per Purchase Right (subject to adjustment).

  As soon as practicable after a Rights Distribution Date, ATLANTIC is obligated to use its best efforts to file a registration statement under the Securities Act relating to the securities issuable upon exercise of Purchase Rights and to cause such registration statement to become effective as soon as practicable.

  At any time prior to the time a person or group of persons becomes an Acquiring Person, the Board may redeem the Purchase Rights in whole, but not in part, at a price of $0.01 per Purchase Right (the "Redemption Price") payable in cash, Shares or any other form of consideration deemed appropriate by the Board. The redemption of the Purchase Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon the effectiveness of any redemption of the Purchase Rights, the right to exercise the Purchase Rights will terminate and the only right of the holders of Purchase Rights will be to receive the Redemption Price.

  The terms of the Purchase Rights may be amended by the Board without the consent of the holders of the Purchase Rights, except that from and after the time any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Purchase Rights.

  The Purchase Rights have certain anti-takeover effects. The Purchase Rights will cause substantial dilution to a person or group that attempts to acquire ATLANTIC on terms not approved by its Board, except pursuant to an offer conditioned on a substantial number of Purchase Rights being acquired. The Purchase Rights should not interfere with any merger or other business combination approved by the Board since the Purchase Rights may be redeemed by ATLANTIC at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 20% or more of the Shares. The form of Rights Agreement specifying the terms of the Purchase Rights has been incorporated by reference into the registration statement of which this Prospectus forms a part and is incorporated herein by reference. The foregoing description of the Purchase Rights does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Rights Agreement, including the definitions therein of certain terms.

RESTRICTION ON SIZE OF HOLDINGS OF SHARES

  ATLANTIC's Charter contains certain restrictions on the number of shares of ATLANTIC's stock that individual shareholders may own. For ATLANTIC to qualify as a REIT under the Code, no more than 50% in value of the shares of ATLANTIC's stock (after taking into account options to acquire shares) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities and constructive ownership among specified family members) during the last half of a taxable year (other than the first taxable year) or during a proportionate part of a short taxable year. The shares of ATLANTIC's stock must also be beneficially owned (other than during the first taxable year) by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year. Because ATLANTIC is a REIT, its Charter contains restrictions on the acquisition of shares of ATLANTIC's stock intended to ensure compliance with these requirements.

  Subject to certain exceptions specified in ATLANTIC's Charter, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the number or value of the issued and outstanding shares of ATLANTIC's stock. The Board, upon receipt of a ruling from the IRS or an opinion of counsel or other evidence satisfactory to the Board and upon such other conditions as the Board may direct, may also exempt a proposed transferee from the Ownership Limit. The proposed transferee must give written notice to ATLANTIC of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning shares of ATLANTIC's stock in excess of the Ownership Limit. The Board may require such opinions of counsel, affidavits, undertakings or

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

agreements as it may deem necessary or advisable in order to determine or ensure ATLANTIC's status as a REIT. Any transfer of shares of ATLANTIC's stock that would (i) create a direct or indirect ownership of shares of ATLANTIC's stock in excess of the Ownership Limit, (ii) result in the shares of ATLANTIC's stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution) as provided in
Section 856(a) of the Code or (iii) result in ATLANTIC being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void ab initio, and the intended transferee will acquire no rights to the shares of ATLANTIC's stock. The foregoing restrictions on transferability and ownership will not apply if the Board determines, which determination must be approved by the shareholders, that it is no longer in the best interests of ATLANTIC to attempt to qualify, or to continue to qualify, as a REIT. ATLANTIC's Charter excludes Security Capital (and its transferees) from the foregoing ownership restriction.

  Any shares the purported transfer of which would result in a person owning shares of ATLANTIC's stock in excess of the Ownership Limit or cause ATLANTIC to become "closely held" under Section 856(h) of the Code that is not otherwise permitted as provided above will constitute excess shares ("Excess Shares"), which will be transferred pursuant to ATLANTIC's Charter to a party not affiliated with ATLANTIC designated by ATLANTIC as the trustee of a trust for the exclusive benefit of an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board as the beneficiary or beneficiaries of the trust (the "Charitable Beneficiary"), until such time as the Excess Shares are transferred to a person whose ownership will not violate the restrictions on ownership. While these Excess Shares are held in trust, distributions on such Excess Shares will be paid to the trust for the benefit of the Charitable Beneficiary and may only be voted by the trustee for the benefit of the Charitable Beneficiary. Subject to the Ownership Limit, the Excess Shares shall be transferred by the trustee at the direction of ATLANTIC to any person (if the Excess Shares would not be Excess Shares in the hands of such person). The purported transferee will receive the lesser of (i) the price paid by the purported transferee for the Excess Shares (or, if no consideration was paid, fair market value on the day of the event causing the Excess Shares to be held in trust) and (ii) the price received from the sale or other disposition of the Excess Shares held in trust. Any proceeds in excess of the amount payable to the purported transferee will be paid to the Charitable Beneficiary. In addition, such Excess Shares held in trust are subject to purchase by ATLANTIC for a 90-day period at a purchase price equal to the lesser of (i) the price paid for the Excess Shares by the purported transferee (or, if no consideration was paid, fair market value at the time of the event causing the shares to be held in trust) and (ii) the fair market value of the Excess Shares on the date ATLANTIC elects to purchase. Fair market value, for these purposes, means the last reported sales price reported on the NYSE on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which the relevant class of shares of stock may be traded, or if not then traded over or through any exchange or quotation system, then the market price on the relevant date as determined in good faith by the Board.

  From and after the purported transfer to the purported transferee of the Excess Shares, the purported transferee shall cease to be entitled to distributions (other than liquidating distributions), voting rights and other benefits with respect to the Excess Shares except the right to payment on the transfer of the Excess Shares as described above. Any distribution paid to a purported transferee on Excess Shares prior to the discovery by ATLANTIC that such Excess Shares have been transferred in violation of the provisions of the Charter shall be repaid, upon demand, to ATLANTIC, which shall pay any such amounts to the trust for the benefit of the Charitable Beneficiary. If the foregoing transfer restrictions are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the purported transferee of any Excess Shares may be deemed, at the option of ATLANTIC, to have acted as an agent on behalf of ATLANTIC in acquiring such Excess Shares and to hold such Excess Shares on behalf of ATLANTIC.

  All certificates representing Shares will bear a legend referring to the restrictions described above.

  All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage between of 1% and 5%, as provided in the rules and regulations promulgated under the Code) of the number or value of the outstanding shares of ATLANTIC's stock must give a written notice containing

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certain information to ATLANTIC by January 31 of each year. In addition, each shareholder shall upon demand be required to disclose to ATLANTIC in writing such information with respect to the direct, indirect and constructive ownership of shares of ATLANTIC's stock as the Board deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to determine ATLANTIC's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

  These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Shares might receive a premium for their Shares over the then-prevailing market price or which such holders might believe to be otherwise in their best interest.

    CERTAIN PROVISIONS OF MARYLAND LAW AND OF ATLANTIC'S CHARTER AND BYLAWS

  The following paragraphs summarize certain provisions of Maryland law and ATLANTIC's Charter and Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and ATLANTIC's Charter and Bylaws, copies of which have been incorporated by reference as exhibits to the Registration Statement of which this Prospectus forms a part.

CLASSIFICATION OF THE BOARD

  ATLANTIC's Charter provides that the number of Directors may be increased or decreased from time to time by the vote of a majority of the Board but may not be less than three. Pursuant to ATLANTIC's Charter, the Directors are divided into three classes. One class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1998, another class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1999 and another class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 2000. As the term of each class expires, Directors in that class will be elected for a term of three years and until their successors are duly elected and qualify. ATLANTIC believes that classification of the Board will help to assure the continuity and stability of ATLANTIC's business strategies and policies as determined by the Board.

  The classified Director provision could have the effect of making the removal of incumbent Directors more time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of ATLANTIC, even though such an attempt might be beneficial to ATLANTIC and its shareholders. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board. Thus, the classified board provision could increase the likelihood that incumbent Directors will retain their positions.

DIRECTOR LIABILITY LIMITATION AND INDEMNIFICATION

  Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. ATLANTIC's Charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

  ATLANTIC's officers and Directors are and will be indemnified under ATLANTIC's Charter against certain liabilities. ATLANTIC's Charter provides that ATLANTIC will, to the maximum extent permitted by Maryland law in effect from time to time, indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Director or officer of ATLANTIC or (b) any individual who, while a Director of ATLANTIC and at the request of ATLANTIC, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. ATLANTIC's Charter authorizes ATLANTIC, with the approval of the Board, to

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provide such indemnification and advancement of expenses to a person who served a predecessor of ATLANTIC in any of the capacities described in (a) or
(b) above and to any employee or agent of ATLANTIC or its predecessors.

  Maryland law requires a corporation (unless its charter provides otherwise, which ATLANTIC's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Maryland law permits ATLANTIC to advance reasonable expenses to a director or officer upon ATLANTIC's receipt of (a) a written affirmation by the Director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by ATLANTIC as authorized by ATLANTIC's Bylaws and (b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by ATLANTIC if it shall ultimately be determined that the standard of conduct was not met.

  Additionally, ATLANTIC has entered into indemnity agreements with each of its officers and Directors which provide for reimbursement of all expenses and liabilities of such officer or Director, arising out of any lawsuit or claim against such officer or Director due to the fact that he or she was or is serving as an officer or Director, except for such liabilities and expenses
(a) the payment of which is judicially determined to be unlawful, (b) relating to claims under Section 16(b) of the Exchange Act or (c) relating to judicially determined criminal violations.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling ATLANTIC pursuant to the foregoing provisions, ATLANTIC has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

BUSINESS COMBINATIONS

  Under Maryland law, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other things, the corporation's stockholders receive a minimum price (as defined under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The Board has exempted from these provisions of Maryland law any business combination with

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Security Capital and its affiliates and successors. As a result, Security
Capital and its affiliates and successors may be able to enter into business combinations with ATLANTIC that may not be in the best interests of ATLANTIC's shareholders without compliance by ATLANTIC with the super-majority vote requirements and other provisions of the statute.

CONTROL SHARE ACQUISITIONS

  Maryland law provides that "Control Shares" of a Maryland corporation acquired in a "Control Share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "Control Share acquisition" means the acquisition of Control Shares, subject to certain exceptions.

  A person who has made or proposes to make a Control Share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

  If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the Control Shares, as of the date of the last Control Share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the Control Share acquisition.

  The Control Share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation.

  ATLANTIC's Bylaws contain a provision exempting any and all acquisitions by Security Capital and its affiliates and successors from the provisions of the Control Share acquisition statute.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

  For nominations or other business to be properly brought before an annual meeting of shareholders by a stockholder, ATLANTIC's Bylaws require such shareholder to deliver a notice to the Secretary, absent specified circumstances, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting setting forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, pursuant to Regulation 14A of the Exchange Act; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made;

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and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of such shareholder as they appear on ATLANTIC's books, and of such beneficial owner and (b) the number of Shares which are owned beneficially and of record by such shareholder and such beneficial owner, if any.

                       SHARES AVAILABLE FOR FUTURE SALE

  At July 21, 1997, ATLANTIC had 41,968,780 Shares issued and outstanding, which were held of record by approximately 300 shareholders. Upon completion
of the Offering, ATLANTIC will have           Shares issued and outstanding
and 6,000 Shares reserved for issuance upon exercise of outstanding Options. ATLANTIC has reserved an additional 94,000 Shares for future issuance upon exercise of Options under the Outside Directors Plan. See "REIT Management--
Outside Directors Plan". All of the           Shares to be issued by ATLANTIC
in the Offering (other than any Shares purchased by affiliates) will be tradeable without restriction under the Securities Act, along with the 9,017,200 Shares issued in ATLANTIC's October 1996 initial public offering and April 1997 public offering of Shares (other than the 416,666 Shares which were purchased by Security Capital in the initial public offering and any other Shares which were purchased by affiliates). The rest of the Shares currently issued and outstanding or reserved for issuance upon exercise of options will be eligible for sale, subject to the volume resale, manner of sale and notice limitations of Rule 144 of the Securities Act.

  In general, under Rule 144, a person (or persons whose Shares are aggregated in accordance with the Rule) who has beneficially owned his or her Shares for at least one year, including any such persons who may be deemed "affiliates" of ATLANTIC (as defined in the Securities Act), would be entitled to sell within any three-month period a number of Shares that does not exceed the greater of 1% of the then outstanding number of Shares or the average weekly trading volume of the Shares during the four calendar weeks preceding each such sale. After Shares are held for two years, a person who is not deemed an "affiliate" of ATLANTIC is entitled to sell such Shares under Rule 144 without regard to the volume limitations described above. Sales of Shares by affiliates will continue to be subject to the volume limitations. As defined in Rule 144, an "affiliate" of an issuer is a person that directly or indirectly, through the use of one or more intermediaries, controls, is controlled by, or is under common control with, such issuer.

  ATLANTIC has granted Security Capital, which beneficially owns 21,545,669 Shares, the right to demand, at any time, registration of all or any part of the Shares owned by Security Capital pursuant to Rule 415 of the Securities Act. In addition, ATLANTIC has agreed to file a registration statement (in October 1997) pursuant to Rule 415 of the Securities Act for up to $50.0 million of Shares on behalf of certain investors who purchased Shares in ATLANTIC's last private offering. The persons entitled to register their securities are responsible for all costs and expenses (other than ATLANTIC's legal, audit and certain accounting fees) incident to any registration of the type discussed in this paragraph.

  No prediction can be made as to the effect, if any, that future sales of Shares or the availability of Shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of Shares (including Shares issued upon the exercise of options), or the perception that such sales could occur, could adversely affect the prevailing market price of the Shares.

                       FEDERAL INCOME TAX CONSIDERATIONS

  ATLANTIC intends to operate in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. No assurance can be given, however, that such requirements will be met. The following is a description of all material federal income tax consequences to ATLANTIC and its shareholders of the treatment of ATLANTIC as a REIT. Since these provisions are highly technical and complex, each prospective purchaser of ATLANTIC's Shares is urged to consult his or her own tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of the Shares.

  Based upon certain representations of ATLANTIC with respect to the facts as set forth and explained in the discussion below, in the opinion of Mayer, Brown & Platt, counsel to ATLANTIC, ATLANTIC has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ended December 31, 1994, and its proposed method of operation described in this Prospectus and as represented by management will enable it to satisfy the requirements for such qualification.

  This opinion is conditioned upon certain representations made by ATLANTIC as to certain factual matters relating to ATLANTIC's organization and intended or expected manner of operation. In addition, this opinion is based on the law existing and in effect on the date hereof. ATLANTIC's qualification and taxation as a REIT will depend upon ATLANTIC's ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below. Mayer, Brown & Platt will not review compliance with these tests on a continuing basis. No assurance can be given that ATLANTIC will satisfy such tests on a continuing basis.

  In brief, if certain detailed conditions imposed by the REIT provisions of the Code are met, entities, such as ATLANTIC, that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations, are generally not taxed at the corporate level on their "REIT taxable income" that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (at both the corporate and shareholder levels) that generally results from the use of corporations.

  If ATLANTIC fails to qualify as a REIT in any year, however, it will be subject to federal income taxation as if it were a domestic corporation, and its shareholders will be taxed in the same manner as shareholders of ordinary corporations. In this event, ATLANTIC could be subject to potentially significant tax liabilities, and therefore the amount of cash available for distribution to its shareholders would be reduced or eliminated.

  ATLANTIC elected REIT status effective for the taxable year ended December 31, 1994 and the Board currently intends that ATLANTIC will operate in a manner that permits it to qualify as a REIT in each taxable year thereafter. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a REIT depends on ATLANTIC continuing to satisfy numerous asset, income and distribution tests described below, which in turn will be dependent in part on ATLANTIC's operating results.

  The following summary is based on the Code, its legislative history, administrative pronouncements, judicial decisions and Treasury regulations, subsequent changes to any of which may affect the tax consequences described herein, possibly on a retroactive basis. The following summary is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

TAXATION OF ATLANTIC

 General

  In any year in which ATLANTIC qualifies as a REIT, in general it will not be subject to federal income tax on that portion of its REIT taxable income or capital gain which is distributed to shareholders. ATLANTIC may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.

  Notwithstanding its qualification as a REIT, ATLANTIC may also be subject to taxation in certain other circumstances. If ATLANTIC should fail to satisfy either the 75% or the 95% gross income test (as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which ATLANTIC fails to satisfy either the 75% test or the 95% test, multiplied by a fraction intended to reflect ATLANTIC's profitability. ATLANTIC will also be

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

subject to a tax of 100% on net income from any "prohibited transaction", as described below, and if ATLANTIC has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if ATLANTIC should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior years, ATLANTIC would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. ATLANTIC may also be subject to the corporate "alternative minimum tax", as well as tax in certain situations and on certain transactions not presently contemplated. ATLANTIC will use the calendar year both for federal income tax purposes and for financial reporting purposes.

  In order to qualify as a REIT, ATLANTIC must meet, among others, the following requirements:

 Share Ownership Test

  ATLANTIC's shares of stock must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportional number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of the stock of ATLANTIC may be owned, directly or indirectly and by applying certain constructive ownership rules, by five or fewer individuals, which for this purpose includes certain tax-exempt entities. Any stock held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. Pursuant to the constructive ownership rules, Security Capital's ownership of shares is attributed to its shareholders for purposes of the 50% test.

  In order to ensure compliance with the 50% test, ATLANTIC has placed certain restrictions on the transfer of the shares of its stock to prevent additional concentration of ownership. Moreover, to evidence compliance with these requirements under United States Treasury Department ("Treasury") regulations, ATLANTIC must maintain records which disclose the actual ownership of its outstanding shares of stock. In fulfilling its obligations to maintain records, ATLANTIC must and will demand written statements each year from the record holders of designated percentages of shares of its stock disclosing the actual owners of such shares (as prescribed by Treasury regulations). A list of those persons failing or refusing to comply with such demand must be maintained as a part of ATLANTIC's records. A shareholder failing or refusing to comply with ATLANTIC's written demand must submit with his or her tax returns a similar statement disclosing the actual ownership of shares of ATLANTIC's stock and certain other information. In addition, ATLANTIC's Charter provides restrictions regarding the transfer of shares of its stock that are intended to assist ATLANTIC in continuing to satisfy the share ownership requirements. See "Description of Stock--Restriction on Size of Holdings of Shares". ATLANTIC intends to enforce the 9.8% limitation on ownership of shares of its stock to assure that its qualification as a REIT will not be compromised.

 Asset Tests

  At the close of each quarter of ATLANTIC's taxable year, ATLANTIC must satisfy certain tests relating to the nature of its assets (determined in accordance with GAAP). First, at least 75% of the value of ATLANTIC's total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, and government securities (including certain government guaranteed securities) and qualified temporary investments. Second, although the remaining 25% of ATLANTIC's assets generally may be invested without restriction, securities in this class may not exceed either (i) in the case of securities of any one non-government issuer, 5% of the value of ATLANTIC's total assets or (ii) 10% of the outstanding voting securities of any one such issuer. Where ATLANTIC invests in a partnership, it will be deemed to own a proportionate share of the partnership's assets.

 Gross Income Tests

  There are three separate percentage tests relating to the sources of ATLANTIC's gross income which must be satisfied for each taxable year. For purposes of these tests, where ATLANTIC invests in a partnership, ATLANTIC will be treated as receiving its share of the income and loss of the partnership, and the gross income of the partnership will retain the same character in the hands of ATLANTIC as it has in the hands of the partnership. The three tests are as follows:

    1. The 75% Test. At least 75% of ATLANTIC's gross income for the taxable year must be "qualifying income". Qualifying income generally includes: (i) rents from real property (except as modified below); (ii) interest on obligations collateralized by mortgages on, or interests in, real property;
  (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of ATLANTIC's trade or business ("dealer property"); (iv) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage collateralized by such property ("foreclosure property"); and (vii) commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property.

    Rents received from a resident will not, however, qualify as rents from real property in satisfying the 75% test (or the 95% gross income test described below) if ATLANTIC, or an owner of 10% or more of ATLANTIC, directly or constructively owns 10% or more of such resident. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, ATLANTIC generally must not operate or manage the property or furnish or render services to residents, other than through an "independent contractor" from whom ATLANTIC derives no income, except that the "independent contractor" requirement does not apply to the extent that the services provided by ATLANTIC are "usually or customarily rendered" in connection with the rental of multifamily units for occupancy only, or are not otherwise considered "rendered to the occupant for his convenience".

    2. The 95% Test. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of ATLANTIC's gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property. Dividends (other than on REIT shares) and interest on any obligations not collateralized by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test.

    For purposes of determining whether ATLANTIC complies with the 75% and 95% income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property (excluding foreclosure property) unless such property is held by ATLANTIC for at least four years and certain other requirements (relating to the number of properties sold in a year, their tax bases, and the cost of improvements made thereto) are satisfied. See "--Taxation of ATLANTIC-- General".

    Even if ATLANTIC fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) ATLANTIC's failure to comply was due to reasonable cause and not to willful neglect;
  (ii) ATLANTIC reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. If these relief provisions apply, however, ATLANTIC will nonetheless be subject to a special tax upon the greater of the amount by which it fails either the 75% or 95% gross income test for that year.

    3. The 30% Test. ATLANTIC must derive less than 30% of its gross income for each taxable year from the sale or other disposition of: (i) real property held for less than four years (other than foreclosure property and involuntary conversions); (ii) stock or securities held for less than one year; and (iii) property in a prohibited transaction. ATLANTIC does not anticipate that it will have any substantial difficulty in complying with this test.

 Annual Distribution Requirements

  In order to qualify as a REIT, ATLANTIC is required to make distributions (other than capital gain dividends) to its shareholders each year in an amount at least equal to (i) the sum of (a) 95% of ATLANTIC's REIT taxable income (computed without regard to the dividends paid deduction and the REIT's net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before ATLANTIC timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that ATLANTIC does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be.

  ATLANTIC intends to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible that ATLANTIC may not have sufficient cash or other liquid assets to meet the 95% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing ATLANTIC's REIT taxable income on the other hand. To avoid any problem with the 95% distribution requirement, ATLANTIC will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, intends to borrow funds in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.

  If ATLANTIC fails to meet the 95% distribution requirement as a result of an adjustment to ATLANTIC's tax return by the IRS, ATLANTIC may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

 Failure to Qualify

  If ATLANTIC fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, ATLANTIC will be subject to applicable federal and state tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which ATLANTIC fails to qualify will not be deductible by ATLANTIC, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, ATLANTIC also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

 Homestead Mortgages

  ATLANTIC holds mortgage notes of Homestead which are convertible into shares of Homestead common stock. See "Certain Relationships and Transactions-- Funding Commitment Agreement". Pursuant to the terms of the funding commitment agreement, ATLANTIC funded $1,133,535 for each $1,000,000 of convertible mortgage loans. Accordingly, ATLANTIC is treated as having acquired the convertible mortgage loans at a premium which ATLANTIC is entitled to amortize as an offset to interest income (with a corresponding reduction in ATLANTIC's tax basis) under a constant yield method over the terms of the convertible mortgage notes if (as ATLANTIC intends) an election under Section 171 of the Code is made. Interest paid by Homestead to ATLANTIC on the mortgage notes constitutes qualified income for purposes of determining whether ATLANTIC meets the gross income requirements for REIT qualification.

  The terms of the mortgages provide for adjustment of the price for conversion of the mortgages into the Homestead common stock if Homestead makes certain distributions of stock, cash or other property to its shareholders. If Homestead makes a distribution of cash or property resulting in an adjustment to the conversion price, ATLANTIC, as a holder of such convertible mortgages, may be viewed as receiving a "deemed distribution" under Section 305 of the Code, even if ATLANTIC does not hold any Homestead common stock at such time. The deemed distribution would constitute a taxable dividend, taxable as ordinary income, to the extent that the earnings and profits of Homestead were allocable to the deemed distribution. The amount of the deemed distribution which exceeded the allocated earnings and profits of Homestead would be considered a return of capital and would reduce ATLANTIC's tax basis in the convertible mortgages (but not below zero) by the value of the deemed distribution. To the extent that the value of the deemed distribution exceeds ATLANTIC's tax basis in the convertible mortgages, the deemed distribution would result in gain to ATLANTIC. ATLANTIC's tax basis in the convertible mortgages would then immediately be increased by the value of the property deemed to have been distributed.

  Except as discussed below with respect to cash received in lieu of fractional shares of Homestead common stock, ATLANTIC will not recognize gain or loss upon the exercise of the conversion right. ATLANTIC's tax basis in the Homestead common stock received upon the conversion will be equal to ATLANTIC's tax basis in the mortgages converted. Upon conversion of the mortgages, ATLANTIC will receive cash in lieu of any fractional shares of Homestead common stock and will recognize gain to the extent that the cash received exceeds ATLANTIC's tax basis in the portion of the mortgages converted for cash in lieu of fractional shares. In the event that ATLANTIC exercises its conversion right, it is expected that ATLANTIC, consistent with its status as a REIT, will shortly thereafter distribute to its shareholders or sell in the open market the Homestead common stock received. ATLANTIC will recognize gain upon such distribution or sale of the Homestead common stock received upon conversion in an amount equal to the excess of the fair market value of the Homestead common stock over ATLANTIC's tax basis therein, and the earnings and profits of ATLANTIC will be increased by the amount of any such gain recognized. In computing its taxable income for the year in which any Homestead common stock is distributed, ATLANTIC will be allowed a dividends-paid deduction in an amount equal to the fair market value at the time of distribution of the Homestead common stock distributed, but in no event in excess of the earnings and profits of ATLANTIC.

TAXATION OF SHAREHOLDERS

 Taxation of Taxable Domestic Shareholders

  As long as ATLANTIC qualifies as a REIT, distributions made to ATLANTIC's taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends-received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed ATLANTIC's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its Shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that ATLANTIC makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the shareholder, reducing the tax basis of a shareholder's Shares by the amount of such distribution (but not below zero), with distributions in excess of the shareholder's tax basis taxable as capital gains (if the Shares are held as a capital asset). In addition, any dividend declared by ATLANTIC in October, November or December of any year and payable to a shareholder of record on a specific date in any such month shall be treated as both paid by ATLANTIC and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by ATLANTIC during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of ATLANTIC. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to ATLANTIC shareholders.

  In general, any loss upon a sale or exchange of Shares by a shareholder who has held such Shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions from ATLANTIC required to be treated by such shareholder as long-term capital gains.

 Backup Withholding

  ATLANTIC will report to its domestic shareholders and to the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding at applicable rates with respect to dividends paid unless such shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide ATLANTIC with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be credited against the shareholder's income tax liability. In addition, ATLANTIC may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their nonforeign status to ATLANTIC. See "--Taxation of Foreign Shareholders" below.

 Taxation of Tax-Exempt Shareholders

  The IRS has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Subject to the discussion below regarding a "pension-held REIT", based upon the ruling, the analysis therein and the statutory framework of the Code, distributions by ATLANTIC to a shareholder that is a tax-exempt entity should also not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of the Code, and that the Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that ATLANTIC, consistent with its present intent, does not hold a residual interest in a real estate mortgage investment conduit.

  However, if any pension or other retirement trust that qualifies under
Section 401(a) of the Code ("qualified pension trust") holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT if (i) such REIT would not have qualified as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining ownership of stock of the REIT and (ii) at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

 Taxation of Foreign Shareholders

  ATLANTIC will qualify as a "domestically-controlled REIT" so long as less than 50% in value of its Shares is held by foreign persons (i.e., nonresident aliens and foreign corporations, partnerships, trusts and estates). It is currently anticipated that ATLANTIC will qualify as a domestically controlled REIT. Under these circumstances, gain from the sale of the Shares by a foreign person should not be subject to U.S. taxation, unless such gain is effectively connected with such person's U.S. business or, in the case of an individual foreign person, such person is present within the U.S. for more than 182 days in such taxable year.

  Distributions of cash generated by ATLANTIC's real estate operations (but not by its sale or exchange of such communities) that are paid to foreign persons generally will be subject to U.S. withholding tax at a rate of 30%, unless (i) an applicable tax treaty reduces that tax and the foreign shareholder files with ATLANTIC the required form evidencing such lower rate or (ii) the foreign shareholder files an IRS Form 4224 with ATLANTIC claiming that the distribution is "effectively connected" income. Treasury Regulations proposed in 1996, which have not yet been adopted, and are therefore not currently effective, would, if and when they become effective, revise in certain respects the rules applicable to foreign shareholders with respect to payments made after December 31, 1997.

  Distributions of proceeds attributable to the sale or exchange by ATLANTIC of U.S. real property interests are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), and may be subject to branch profits tax in the hands of a shareholder which is a foreign corporation if it is not entitled to treaty relief or exemption. ATLANTIC is required by applicable Treasury Regulations to withhold 35% of any distribution to a foreign person that could be designated by ATLANTIC as a capital gain dividend; this amount is creditable against the foreign shareholder's FIRPTA tax liability.

  The federal income taxation of foreign persons is a highly complex matter that may be affected by many other considerations. Accordingly, foreign investors in ATLANTIC should consult their own tax advisors regarding the income and withholding tax considerations with respect to their investment in ATLANTIC.

TAX EFFECTS OF THE MERGER

 General

  The following discussion summarizes the material U.S. federal income tax considerations of the Merger and the Warrant Issuance to ATLANTIC and its shareholders. The following discussion is based upon the current provisions of the Code, its legislative history, administrative pronouncements, judicial decisions and Treasury regulations, all of which are subject to change, possibly with retroactive effect. The following discussion does not purport to be a complete discussion of all U.S. federal income tax considerations. The following discussion does not address the tax consequences of the Merger and the Warrant Issuance under state, local or non-U.S. tax laws. In addition, the following discussion may not apply, in whole or in part, to particular categories of ATLANTIC shareholders, such as dealers in securities, insurance companies, foreign persons, financial institutions and tax-exempt organizations (except with regard to "unrelated business taxable income"). THE FOLLOWING DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY. ALL ATLANTIC SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER OR WARRANT ISSUANCE, INCLUDING ANY STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES.

 The Merger

  In the opinion of Mayer, Brown & Platt, based on certain representations of Security Capital and ATLANTIC, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Accordingly, ATLANTIC will not recognize income, gain or loss upon the consummation of the Merger (assuming that ATLANTIC makes the election described under "--Built-in Gain Rules" below). In addition, the Merger will not result in a taxable event to the ATLANTIC shareholders. Nonetheless, such opinion is not binding on the IRS nor will it preclude the IRS from adopting a contrary position. Moreover, since no ruling from the IRS will be sought with respect to the federal income tax consequences of the Merger, there can be no complete assurance that the IRS will agree with the conclusions set forth herein. The discussion below assumes that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code.

  Basis and Holding Period. Immediately following the closing date of the Merger, the assets of the REIT Manager and SCG Realty Services in the hands of ATLANTIC will have the same adjusted tax basis as they had in the hands of the REIT Manager and SCG Realty Services immediately prior to the closing date of the Merger. The holding period for each of the assets of the REIT Manager and SCG Realty Services in the hands of ATLANTIC following the closing date of the Merger will include the period each asset was held by the REIT Manager and SCG Realty Services immediately prior to the closing date of the Merger.

  Built-in Gain Rules. Under the "Built-in Gain Rules" of IRS Notice 88-19, 1988-1 C.B. 486, ATLANTIC will be subject to a corporate level tax if it disposes of any of the assets acquired from Security Capital in the Merger at any time during the 10-year period beginning on the closing date of the Merger (the "Restriction Period"). This tax would be imposed on ATLANTIC at the top regular corporate rate (currently 35%) in effect at the time of the disposition on the excess of (i) the lesser of (a) the fair market value on the closing date of the assets disposed of or (b) the selling price of such assets over (ii) ATLANTIC's adjusted basis on the closing date in such assets (such excess being referred to as the "Built-in Gain"). ATLANTIC currently does not intend to dispose of any of the assets acquired in the Merger during the Restriction Period, but there can be no assurance that one or more of such dispositions will not occur. The results described above with respect to the recognition of Built-in Gain assume that ATLANTIC will make the appropriate election pursuant to the Built-in Gain Rules or applicable future administrative rules or Treasury regulations. Under the Merger Agreement, ATLANTIC has covenanted to make this election.

  Liability for Other Taxes. Pursuant to the Merger Agreement, Security Capital will be responsible for income tax liabilities attributable to the operations of the REIT Manager and SCG Realty Services through the consummation of the Merger. However, ATLANTIC, as successor to the REIT Manager and SCG Realty Services in the Merger, will be severally liable (together with Security Capital and the members of its "affiliated group" within the meaning of Section 1502 of the Code) for income tax liabilities of Security Capital and the members of its "affiliated group" for periods prior to and including the year in which the consummation of the Merger occurs. Security Capital, however, has agreed to indemnify and hold harmless ATLANTIC from and against any income tax liabilities of the REIT Manager and SCG Realty Services for all periods prior to the closing date of the Merger and any income tax liabilities of Security Capital and the members of its "affiliated group".

  Consequences of the Merger on ATLANTIC's Qualification as a REIT. In light of the unique federal income tax requirements applicable to REITs, the Merger could have adverse consequences on ATLANTIC's continued qualification as a REIT. In the opinion of Mayer, Brown & Platt, based upon certain representations of Security Capital and ATLANTIC, the consummation of the Merger will not jeopardize the status of ATLANTIC as a REIT under the Code.

 The Warrant Issuance

  Receipt of Warrants. Pursuant to the Warrant Issuance, (i) a shareholder will have ordinary income upon receipt of a warrant pursuant to the Warrant Issuance in an amount equal to the fair market value of the warrants received on the issuance date, (ii) a shareholder's tax basis in the warrants received will equal the fair market value of the warrants received on the issuance date and (iii) a shareholder's holding period for the warrants received will begin on the issuance date.

  Fractional Warrants. If a shareholder receives cash in lieu of a fractional warrant, such shareholder will recognize gain or loss measured by the difference between the tax basis of such fractional warrant (i.e. the fair market value of such fractional warrant on the issuance date) and the amount of cash received. Such gain or loss will constitute capital gain or loss if the shareholder holds the warrants as a capital asset on the issuance date, and will be short-term capital gain or loss since the holding period for such fractional warrants will be less than one year.

  Disposition of Shares Prior to the Warrant Issuance Record Date. While a shareholder generally would not recognize ordinary income on the disposition of his or her Shares, a shareholder disposing of his or her Shares on or after the closing date of the Merger and prior to the record date for the Warrant Issuance may recognize ordinary income in an amount equal to the fair market value of the right of a holder of the Shares to receive the warrants, measured as of the time of disposition of the Shares. A shareholder would not be able to offset any portion of such ordinary income with his or her tax basis in his or her Shares. To the extent a shareholder recognizes ordinary income, the amount realized for purposes of calculating capital gain or loss on such disposition will be reduced by the amount of such ordinary income.

  Tax-Exempt Shareholders. Section 511 of the Code imposes on organizations exempt from federal income tax under Section 501(a) of the Code a tax at corporate income tax rates on such organizations' "unrelated business taxable income." In the opinion of Mayer, Brown & Platt, the receipt by tax-exempt shareholders of ATLANTIC of the warrants pursuant to the Warrant Issuance will be treated as unrelated business taxable income.

  Backup Withholding. Under the backup withholding rules of the Code (which generally impose a 31% withholding tax on certain persons who fail to furnish the information required under the United States tax reporting requirements), an ATLANTIC shareholder may be subject to backup withholding with respect to the receipt of the warrants unless such shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number and certifies under penalties of perjury that the taxpayer identification number is correct and that the holder is not currently subject to backup withholding because of a failure to report all dividend and interest income. Any amount withheld under these rules will be credited against the shareholder's Federal income tax liability.

  Information Reporting. Security Capital is required to report to the ATLANTIC shareholders receiving warrants and the IRS the value of the warrants issued pursuant to the Warrant Issuance on Form 1099-MISC.

  Sale, Disposition, Exercise or Expiration of Warrants. In general, upon a sale or other disposition of a warrant, a holder of warrants will recognize gain or loss measured by the difference between the amount realized on the sale or other disposition and the warrant holder's tax basis in the warrant. In general, such gain or loss will be a capital gain or loss if the stock into which the warrants are exercisable would be a capital asset in the warrant holder's hands and will be a short-term capital gain or loss because the warrants will expire in one year from the date of issuance.

  Exercise of Warrants. Except as discussed below with respect to cash received in lieu of fractional Class B Stock, a warrant holder will not recognize gain or loss upon the exercise of a warrant. A warrant holder's tax basis in the Class B Stock received upon exercise of a warrant will be equal to the sum of (1) the warrant holder's tax basis in the warrant exercised and
(2) the exercise price paid. The holding period of the Class B Stock received upon the exercise of a warrant will begin on the date of exercise. Holders receiving cash in lieu of fractional Class B Stock upon exercise of a warrant will recognize gain to the extent that the cash received exceeds the warrant holder's tax basis in the portion of the warrant exercised for cash in lieu of fractional Class B Stock.

  Expiration of the Warrants. If a warrant holder's warrants expire without being exercised, the warrant holder will recognize a loss equal to its tax basis in the expired warrants. In general, such loss will be a capital loss if the stock into which the warrants were exercisable would be a capital asset in the warrant holder's hands and will be a short-term loss because the warrants will expire in one year from the date of issuance.

  Adjustment of Conversion Ratio. The terms of the warrants distributed pursuant to the Merger Agreement provide for adjustment of the price for exercise if Security Capital makes certain distributions of stock, cash or other property to its shareholders. While Security Capital does not presently contemplate making such a distribution, if Security Capital makes a distribution of cash or property resulting in an adjustment to the exercise price, the holders of the warrants may be viewed as receiving a "deemed distribution" under Section 305 of the Code, even if such warrant holder does not hold any Class B Stock at such time. The deemed distribution would constitute a taxable dividend, taxable as ordinary income, to the extent that the earnings and profits of Security Capital were allocable to the deemed distribution. The amount of the deemed distribution which exceeded the allocated earnings and profits of Security Capital would be considered a return of capital, and would reduce the warrant holder's tax basis in the warrants (but not below zero) by the value of the deemed distribution. To the extent that the value of the deemed distribution exceeds the warrant holder's tax basis in its warrants, the deemed distribution would result in gain to such warrant holder. In any event, the warrant holder's tax basis in its warrants would then immediately be increased by the value of the property deemed to have been distributed.

OTHER TAX CONSIDERATIONS

 Tax on Built-in Gain

  Pursuant to I.R.S. Notice 88-19, 1988-1 C.B. 486, a "C" corporation that elects to be taxed as a REIT has to recognize any gain that would have been realized if the "C" corporation had sold all of its assets for their respective fair market values at the end of its last taxable year before the taxable year in which it qualifies to be taxed as a REIT and immediately liquidated unless the REIT elects to be taxed under rules similar to the rules of Section 1374 of the Code.

  Since ATLANTIC has made this election, if during the 10-year period beginning on the first day of the first taxable year for which ATLANTIC qualifies as a REIT (the "Recognition Period"), ATLANTIC recognizes gain on the disposition of any asset held by ATLANTIC as of the beginning of such Recognition Period, then, to the extent of the excess of (a) the fair market value of such asset as of the beginning of such Recognition Period over (b) ATLANTIC's adjusted basis in such asset as of the beginning of such Recognition Period, such gain will be subject to tax at the highest regular corporate rate. Because ATLANTIC acquired many of its communities in fully taxable transactions and presently expects to hold each community beyond the Recognition Period, it is not anticipated that ATLANTIC will pay a substantial corporate level tax on its built-in gain.

 Possible Legislative or Other Actions Affecting Tax Consequences

  Prospective shareholders should recognize that the present federal income tax treatment of an investment in ATLANTIC may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in ATLANTIC.

 State and Local Taxes

  ATLANTIC and its shareholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of ATLANTIC and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Shares of ATLANTIC.

  EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

                                 THE OFFERING

RIGHTS

  ATLANTIC is issuing as a dividend, at no cost, to each holder of Shares of record as of the close of business on the Record Date, one Right for each
Share held by such holder on such Record Date.            Rights entitle the
holder thereof to purchase one Share at the Subscription Price. The Rights are evidenced by transferable Rights certificates, which shareholders will receive with the delivery of this Prospectus. A holder of Rights may (a) subscribe for Shares through the exercise of all of his or her Rights, thereby preserving approximately the same percentage ownership in ATLANTIC, (b) subscribe for Shares through the exercise of part of his or her Rights and transfer or sell the remainder of his or her Rights, (c) transfer or sell all of his or her Rights or (d) allow part or all of his or her Rights to expire unexercised. In any of the latter three cases, the shareholder would own a smaller relative equity ownership and voting interest in ATLANTIC after the Offering and the Merger.

SUBSCRIPTION PRICE

  The Subscription Price for one Share, which may be purchased upon the
exercise of            Rights, is $          .

EXPIRATION DATE

  The Rights will expire and become void at 5:00 p.m., Eastern Daylight Time,
on               , 1997 or such later date as ATLANTIC may determine in its sole discretion. The Rights will thereafter have no value. Notice will be given to shareholders of record on the Record Date, by mail or by publication in a newspaper of national circulation, of a new Expiration Date in the event ATLANTIC extends the period for the exercise of the Rights.

OVERSUBSCRIPTION PRIVILEGE

  A holder of Shares on the Record Date who validly exercises all of the Rights initially issued to such holder to the extent possible will have the further right to exercise the Oversubscription Privilege for Unsubscribed Shares at the Subscription Price. Only holders of Shares on the Record Date will be entitled to the Oversubscription Privilege. Holders of Shares so entitled to exercise the Oversubscription Privilege may oversubscribe for as many additional Shares as desired (subject to the maximum number of Shares offered in the Offering and certain other restrictions). See "--Limitation on Subscriptions". If the demand for Shares pursuant to the Oversubscription Privilege exceeds the number of Shares available, holders of Shares on the Record Date shall participate in the Oversubscription Privilege (up to, but not exceeding, the number of Shares oversubscribed for by each such holder) pro rata based upon the number of Rights exercised by each such person (without regard to the number of Shares oversubscribed for by each such person pursuant to the Oversubscription Privilege), with fractional Shares adjusted in any manner ATLANTIC deems appropriate. Promptly after the Expiration Date, ATLANTIC will send each subscriber exercising the Oversubscription Privilege a written confirmation of the number of Shares allocated to such subscriber under the Oversubscription Privilege. Any amounts overpaid by the subscriber will be refunded promptly after the Expiration Date without interest.

UNSUBSCRIBED SHARES AND THIRD PARTY SALES

  ATLANTIC, with the assistance of Capital Markets Group, will, simultaneously with the offering of Shares to Rights holders, seek third-party investors to acquire Unsubscribed Shares. Capital Markets Group will offer the Unsubscribed Shares, at the Subscription Price, on a best-efforts basis in jurisdictions where it is authorized to do so. ATLANTIC will indemnify Capital Markets Group against certain civil liabilities, including liabilities under the Securities Act. No person has committed to underwrite the sale of Unsubscribed Shares to third parties. The REIT Manager or Security Capital will pay a fee of $250,000 to Capital Markets Group. ATLANTIC has agreed to pay the expenses of Capital Markets Group related to the Offering, which expenses are not expected to exceed $25,000.

  Third-party investors who desire to purchase Unsubscribed Shares should mail or deliver the subscription form (the "Subscription Form") to the Subscription Agent (as hereinafter defined) at the appropriate address set forth under "-- Subscription Agent". The Subscription Form must be properly completed and duly executed. Subscription Forms may be obtained by contacting Capital Markets Group at (505) 986-6506. Subscriptions for less than 1,000 Shares from third-party investors will not be accepted. If subscriptions exceed available Shares, ATLANTIC may allocate available Unsubscribed Shares in ATLANTIC's sole discretion. Subscription Forms must be received by the Subscription Agent prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date. Subscription Forms received after such time will not be honored. On or
promptly after            , 1997, the business day after the Expiration Date,
Capital Markets Group will send each third-party investor a written confirmation of the number of Shares allocated to such investor. On or prior
to             , 1997, the fourth business day after the Expiration Date, third-party investors must deliver payment for the Shares subscribed for to the Subscription Agent by wire transfer of immediately available funds, based upon such investor's prorated allocation of Shares as notified by ATLANTIC or Capital Markets Group.

  Capital Markets Group is affiliated with ATLANTIC and, acting as placement agent, may be deemed to be an "underwriter" under the Securities Act in connection with this Offering.

LIMITATION ON SUBSCRIPTIONS

  In its sole discretion, ATLANTIC may reduce subscriptions to ensure that no shareholder (other than Security Capital) will beneficially own more than 9.8% of the Shares following the Offering and the Merger. ATLANTIC's Charter limits each shareholder's beneficial ownership to 9.8% of the outstanding shares of ATLANTIC's stock without approval of the Board. The Board has the authority pursuant to ATLANTIC's Charter to redeem any shares in excess of such 9.8% limit. See "Description of Stock--Restriction on Size of Holdings of Shares".

WITHDRAWAL

  ATLANTIC reserves the right to withdraw the Offering (and the offering of Unsubscribed Shares to third parties) at any time prior to or on the Expiration Date and for any reason (including, without limitation, the market price of the Shares), in which event all funds received from subscribers will be refunded promptly without interest.

PRINCIPAL SHAREHOLDER

  Security Capital, which owns 51.3% of the outstanding Shares prior to the Offering and the Merger, has agreed that it will not exercise its Rights to purchase additional Shares and that it will not sell its Rights. Also, Shares underlying the Rights issued to Security Capital will not be available for oversubscriptions or for sales to third parties. Security Capital's ownership
could increase from approximately 51.3% to approximately    %, if no Shares
are purchased in the Offering. If the Offering is fully subscribed, Security Capital will continue to own approximately 51.3% of the outstanding Shares after the Offering and the Merger. Security Capital intends, over time, to allow its ownership interest in ATLANTIC to fall to between 40% and 50% as ATLANTIC conducts equity offerings, which is consistent with its ownership interests in the other operating companies in which Security Capital invests.

SUBSCRIPTION AGENT

  The Subscription Agent for the Offering is Bank Boston, N.A. (the "Subscription Agent"). The address to which Rights Certificates, Subscription Forms, Notices of Guaranteed Delivery and payments should be mailed or delivered is:

           By Regular Mail:                           By Hand:

         BankBoston, N.A.                  Securities Transfer & Reporting
       Corporate Reorganization                  Services Inc.

        Mail Stop 45-02-53                    c/o BankBoston, N.A.
                                              55 Broadway, Third Floor
          P.O. Box 8029                          New York, New York

 Boston, Massachusetts 02266-8029



      By Facsimile Transmission:
            (617) 575-2232                      By Overnight Courier:
            (617) 575-2233
                                                BankBoston, N.A.
   (for Eligible Institutions only)           Corporate Reorganization
         Confirm by Telephone                    Mail Stop 45-02-53
            (617) 575-3120                        150 Royall Street
                                             Canton, Massachusetts 02021

  Delivery of Rights Certificates, Subscription Forms, Notices of Guaranteed Delivery and payments (other than wire transfers) other than as set forth above will not constitute a valid delivery.

  ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE METHOD OF SUBSCRIBING FOR SHARES OR FOR ADDITIONAL COPIES OF THIS PROSPECTUS SHOULD BE DIRECTED TO ATLANTIC'S INFORMATION AGENT, GEORGESON & COMPANY, INC., AT 1-800-223-2064.

FRACTIONAL SHARES

  No fractional Shares will be issued, and ATLANTIC may adjust for fractional Shares resulting from the exercise of the Oversubscription Privilege in any manner it deems appropriate. Rights Certificates may not be divided in such a manner as to create fractional Rights or permit holders to subscribe for a greater number of Shares. Banks, trust companies, securities dealers and brokers that hold Shares as nominees for more than one beneficial owner may have a Rights Certificate divided by the Subscription Agent (see "--Method of Transferring Rights"), or may, upon proper showing to the Subscription Agent, exercise their Rights Certificates on the same basis as if the beneficial owners were record holders on the Record Date. ATLANTIC reserves the right to deny any division of Rights Certificates if in its opinion the result would be inconsistent with the intent of this privilege.

METHOD OF EXERCISING RIGHTS AND OVERSUBSCRIPTION PRIVILEGE

  Shares may be subscribed for pursuant to the exercise of the Rights and the Oversubscription Privilege by properly completing and duly executing the Rights Certificate accompanying this Prospectus and mailing or delivering the Rights Certificate, together with payment of the full Subscription Price for each Share subscribed for pursuant to the exercise of Rights and the Oversubscription Privilege, to the Subscription Agent at the appropriate address set forth above. Banks, trust companies, securities dealers and brokers that hold Shares as nominee for more than one beneficial owner may, upon proper showing to the Subscription Agent, exercise their Rights and the Oversubscription Privilege on the same basis as if the beneficial owners were record holders on the Record Date. Payments must be made in United States currency by personal check, cashier's check, bank draft or money order payable to the order of "ATLANTIC Rights Offering". In the case of holders of Rights that are held of record through The Depository Trust Company ("DTC"), such Rights may be exercised by instructing DTC to transfer Rights from such holder's DTC account to the Subscription Agent's DTC account, together with payment of the full Subscription Price. Except as described under "--Late Delivery of Payment and Rights Certificates", to be accepted, the properly completed and duly executed Rights Certificate and the payment must be received by the Subscription Agent prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date. Rights Certificates received after such time will not be honored.

  A holder of Rights who exercises fewer than all of the Rights represented by his or her Rights Certificate will receive from the Subscription Agent a new Rights Certificate representing such unexercised Rights. No new Rights
Certificates will be issued after               , 1997. Neither ATLANTIC nor
the Subscription Agent shall incur any liability if a Rights Certificate, furnished by the Subscription Agent or otherwise, is not received in time to be exercised, transferred or sold.

  The instruction letter accompanying the Rights Certificate should be read carefully and strictly followed. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS TO ATLANTIC. Except as described under the captions "--Unsubscribed Shares and Third Party Sales" and "--Late Delivery of Payments and Rights Certificates", no subscription will be deemed to have been received until the Subscription Agent has received delivery of a properly completed and duly executed Rights Certificate and payment of the full Subscription Price. The risk of delivery of all documents and payments is on subscribers, not ATLANTIC or the Subscription Agent. If the mail is used, it is recommended that insured, registered mail, return receipt requested, be used and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent before the Expiration Date.

LATE DELIVERY OF PAYMENTS AND RIGHTS CERTIFICATES

  If, prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date, the Subscription Agent has received a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form accompanying this Prospectus (either by hand, mail, telegram or facsimile transmission) specifying the name of the holder of Rights and the number of Shares subscribed and oversubscribed for (stating separately the number of Shares subscribed for pursuant to the exercise of Rights and the Oversubscription Privilege) and guaranteeing that the properly completed and duly executed Rights Certificate and payment of the full Subscription Price for all Shares subscribed for will be delivered to the Subscription Agent within three business days after the Expiration Date, such subscription may be accepted, subject to the Subscription Agent's withholding the certificates for the Shares until receipt of the properly completed and duly executed Rights Certificate and payment of such amount within such time period. In the case of holders of Rights that are held of record through DTC, such Rights may be exercised by instructing DTC to transfer Rights from such holder's DTC account to the Subscription Agent's DTC account, together with payment of the full Subscription Price. The Notice of Guaranteed Delivery must be guaranteed by a commercial bank, trust company or credit union having an office, branch or agency in the United States or by a member of a Stock Transfer Association approved medallion program such as STAMP, SEMP or MSP. Notices of Guaranteed Delivery and Payments should be mailed or delivered to the appropriate addresses set forth under "--Subscription Agent".

METHOD OF TRANSFERRING RIGHTS

  Rights may be transferred, in whole or in part, to persons who are residents of the United States. Rights may be transferred in whole by endorsing the Rights Certificate for transfer. Rights may be transferred in part by delivering to the Subscription Agent, at the appropriate address set forth under "--Subscription Agent", a Rights Certificate that has been properly endorsed for transfer, with instructions to reissue the Rights in part in the name of the transferee and reissue the balance to the Rights holder. The Rights Certificate must be received by the Subscription Agent by 5:00 p.m.,
Eastern Daylight Time, on               , 1997 for new Rights Certificates to
be issued. Unless arrangements are made for return overnight delivery, new
Rights Certificates to be issued on or about               , 1997 may not be
received prior to the Expiration Date. Any arrangements for, and the related expenses of, overnight delivery of new Rights Certificates must be made by the individual holder. Any questions regarding the transfer of Rights should be directed to ATLANTIC's information agent, Georgeson & Company, Inc., at 1-800-223-2064.

  All commissions, fees and other expenses (including brokerage commissions and any transfer taxes) incurred in connection with the purchase, sale or exercise of Rights are for the account of the transferor or the transferee of the Rights, and none of such commissions, fees or expenses will be paid by ATLANTIC.

  Pursuant to a listing application for the underlying Shares, the Rights will be traded on the NYSE under the symbol "SCA-RT". Pursuant to the rules of the NYSE, the Rights will be traded only up to the close of the NYSE on
   , 1997, the business day preceding the Expiration Date. No assurance can be given that a public market will develop or be sustained for the Rights.

VALIDITY OF SUBSCRIPTIONS

  All questions with respect to the validity and form of the exercise of any Rights or the Oversubscription Privilege or third-party subscriptions for Unsubscribed Shares (including time of receipt and eligibility to participate in the Offering) will be determined solely by ATLANTIC, which determination shall be final and binding. Once made, subscriptions and directions are irrevocable, and no alternative, conditional or contingent subscriptions or directions will be accepted. ATLANTIC reserves the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which, in the opinion of ATLANTIC's counsel, would be unlawful. Any irregularities in connection with subscriptions must be cured prior to the Expiration Date unless waived by ATLANTIC in its sole discretion. Neither ATLANTIC nor the Subscription Agent shall be under any duty to give notification of defects in such subscriptions or incur any liability for failure to give such notification. A subscription will be deemed to have been accepted (subject to ATLANTIC's right to withdraw or terminate the Offering) only when a properly completed and duly executed Subscription Form or Rights Certificate, any other required documents and payment of the full Subscription Price with respect to such subscription have been received by the Subscription Agent. ATLANTIC's interpretations of the terms and conditions of the Offering shall be final and binding.

RIGHTS OF SUBSCRIBERS

  Subscribers will have no rights as shareholders of ATLANTIC with respect to Shares subscribed for until certificates representing such Shares are issued to them. Subscribers will have no right to revoke their subscriptions after delivery to the Subscription Agent of a completed Rights Certificate or Subscription Form and any other required documents.

FOREIGN SHAREHOLDERS

  Rights Certificates will not be mailed to shareholders whose mailing address is outside the United States or the Province of Ontario, Canada, but will instead be held by the Subscription Agent for such shareholders' accounts until transfer instructions are received. If no instructions are received prior to 10:00 a.m., Eastern Daylight Time, on the fifth business day preceding the Expiration Date, the Subscription Agent will endeavor to sell the Rights of such shareholders for their respective accounts. The net proceeds, if any, from such sales (based on the average price received during such day) will be distributed to such foreign holders. No assurance can be given that the Subscription Agent will be able to sell such Rights.

  The Rights issued pursuant to the Offering to residents of Ontario are not transferable in Ontario and the Shares issued to residents of Ontario upon exercise of Rights may not be sold or otherwise disposed of for value in Ontario, except pursuant to either a prospectus or a statutory exemption available only in specific and limited circumstances.

DELIVERY OF SHARES

  Certificates for Shares purchased pursuant to the exercise of Rights will be mailed as soon as practicable after the receipt of all required documents and payment in full of the Subscription Price due for such Shares. Certificates for Shares purchased pursuant to the exercise of the Oversubscription Privilege or third-party subscriptions for Unsubscribed Shares will be mailed as soon as practicable after the Expiration Date and the receipt of all required documents and payment in full of the Subscription Price due for such Shares. In the case of shareholders whose Shares are held through DTC and third-party investors who arrange for delivery and payment through DTC, the appropriate participant account will be credited.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING THE OFFERING

  The following discussion summarizes all material U.S. federal income tax considerations of the Offering to ATLANTIC and its shareholders. To the extent such summary discusses matters of law, such summary represents the opinion of Mayer, Brown & Platt. The following discussion is based upon the current provisions of the Code, its legislative history, administrative pronouncements, judicial decisions and Treasury regulations, all of which are subject to change, possibly with retroactive effect. The following discussion does not purport to be a complete discussion of all U.S. federal income tax considerations. The following discussion does not address the tax consequences of the Offering under state, local or non-U.S. tax laws. In addition, the following discussion may not apply, in whole or in part, to particular categories of ATLANTIC shareholders, such as dealers in securities, insurance companies, foreign persons, tax-exempt organizations and financial institutions. The discussion of U.S. federal income tax considerations of the Offering set forth below assumes that the Shares owned by a shareholder and the Shares issued pursuant to the Offering constitute capital assets in the hands of such shareholder. It should be noted that under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income, and the deductibility of capital losses is subject to limitations. THE FOLLOWING DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY. ALL ATLANTIC SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE OFFERING, INCLUDING ANY STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES.

 Taxation of ATLANTIC's Shareholders

    Receipt of Right. A shareholder (including a foreign shareholder) will not recognize any gain or loss upon his or her receipt of a Right.

    Tax Basis of Right. If a shareholder exercises or sells a Right, the tax basis of such Right in the hands of the shareholder will be determined by allocating the shareholder's existing tax basis of his or her Shares with respect to which the Right was distributed ("Old Shares") between his or her Old Shares and the Right, in proportion to their relative fair market values on the date of distribution. If, however, the fair market value of the Rights distributed to the shareholder (on the date of distribution) is less than 15% of the fair market value of his or her Old Shares, the tax basis of each Right will be deemed to be zero unless the shareholder affirmatively elects, by attaching an election statement to his or her federal income tax return for the year in which he or she receives his or her Rights, to compute the tax basis of his or her Rights in accordance with the preceding sentence. Once made, such an election is irrevocable. A Right will not be treated as having any tax basis if it lapses and, therefore, the holder of an expired Right will not recognize a loss for tax purposes.

    Sale of Right. If a shareholder sells a Right, the shareholder will generally recognize capital gain or loss in an amount equal to the difference between the proceeds of the sale and the shareholder's tax basis of such Right. Such gain or loss will be long-term capital gain or loss if the shareholder's holding period for such Right (which will include the shareholder's holding period for his or her Old Shares) is more than one year on the date of sale.

    Exercise of Right. No gain or loss will generally be recognized by a shareholder (including a foreign shareholder) upon the purchase of a Share pursuant to the exercise of a Right. The tax basis of the Shares purchased pursuant to the exercise of Rights will be equal to the sum of (a) the shareholder's tax basis of the Rights exercised and (b) the Subscription Price paid for such Shares. The holding period of the Shares purchased pursuant to the exercise of Rights will commence on the date of exercise. Upon the subsequent sale of such Shares (other than to ATLANTIC pursuant to a redemption), the shareholder will generally recognize capital gain or loss in an amount equal to the difference between the proceeds of the sale and the shareholder's tax basis of such Shares. Such gain or loss will be long-term capital gain or loss if the shareholder's holding period for such Shares is more than one year on the date of sale.

    Foreign Persons. Assuming that ATLANTIC currently qualifies and has qualified as a domestically controlled REIT (which ATLANTIC believes is the case) (see "Federal Income Tax Considerations--Taxation of Shareholders-- Taxation of Foreign Shareholders"), gain from the sale of the Shares and Rights by a foreign person should not be subject to U.S. taxation, unless such gain is effectively connected with such person's U.S. business or, in the case of an individual foreign person, such person is present within the U.S. for more than 182 days in such taxable year.

  Taxation of ATLANTIC

    ATLANTIC will generally not recognize any gain or loss upon (a) the issuance of Rights, (b) the receipt of cash for Shares pursuant to the exercise of Rights or (c) the lapse of Rights.

                    PREFERRED SHARE AND NOTE OFFERINGS

  In addition to the Offering, ATLANTIC has proposed to offer the Series A Preferred Shares and Notes to the public, because of ATLANTIC's desire to further reduce outstanding borrowings under its unsecured line of credit. The Offering is in no way conditioned on or related to such other offerings. The proceeds from such other offerings will be used for the same purposes as the proceeds from the Offering.

PREFERRED SHARE OFFERING

  ATLANTIC may offer approximately $50 million (which may be increased or decreased subject to market conditions) of its Series A Preferred Shares in the Preferred Share Offering. Holders of the Series A Preferred Shares will be entitled to receive cumulative preferential cash distributions at the rate specified in the Articles Supplementary relating thereto. Such distributions will accrue whether or not ATLANTIC has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are declared. ATLANTIC will be restricted from declaring or paying distributions on, or redeeming, any securities ranking junior to or on a parity with the Series A Preferred Shares unless full cumulative distributions have been or are declared and paid or declared and set apart for payment on the Series A Preferred Shares for all past and then current distribution periods. Holders of Series A Preferred Shares will also be entitled to receive preferential liquidating distributions in the amount of the liquidation preference specified in the Articles Supplementary relating thereto, plus an amount equal to all distributions accrued and unpaid thereon.

  The Series A Preferred Shares will be redeemable after a specified date by ATLANTIC for cash at the redemption price specified in the Articles Supplementary relating thereto, plus all accrued and unpaid distributions. In addition, the Series A Preferred Shares will be redeemable by ATLANTIC in order to preserve ATLANTIC's status as a REIT.

  The Holders of Series A Preferred Shares will have no voting rights, unless distributions required to be paid on the Series A Preferred Shares have not been paid for a specified time, in which case such holders will be entitled to elect additional Directors to the Board. In addition, the holders of the Series A Preferred Shares will be entitled to vote on proposals to (i) amend the Charter, (ii) enter into a share exchange, consolidate with or merge into another entity, or permit another entity to consolidate with or merge into ATLANTIC or (iii) authorize, reclassify, create or increase the authorized amount of any senior class of securities.

  The Series A Preferred Shares will not be convertible into or exchangeable for any other property or securities of ATLANTIC.

NOTE OFFERING

  At or about the same time as the Preferred Share Offering, ATLANTIC may offer approximately $150 million (which may be increased or decreased subject to market conditions) of the Notes in the Note Offering. The Notes will be direct, senior unsecured obligations of ATLANTIC and will rank equally with all other unsecured and unsubordinated indebtedness of ATLANTIC from time to time outstanding. The Notes will bear interest at stated rates, payable semiannually in arrears. Installments of equal principal amounts will be paid in each year on the Notes beginning in a specified year, so that the Notes will amortize beginning in such year.

  The Notes will be redeemable at any time at the option of ATLANTIC, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the make-whole amount, if any.

  The Notes will be issued under an Indenture between ATLANTIC and the State Street Bank and Trust Company, as Trustee. The Indenture will contain certain covenants, including covenants which restrict the amount of additional indebtedness which ATLANTIC and its subsidiaries may incur.

                       INDEPENDENT AUDITORS AND EXPERTS

  The financial statements of ATLANTIC at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 and related schedule as of December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included herein. Such financial statements are included herein in reliance on their report given on their authority as experts in accounting and auditing.

  With respect to the unaudited condensed interim financial information for the three-month periods ended March 31, 1997 and March 31, 1996, included herein, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of
Section 11 of the Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.

                              VALIDITY OF SHARES

  The validity of the issuance of the Shares offered pursuant to this Prospectus will be passed upon for ATLANTIC by Mayer, Brown & Platt, Chicago, Illinois. Mayer, Brown & Platt has in the past represented, and is currently representing, ATLANTIC, Security Capital and certain of their affiliates. As to certain matters of Maryland law, Mayer, Brown & Platt will rely upon the opinion of Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland.

                            ADDITIONAL INFORMATION

  ATLANTIC is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. In addition, such reports, proxy statements and other information can also be obtained from the Commission's Web site at http://www.sec.gov.

  This Prospectus constitutes a part of a Registration Statement filed by ATLANTIC with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document incorporated by reference in, or filed as an exhibit to, the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding ATLANTIC and the Shares offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules.

                                   GLOSSARY

  "Acquiring Person" means a person or group of affiliated or associated persons (excluding certain affiliates of ATLANTIC and certain current shareholders) that has acquired beneficial ownership of 20% or more of the outstanding Shares.

  "ADA" means the Americans with Disabilities Act of 1990.

  "Administrative Services Agreement" means the administrative services agreement to be entered into between ATLANTIC and Security Capital upon the closing of the Merger.

  "Administrator" means the Secretary of ATLANTIC as administrator of the Outside Directors Plan.

  "Amended and Restated Investor Agreement" means the Amended and Restated Investor Agreement to be entered into between Security Capital and ATLANTIC upon the closing of the Merger.

  "ASE" means the American Stock Exchange.

  "ATLANTIC" means, as the context may require, Security Capital Atlantic Incorporated, a Maryland corporation formed in April 1994, and/or its predecessor and its subsidiaries.

  "Atlantic Development Services" means Atlantic Development Services Incorporated, an entity in which ATLANTIC owns substantially all of the economic interest.

  "Board" means ATLANTIC's Board of Directors.

  "Capital Markets Group" means Security Capital Markets Group Incorporated, an affiliate of the REIT Manager and a registered broker-dealer.

  "Charitable Beneficiary" means an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board as the beneficiary or beneficiaries of the Excess Shares trust.

  "Charter" means the charter of ATLANTIC.

  "Class A Stock" means shares of Security Capital's Class A common stock, par value $.01 per share.

  "Class B Stock" means shares of Security Capital's Class B common stock, par value $.01 per share.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Commission" means the Securities and Exchange Commission.

  "Control Share acquisition" means, under Maryland law, the acquisition of Control Shares, subject to certain exceptions.

  "Control Shares" means, under Maryland law, voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority of all voting power.

  "DTC" means the Depository Trust Company.

  "Excess Shares" means shares of ATLANTIC's stock that would result in a person owning shares of ATLANTIC's stock in excess of the Ownership Limit or cause ATLANTIC to become "closely held" under Section 856(h) of the Code, unless acquired in a permitted transfer.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Expiration Date" means 5:00 p.m., Eastern Daylight Time, on          , 1997
or such later date as ATLANTIC may determine in its sole discretion.

  "FHA" means the Fair Housing Amendments Act of 1988.

  "Final Expiration Date" means March 12, 2006.

  "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980.

  "FNMA" means the Federal National Mortgage Association.

  "Funds from operations" means net earnings (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, provisions for losses, extraordinary items and depreciation, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis.

  "GAAP" means generally accepted accounting principles.

  "Historical Financial Results" means selected financial information on an historical basis for ATLANTIC as of and for the years ended December 31, 1996, 1995 and 1994 and the period from inception (October 26, 1993) through December 31, 1993.

  "Homestead" means Homestead Village Incorporated, a Maryland corporation.

  "Homestead Assets" means the assets ATLANTIC sold to Homestead on October 17, 1996.

  "Homestead Distribution" means the distribution on November 12, 1996 by ATLANTIC of 0.110875 shares of Homestead common stock and warrants to purchase
0.074384 shares of Homestead common stock to each holder of a Share on October 29, 1996.

  "Incentive Plan" means the 1997 Incentive Plan adopted by the Board, subject to shareholder approval.

  "In planning" means communities owned or under control by ATLANTIC (land which is under control through contingent contract or letter of intent) with construction anticipated to commence within 12 months.

  "Interested Stockholder" means any person who beneficially owns 10% or more of the voting power of a Maryland corporation's shares or an affiliate of a Maryland corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

  "Investor Agreement" means the Investor Agreement dated October 28, 1993 between Security Capital and ATLANTIC.

  "IRS" means the Internal Revenue Service.

  "Laing" means Laing Properties, Inc.

  "License Agreement" means the license agreement to be entered into between ATLANTIC and Security Capital upon the closing of the Merger.

  "Merger" means the merger of the REIT Manager and SCG Realty Services into a newly formed subsidiary of ATLANTIC.

  "Merger Agreement" means the Merger and Issuance Agreement dated March 24, 1997 between Security Capital and ATLANTIC relating to the Merger.

  "Named Executive Officers" means the Co-Chairmen and the three other most highly compensated executive officers of ATLANTIC.

  "NAREIT" means the National Association of Real Estate Investment Trusts.

  "Notes" mean the unsecured senior debt securities of ATLANTIC proposed to be offered in the Note Offering.

  "Note Offering" means the proposed offering of the Notes.

  "NYSE" means the New York Stock Exchange, Inc.

  "Offering" means the offering of Shares to the public by ATLANTIC pursuant to this Prospectus.

  "Options" means options to acquire Shares granted pursuant to the Outside Directors Plan.

  "Outside Directors" means the Directors of ATLANTIC who are not employees or officers of ATLANTIC or Security Capital or any of its affiliates.

  "Outside Directors Plan" means the Security Capital Atlantic Incorporated Share Option Plan for Outside Directors.

  "Oversubscription Privilege" means the right of holders of Shares on the Record Date who validly exercise all of their Rights to oversubscribe for additional Shares, at the Subscription Price.

  "Ownership Limit" means 9.8% of the number or value of the issued and outstanding shares of ATLANTIC's stock.

  "Participating Preferred Shares" means the shares of Series A Junior Participating Preferred Stock, $0.01 par value per share.

  "Preferred Share Offering" means the proposed offering of Series A Preferred Shares.

  "Pro Forma Financial Results" means selected financial information on a pro forma basis for ATLANTIC as of and for the three months ended March 31, 1997 and the year ended December 31, 1996.

  "Protection of Business Agreement" means the protection of business agreement to be entered into between ATLANTIC and Security Capital upon the closing of the Merger.

  "PTR" means Security Capital Pacific Trust, a publicly traded REIT managed by an affiliate of Security Capital.

  "Purchase Price" means $40 per one one-hundredth of a Participating Preferred Share.

  "Purchase Right" means a preferred share purchase right entitling the holder, under certain circumstances, to purchase Participating Preferred Shares or Shares pursuant to the Rights Agreement.

  "Recognition Period" means the 10-year period beginning on the first day of the first taxable year for which ATLANTIC qualifies as a REIT.

  "Record Date" means          , 1997, the record date for the Rights
dividend.

  "Redemption Price" means $0.01 per Purchase Right.

  "REIT" means a real estate investment trust as defined under the Code.

  "REIT Management Agreement" means the REIT management agreement pursuant to which the REIT Manager assumed the day-to-day management of ATLANTIC.

  "REIT Manager" or "REIT Management" means Security Capital (Atlantic) Incorporated, a wholly owned subsidiary of Security Capital.

  "Rights" means the transferable rights to purchase Shares issued to holders of Shares of record on the Record Date.

  "Rights Agreement" means the Rights Agreement governing the terms upon which the Purchase Rights will become exercisable.

  "Rights Distribution Date" means the earlier to occur of (i) 10 days following a public announcement that a person has become an Acquiring Person or (ii) 15 business days (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of persons (except for Security Capital and certain other affiliates of ATLANTIC) of 25% or more of the outstanding Shares.

  "Rights Record Date" means March 12, 1996.

  "SCG Realty Services" means SCG Realty Services Atlantic Incorporated, an affiliate of the REIT Manager.

  "SCI" means Security Capital Industrial Trust, a publicly traded REIT managed by an affiliate of Security Capital.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Security Capital" means Security Capital Group Incorporated, ATLANTIC's principal shareholder and the owner of the REIT Manager.

  "Security Capital Real Estate Research" means Security Capital Real Estate Research Group Incorporated, an affiliate of the REIT Manager.

  "Series A Preferred Shares" means shares of Series A Cumulative Redeemable Preferred Stock, par value $.01 per share, of ATLANTIC which are proposed to be offered in the Preferred Share Offering.

  "Shares" means the shares of common stock, par value $.01 per share, of ATLANTIC.

  "Stabilized" means that renovation, repositioning, new management and new marketing programs (or development and marketing in the case of newly developed communities) have been completed and in effect for a sufficient period of time (but in no event longer than 12 months, except in cases of major rehabilitation) to achieve 93% occupancy at market rents. Prior to being "stabilized", a community is considered "pre-stabilized".

  "Subscription Agent" means BankBoston, N.A.

  "Subscription Price" means $       per Share, the price at which a holder of
        Rights is entitled to purchase one Share.

  "Total expected investment cost" represents cost plus budgeted renovations (for operating communities) or cost plus additional budgeted development expenditures (for communities under construction and in planning).

  "Treasury" means the United States Treasury Department.

  "UBTI" means unrelated business taxable income as defined under the Code.

  "Under control" means that ATLANTIC has an exclusive right (through contingent contract or letter of intent), during a contractually agreed-upon time period, to acquire land for future development of multifamily communities, subject to removal of contingencies during the due diligence process, but does not currently own the land.

  "Unsubscribed Shares" means Shares covered by this Prospectus that have not been purchased through the exercise of Rights.

  "Warrant Issuance" means the issuance of warrants by Security Capital to ATLANTIC's shareholders in connection with the Merger Agreement.

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
HISTORICAL:
  Independent Accountants' Review Report..................................  F-2
  Condensed Balance Sheets as of March 31, 1997 and December 31, 1996.....  F-3
  Condensed Statements of Earnings for the three-month periods ended March
   31, 1997 and 1996......................................................  F-4
  Condensed Statements of Cash Flows for the three-month periods ended
   March 31, 1997 and 1996................................................  F-5
  Notes to Condensed Financial Statements.................................  F-6
  Report of Independent Auditors.......................................... F-13
  Balance Sheets as of December 31, 1996 and 1995......................... F-14
  Statements of Earnings for the years ended December 31, 1996, 1995 and
   1994................................................................... F-15
  Statements of Shareholders' Equity for the years ended December 31,
   1994, 1995 and 1996.................................................... F-16
  Statements of Cash Flows for the years ended December 31, 1996, 1995 and
   1994................................................................... F-17
  Notes to Financial Statements........................................... F-18
  Schedule III--Real Estate and Accumulated Depreciation.................. F-32
  Note to Schedule III.................................................... F-37
PRO FORMA (UNAUDITED):
  Summary of Pro Forma adjustments........................................ F-38
  Pro Forma Condensed Balance Sheet as of March 31, 1997.................. F-40
  Pro Forma Condensed Statement of Earnings for the three-month period ended March 31, 1997................................................... F-41
  Pro Forma Condensed Statement of Earnings for the year ended December
   31, 1996............................................................... F-42
  Notes to Pro Forma Financial Statements................................. F-43
COMBINED HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES
 PURSUANT TO RULE 3-14:
  Report of Independent Auditors.......................................... F-50
  Group C Communities Combined Historical Summary of Gross Income and
   Direct Operating Expenses for the year ended December 31, 1995......... F-51
  Notes to Group C Communities Combined Historical Summary of Gross Income
   and Direct Operating Expenses.......................................... F-52
  Report of Independent Auditors.......................................... F-53
  Group D Communities Combined Historical Summary of Gross Income and
   Direct Operating Expenses for the year ended December 31, 1995......... F-54
  Notes to Group D Communities Combined Historical Summary of Gross Income
   and Direct Operating Expenses.......................................... F-55
  Report of Independent Auditors.......................................... F-57
  Group E Communities Combined Historical Summary of Gross Income and
   Direct Operating Expenses for the year ended December 31, 1995......... F-58
  Notes to Group E Communities Combined Historical Summary of Gross Income
   and Direct Operating Expenses.......................................... F-59

                    INDEPENDENT ACCOUNTANTS' REVIEW REPORT

The Board of Directors and Shareholders
Security Capital Atlantic Incorporated

  We have reviewed the accompanying condensed balance sheet of Security Capital Atlantic Incorporated as of March 31, 1997 and the related condensed statements of earnings and statements of cash flows for the three-month periods ended March 31, 1997 and 1996. These financial statements are the responsibility of the Company's management.

  We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial statements consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year, with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

  Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed financial statements for them to be in conformity with generally accepted accounting principles.

  We have previously audited, in accordance with generally accepted auditing standards, the balance sheet of Security Capital Atlantic Incorporated as of December 31, 1996 and the related statements of earnings, shareholders' equity, and cash flows for the year then ended (not presented herein) and in our report dated February 3, 1997, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of December 31, 1996, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

                                          Ernst & Young LLP

Dallas, Texas
April 24, 1997, except for Note 6,
as to which the date is May 1, 1997.

                           SECURITY CAPITAL ATLANTIC
                                  Incorporated

                            CONDENSED BALANCE SHEETS

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                        MARCH 31,   DECEMBER 31,
                                                          1997          1996
                                                       -----------  ------------
                                                       (UNAUDITED)
                        ASSETS
                        ------
Real estate........................................... $1,208,229    $1,157,235
Less accumulated depreciation.........................     47,297        41,166
                                                       ----------    ----------
                                                        1,160,932     1,116,069
Homestead Convertible Mortgages.......................     25,891           --
                                                       ----------    ----------
    Net investments...................................  1,186,823     1,116,069
Cash and cash equivalents--unrestricted...............      3,953         4,339
Cash and cash equivalents--restricted tax-deferred
 exchange proceeds....................................        --          1,672
Other assets..........................................     13,455        12,985
                                                       ----------    ----------
    Total assets...................................... $1,204,231    $1,135,065
                                                       ==========    ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
         ------------------------------------
Liabilities:
  Line of credit...................................... $  295,250    $  228,000
  Mortgages payable...................................    155,418       155,790
  Distributions payable...............................        --         14,778
  Accounts payable....................................     18,189        20,076
  Accrued expenses and other liabilities..............     20,654        17,779
                                                       ----------    ----------
    Total liabilities.................................    489,511       436,423
                                                       ----------    ----------
Shareholders' equity:
  Common shares (250,000,000 authorized, 37,891,580
   issued and outstanding at March 31, 1997 and
   December 31, 1996).................................        379           379
  Additional paid-in capital..........................    747,640       747,640
  Unrealized gains on Homestead Convertible Mortgages.      5,900           --
  Distributions in excess of net earnings.............    (39,199)      (49,377)
                                                       ----------    ----------
    Total shareholders' equity........................    714,720       698,642
                                                       ----------    ----------
    Total liabilities and shareholders' equity ....... $1,204,231    $1,135,065
                                                       ==========    ==========


         See accompanying notes to the condensed financial statements.

                           SECURITY CAPITAL ATLANTIC
                                  Incorporated

                        CONDENSED STATEMENTS OF EARNINGS

                                  (UNAUDITED)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  THREE-MONTH
                                                                    PERIODS
                                                                ENDED MARCH 31,
                                                                ---------------
                                                                 1997    1996
                                                                ------- -------
Revenues:
  Rental income................................................ $39,715 $30,809
  Homestead Convertible Mortgages interest income..............     185     --
  Other interest income........................................      57      72
                                                                ------- -------
                                                                 39,957  30,881
                                                                ------- -------
Expenses:
  Rental expenses..............................................   9,974   8,495
  Real estate taxes............................................   3,849   3,104
  Property management fees:
    Paid to affiliate..........................................   1,280     920
    Paid to third parties......................................     232     217
  Depreciation.................................................   6,132   4,804
  Interest.....................................................   4,761   4,342
  REIT management fee paid to affiliate........................   3,029   2,123
  General and administrative...................................     265     187
  Provision for possible loss on investments...................     200     --
  Other........................................................      57      39
                                                                ------- -------
                                                                 29,779  24,231
                                                                ------- -------
Net earnings................................................... $10,178 $ 6,650
                                                                ======= =======
Weighted-average shares outstanding............................  37,892  27,777
                                                                ======= =======
Net earnings per share......................................... $  0.27 $  0.24
                                                                ======= =======
Distributions paid per share................................... $  0.39 $  0.42
                                                                ======= =======



         See accompanying notes to the condensed financial statements.

                           SECURITY CAPITAL ATLANTIC
                                  Incorporated

                       CONDENSED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                 (IN THOUSANDS)

                                                          THREE-MONTH PERIODS
                                                            ENDED MARCH 31,
                                                          --------------------
                                                            1997       1996
                                                          ---------  ---------
Operating activities:
  Net earnings........................................... $  10,178  $   6,650
  Adjustments to reconcile net earnings to net cash flow
   provided by operating activities:
    Depreciation and amortization........................     6,205      5,236
    Provision for possible loss on investments...........       200        --
    Decrease in accounts payable.........................    (2,056)      (444)
    Increase in accrued expenses and other liabilities...     2,884      2,076
    Increase in other assets.............................      (498)    (1,188)
                                                          ---------  ---------
      Net cash flow provided by operating activities.....    16,913     12,330
                                                          ---------  ---------
Investing activities:
  Real estate investments................................   (51,026)   (41,520)
  Tax-deferred exchange proceeds held in escrow..........     1,672        --
  Fundings on Homestead Convertible Mortgages............   (20,000)       --
                                                          ---------  ---------
      Net cash flow used by investing activities.........   (69,354)   (41,520)
                                                          ---------  ---------
Financing activities:
  Proceeds from sale of shares...........................       --         430
  Proceeds from line of credit...........................    75,000     42,000
  Payments on line of credit.............................    (7,750)    (6,000)
  Proceeds from mortgage debt............................       --       5,000
  Distributions paid.....................................   (14,778)   (11,667)
  Debt issuance costs incurred...........................       (45)      (281)
  Regularly scheduled mortgage principal payments........      (372)      (233)
                                                          ---------  ---------
      Net cash flow provided by financing activities.....    52,055     29,249
                                                          ---------  ---------
Net increase (decrease) in cash and cash equivalents.....      (386)        59
Cash and cash equivalents, beginning of period...........     4,339      6,494
                                                          ---------  ---------
Cash and cash equivalents, end of period................. $   3,953  $   6,553
                                                          =========  =========
Non-cash investing activities:
  Unrealized gains on Homestead convertible mortgages.... $   5,900  $     --


         See accompanying notes to the condensed financial statements.

                           SECURITY CAPITAL ATLANTIC
                                 Incorporated

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

                                MARCH 31, 1997
                                  (UNAUDITED)

NOTE 1 GENERAL

  The financial statements of Security Capital Atlantic Incorporated ("ATLANTIC") as of March 31, 1997 and for the three-month periods ended March 31, 1997 and 1996 are unaudited and certain information and footnote disclosures normally included in financial statements have been omitted. While management of ATLANTIC believes that the disclosures presented are adequate, these interim financial statements should be read in conjunction with the financial statements and notes included in ATLANTIC's 1996 Annual Report on Form 10-K.

  In the opinion of management, the accompanying unaudited financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of ATLANTIC's financial statements for the interim periods presented. The results of operations for the three-month periods ended March 31, 1997 and 1996 are not necessarily indicative of the results to be expected for the entire year.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 REAL ESTATE

 Real Estate

  ATLANTIC's real estate, which consists entirely of multifamily communities, at cost, was as follows (dollar amounts in thousands):

                                     MARCH 31, 1997      DECEMBER 31, 1996
                                    -----------------    --------------------
                                    INVESTMENT UNITS     INVESTMENT    UNITS
                                    ---------- ------    ----------    ------
Operating communities:
  Acquired........................  $  880,634 17,727    $  878,029    17,727
  Developed.......................      75,711  1,514        74,741     1,514
                                    ---------- ------    ----------    ------
                                       956,345 19,241       952,770    19,241
Communities under construction(1).     238,176  5,395       194,587     4,727
Communities in planning(1):
  Owned...........................      11,625  1,172(2)      7,795       868(2)
  Under control(3)................         --   2,332(2)        --      2,228(2)
                                    ---------- ------    ----------    ------
                                        11,625  3,504         7,795     3,096
Land held for future development..       2,083    --          2,083       --
                                    ---------- ------    ----------    ------
    Total.........................  $1,208,229 28,140(4) $1,157,235(4) 27,064
                                    ========== ======    ==========    ======

--------
(1) At March 31, 1997, ATLANTIC had unfunded commitments for communities under construction of $97.4 million, for a total completed construction cost of $335.6 million. Costs for communities in planning shown above are primarily for land acquisitions.
(2) Unit information is based on management's estimates and is unaudited and unreviewed.
(3) ATLANTIC's investment at March 31, 1997 and December 31, 1996 in land in planning and under control for future development was $1.2 million and $1.4 million, respectively, and is reflected in the "Other assets" caption of ATLANTIC's balance sheets.
(4) Of ATLANTIC's real estate, at cost, communities located in Atlanta, Georgia aggregated 30.1% and 30.7% at March 31, 1997 and December 31, 1996, respectively.

                           SECURITY CAPITAL ATLANTIC
                                 Incorporated

             NOTES TO CONDENSED FINANCIAL STATEMENTS--(CONTINUED)


  The change in real estate, at cost, for the three-month period ended March 31, 1997 consisted of the following (in thousands):

      Balance at January 1, 1997.................................... $1,157,235
      Acquisition and renovation expenditures.......................      2,397
      Development expenditures, including land acquisitions.........     48,279
      Recurring capital expenditures................................        518
      Provision for possible loss on investments....................       (200)
                                                                     ----------
      Balance at March 31, 1997..................................... $1,208,229
                                                                     ==========

 Gains and Losses from Dispositions or Impairments of Real Estate

  ATLANTIC's real estate investments have been made with a view to effective long-term operation and ownership. Based upon ATLANTIC's market research and in an effort to optimize its portfolio composition, ATLANTIC may from time to time seek to dispose of assets that no longer meet ATLANTIC's investment criteria and redeploy the proceeds therefrom, primarily through tax-deferred exchanges, into assets with better prospects for growth. ATLANTIC did not dispose of any communities in the three-month period ended March 31, 1997. As discussed below, one community was disposed of subsequent to March 31, 1997.

  Long-lived investments held and used are periodically evaluated for impairment and provisions for possible losses are made if required. At March 31, 1997, such investments are carried at cost, which is not in excess of fair market value. ATLANTIC recognized a provision for possible loss of $200,000 during the three-month period ended March 31, 1997 and $2,500,000 during 1996 associated with a community that was being held for sale. ATLANTIC disposed of this community in April 1997. The sales price approximated ATLANTIC's carrying value at March 31, 1997. This community accounted for $224,000 and $236,000 of net operating income for the three-month periods ended March 31, 1997 and 1996, respectively.

NOTE 3 HOMESTEAD CONVERTIBLE MORTGAGES

 General

  To provide funds for the completion of construction of the Homestead Village assets sold by ATLANTIC in October 1996, ATLANTIC entered into a funding commitment agreement ("Funding Agreement") which provides for aggregate fundings of $111.1 million in exchange for convertible mortgages ("Homestead Convertible Mortgages"). During the three-month period ended March 31, 1997 ATLANTIC funded $20.0 million.

  The Homestead Convertible Mortgages (i) bear interest at 9% per annum which is due in interest only payments on a semi-annual basis, (ii) are due October 2006, (iii) are not callable until 2001, and (iv) beginning March 31, 1997, are convertible at ATLANTIC's option into one share of common stock of Homestead Village Incorporated ("Homestead") for every $11.50 of principal outstanding (approximately 8,522,000 shares upon full funding). The individual Homestead Village development projects serve as collateral individually and in the aggregate under cross-collateral provisions. The Homestead Convertible Mortgages represent approximately 70% of the estimated value of the projects upon completion.

 Carrying Value

  ATLANTIC will receive $98.0 million of Homestead Convertible Mortgages assuming full funding under the Funding Agreement of $111.1 million, resulting in the recognition of an original issue premium which will be amortized over the term of the Homestead Convertible Mortgages. The value attributed to the conversion

                           SECURITY CAPITAL ATLANTIC
                                 Incorporated

             NOTES TO CONDENSED FINANCIAL STATEMENTS--(CONTINUED)

feature of the Homestead Convertible Mortgages issued ($6,900,000 assuming full funding) has been recognized along with an offsetting discount in the Homestead Convertible Mortgages balance. This discount will be amortized over the term of the Homestead Convertible Mortgages. The carrying value of the Homestead Convertible Mortgages has been further adjusted to fair value. The fair value adjustment of $5,900,000 is recognized as an unrealized gain in shareholders' equity. The amount of the adjustment is based upon the conversion value of the Homestead Convertible Mortgages and is calculated using the trading price of Homestead common stock at March 31, 1997 of $16.875.

  At March 31, 1997 the carrying value of the Homestead Convertible Mortgages consisted of the following components (in thousands):

      Face amount...................................................... $17,644
      Original issue premium...........................................   2,356
                                                                        -------
      Amount funded....................................................  20,000
      Amortization of original issue premium...........................     (20)
      Initial value of conversion feature..............................   1,243
      Unamortized discount on conversion feature.......................  (1,232)
      Fair value adjustment............................................   5,900
                                                                        -------
        Carrying value................................................. $25,891
                                                                        =======

 Deferred Revenue

  ATLANTIC received a commitment fee in the form of warrants to purchase shares of Homestead common stock in return for entering into the Funding Agreement. The warrants, which were distributed to ATLANTIC's shareholders, were valued at $6,500,000. The commitment fee has been recognized as deferred revenue in the liability section of ATLANTIC's balance sheet and is being amortized over the term of the Homestead Convertible Mortgages.

 Income Recognized

  The aggregate income recognized on the Homestead Convertible Mortgages consists of (i) the interest income recognized at 9.0% per annum, (ii) the amortization of the original issue premium which reduces income, (iii) the amortization of the discount on the conversion feature which increases income, and, (iv) the amortization of the deferred commitment fee which increases income. ATLANTIC uses the effective interest method to calculate the amortization of all items associated with the Homestead Convertible Mortgages. The effective interest rate on the funded amount is approximately 8.46% per annum.

NOTE 4 LINE OF CREDIT AND MORTGAGES PAYABLE

 Variable Interest Rate Swap Agreements

  ATLANTIC has effectively eliminated its variable interest rate debt exposure on all of its variable interest rate mortgages and $100 million of borrowings on its line of credit by entering into swap agreements. Under the swap agreements ATLANTIC pays a fixed rate of interest to a swap counterparty pursuant to one agreement and receives a variable rate of interest from a swap counterparty pursuant to another agreement. The amounts received from the variable rate agreement are structured such that these amounts will closely approximate the amount of variable interest due on the underlying line of credit or mortgage note borrowings. The difference

                           SECURITY CAPITAL ATLANTIC
                                 Incorporated

             NOTES TO CONDENSED FINANCIAL STATEMENTS--(CONTINUED)

between the variable amount received and the fixed amount paid represents either the cost or the benefit of the interest rate swap agreement and is recorded as an increase or decrease to the variable interest paid on the underlying debt instrument.

 Line of Credit

  On December 18, 1996, ATLANTIC entered into a $350 million unsecured revolving line of credit agreement with Morgan Guaranty Trust Company of New York, as agent for a group of lenders ("MGT"). Borrowings on the unsecured line of credit bear interest at prime, or at ATLANTIC's option, LIBOR plus a margin ranging from 1.0% to 1.375% (currently 1.375%) depending on ATLANTIC's credit rating. ATLANTIC's objective is to achieve an investment-grade debt rating in 1997. ATLANTIC currently pays a commitment fee on the average unfunded line of credit balance of 0.1875%. If ATLANTIC achieves an investment-grade debt rating, the commitment fee on the average unfunded line of credit balance will range from 0.125% to 0.25% per annum, depending on the amount of undrawn commitments. The line of credit matures December 1998 and may be extended for one year with the approval of MGT and the other participating lenders.

  All debt incurrences under the unsecured line of credit are subject to certain covenants. Specifically, distributions for the preceding four quarters, excluding the non-cash distribution related to the transaction with Homestead in October 1996, may not exceed 95% of ATLANTIC's funds from operations (as defined in the credit agreement) for the preceding four quarters. ATLANTIC is in compliance with all such covenants.

  ATLANTIC has a swap agreement with MGT covering $100 million of borrowings under the line of credit, effectively eliminating a portion of its variable interest rate exposure associated with the line of credit. Under this one-year agreement which became effective on February 5, 1997, ATLANTIC pays a fixed rate of interest of 7.325% on the $100 million of borrowings. The interest rate ATLANTIC will pay will be reduced if ATLANTIC achieves an investment-grade debt rating and will range from 6.95% to 7.2% depending on the rating achieved. ATLANTIC had a similar swap agreement in place from February 5, 1996 through February 4, 1997. Under that agreement, ATLANTIC paid a fixed rate of interest on the $100 million of borrowings of 7.46% through December 17, 1996 and 7.335% thereafter. ATLANTIC paid $77,000 and $110,000 more in interest than it received under the swap agreement during the three-month periods ended March 31, 1997 and 1996, respectively. ATLANTIC is exposed to credit loss in the event of non-performance by the swap counterparty; however, ATLANTIC believes the risk of loss is minimal.

                           SECURITY CAPITAL ATLANTIC
                                 Incorporated

             NOTES TO CONDENSED FINANCIAL STATEMENTS--(CONTINUED)


 Mortgages Payable

  Mortgages payable consisted of the following at March 31, 1997 (dollar amounts in thousands):

                                INTEREST MATURITY        PERIODIC     PRINCIPAL
COMMUNITY                         RATE     DATE       PAYMENT TERMS    BALANCE
---------                       -------- --------    ---------------- ---------
Conventional fixed rate:
  Cameron Ridge...............   7.000%  09/10/98(1) fully amortizing $  5,839
  Country Place Village I.....   7.750%  11/01/00          (2)           1,995
  Country Oaks................   7.655%  07/01/02          (3)           5,918
  Cameron at Hickory Grove....   8.000%  07/10/03          (4)           5,967
  Cameron Villas I............   8.750%  04/01/24    fully amortizing    6,327
  Cameron on the Cahaba II....   7.125%  03/01/29    fully amortizing    8,005
                                                                      --------
                                                                        34,051
                                                                      --------
Tax-exempt fixed rate or
 variable rate subject to swap
 agreements(5):
  Cameron Station.............   6.000%  06/01/07     interest only     14,500
  Azalea Park.................    (6)    06/01/25     interest only     15,500
  Cameron Brook...............    (6)    06/01/25     interest only     19,500
  Cameron Cove................    (6)    06/01/25     interest only      8,500
  Clairmont Crest.............    (6)    06/01/25     interest only     11,600
  Forestwood..................    (6)    06/01/25     interest only     11,485
  Foxbridge on the Bay........    (6)    06/01/25     interest only     10,400
  The Greens..................    (6)    06/01/25     interest only     10,400
  Parrot's Landing I..........    (6)    06/01/25     interest only     15,835
  WintersCreek................    (6)    06/01/25     interest only      5,000
  Less amounts held in
   principal reserve fund(7)..                                          (1,353)
                                                                      --------
                                                                       121,367
                                                                      --------
                                                                      $155,418
                                                                      --------
    Total annual weighted-
     average interest rate....                                            6.97%
                                                                      ========

--------
(1) This loan is callable at the option of the mortgage lender on September 10, 1998 and at subsequent five-year intervals through September 10, 2013.
(2) Interest and principal payments due monthly; balloon payment of $1,849,000 due at maturity.
(3) Interest and financial payments due monthly; balloon payment of $5,539,000 due at maturity.
(4) Interest and principal payments due monthly; balloon payment of $5,556,000 due at maturity.
(5) These communities, in addition to others, are held by Security Capital Atlantic Multifamily Incorporated, a wholly owned subsidiary of ATLANTIC. Security Capital Atlantic Multifamily Incorporated is a legal entity that is separate and distinct from ATLANTIC with separate assets, liabilities and business operations.
(6) Interest rate is fixed through swap agreements executed in conjunction with the credit enhancement agreement with the Federal National Mortgage Association ("FNMA") discussed below. Through these swap agreements, ATLANTIC has effectively eliminated its variable interest rate exposure associated with its tax-exempt bond issues.
(7) ATLANTIC has a 30-year credit enhancement agreement with FNMA related to the tax-exempt bond issues. This credit enhancement agreement requires ATLANTIC to make monthly payments on each mortgage into a principle reserve account based on a 30-year amortization.

                           SECURITY CAPITAL ATLANTIC
                                 Incorporated

             NOTES TO CONDENSED FINANCIAL STATEMENTS--(CONTINUED)


  ATLANTIC's swap agreements related to its tax-exempt variable rate mortgages are summarized as follows:

  AMOUNT OF                                    FIXED
  MORTGAGES               TERM            INTEREST RATE(1)                  ISSUER
  ---------               ----            ----------------                  ------
$23.1 million    June 1995 to June 2002        6.48%       General Re Financial Products Corporation
 64.6 million    June 1995 to June 2005        6.74%       Morgan Guaranty Trust Company of New York
  5.0 million   March 1996 to March 2006       6.21%       Morgan Guaranty Trust Company of New York
 15.5 million  August 1996 to August 2006      6.50%       Morgan Stanley Derivative Products Inc.
                                               -----
     Weighted-average interest rate            6.63%
                                               =====

--------
(1) Includes the fixed interest rate provided by the swap agreements, annual fees associated with the swap agreements and credit enhancement agreement and amortization of capitalized costs associated with the credit enhancement agreement.

  ATLANTIC paid $493,000 and $428,000 more in interest during the three-month periods ended March 31, 1997 and 1996, respectively than it received under the swap agreements. The swap agreements cover the principal amount of the bonds, net of amounts deposited in the principal reserve fund. ATLANTIC pays interest on that portion of bonds not covered by the swap agreements (an amount equal to the amount of the principal reserve fund) at the variable rates as provided by the mortgage agreements. ATLANTIC is exposed to credit loss in the event of non-performance by the swap counterparties, however, ATLANTIC believes the risk of loss is minimal.

  Real estate with an aggregate undepreciated cost at March 31, 1997 of $51,019,000 and $207,462,000 serves as collateral for the conventional mortgages payable and the tax-exempt mortgages payable, respectively.

  The change in mortgages payable for the three-month period ended March 31, 1997 is as follows (in thousands):

      Balance at January 1, 1997...................................... $155,790
      Regularly scheduled principal payments..........................     (372)
                                                                       --------
      Balance at March 31, 1997....................................... $155,418
                                                                       ========

  ATLANTIC is in compliance with all debt covenants required by the mortgage agreements.

 Interest Expense

  Interest paid in cash on all outstanding debt for the three-month period ended March 31, 1997 was $7,516,000, including $2,553,000 of interest capitalized during construction. Interest paid in cash on all outstanding debt for the three-month period ended March 31, 1996 was $5,948,000, including $2,036,000 of interest capitalized during construction.

  Amortization of loan costs included in interest expense for the three-month periods ended March 31, 1997 and 1996 was $72,000 and $432,000, respectively.

NOTE 5 SHAREHOLDERS' EQUITY

 Capital Offerings

  On April 10, 1997 ATLANTIC completed an underwritten public offering of 4,000,000 common shares, par value $.01, ("Shares") at a price of $21.50 per Share. The proceeds from the sale of these Shares, net of

                           SECURITY CAPITAL ATLANTIC
                                 Incorporated

             NOTES TO CONDENSED FINANCIAL STATEMENTS--(CONCLUDED)

underwriters' commissions and other expenses, were approximately $80.5 million. The proceeds were used to repay borrowings under ATLANTIC's $350 million line of credit.

 Distributions

  ATLANTIC paid a quarterly distribution of $0.39 per Share on February 19, 1997. On April 22, 1997 the Board declared a distribution of $0.39 per Share for the second quarter of 1997. The distribution is payable on May 27, 1997 to shareholders of record on May 12, 1997.

 Earnings Per Share

  In the fourth quarter of 1997, ATLANTIC will adopt Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings per Share, which changes the method used to compute earnings per share. The impact of SFAS No. 128 on the calculation of ATLANTIC's earnings per share is not expected to be material.

NOTE 6 REIT MANAGER AND PROPERTY MANAGER ACQUISITION PROPOSAL

  ATLANTIC has a REIT management agreement with Security Capital (Atlantic) Incorporated (the "REIT Manager"), to provide REIT management services to ATLANTIC. The REIT Manager is a wholly-owned subsidiary of Security Capital Group Incorporated ("Security Capital"), which owned 56.9% of ATLANTIC's Shares at March 31, 1997 (51.4% after the completion of ATLANTIC's public offering in April 1997). The REIT management agreement is renewable annually, subject to a determination by ATLANTIC's independent directors that the REIT Manager's performance has been satisfactory and that the compensation payable to the REIT Manager is fair.

  SCG Realty Services Atlantic Incorporated ("SCG Realty Services") currently manages approximately 88% of ATLANTIC's multifamily properties. Security Capital owns 100% of SCG Realty Services' voting shares. Rates for services performed by SCG Realty Services are reviewed annually by a third party and are subject to approval by ATLANTIC's independent Directors and are at rates prevailing in the markets in which ATLANTIC operates.

  On May 1, 1997, Security Capital filed a registration statement with the Securities and Exchange Commission, containing ATLANTIC's preliminary proxy statement and Security Capital's preliminary prospectus (relating to warrants to purchase Class B common stock of Security Capital), relating to a proposed merger transaction whereby ATLANTIC would acquire the operations and businesses of its REIT Manager and SCG Realty Services in exchange for Shares valued at approximately $54.6 million. The $54.6 million value was based on a three-year discounted analysis of net operating income prepared by Security Capital and revised after negotiation with a special committee comprised of the independent members of ATLANTIC's Board (the "Special Committee"). The number of Shares issuable to Security Capital will depend on the average market price of the Shares over the five-day period prior to the record date, subject to such average not being more than $25.8633 or less than $20.6367. Because ATLANTIC and the REIT Manager and SCG Realty Services are under common control, the difference between the market value of the Shares issued to Security Capital on the date the merger transaction is consummated and the approximately $1.1 million of the net tangible assets of the REIT Manager and SCG Realty Services being acquired by ATLANTIC will be accounted for as a distribution to Security Capital. As a result of the transaction, ATLANTIC would become an internally managed REIT and Security Capital would remain ATLANTIC's largest shareholder. ATLANTIC's Board recently approved the proposed merger transaction based on the recommendation of the Special Committee. The proposed merger transaction requires the approval of a majority of the holders of the outstanding Shares. ATLANTIC's proxy statement, after review and clearance by the Securities and Exchange Commission will be mailed to ATLANTIC's shareholders prior to the shareholder vote.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
  SECURITY CAPITAL ATLANTIC INCORPORATED

  We have audited the accompanying balance sheets of Security Capital Atlantic Incorporated as of December 31, 1996 and 1995, and the related statements of earnings, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Security Capital Atlantic Incorporated at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

  Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The Supplemental Schedule of Real Estate and Accumulated Depreciation is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                          Ernst & Young LLP

Dallas, Texas
February 3, 1997

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED

                                 BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                             DECEMBER 31,
                                                          --------------------
                                                             1996       1995
                                                          ----------  --------
                         ASSETS
                         ------
Real estate.............................................. $1,157,235  $888,928
Less accumulated depreciation............................     41,166    23,561
                                                          ----------  --------
  Net investments in real estate.........................  1,116,069   865,367
Cash and cash equivalents--unrestricted..................      4,339     6,494
Cash and cash equivalents--restricted tax-deferred
 exchange proceeds.......................................      1,672       --
Other assets.............................................     12,985    13,963
                                                          ----------  --------
  Total assets........................................... $1,135,065  $885,824
                                                          ==========  ========
          LIABILITIES AND SHAREHOLDERS' EQUITY
          ------------------------------------
Liabilities:
  Line of credit......................................... $  228,000  $190,000
  Mortgages payable......................................    155,790   118,524
  Distributions payable..................................     14,778       --
  Accounts payable.......................................     20,076    11,030
  Accrued expenses and other liabilities.................     17,779     9,332
                                                          ----------  --------
    Total liabilities....................................    436,423   328,886
                                                          ----------  --------
Shareholders' equity:
  Common shares (250,000,000 authorized, 37,891,580
   issued and outstanding at December 31, 1996 and
   27,762,817 issued and outstanding at December 31,
   1995).................................................        379       278
  Additional paid-in capital.............................    747,640   576,824
  Distributions in excess of net earnings................    (49,377)  (20,164)
                                                          ----------  --------
    Total shareholders' equity...........................    698,642   556,938
                                                          ----------  --------
    Total liabilities and shareholders' equity........... $1,135,065  $885,824
                                                          ==========  ========


    The accompanying notes are an integral part of the financial statements.

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED

                             STATEMENTS OF EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       YEAR ENDED DECEMBER 31,
                                                      -------------------------
                                                        1996     1995    1994
                                                      -------- -------- -------
Revenues:
  Rental income...................................... $137,729 $103,634 $55,071
  Interest income....................................      427      245     149
                                                      -------- -------- -------
                                                       138,156  103,879  55,220
                                                      -------- -------- -------
Expenses:
  Rental expenses....................................   36,808   27,814  15,260
  Real estate taxes..................................   12,293    9,570   5,595
  Property management fees:
    Paid to affiliate................................    4,208    3,475   1,536
    Paid to third parties............................      971      591     661
  Depreciation.......................................   20,824   15,925   8,770
  Interest...........................................   16,181   19,042   9,240
  REIT management fee paid to affiliate..............   10,445    6,923   3,671
  General and administrative.........................      673      646     266
  Provision for possible loss on investments.........    2,500      --      --
  Other..............................................      255      254     295
                                                      -------- -------- -------
                                                       105,158   84,240  45,294
                                                      -------- -------- -------
Earnings from operations.............................   32,998   19,639   9,926
  Gain on disposition of real estate.................    6,732      --      --
  Gain on sale of Homestead Assets...................    2,839      --      --
                                                      -------- -------- -------
Earnings before extraordinary item...................   42,569   19,639   9,926
  Extraordinary item--loss on early extinguishment of
   debt..............................................    3,940      --      --
                                                      -------- -------- -------
Net earnings......................................... $ 38,629 $ 19,639 $ 9,926
                                                      ======== ======== =======
Weighted-average shares outstanding..................   32,028   21,944  12,227
                                                      ======== ======== =======
Per share amounts:
  Earnings per share before extraordinary item....... $   1.33 $   0.89 $  0.81
                                                      ======== ======== =======
  Net earnings per share............................. $   1.21 $   0.89 $  0.81
                                                      ======== ======== =======

    The accompanying notes are an integral part of the financial statements.

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)

                                      COMMON            DISTRIBUTIONS
                                      SHARES ADDITIONAL   IN EXCESS
                                      AT PAR  PAID-IN      OF NET
                                      VALUE   CAPITAL     EARNINGS     TOTAL
                                      ------ ---------- ------------- --------
Balances at December 31, 1993........  $ 16   $ 31,618    $     38    $ 31,672
  Net earnings.......................   --         --        9,926       9,926
  Distributions paid.................   --         --      (14,648)    (14,648)
  Shares issued--private offerings...   170    339,510         --      339,680
                                       ----   --------    --------    --------
Balances at December 31, 1994........   186    371,128      (4,684)    366,630
  Net earnings.......................   --         --       19,639      19,639
  Distributions paid.................   --         --      (35,119)    (35,119)
  Shares issued--private offerings...   130    289,578         --      289,708
  Shares repurchased.................   (38)   (83,882)        --      (83,920)
                                       ----   --------    --------    --------
Balances at December 31, 1995........   278    576,824     (20,164)    556,938
  Net earnings.......................   --         --       38,629      38,629
  Distributions paid.................   --         --      (53,064)    (53,064)
  Distributions--Homestead...........   --     (58,228)        --      (58,228)
  Distributions accrued..............   --         --      (14,778)    (14,778)
  Shares issued--private offerings...    52    119,125         --      119,177
  Shares issued--initial public
   offering..........................    49    109,919         --      109,968
                                       ----   --------    --------    --------
Balances at December 31, 1996........  $379   $747,640    $(49,377)   $698,642
                                       ====   ========    ========    ========


    The accompanying notes are an integral part of the financial statements.

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                  YEAR ENDED DECEMBER 31,
                                               -------------------------------
                                                 1996       1995       1994
                                               ---------  ---------  ---------
Operating activities:
  Net earnings................................ $  38,629  $  19,639  $   9,926
  Adjustments to reconcile net earnings to net
   cash flow provided by operating activities:
    Depreciation and amortization.............    22,492     17,496      9,480
    Provision for possible loss on
     investments..............................     2,500        --         --
    Gain on disposition of real estate........    (6,732)       --         --
    Gain on sale of Homestead Assets..........    (2,839)       --         --
    Extraordinary item-loss on early
     extinguishment of debt...................     3,940        --         --
    Increase (decrease) in accounts payable...      (374)       937      1,909
    Increase in accrued expenses and other
     liabilities..............................     1,993      3,053      6,141
    Increase in other assets..................    (5,253)    (1,393)    (3,892)
                                               ---------  ---------  ---------
   Net cash flow provided by operating
    activities................................    54,356     39,732     23,564
                                               ---------  ---------  ---------
Investing activities:
  Real estate investments.....................  (331,440)  (259,008)  (390,077)
  Proceeds from disposition of real estate....    63,544     23,859        --
  Cash payment to Homestead...................   (16,595)       --         --
  Tax-deferred exchange proceeds held in es-
   crow.......................................    (1,672)       --         --
  Other.......................................    (1,255)       --         --
                                               ---------  ---------  ---------
  Net cash flow used by investing activities..  (287,418)  (235,149)  (390,077)
                                               ---------  ---------  ---------
Financing activities:
  Proceeds from sale of shares................   229,145    289,708    239,680
  Repurchase of shares........................       --     (83,920)       --
  Proceeds from line of credit................   246,000    270,000    166,000
  Payments on line of credit..................  (208,000)  (233,000)   (13,000)
  Proceeds from mortgage debt.................    20,500        --         --
  Distributions paid..........................   (53,064)   (35,119)   (14,648)
  Debt issuance costs incurred................    (2,573)    (5,019)    (5,204)
  Regularly scheduled mortgage principal
   payments...................................    (1,101)      (623)      (190)
  Mortgage principal payments at maturity.....       --      (6,378)       --
                                               ---------  ---------  ---------
  Net cash flow provided by financing
   activities.................................   230,907    195,649    372,638
                                               ---------  ---------  ---------
  Net increase (decrease) in cash and cash
   equivalents................................    (2,155)       232      6,125
  Cash and cash equivalents, beginning of
   year.......................................     6,494      6,262        137
                                               ---------  ---------  ---------
  Cash and cash equivalents, end of year...... $   4,339  $   6,494  $   6,262
                                               =========  =========  =========

See Note 9 for information on non-cash investing and financing activities.

    The accompanying notes are an integral part of the financial statements.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

NOTE 1 DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Business

  Security Capital Atlantic Incorporated ("ATLANTIC") is an equity real estate investment trust organized as a corporation under the laws of the State of Maryland, which owns, acquires, develops and operates income-producing multifamily communities in the southeastern United States.

 Principles of Financial Presentation

  The accounts of ATLANTIC and its wholly owned subsidiaries are consolidated in the accompanying financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  ATLANTIC considers all cash on hand, demand deposits with financial institutions and short-term, highly liquid investments with original maturities of three months or less to be cash equivalents.

 Real Estate and Depreciation

  Real estate is carried at cost, which is not in excess of net realizable value. Costs directly related to the acquisition, renovation or development of real estate are capitalized. Costs incurred in connection with the pursuit of unsuccessful acquisitions are expensed at the time the pursuit is abandoned.

  Repairs and maintenance, including carpet and appliance replacements, are expensed as incurred. Renovations and improvements are capitalized and depreciated over their estimated useful lives.

  Depreciation is computed over the economic useful lives of depreciable property on a straight-line basis. Communities are depreciated principally over the following periods:

        Buildings and improvements...................... 20-40 years
        Furnishings and other...........................  2-10 years

 Make-Ready and Repairs and Maintenance

  Make-ready expenses (expenses incurred in preparing a vacant multifamily unit for the next resident) and repairs and maintenance, other than acquisition-related renovation costs identified during ATLANTIC's pre-acquisition due diligence, are expensed as incurred. ATLANTIC expenses carpet and appliance repairs and replacements once all planned acquisition-related renovation expenses for such items have been incurred.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


 Interest

  Periodically, ATLANTIC enters into swap agreements to manage its variable interest rate exposure. Swap agreements are used to exchange interest rate payment streams based on a notional principal amount. Under the swap agreements, ATLANTIC pays a fixed rate of interest to a swap counterparty pursuant to one agreement and receives a variable rate of interest from a swap counterparty pursuant to another agreement. The amounts received from the variable rate agreement are structured such that the amount received will closely approximate the amount of variable interest due on a portion of the underlying line of credit or mortgage note borrowings. The difference between the variable amount received and the fixed amount paid represents either the cost or the benefit of the interest rate swap agreement and is recorded as an increase or decrease to the variable interest paid on the underlying debt instrument.

  During 1996, 1995 and 1994, the total interest paid in cash on all outstanding debt was $24,677,000, $20,609,000 and $8,412,000, respectively.

  ATLANTIC capitalizes interest as part of the cost of real estate projects under development. Interest capitalized during 1996, 1995 and 1994 aggregated $10,250,000, $4,404,000 and $793,000, respectively.

 Cost of Raising Capital

  Costs incurred in connection with the issuance of shares of common stock, par value $.01 per share (the "Shares"), are deducted from shareholders' equity. Costs incurred in connection with the incurrence or renewal of debt are capitalized, included with other assets and amortized over the term of the related loan or renewal term. Amortization of deferred financing costs included in interest expense for 1996, 1995 and 1994 totaled $1,663,000, $1,568,000 and $707,000, respectively.

 Revenue Recognition

  Rental and interest income are recorded on the accrual method of accounting. Gains on sales of real estate are recorded when criteria required by Statement of Financial Accounting Standards No. 66, Accounting for Sales of Real Estate, have been met. A provision for possible loss is made when collection of receivables is considered doubtful.

 Rental Expenses

  Rental expenses include utilities, repairs and maintenance, make-ready costs (including carpet and appliance replacement), property insurance, marketing, landscaping, on-site personnel and other administrative costs.

 Federal Income Taxes

  ATLANTIC has made an election to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended. ATLANTIC believes it qualifies as a real estate investment trust. Accordingly, no provisions have been made for federal income taxes in the accompanying financial statements.

 Per Share Data

  Per share data is computed based on the weighted average number of Shares outstanding during the period. The Share and per Share amounts included in the financial statements have been restated to reflect the reverse Share split discussed in Note 6.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


 Reclassifications

  Certain of the 1995 and 1994 amounts have been reclassified to conform to the 1996 presentation.

NOTE 2 HOMESTEAD TRANSACTION

  On October 17, 1996, ATLANTIC sold its moderate-priced, purpose-built, extended-stay lodging facilities known as Homestead Village(R) properties to Homestead Village Incorporated ("Homestead"). In the transaction, ATLANTIC sold one operating property and 25 properties under construction or in planning (or the rights to acquire such properties) and paid $16.6 million in cash (the "Homestead Assets"). In addition, ATLANTIC entered into a funding commitment agreement to provide secured financing of up to $111.1 million to Homestead for purposes of completing the development and construction of the properties sold in the transaction. The Homestead transaction was treated as a sale for financial accounting purposes, but was treated as a contribution for tax purposes.

  The transaction resulted in ATLANTIC receiving 4,201,220 shares of common stock of Homestead in exchange for the Homestead Assets and 2,818,517 warrants to purchase one share of Homestead common stock at $10 per share in exchange for entering into the funding commitment agreement. On November 12, 1996, ATLANTIC distributed the Homestead common stock and warrants to its shareholders of record on October 29, 1996 (the "Homestead Distribution"). ATLANTIC shareholders received 0.110875 shares of Homestead common stock and
0.074384 Homestead warrants per Share. ATLANTIC will receive up to $98.0 million of convertible mortgage notes from Homestead in exchange for funding up to $111.1 million under the funding commitment agreement. The difference between the amounts funded and the convertible mortgage notes received of $13.1 million (assuming full funding of the funding commitment) represents a mortgage note premium that will be amortized as a reduction to interest income over the term of the convertible mortgage notes.

  ATLANTIC realized a gain of $2.8 million, after deducting expenses associated with the transaction, representing the excess value of the Homestead common stock received over the recorded basis of the Homestead Assets. The Homestead warrants received represent a funding commitment fee which has been valued at $6.5 million. The conversion feature of the convertible mortgage notes has been valued at $6.9 million (assuming full funding of the funding commitment). These deferred credits will be amortized as an increase to interest income over the term of the convertible mortgage notes.

  The convertible mortgage notes received from Homestead will bear interest at 9% per annum, will be due October 2006, will not be callable until 2001 and will be convertible commencing March 31, 1997 at the option of the holder into one share of Homestead common stock for every $11.50 of principal amount outstanding. Upon full funding of ATLANTIC's convertible mortgage notes, its conversion rights would represent a 15.35% ownership in Homestead (assuming no further equity offerings by Homestead, conversion of all convertible mortgage notes and exercise of all outstanding warrants). The effective yield on the convertible mortgage notes, assuming conversion of all convertible mortgage notes and exercise of all outstanding warrants, is estimated to be 8.46%, after giving effect to the mortgage note premium, the funding commitment fee and the conversion value of the convertible mortgage notes. At December 31, 1996, no funds had been advanced pursuant to the funding commitment agreement and there were no convertible mortgage notes outstanding. ATLANTIC advanced $6.0 million under the funding commitment agreement in January 1997.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


NOTE 3 REAL ESTATE

 Investment in Real Estate

  Investments in real estate, at cost, were as follows (dollar amounts in thousands):

                                            DECEMBER 31,
                                 -------------------------------------------
                                       1996                    1995
                                 --------------------    -------------------
                                 INVESTMENT    UNITS     INVESTMENT   UNITS
                                 ----------    ------    ----------   ------
Multifamily:
  Operating communities:
    Acquired.................... $  878,029    17,727     $757,986    15,355
    Developed...................     74,741     1,514       23,097       468
                                 ----------    ------     --------    ------
                                    952,770    19,241      781,083    15,823
  Developments under
   construction.................    194,587     4,727       94,094     2,958
  Developments in planning:
    Owned.......................      7,795       868(1)     9,830     1,258(1)
    Under control(2)............        --      2,228(1)       --        922(1)
                                 ----------    ------     --------    ------
                                      7,795     3,096        9,830     2,180
  Land held for future
   development..................      2,083       --         1,294       --
                                 ----------    ------     --------    ------
      Total multifamily(3)......  1,157,235    27,064      886,301    20,961
                                 ----------    ------     --------    ------
Homestead Village(R)
 properties(4)..................        --        --         2,627     2,515
                                 ----------    ------     --------    ------
      Total..................... $1,157,235(5) 27,064     $888,928(5) 23,476
                                 ==========    ======     ========    ======

--------
(1) Unit information is based on management's estimates and is unaudited.
(2) ATLANTIC's investment at December 31, 1996 and 1995 for multifamily developments under control was $1.4 million and $0.6 million, respectively, and is reflected in the "Other assets" caption of ATLANTIC's balance sheets.
(3) At December 31, 1996, ATLANTIC had unfunded commitments for multifamily developments under construction of $95.9 million, for a total completed construction cost of $290.5 million. Cost for multifamily developments in planning shown above are primarily for land acquisitions.
(4) ATLANTIC sold all of its Homestead Village(R) properties to Homestead on October 17, 1996. The Homestead transaction is discussed in Note 2.
(5) Of ATLANTIC's investment in real estate, at cost, communities located in Atlanta, Georgia aggregated 30.7% and 36.4% at December 31, 1996 and 1995, respectively.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


  The change in investments in real estate, at cost, consisted of the following (in thousands):

                                                   YEAR ENDED DECEMBER 31,
                                                 ------------------------------
                                                    1996       1995      1994
                                                 ----------  --------  --------
Beginning balances.............................. $  888,928  $631,260  $ 31,005
Acquisitions and renovation expenditures........    179,752   187,267   571,288
Development expenditures, including land
 acquisitions...................................    179,783   101,335    28,967
Recurring capital expenditures..................      2,783       --        --
Provision for possible loss.....................     (2,500)      --        --
Dispositions....................................    (59,988)  (30,934)      --
Sale of Homestead Assets........................    (31,523)      --        --
                                                 ----------  --------  --------
Ending balances................................. $1,157,235  $888,928  $631,260
                                                 ==========  ========  ========

 Third Party Owner/Developers

  To enhance its flexibility in developing and acquiring multifamily communities, ATLANTIC has and will enter into presale agreements to acquire communities developed by third-party owner/developers where the developments meet ATLANTIC's investment criteria. ATLANTIC has and will fund such developments through development loans to these owner/developers. In addition, to provide greater flexibility for the use of land acquired for development and to dispose of excess parcels, ATLANTIC plans to make mortgage loans to Atlantic Development Services Incorporated ("Atlantic Development Services") to purchase land for development. ATLANTIC owns all of the preferred stock of Atlantic Development Services, which entitles ATLANTIC to substantially all of the net operating cash flow (95%) of Atlantic Development Services. All of the common stock of Atlantic Development Services is owned by an unaffiliated trust. The common stock is entitled to receive the remaining 5% of net operating cash flow. As of December 31, 1996, the outstanding balance of development and mortgage loans made by ATLANTIC to third-party owner/developers and Atlantic Development Services aggregated $15,413,000 and none, respectively. The activities of Atlantic Development Services and third-party owner/developers are consolidated with ATLANTIC's activities and all intercompany transactions have been eliminated in consolidation.

 Gains and Losses from Dispositions or Impairments of Real Estate

  ATLANTIC acquires and develops communities with a view to effective long-term operation and ownership. Each year, REIT Management generates operating and capital plans based on an ongoing active review of ATLANTIC's portfolio. Based upon ATLANTIC's market research and in an effort to optimize its portfolio composition, ATLANTIC may from time to time dispose of assets that no longer meet its long-term investment objectives and redeploy the proceeds, preferably through tax-deferred exchanges, into assets with better prospects for growth.

  As a result of this asset optimization strategy, ATLANTIC disposed of four operating communities aggregating 1,184 units in 1996. A gain was recognized on each disposition with the total gain aggregating $6,732,000. These four communities accounted for $3,648,000 and $5,174,000 of net operating income during 1996 and 1995, respectively. Each disposition has been included in a tax-deferred exchange. At December 31, 1996, ATLANTIC held a portion of the proceeds from one of these dispositions aggregating $1,672,000 in an interest-bearing escrow account. These funds were used in the acquisition of a land parcel in January 1997, completing the tax-deferred exchange.

  ATLANTIC disposed of two communities in 1995. The proceeds from these dispositions were not materially different from the book value of the assets on the date of disposition. These two communities accounted for $2,409,000 of net operating income during 1995.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


  Statement of Financial Accounting Standards No. 121, Accounting For The Impairment of Long-Lived Assets And For Long-Lived Assets To Be Disposed Of ("SFAS No. 121"), adopted by ATLANTIC effective January 1, 1996, establishes accounting standards for the review of long-lived assets to be held and used for impairment whenever the carrying amount of an asset may not be recoverable. SFAS No. 121 also requires that certain long-lived assets to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. ATLANTIC did not recognize any losses on the date it adopted SFAS No. 121.

  Long-lived investments held and used are periodically evaluated for impairment and provisions for possible losses are made if required. As of December 31, 1996, such investments are carried at cost, which is not in excess of fair market value and no provisions for possible losses have been made. ATLANTIC recognized a provision for possible loss of $2,500,000 in 1996 associated with a community that is being held for sale. The carrying value of this community at December 31, 1996 was $8,842,000. This community is not being depreciated during the period in which it is being held for sale. ATLANTIC expects the disposition of this community to occur in 1997. This community accounted for $959,000, $1,023,000 and $501,000 of net operating income for 1996, 1995 and 1994, respectively. This income is included in ATLANTIC's earnings from operations in these years.

NOTE 4 LINE OF CREDIT AND MORTGAGES PAYABLE

 Line of Credit

  On December 18, 1996, ATLANTIC obtained a $350 million unsecured line of credit from Morgan Guaranty Trust Company of New York ("MGT"), as agent for a group of lenders, that replaced the previous $350 million secured line of credit. Borrowings on the unsecured line of credit bear interest at prime or, at ATLANTIC's option, LIBOR plus a margin ranging from 1.0% to 1.375% (currently 1.375% as compared to 1.5% under the previous agreement) depending on ATLANTIC's debt rating. ATLANTIC's objective is to achieve an investment-grade debt rating in 1997. ATLANTIC currently pays a commitment fee on the average unfunded line of credit balance of 0.1875%. If ATLANTIC achieves an investment-grade debt rating, the commitment fee on the average unfunded line of credit balance will range from 0.125% to 0.25% per annum, depending on the amount of undrawn commitments. The line of credit matures December 1998 and may be extended for one year with the approval of MGT and the other participating lenders.

  In 1996, ATLANTIC expensed all previously unamortized costs associated with the secured line of credit that was extinguished in 1996. These costs aggregated $3,940,000 and are reflected as an extraordinary item in ATLANTIC's 1996 statement of earnings.

  All debt incurrences under the unsecured line of credit are subject to certain covenants. Specifically, distributions for the preceding four quarters, excluding the Homestead Distribution, may not exceed 95% (97% for distributions made before December 31, 1996) of ATLANTIC's funds from operations (as defined in the loan agreement) for the preceding four quarters. ATLANTIC is in compliance with all such covenants.

  A summary of ATLANTIC's line of credit borrowings is as follows (dollar amounts in thousands):

                          YEAR ENDED DECEMBER 31,
                         ----------------------------
                           1996      1995      1994
                         --------  --------  --------
Total line of credit.... $350,000  $300,000  $225,000
Borrowings outstanding
 at December 31.........  228,000   190,000   153,000
Weighted-average daily
 borrowings.............  204,265   178,318    65,556
Maximum borrowings
 outstanding at any
 month end..............  234,000   252,000   153,000
Weighted-average daily
 interest rate..........     7.39%     7.92%     7.34%
Weighted-average
 interest rate at
 December 31............     7.24%     7.73%     8.17%

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  In August 1995, ATLANTIC entered into a swap agreement with Goldman Sachs Capital Markets, L.P. covering $100 million of borrowings under the line of credit, effectively mitigating a portion of its variable interest rate exposure. Under this one-year agreement which became effective on February 5, 1996, ATLANTIC paid a fixed rate of interest of 7.46% on the $100 million of borrowings through December 17, 1996 and 7.335% thereafter. Upon expiration of the existing swap agreement on February 5, 1997, a swap agreement with MGT will take effect. The new agreement will provide for a fixed rate of 7.325% on $100 million of borrowings through February 5, 1998. The interest rate ATLANTIC will pay under the new agreement will be reduced if ATLANTIC achieves an investment-grade debt rating and will range from 6.95% to 7.2%, depending on the rating achieved. ATLANTIC paid $332,000 more in interest than it received under the swap agreement during 1996. ATLANTIC is exposed to credit loss in the event of non-performance by the swap counterparty; however, ATLANTIC believes the risk of loss is minimal.

 Mortgages Payable

  Mortgages payable consisted of the following at December 31, 1996 (dollar amounts in thousands):

                                                       PERIODIC
                              INTEREST MATURITY        PAYMENT      PRINCIPAL
  COMMUNITY                     RATE     DATE           TERMS        BALANCE
  ---------                   -------- --------    ---------------- ---------
Conventional fixed rate:
  Cameron Ridge..............  7.000%  09/18/98(1) fully amortizing  $  5,888
  Country Place Village I....  7.750   11/01/00      (2)                2,004
  Country Oaks...............  7.655   07/01/02      (3)                5,933
  Cameron at Hickory Grove...  8.000   07/10/03      (4)                5,979
  Cameron Villas I...........  8.750   04/01/24    fully amortizing     6,343
  Cameron on the Cahaba II...  7.125   03/01/29    fully amortizing     8,021
                                                                     --------
                                                                       34,168
                                                                     --------
Tax exempt fixed rate or
 variable rate subject to
 swap agreements(5):
  Cameron Station............  6.000%  06/01/07    interest only       14,500
  Azalea Park................   (6)    06/01/25    interest only       15,500
  Cameron Brook..............   (6)    06/01/25    interest only       19,500
  Clairmont Crest............   (6)    06/01/25    interest only       11,600
  Forestwood.................   (6)    06/01/25    interest only       11,485
  Foxbridge on the Bay.......   (6)    06/01/25    interest only       10,400
  The Greens.................   (6)    06/01/25    interest only       10,400
  Parrot's Landing I.........   (6)    06/01/25    interest only       15,835
  Sun Pointe Cove............   (6)    06/01/25    interest only        8,500
  WintersCreek...............   (6)    06/01/25    interest only        5,000
  Less amounts held in
   principal reserve
   fund(7)...................                                          (1,098)
                                                                     --------
                                                                      121,622
                                                                     --------
                                                                     $155,790
                                                                     ========
  Total annual weighted-
   average interest rate.....                                            6.95%
                                                                     ========

--------
(1) This loan is callable at the option of the mortgage lender on September 10, 1998 and at subsequent five-year intervals through September 10, 2013.
(2) Interest and principal payments due monthly; balloon payment of $1,849,000 due at maturity.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(3) Interest and principal payments due monthly; balloon payment of $5,539,000 due at maturity.
(4) Interest and principal payments due monthly; balloon payment of $5,556,000 due at maturity.
(5) These communities, in addition to others, are held by Security Capital Atlantic Multifamily Incorporated, a wholly owned subsidiary of ATLANTIC. Security Capital Atlantic Multifamily Incorporated is a legal entity that is separate and distinct from ATLANTIC with separate assets and liabilities and business operations.
(6) Interest rate is fixed through swap agreements executed in conjunction with the credit enhancement agreement with the Federal National Mortgage Association ("FNMA") discussed below. Through these swap agreements, ATLANTIC has effectively mitigated its variable interest rate exposure.
(7) ATLANTIC has a 30-year credit enhancement agreement with FNMA related to the tax-exempt bond issues. This credit enhancement agreement requires ATLANTIC to make monthly payments on each mortgage, based on a 30-year amortization, into a principal reserve account.

  ATLANTIC's swap agreements related to its tax-exempt variable rate mortgages are summarized as follows:

AMOUNTS                               FIXED
  OF                                 INTEREST
 BONDS               TERM            RATE(1)                   ISSUER
-------              ----            --------                  ------
$23.1
 million  June 1995 to June 2002       6.48%  General Re Financial Products Corporation
 64.6
 million  June 1995 to June 2005       6.74   Morgan Guaranty Trust Company of New York
  5.0
 million  March 1996 to March 2006     6.18   Morgan Guaranty Trust Company of New York
 15.5
 million  August 1996 to August 2006   6.51   Morgan Stanley Derivative Products Inc.
                                       ----
Weighted-average interest rate....     6.64%
                                       ====

--------
(1) Includes the fixed interest rate provided by the swap agreements, annual fees associated with the swap agreements and credit enhancement agreement and amortization of capitalized costs associated with the credit enhancement agreement.


  ATLANTIC paid $1,832,000 more in interest during 1996 and $575,000 more in interest during 1995 than it received under the swap agreements. The swap agreements cover the principal amount of the bonds, net of amounts deposited in the principal reserve fund. ATLANTIC pays interest on that portion of bonds not covered by the swap agreements at the variable rates as provided by the mortgage agreements. ATLANTIC is exposed to credit loss in the event of non-performance by the swap counterparties; however, ATLANTIC believes the risk of loss is minimal.

  Real estate with an aggregate undepreciated cost at December 31, 1996 of $50,714,000 and $206,963,000 serves as collateral for the conventional mortgages payable and the tax-exempt mortgages payable, respectively.

  The change in mortgages payable is as follows (in thousands):

                                                   YEAR ENDED DECEMBER 31,
                                                  ----------------------------
                                                    1996      1995      1994
                                                  --------  --------  --------
Balances at January 1............................ $118,524  $107,347  $    --
Mortgages assumed................................   17,867    24,678   107,537
Mortgage proceeds................................   20,500       --        --
Regularly scheduled principal payments...........   (1,101)     (623)     (190)
Reduction upon disposition of multifamily
 community.......................................      --     (6,500)      --
Principal payments at maturity...................      --     (6,378)      --
                                                  --------  --------  --------
Balances at December 31.......................... $155,790  $118,524  $107,347
                                                  ========  ========  ========

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  Approximate principal payments due on mortgages payable during each of the years in the five-year period ending December 31, 2001 and thereafter are as follows (in thousands):

1997................................................................... $  1,537
1998...................................................................    7,136
1999...................................................................    1,577
2000...................................................................    3,554
2001...................................................................    1,812
Thereafter.............................................................  140,174
                                                                        --------
                                                                        $155,790
                                                                        ========

NOTE 5 DISTRIBUTIONS

  ATLANTIC made total cash distributions of $1.65 per Share in 1996, $1.60 per Share in 1995 and $1.20 per Share in 1994. On December 19, 1996, ATLANTIC's Board of Directors (the "Board") declared a distribution of $0.39 per Share for the first quarter of 1997. The distribution is payable on February 19, 1997.

  In addition, on November 12, 1996, ATLANTIC distributed 0.110875 shares of Homestead common stock and warrants to purchase 0.074384 shares of Homestead common stock per Share in the Homestead Distribution to each shareholder of record on October 29, 1996. The Homestead Distribution was valued at $58.2 million based on the estimated fair value of the net assets sold to Homestead.

  For federal income tax purposes, the following summarizes the taxability of cash distributions paid for 1994 and 1995 and the estimated taxability for 1996:

                                                         YEAR ENDED DECEMBER 31,
                                                         -----------------------
                                                          1996    1995    1994
                                                         ------- ------- -------
Per Share:
  Ordinary income....................................... $  0.78 $  0.92 $  0.92
  Return of capital.....................................    0.87    0.68    0.28
                                                         ------- ------- -------
    Total............................................... $  1.65 $  1.60 $  1.20
                                                         ======= ======= =======

  The securities distributed to each ATLANTIC shareholder in the Homestead Distribution were valued at $1.91 per Share for federal income tax purposes, of which $0.90 was taxable as ordinary income and $1.01 was treated as a return of capital. ATLANTIC's tax return for the year ended December 31, 1996 has not been filed, and the taxability information for 1996 is based on the best available data. ATLANTIC's tax returns for prior years have not been examined by the Internal Revenue Service and, therefore, the taxability of distributions and dividends is subject to change.

NOTE 6 SHAREHOLDERS' EQUITY

 Shares Authorized

  At December 31, 1996, 250,000,000 Shares were authorized. The Board may classify or reclassify any unissued shares of ATLANTIC's stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of such shares. No such shares have been reclassified, except as described under "Purchase Rights" below, and no reclassified shares are issued or outstanding.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


 Reverse Share Split

  On September 10, 1996, the shareholders of ATLANTIC authorized a one-for-two reverse split of ATLANTIC's Shares. A transfer from the common shares account to additional paid-in capital was made to reflect the reduced number of Shares outstanding after the split. All references in the accompanying financial statements to the number of Shares and per Share amounts have been restated to reflect the reverse Share split.

 Ownership Restrictions and Significant Shareholder

  ATLANTIC's Charter restricts beneficial ownership (or ownership generally attributed to a person under the REIT tax rules) of ATLANTIC's outstanding shares of stock by a single person, or persons acting as a group, to 9.8% of ATLANTIC's outstanding shares of stock. The purpose of this provision is to assist in protecting and preserving ATLANTIC's REIT status and to protect the interest of shareholders in takeover transactions by preventing the acquisition of a substantial block of shares unless the acquiror makes a cash tender offer for all outstanding shares. For ATLANTIC to qualify as a REIT under the Internal Revenue Code of 1986, as amended, not more than 50% in value of its outstanding shares of stock may be owned by five or fewer individuals at any time during the last half of ATLANTIC's taxable year. The provision permits five persons to individually acquire up to a maximum of 9.8% each of the outstanding shares of stock, or an aggregate of 49% of the outstanding shares and, thus, assists the Board in protecting and preserving ATLANTIC's REIT status for tax purposes.

  Shares of stock owned by a person or group of persons in excess of these limits are subject to redemption by ATLANTIC. The provision does not apply where a majority of the Board, in its sole absolute discretion, waives such limit after determining that the status of ATLANTIC as a REIT for federal income tax purposes will not be jeopardized or the disqualification of ATLANTIC as a REIT is advantageous to the shareholders.

  The Board has exempted Security Capital Group Incorporated ("Security Capital"), an affiliate of the REIT Manager (see Note 7), from the ownership restrictions described above. Security Capital owned 56.9% of the outstanding Shares at December 31, 1996. For tax purposes, Security Capital's ownership is attributed to its shareholders.

 Capital Offerings

  On October 18, 1996, ATLANTIC completed an initial public offering of 4,940,000 Shares at a price of $24.00 per Share (before adjusting for the Homestead Distribution described in Notes 2 and 5). The Shares, excluding the 416,666 Shares sold to Security Capital, were sold through an underwritten offering. The proceeds from the sale of these 4,940,000 Shares, net of underwriters' commission and other expenses, were approximately $110.0 million. The proceeds were used to repay borrowings under ATLANTIC's $350 million line of credit.

  From inception through May 1996, ATLANTIC raised capital through various private offerings. ATLANTIC sold a total of 31,701,580 Shares during this period at prices ranging from $20 to $23.136 per Share. In addition, ATLANTIC exchanged 5,000,000 Shares at a price of $20 per Share as partial consideration for the acquisition of a pool of communities in May 1994. The acquisition price was negotiated prior to the seller becoming a related party. To facilitate ATLANTIC's transactions with the seller, Security Capital granted the seller certain rights to require Security Capital to purchase the 5,000,000 Shares owned by the seller at pre-agreed prices. In consideration for Security Capital purchasing Shares through its private offerings, ATLANTIC assumed Security Capital's obligation with respect to 3,750,000 Shares. ATLANTIC repurchased these Shares directly from the seller. The remaining 1,250,000 Shares were acquired directly from the seller by Security Capital.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


 Option Plan

  On March 12, 1996, ATLANTIC adopted the Security Capital Atlantic Incorporated Share Option Plan for Outside Directors (the "Outside Directors Plan"). There are 100,000 Shares reserved for issuance upon exercise of options granted under the Outside Directors Plan. The Outside Directors Plan provides that each member of the Board who is not an employee of ATLANTIC or the REIT Manager on the date of each annual meeting of ATLANTIC's shareholders will receive an option to purchase 1,000 Shares at an exercise price equal to the fair market value of the Shares on such date. The options will be granted on the date of the annual meeting of shareholders for the years 1997 through and including 2006. The options granted are for a term of five years and are exercisable in whole or in part. At December 31, 1996, 3,000 options had been granted at an exercise price of $24.00 per Share, none of which have been exercised.

 Purchase Rights

  On March 12, 1996, the Board declared and paid a dividend of one preferred share purchase right ("Purchase Right") for each Share outstanding at the close of business on March 12, 1996 to the holders of ATLANTIC's Shares on that date. Holders of additional Shares issued after March 12, 1996 and prior to the expiration of the rights on March 12, 2006 will be entitled to one Purchase Right for each additional Share.

  Each Purchase Right entitles the holder, under certain circumstances, to purchase from ATLANTIC two one-hundredths of a share of non-redeemable Series A Junior Participating Preferred Stock of ATLANTIC, par value $0.01 per share (the "Participating Preferred Shares"), at a price of $40 per one one-hundredth of a Participating Preferred Share, subject to adjustment. ATLANTIC has designated two one-hundredths of the total Shares outstanding at any point in time as Participating Preferred Shares. Purchase Rights are exercisable when a person or group of persons (other than certain affiliates of ATLANTIC) acquire beneficial ownership of 20% or more of the outstanding Shares, commence or announce a tender offer or exchange offer which would result in the beneficial ownership by a person or group of persons (other than certain affiliates of ATLANTIC) of 25% or more of the outstanding Shares or file or announce their intention to file with any regulatory authority an application seeking approval of any transaction which would result in the beneficial ownership by a person or group of persons (other than certain affiliates of ATLANTIC) of 25% or more of the outstanding Shares. Under certain circumstances, each Purchase Right entitles the holder to purchase at the Purchase Right's then current exercise price, a number of Shares having a market value of twice the Purchase Right's exercise price. The acquisition of ATLANTIC pursuant to certain mergers or other business transactions would entitle each holder to purchase, at the Purchase Right's then current exercise price, a number of the acquiring company's common shares having a market value at that time equal to twice the Purchase Right's exercise price. The Purchase Rights held by certain 20% shareholders (other than certain affiliates of ATLANTIC) would not be exercisable. As of December 31, 1996, ATLANTIC had no Participating Preferred Shares outstanding and the events required to exercise the Purchase Rights had not occurred. Therefore, the Purchase Rights dividend had no value and was not recorded in the financial statements.

NOTE 7 REIT MANAGEMENT AND PROPERTY MANAGEMENT AGREEMENTS

 REIT Management Agreement

  ATLANTIC has a REIT management agreement (the "REIT Management Agreement") with Security Capital (Atlantic) Incorporated (the "REIT Manager") to provide management services to ATLANTIC. The REIT Manager is a subsidiary of Security Capital (see Note 6). All officers of ATLANTIC are employees

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

of the REIT Manager and ATLANTIC currently has no employees. The REIT Manager provides both strategic and day-to-day management of ATLANTIC, including research, investment analysis, acquisition, development, marketing, disposition of assets, asset management, due diligence, capital markets, legal and accounting services.

  The REIT Management Agreement requires ATLANTIC to pay an annual fee of 16% of cash flow, as defined in the REIT Management Agreement, payable monthly. Cash flow is calculated by reference to ATLANTIC's cash flow from operations plus (i) fees paid to the REIT Manager, (ii) extraordinary expenses incurred at the request of the independent Directors of ATLANTIC (of which there were none in the periods reported) and (iii) 33% of any interest paid by ATLANTIC on convertible subordinated debentures (of which there were none in the periods reported); and after deducting (i) regularly scheduled principal payments (excluding prepayments or balloon payments) for debt with commercially reasonable amortization schedules, (ii) assumed principal and interest payments on senior unsecured debt treated as having regularly scheduled principal and interest payments like a 20-year level-payment, fully amortizing mortgage (of which there were none in the periods reported) and
(iii) distributions actually paid with respect to any non-convertible preferred stock (of which there were none in the periods reported). Cash flow does not include: (i) realized gains or losses from dispositions of investments, (ii) interest income from cash equivalent investments and the Homestead convertible mortgage notes and dividend and interest income from Atlantic Development Services, (iii) provisions for possible losses on investments and (iv) extraordinary items.

  The REIT Manager also receives a fee of 0.20% per year on the average daily balance of cash equivalent investments. ATLANTIC must also reimburse the REIT Manager for third-party and out-of-pocket expenses relating to travel, transaction costs and similar costs relating to the acquisition, development or disposition of assets or the obtaining of financing for ATLANTIC and its operations. The REIT Manager will pay all of its own salary and other overhead expenses. ATLANTIC will not have any employee expense; however, it will pay all of the third-party costs related to its normal operations, including legal, accounting, travel, architectural, engineering, shareholder relations, independent Director fees and similar expenses, property management and similar fees paid on behalf of ATLANTIC, and travel expenses incurred in seeking financing, community acquisitions, community dispositions and similar activities on behalf of ATLANTIC and in attending ATLANTIC Board, committee and shareholder meetings.

  The REIT Management Agreement is renewable by ATLANTIC annually, subject to a determination by the independent Directors that the REIT Manager's performance has been satisfactory and that the compensation payable to the REIT Manager is fair. Each of ATLANTIC and the REIT Manager may terminate the REIT Management Agreement on 60 days' notice. Because of the year-to-year nature of the agreement, its maximum effect on ATLANTIC's results of operations cannot be predicted, other than that REIT management fees will generally increase or decrease in proportion to cash flow increases or decreases.

 Property Management Agreement

  SCG Realty Services Atlantic Incorporated ("SCG Realty Services") provides property management services to ATLANTIC. At January 31, 1997, SCG Realty Services managed approximately 87% of ATLANTIC's multifamily communities. Security Capital owns 100% of SCG Realty Services' voting shares.

  The property management agreement, like the REIT Management Agreement, is renewable annually and subject to a determination by the independent Directors that SCG Realty Services' performance has been satisfactory and that the compensation payable to SCG Realty Services is at rates prevailing in the markets in which ATLANTIC operates. ATLANTIC may terminate the property management agreement on 30 days' notice.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


NOTE 8 SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

  Selected quarterly financial data (in thousands except per Share amounts) for 1996 and 1995 is as follows:

                                             THREE MONTHS ENDED
                             --------------------------------------------------
                             MARCH 31 JUNE 30 SEPTEMBER 30 DECEMBER 31  TOTAL
                             -------- ------- ------------ ----------- --------
1996:
 Rental income.............. $30,809  $32,876   $35,959      $38,085   $137,729
                             =======  =======   =======      =======   ========
 Earnings before
  extraordinary item........ $ 6,650  $ 9,747   $11,131      $15,041   $ 42,569
                             =======  =======   =======      =======   ========
 Net earnings............... $ 6,650  $ 9,747   $11,131      $11,101   $ 38,629
                             =======  =======   =======      =======   ========
 Earnings per Share before
  extraordinary item........ $  0.24  $  0.32   $  0.34      $  0.41   $   1.33
                             =======  =======   =======      =======   ========
 Net earnings per Share..... $  0.24  $  0.32   $  0.34      $  0.30   $   1.21
                             =======  =======   =======      =======   ========
 Weighted-average Shares....  27,777   30,393    32,952       36,925     32,028
                             =======  =======   =======      =======   ========
1995:
 Rental income.............. $22,952  $24,330   $26,969      $29,383   $103,634
                             =======  =======   =======      =======   ========
 Net earnings............... $ 4,175  $ 4,956   $ 5,333      $ 5,175   $ 19,639
                             =======  =======   =======      =======   ========
 Net earnings per Share..... $  0.22  $  0.23   $  0.23      $  0.21   $   0.89
                             =======  =======   =======      =======   ========
 Weighted-average Shares....  18,567   21,642    23,340       24,153     21,944
                             =======  =======   =======      =======   ========

  The total of the four quarterly amounts for net earnings per Share may not equal the total for the year. These differences result from the use of a weighted average to compute the average number of Shares outstanding.

NOTE 9 SUPPLEMENTAL CASH FLOW INFORMATION

  Non-cash investing and financing activities for the years ended December 31, 1996, 1995 and 1994 are as follows:

    (a) As discussed in Note 2, in 1996, ATLANTIC received Homestead common stock valued at $51,717,000 upon the sale of the Homestead Assets (assets with a net book value of $31,028,000 and cash of $16,595,000). A gain of $2,839,000, net of expenses of $1,255,000, was recognized on the transaction.

    (b) As discussed in Note 2, in 1996, ATLANTIC received warrants to purchase Homestead common stock valued at $6,511,000 in exchange for entering into a funding commitment agreement. The value of the warrants has been recognized as deferred revenue.

    (c) ATLANTIC made a $58,228,000 non-cash distribution to its shareholders in November 1996 consisting of the Homestead common stock and warrants.

    (d) In December 1996, ATLANTIC declared a distribution for the first quarter of 1997 in the amount of $14,778,000.

    (e) In connection with the acquisition of communities, ATLANTIC assumed mortgage debt in the amount of $17,867,000, $24,678,000 and $107,537,000 in
  1996, 1995 and 1994, respectively.

    (f) In 1994, ATLANTIC issued $100,000,000 of Shares in partial consideration for the purchase of a pool of communities.

    (g) ATLANTIC sold a community in 1995 that secured $6,500,000 of mortgage debt.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


NOTE 10 COMMITMENTS AND CONTINGENCIES

  ATLANTIC is a party to various claims and routine litigation arising in the ordinary course of business. ATLANTIC does not believe that the claims and litigation, individually or in the aggregate, will have a material adverse effect on its business, financial position or results of operations.

  ATLANTIC is subject to environmental regulations related to the ownership, operation, development and acquisition of real estate. As part of its due diligence procedures, ATLANTIC has conducted Phase I environmental assessments on each community prior to acquisition. The cost of complying with environmental regulations was not material to ATLANTIC's results of operations. ATLANTIC is not aware of any environmental condition on any of its communities that is likely to have a material adverse effect on its business, financial position or results of operations.

NOTE 11 FAIR VALUES OF FINANCIAL INSTRUMENTS

  The carrying amount of cash and cash equivalents, other assets, accrued expenses and other liabilities approximates fair value as of December 31, 1996 and 1995 because of the short maturity of these instruments. Similarly, the carrying value of line of credit borrowings approximates fair value as of those dates because the interest rate fluctuates based on published market rates. In the opinion of management, the interest rates associated with the mortgages payable approximates the market interest rates for this type of instrument, and as such, the carrying values approximate fair value at December 31, 1996 and 1995, in all material respects.

NOTE 12 PROPOSED TRANSACTION

  On January 22, 1997, ATLANTIC received a proposal from Security Capital to exchange the REIT Manager and SCG Realty Services for Shares. As a result of the proposed transaction, ATLANTIC would become an internally managed REIT, and Security Capital would remain ATLANTIC's largest shareholder. The Board has formed a special committee comprised of independent Directors to review the proposed transaction. The proposed transaction is subject to approval by the special committee, the Board and ATLANTIC's shareholders.

                                                                    SCHEDULE III

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                        INITIAL COST                    GROSS AMOUNT AT WHICH CARRIED AT
                                        TO ATLANTIC          COSTS             DECEMBER 31, 1996
                                    --------------------  CAPITALIZED  --------------------------------------
                            ENCUM-         BUILDINGS AND SUBSEQUENT TO             BUILDINGS AND   TOTALS     ACCUMULATED
 MUTIFAMILY COMMUNITIESL    BRANCES  LAND  IMPROVEMENTS                  LAND ACQUIIMPROVEMENTSSITION(C)      DEPRECIATION
-----------------------     ------- ------ ------------- ------------- ---------- --------------------------- ------------
   COMMUNITIES
   ACQUIRED:
   Atlanta, Georgia:
    Azalea Park.....        $15,500 $3,717    $21,076       $  975         $3,717        $22,051  $    25,768    $ 715
    Balmoral
    Village.........            --   2,871     16,270           74          2,871         16,344       19,215       73
    Cameron
    Ashford.........            --   3,672     20,841          399          3,672         21,240       24,912    1,551
    Cameron
    Briarcliff......          (b)    2,105     11,953          191          2,105         12,144       14,249      897
    Cameron Brook...         19,500  3,318     18,784          326          3,318         19,110       22,428    1,279
    Cameron Creek
    I...............            --   3,627     20,589          328          3,627         20,917       24,544    1,473
    Cameron Crest...            --   3,525     20,009          290          3,525         20,299       23,824    1,426
    Cameron
    Dunwoody........            --   2,486     14,114          252          2,486         14,366       16,852    1,050
    Cameron Forest..            --     884      5,008          352            884          5,360        6,244      145
    Cameron Place...            --   1,124      6,372          579          1,124          6,951        8,075      185
    Cameron Pointe..            --   2,172     12,306          413          2,172         12,719       14,891      192
    Cameron
    Station.........         14,500  2,338     13,246          496          2,338         13,742       16,080      354
    Clairmont
    Crest...........         11,600  1,603      9,102          315          1,603          9,417       11,020      626
    The Greens......         10,400  2,004     11,354          382          2,004         11,736       13,740      794
    Lake Ridge......            --   2,001     11,359        4,012          2,001         15,371       17,372    1,200
    Morgan's
    Landing.........            --   1,168      6,646          857          1,168          7,503        8,671      608
    Old Salem.......            --   1,053      6,144          919          1,053          7,063        8,116      485
    Trolley Square..            --   2,031     11,528          347          2,031         11,875       13,906      911
    Vinings
    Landing.........            --   1,363      7,902          714          1,363          8,616        9,979      613
    WintersCreek....          5,000  1,133      6,434          220          1,133          6,654        7,787      233
    Woodlands.......            --   3,785     21,471          485          3,785         21,956       25,741      761
   Birmingham,
   Alabama:
    Cameron on the
    Cahaba I........            --   1,020      5,784          352          1,020          6,136        7,156      281
    Cameron on the
    Cahaba II.......          8,021  1,688      9,580          501          1,688         10,081       11,769      463
    Colony Woods I..            --   1,560      8,845          281          1,560          9,126       10,686      676
    Morning Sun
    Villas..........            --   1,260      7,309          732          1,260          8,041        9,301      554
   Charlotte, North
   Carolina:........
    Cameron at
    Hickory Grove...          5,979  1,203      6,808          381          1,203          7,189        8,392      137
    Cameron Oaks....            --   2,255     12,800          306          2,255         13,106       15,361      974
                            CONSTRUCTION   YEAR
 MUTIFAMILY COMMUNITIESL        YEAR     ACQUIRED
-----------------------     ------------ --------
   COMMUNITIES
   ACQUIRED:
   Atlanta, Georgia:
    Azalea Park.....            1987       1995
    Balmoral
    Village.........            1990       1996
    Cameron
    Ashford.........            1990       1994
    Cameron
    Briarcliff......            1989       1994
    Cameron Brook...            1988       1994
    Cameron Creek
    I...............            1988       1994
    Cameron Crest...            1988       1994
    Cameron
    Dunwoody........            1989       1994
    Cameron Forest..            1981       1995
    Cameron Place...            1979       1995
    Cameron Pointe..            1987       1996
    Cameron
    Station.........            (c)        1995
    Clairmont
    Crest...........            1987       1994
    The Greens......            1986       1994
    Lake Ridge......            1979       1993
    Morgan's
    Landing.........            1983       1993
    Old Salem.......            1968       1994
    Trolley Square..            1989       1994
    Vinings
    Landing.........            1978       1994
    WintersCreek....            1984       1995
    Woodlands.......            (d)        1995
   Birmingham,
   Alabama:
    Cameron on the
    Cahaba I........            1987       1995
    Cameron on the
    Cahaba II.......            1990       1995
    Colony Woods I..            1991       1994
    Morning Sun
    Villas..........            1985       1994
   Charlotte, North
   Carolina:........
    Cameron at
    Hickory Grove...            1988       1996
    Cameron Oaks....            1989       1994

                                                     (see notes following table)

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED

      SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION--(CONTINUED)

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                        INITIAL COST                        GROSS AMOUNT AT WHICH CARRIED AT
                                        TO ATLANTIC             COSTS              DECEMBER 31, 1996
                                    -----------------------  CAPITALIZED   --------------------------------------
                            ENCUM-            BUILDINGS AND SUBSEQUENT TO              BUILDINGS AND   TOTALS     ACCUMULATED
 MUTIFAMILY COMMUNITIESL    BRANCES  LAND     IMPROVEMENTS                   LANDACQUISIMPROVEMENTSITION (C)      DEPRECIATION
-----------------------     ------- ------    ------------- -------------  ---------- --------------------------- ------------
   Ft.
   Lauderdale/West
   Palm Beach,
   Florida:
    Cypress Lakes...        $   --  $1,225       $ 6,961       $  324      $    1,225    $     7,285  $     8,510    $  271
    Park Place at
    Turtle Run......            --   2,208        12,223        1,283           2,208         13,506       15,714       223
    Parrot's Landing
    I...............         15,835  2,691        15,276          684           2,691         15,960       18,651     1,072
    The Pointe at
    Bayberry Lake...            --   2,508        14,210          303           2,508         14,513       17,021       222
    Spencer Run.....          (b)    2,852        16,194          425           2,852         16,619       19,471     1,133
    Sun Pointe
    Cove............          8,500  1,367         7,773          229           1,367          8,002        9,369       550
    Trails at Meadow
    Lakes...........            --   1,285         7,293          262           1,285          7,555        8,840       282
   Ft. Myers,
   Florida:
    Forestwood......         11,485  2,031        11,540          210           2,031         11,750       13,781       815
   Greenville, South
   Carolina:
    Cameron Court...            --   1,602         9,369           89           1,602          9,458       11,060       163
   Jacksonville,
   Florida:
    Bay Club........            --   1,789        10,160          273           1,789         10,433       12,222       773
   Memphis,
   Tennessee:
    Cameron Century
    Center..........            --   2,382        13,496           50           2,382         13,546       15,928        60
    Cameron at Kirby
    Parkway.........            --   1,386         7,959          829           1,386          8,788       10,174       686
    Country Oaks....          5,933  1,246         7,061          177           1,246          7,238        8,484        63
    Stonegate.......            --     985         5,608          483             985          6,091        7,076       360
   Miami, Florida:
    Park Hill.......            --   1,650         9,377       (2,185)(e)       1,650          7,192        8,842       606
   Nashville,
   Tennessee:
    Arbor Creek.....            --     -- (f)     17,671          512             --          18,183       18,183     1,267
    Enclave at
    Brentwood.......            --   2,263        12,847        1,016           2,263         13,863       16,126       605
   Orlando, Florida:
    Camden Springs..            --   2,477        14,072          808           2,477         14,880       17,357     1,056
    Cameron Villas
    I...............          6,343  1,087         6,317          609           1,087          6,926        8,013       473
    Cameron Villas
    II..............          (b)      255         1,454           64             255          1,518        1,773        56
    Kingston
    Village.........            --     876         4,973          164             876          5,137        6,013       192
    The Wellington..          (b)    1,155         6,565          282           1,155          6,847        8,002       466
   Raleigh, North
   Carolina:
    Cameron Lake....            --   1,385         7,848           60           1,385          7,908        9,293        35
    Cameron Ridge...          5,888  1,503         8,519          109           1,503          8,628       10,131        38
    Cameron Square..            --   2,314        13,143          525           2,314         13,668       15,982       959
    Emerald Forest..            --   2,202        12,478          --            2,202         12,478       14,680       --
   Richmond,
   Virginia:
    Camden at
    Wellesley.......            --   2,878        16,339          293           2,878         16,632       19,510     1,240
    Potomac Hunt....          (b)    1,486         8,452          181           1,486          8,633       10,119       464
                            CONSTRUCTION   YEAR
 MUTIFAMILY COMMUNITIESL        YEAR     ACQUIRED
-----------------------     ------------ --------
   Ft.
   Lauderdale/West
   Palm Beach,
   Florida:
    Cypress Lakes...            1987       1995
    Park Place at
    Turtle Run......            1989       1996
    Parrot's Landing
    I...............            1986       1994
    The Pointe at
    Bayberry Lake...            1988       1996
    Spencer Run.....            1987       1994
    Sun Pointe
    Cove............            1986       1994
    Trails at Meadow
    Lakes...........            1983       1995
   Ft. Myers,
   Florida:
    Forestwood......            1986       1994
   Greenville, South
   Carolina:
    Cameron Court...            1991       1996
   Jacksonville,
   Florida:
    Bay Club........            1990       1994
   Memphis,
   Tennessee:
    Cameron Century
    Center..........            1988       1996
    Cameron at Kirby
    Parkway.........            1985       1994
    Country Oaks....            1985       1996
    Stonegate.......            1986       1994
   Miami, Florida:
    Park Hill.......            1968       1994
   Nashville,
   Tennessee:
    Arbor Creek.....            1986       1994
    Enclave at
    Brentwood.......            1988       1995
   Orlando, Florida:
    Camden Springs..            1986       1994
    Cameron Villas
    I...............            1982       1994
    Cameron Villas
    II..............            1981       1995
    Kingston
    Village.........            1982       1995
    The Wellington..            1988       1994
   Raleigh, North
   Carolina:
    Cameron Lake....            1985       1996
    Cameron Ridge...            1985       1996
    Cameron Square..            1987       1994
    Emerald Forest..            1986       1996
   Richmond,
   Virginia:
    Camden at
    Wellesley.......            1989       1994
    Potomac Hunt....            1987       1994

                                                     (see notes following table)

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED

      SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION--(CONTINUED)

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                           INITIAL COST                     GROSS AMOUNT AT WHICH CARRIED AT
                                           TO ATLANTIC           COSTS             DECEMBER 31, 1996
                                      ----------------------  CAPITALIZED  ------------------------------------
                             ENCUM-            BUILDINGS AND SUBSEQUENT TO            BUILDINGS AND   TOTALS    ACCUMULATED
 MUTIFAMILY COMMUNITIESL    BRANCES     LAND   IMPROVEMENTS                  LAND ACQUIIMPROVEMENTSSITIO(C)N    DEPRECIATION
-----------------------     --------  -------- ------------- ------------- ---------- ------------------------- ------------
   Sarasota,
   Florida:
    Camden at Palmer
    Ranch...........          $  --   $  3,534   $ 20,057       $   607    $    3,534   $   20,664   $   24,198   $ 1,469
   Tampa, Florida:
    Camden Downs....             --      1,840     10,447           305         1,840       10,752       12,592       780
    Cameron
    Bayshore........             --      1,607      9,105           --          1,607        9,105       10,712       --
    Cameron Lakes...             --      1,126      6,418         1,107         1,126        7,525        8,651       365
    Country Place
    Village I.......           2,004       567      3,219           140           567        3,359        3,926       125
    Country Place
    Village II......             --        644      3,658            94           644        3,752        4,396       141
    Foxbridge on the
    Bay.............          10,400     1,591      9,036           328         1,591        9,364       10,955       652
    Summer Chase....             (b)       542      3,094           136           542        3,230        3,772       219
   Washington, D.C.:
    Camden at
    Kendall Ridge...             --      1,708      9,698           295         1,708        9,993       11,701       755
    Cameron at
    Saybrooke.......             --      2,802     15,906           258         2,802       16,164       18,966     1,190
    Sheffield
    Forest..........             --      2,269     12,859           418         2,269       13,277       15,546       374
    West Springfield
    Terrace.........             --      2,417     13,695            98         2,417       13,793       16,210        92
    Less amounts
    held in
    principal
    reserve
    fund(g).........          (1,098)      --         --            --            --           --           --        --
                            --------  --------   --------       -------    ----------   ----------   ----------   -------
    Total Operating
    Communities
    Acquired........        $155,790  $124,701   $726,004       $27,324    $  124,701   $  753,328   $  878,029   $38,948
                            --------  --------   --------       -------    ----------   ----------   ----------   -------
   COMMUNITIES
   DEVELOPED:
   Birmingham,
   Alabama:
    Colony Woods
    II..............        $    --   $  1,254   $    --        $ 9,261    $    1,551   $    8,964   $   10,515   $   365
   Charlotte, North
   Carolina:
    Waterford
    Hills...........             --      1,508        --         11,109         1,943       10,674       12,617       476
    Waterford Square
    I...............             --      1,890        --         17,763         2,053       17,600       19,653       436
   Jacksonville,
   Florida:
    Cameron Lakes
    I...............             --      1,759        --         14,358         1,959       14,158       16,117       216
   Raleigh, North
   Carolina:
    Waterford
    Point...........             --        985        --         14,854         1,493       14,346       15,839       519
                            --------  --------   --------       -------    ----------   ----------   ----------   -------
    Total Operating
    Communities
    Developed.......        $    --   $  7,396   $    --        $67,345    $    8,999   $   65,742   $   74,741   $ 2,012
                            --------  --------   --------       -------    ----------   ----------   ----------   -------
    TOTAL OPERATING
    COMMUNITIES.....        $155,790  $132,097   $726,004       $94,669    $  133,700   $  819,070   $  952,770   $40,960
                            --------  --------   --------       -------    ----------   ----------   ----------   -------
                            CONSTRUCTION   YEAR
 MUTIFAMILY COMMUNITIESL        YEAR     ACQUIRED
-----------------------     ------------ --------
   Sarasota,
   Florida:
    Camden at Palmer
    Ranch...........            1988       1994
   Tampa, Florida:
    Camden Downs....            1988       1994
    Cameron
    Bayshore........            1984       1996
    Cameron Lakes...            1986       1995
    Country Place
    Village I.......            1982       1995
    Country Place
    Village II......            1983       1995
    Foxbridge on the
    Bay.............            1986       1994
    Summer Chase....            1988       1994
   Washington, D.C.:
    Camden at
    Kendall Ridge...            1990       1994
    Cameron at
    Saybrooke.......            1990       1994
    Sheffield
    Forest..........            1987       1995
    West Springfield
    Terrace.........            1978       1996
    Less amounts
    held in
    principal
    reserve
    fund(g).........
    Total Operating
    Communities
    Acquired........
   COMMUNITIES
   DEVELOPED:
   Birmingham,
   Alabama:
    Colony Woods
    II..............            1995       1994
   Charlotte, North
   Carolina:
    Waterford
    Hills...........            1995       1993
    Waterford Square
    I...............            1996       1994
   Jacksonville,
   Florida:
    Cameron Lakes
    I...............            1996       1995
   Raleigh, North
   Carolina:
    Waterford
    Point...........            1996       1994
    Total Operating
    Communities
    Developed.......
    TOTAL OPERATING
    COMMUNITIES.....

                                                     (see notes following table)

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED

      SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION--(CONTINUED)

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                        INITIAL COST                    GROSS AMOUNT AT WHICH CARRIED AT
                                         TO ATLANTIC          COSTS             DECEMBER 31, 1996
                                    ---------------------  CAPITALIZED  -------------------------------------
                            ENCUM-          BUILDINGS AND SUBSEQUENT TO            BUILDINGS AND   TOTALS     ACCUMULATED
 MUTIFAMILY COMMUNITIESL    BRANCES  LAND   IMPROVEMENTS                  LAND ACQUIIMPROVEMENTSSITIO(C)N     DEPRECIATION
-----------------------     ------- ------- ------------- ------------- ---------- -------------------------- ------------
   COMMUNITIES UNDER
   CONSTRUCTION:
   Atlanta, Georgia:
    Cameron Creek
    II..............        $ --    $ 2,730    $ --         $ 16,602    $    2,897   $    16,435  $    19,332     $ 39
   Birmingham,
   Alabama:
    Cameron at the
    Summit I........          --      2,774      --            5,709         2,778         5,705        8,483      --
   Charlotte, North
   Carolina:
    Waterford Square
    II..............          --      2,014      --            4,578         2,065         4,527        6,592      --
   Ft.
   Lauderdale/West
   Palm Beach,
   Florida:
    Parrot's Landing
    II..............          --      1,328      --            6,742         1,367         6,703        8,070      --
   Jacksonville,
   Florida:
    Cameron
    Deerwood........          --      2,331      --           12,173         2,332        12,172       14,504      --
    Cameron Lakes
    II..............          --      1,340      --            1,529         1,340         1,529        2,869      --
    Cameron
    Timberlin Parc
    I...............          --      2,167      --           13,280         2,282        13,165       15,447       16
   Nashville,
   Tennessee:
    Cameron
    Overlook........          --      2,659      --            4,679         2,659         4,679        7,338      --
   Raleigh, North
   Carolina:
    Cameron Brooke..          --      1,353      --            8,717         1,382         8,688       10,070      --
    Waterford
    Forest..........          --      2,371      --           17,978         2,480        17,869       20,349       52
   Richmond,
   Virginia:
    Cameron at
    Wyndham.........          --      2,038      --            2,366         2,052         2,352        4,404      --
    Cameron Crossing
    I & II..........          --      2,752      --            8,450         2,768         8,434       11,202      --
   Washington, D.C.:
    Cameron at
    Milestone.......          --      5,477      --           24,867         5,607        24,737       30,344       43
    Woodway at
    Trinity Center..          --      5,342      --           30,241         5,584        29,999       35,583       56
                            ------  -------    ------       --------    ----------   -----------  -----------     ----
    TOTAL
    COMMUNITIES
    UNDER
    CONSTRUCTION....        $ --    $36,676    $ --         $157,911    $   37,593   $   156,994  $   194,587     $206
                            ------  -------    ------       --------    ----------   -----------  -----------     ----
                            CONSTRUCTION   YEAR
 MUTIFAMILY COMMUNITIESL        YEAR     ACQUIRED
-----------------------     ------------ ---------
   COMMUNITIES UNDER
   CONSTRUCTION:
   Atlanta, Georgia:
    Cameron Creek
    II..............            -- (h)     1994
   Birmingham,
   Alabama:
    Cameron at the
    Summit I........            --         1996
   Charlotte, North
   Carolina:
    Waterford Square
    II..............            --         1995
   Ft.
   Lauderdale/West
   Palm Beach,
   Florida:
    Parrot's Landing
    II..............            --         1994
   Jacksonville,
   Florida:
    Cameron
    Deerwood........            -- (h)     1996
    Cameron Lakes
    II..............            --         1996
    Cameron
    Timberlin Parc
    I...............            -- (h)     1995
   Nashville,
   Tennessee:
    Cameron
    Overlook........            --         1996
   Raleigh, North
   Carolina:
    Cameron Brooke..            --         1995
    Waterford
    Forest..........            -- (h)     1995
   Richmond,
   Virginia:
    Cameron at
    Wyndham.........            --         1993
    Cameron Crossing
    I & II..........            --         1995(i)
   Washington, D.C.:
    Cameron at
    Milestone.......            -- (h)     1995
    Woodway at
    Trinity Center..            -- (h)     1994
    TOTAL
    COMMUNITIES
    UNDER
    CONSTRUCTION....

                                                     (see notes following table)

                           SECURITY CAPITAL ATLANTIC
                                  Incorporated

       SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION-(Concluded)

                               December 31, 1996
                                 (In thousands)

                                                                           Gross Amount at
                                     Initial Cost                         Which Carried at
                                     to ATLANTIC          Costs           December 31, 1996
                                 --------------------  Capitalized  ----------------------------
                         Encum-         Buildings and Subsequent to        Buildings and Totals  Accumulated  Construction   Year
 Multifamily Communities brances  Land  Improvements   Acquisition   Land  Improvements    (c)   Depreciation     Year     Acquired
 ----------------------- ------- ------ ------------- ------------- ------ ------------- ------- ------------ ------------ --------
Communities in
Planning:
Atlanta, Georgia:
 Cameron Landing.......   $   -   $  1,508  $    -   $    512     $  1,508   $    512 $    2,020 $   -          -        1996
Ft. Lauderdale/West
Palm Beach, Florida:
 Cameron Waterway......       -      4,025       -        361        4,029        357      4,386     -          -        1996
Jacksonville, Florida:
 Cameron Timberlin
 Parc II...............       -      1,294       -         95        1,294         95      1,389     -          -        1995
                         -------- -------- --------- --------     --------   -------- ---------- -------
   Total Communities in
   Planning............  $    -   $  6,827  $    -   $    968     $  6,831   $    964 $    7,795 $   -
                         -------- -------- --------- --------     --------   -------- ---------- -------
Land Held for
Future Development:
Birmingham, Alabama:
 Cameron at the
 Summit II.............       -      2,008       -         75        2,083        -        2,083     -          -        1996
                         -------- -------- --------- --------     --------   -------- ---------- -------
  Total Land Held for
   Future Development..  $    -   $  2,008  $    -   $     75     $  2,083   $    -   $    2,083 $   -
                         -------- -------- --------- --------     --------   -------- ---------- -------
   Total...............  $155,790 $177,608  $726,004 $253,623     $180,207   $977,028 $1,157,235 $41,166
                         ======== ======== ========= ========     ========   ======== ========== =======

-----
(a) For federal income tax purposes, ATLANTIC's aggregate cost of real estate at December 31, 1996 was $1,133,431,000.
(b) Pledged as additional collateral under credit enhancement agreement with the Federal National Mortgage Association.
(c) Phase I (108 units) was constructed in 1981 and Phase II (240 units) was constructed in 1983.
(d) Phase I (332 units) was constructed in 1983 and Phase II (312 units) was constructed in 1985.
(e) A provision for possible loss of $2,500,000 was recognized in December 1996 to more properly reflect the fair value of this community.
(f) The land associated with this community is leased by ATLANTIC through the year 2058 under an agreement with the Metropolitan Nashville Airport Authority.
(g) The FNMA credit enhancement agreement requires payments to be made to a principal reserve fund.
(h) This community is leasing completed units.
(i) 19.24 acres purchased in 1995; 9.86 acres purchased in 1996.

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED

                              NOTE TO SCHEDULE III

                            AS OF DECEMBER 31, 1996

  The following is a reconciliation of the carrying amount and related accumulated depreciation of ATLANTIC's investment in real estate, at cost (in thousands):

                                                    YEAR ENDED DECEMBER 31,
                                                  ------------------------------
                   CARRYING AMOUNT                   1996       1995      1994
                   ---------------                ----------  --------  --------
      Beginning balances........................  $  888,928  $631,260  $ 31,005
      Acquisitions and renovation expenditures..     179,752   187,267   571,288
      Development expenditures, including land
       acquisitions.............................     179,783   101,335    28,967
      Recurring capital expenditures............       2,783       --        --
      Provision for possible loss...............      (2,500)      --        --
      Dispositions..............................     (59,988)  (30,934)      --
      Sale of Homestead Assets..................     (31,523)      --        --
                                                  ----------  --------  --------
      Ending balances...........................  $1,157,235  $888,928  $631,260
                                                  ==========  ========  ========
                                                    YEAR ENDED DECEMBER 31,
                                                  ------------------------------
               ACCUMULATED DEPRECIATION              1996       1995      1994
               ------------------------           ----------  --------  --------
      Beginning balances........................  $   23,561  $  8,798  $     28
      Depreciation for the period...............      20,824    15,925     8,770
      Accumulated depreciation of real estate
       disposed of..............................      (3,219)   (1,162)      --
                                                  ----------  --------  --------
      Ending balances...........................  $   41,166  $ 23,561  $  8,798
                                                  ==========  ========  ========

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                   PRO FORMA CONDENSED FINANCIAL STATEMENTS

                                  (UNAUDITED)

  The accompanying pro forma condensed financial statements for ATLANTIC reflect the Merger pursuant to which ATLANTIC will acquire its REIT Manager and SCG Realty Services currently owned by Security Capital, in exchange for ATLANTIC Shares. The Merger, if approved by a majority of ATLANTIC's shareholders, will result in ATLANTIC becoming an internally managed REIT. The Merger does not meet the significance tests of the Securities and Exchange Commission that require pro forma financial statements and financial statements of the acquired companies. However, pro forma condensed financial statements have been included because management believes that presenting the pro forma effects of the Merger will help shareholders evaluate and understand the Merger.

  The pro forma condensed financial statements have been prepared based on certain pro forma adjustments to the historical financial statements of ATLANTIC. The pro forma financial statements do not reflect the Offering as ATLANTIC is not able to estimate what portion, if any, of the rights distributed to shareholders in the Offering will ultimately be exercised.

  The accompanying pro forma condensed balance sheet as of March 31, 1997 has been prepared as if the Merger had been completed as of the balance sheet date and also reflects: (i) the sale of $86.0 million of Shares on April 10, 1997 (4,000,000 Shares at $21.50 per Share), net of estimated costs of issuance of $5.5 million, as if the Shares had been sold as of March 31, 1997; (ii) the proposed Note Offering with aggregate gross proceeds of $150.0 million, net of estimated costs of issuance of $4.3 million, as if the Notes had been issued as of March 31, 1997; and (iii) the proposed Preferred Share Offering with gross proceeds of $50.0 million, net of estimated costs of issuance of $2.0 million, as if the Series A Preferred Shares had been issued as of March 31, 1997. For pro forma purposes, the proceeds from the sale of Shares, the Note Offering and the Preferred Share Offering have been assumed to be used to repay borrowings on ATLANTIC's $350 million line of credit.

  The accompanying pro forma condensed statements of earnings for the three-month period ended March 31, 1997 and the year ended December 31, 1996 have been prepared as if the Merger had occurred on January 1, 1996 and also reflects: (i) the sale of ATLANTIC's Homestead Village(R) properties to Homestead and subsequent distribution of the Homestead common stock and warrants to ATLANTIC's shareholders as if the transaction had been consummated on January 1, 1996; (ii) the acquisition and disposition by ATLANTIC of all communities acquired or disposed of from December 31, 1995 through March 31, 1997 as if these communities had been acquired or disposed of as of January 1, 1996; (iii) the assumption of mortgage debt associated with the acquisition of the communities acquired from December 31, 1995 through March 31, 1997 as if this mortgage debt had been assumed as of January 1, 1996; (iv) the sale of Shares through private placement subsequent to December 31, 1995, necessary to fund pro forma acquisitions as if the Shares had been sold as of January 1, 1996; (v) the sale of Shares in ATLANTIC's initial public offering in October 1996, net of costs of issuance, necessary to fund pro forma acquisitions as if the Shares had been sold as of January 1, 1996; (vi) the sale of $86.0 million of Shares on April 10, 1997 (4,000,000 Shares at $21.50 per Share), net of estimated costs of issuance of $5.5 million as if the Shares had been sold as of January 1, 1996; (vii) the proposed Note Offering with aggregate gross proceeds of $150.0 million, net of estimated costs of issuance of $4.3 million, as if the Notes had been issued as of January 1, 1996; and (viii) the proposed Preferred Share Offering with gross proceeds of $50.0 million, net of estimated costs of issuance of $2.0 million, as if the Series A Preferred Shares had been issued as of January 1, 1996. For pro forma purposes, the proceeds from the sale of Shares on April 10, 1997, the Note Offering and the Preferred Share Offering have been assumed to be used to repay pro forma borrowings on ATLANTIC's $350 million line of credit.

  The accompanying pro forma condensed statements of earnings for the three-month period ended March 31, 1997 and the year ended December 31, 1996 do not give effect to the fully stabilized results of operations related to ATLANTIC communities under construction or in planning and owned at March 31, 1997 with a total budgeted completion cost of $410.2 million or the 1996 and first quarter 1997 development completions with a total budgeted cost of $56.4 million. Management believes there will be sufficient depth of management and personnel such that additional assets can be acquired, developed and managed without a significant increase in personnel or other costs. As a result, management of ATLANTIC believes that the accretion in net earnings and funds from operations from the Merger reflected in the pro forma condensed statements of earnings is not indicative of the full accretion that is expected to occur under an internally managed structure.

  The pro forma condensed financial statements do not reflect the funding of ATLANTIC's unfunded obligation of approximately $91.1 million at March 31, 1997 under a funding commitment agreement with Homestead or receipt of the related convertible mortgage notes, as this funding is related to future development costs of the properties sold to Homestead.

  The pro forma condensed financial statements do not purport to be indicative the financial position or results of operations which would actually have been obtained had the transactions described above been completed on the dates indicated or which may be obtained in the future. The pro forma condensed financial statements should be read in conjunction with the historical financial statements of ATLANTIC included elsewhere herein. In management's opinion all material adjustments necessary to reflect the effects of these transactions have been made.

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED

                       PRO FORMA CONDENSED BALANCE SHEET

                                 MARCH 31, 1997
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                                 PROPOSED
                                                                                                 SERIES A
                                                                                     PROPOSED    PREFERRED
                          ATLANTIC      SHARE                 THE                      NOTES      SHARES
                         HISTORICAL  ISSUANCE(A)  SUBTOTAL   MERGER      SUBTOTAL   ISSUANCE(B) ISSUANCE(C) PRO FORMA
                         ----------  ----------- ----------  ------     ----------  ----------- ----------- ----------
         ASSETS
         ------
Real estate............. $1,208,229   $    --    $1,208,229  $  --      $1,208,229   $     --    $    --    $1,208,229
 Less accumulated
  depreciation..........     47,297        --        47,297     --          47,297         --         --        47,297
                         ----------   --------   ----------  ------     ----------   ---------   --------   ----------
                          1,160,932        --     1,160,932     --       1,160,932         --         --     1,160,932
Homestead Convertible
 Mortgages..............     25,891        --        25,891     --          25,891         --         --        25,891
                         ----------   --------   ----------  ------     ----------   ---------   --------   ----------
 Net investments........  1,186,823        --     1,186,823     --       1,186,823         --         --     1,186,823
Cash and cash
 equivalents............      3,953        --         3,953      24 (d)      3,977         --         --         3,977
Due from Security
 Capital................        --         --           --      625 (e)        625         --         --           625
Other fixed assets......        --         --           --    1,102 (f)      1,102         --         --         1,102
Accounts receivable and
 other assets...........     13,455        --        13,455     413 (d)     13,868       4,250        --        18,118
                         ----------   --------   ----------  ------     ----------   ---------   --------   ----------
   Total assets......... $1,204,231   $    --    $1,204,231  $2,164     $1,206,395   $   4,250   $    --    $1,210,645
                         ==========   ========   ==========  ======     ==========   =========   ========   ==========
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
  --------------------
Liabilities:
 Line of credit......... $  295,250   $(80,480)  $  214,770  $  --      $  214,770   $(145,750)  $(48,000)  $   21,020
 Long-term debt.........        --         --           --      --             --      150,000        --       150,000
 Mortgages payable......    155,418        --       155,418     --         155,418         --         --       155,418
 Accounts payable.......     18,189        --        18,189   1,062 (d)     19,251         --         --        19,251
 Accrued expenses and
  other liabilities.....     20,654        --        20,654     700 (g)     21,354         --         --        21,354
                         ----------   --------   ----------  ------     ----------   ---------   --------   ----------
   Total liabilities....    489,511    (80,480)     409,031   1,762        410,793       4,250    (48,000)     367,043
                         ----------   --------   ----------  ------     ----------   ---------   --------   ----------
Shareholders' equity:
 Series A Preferred
  Shares (2,000,000
  shares at a stated
  liquidation
  preference of $25.00
  per share)............        --         --           --      --             --          --      50,000       50,000
 Common shares
  (250,000,000
  authorized,
  37,891,580 issued
  historical and
  44,240,580 pro
  forma)................        379         40          419      23 (h)        442         --         --           442
 Additional paid-in
  capital...............    747,640     80,440      828,080     379 (i)    828,459         --      (2,000)     826,459
 Unrealized gains on
  Homestead Convertible
  Mortgages.............      5,900        --         5,900     --           5,900         --         --         5,900
 Distributions in
  excess of net
  earnings..............    (39,199)       --       (39,199)    --         (39,199)        --         --       (39,199)
                         ----------   --------   ----------  ------     ----------   ---------   --------   ----------
   Total shareholders'
    equity..............    714,720     80,480      795,200     402        795,602         --      48,000      843,602
                         ----------   --------   ----------  ------     ----------   ---------   --------   ----------
   Total liabilities and
    shareholders'
    equity.............. $1,204,231   $    --    $1,204,231  $2,164     $1,206,395   $   4,250   $    --    $1,210,645
                         ==========   ========   ==========  ======     ==========   =========   ========   ==========

      See accompanying notes to pro forma condensed financial statements.

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED

                   PRO FORMA CONDENSED STATEMENT OF EARNINGS

                    THREE-MONTH PERIOD ENDED MARCH 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                                  PROPOSED
                                                                                                  SERIES A
                                                                                    PROPOSED      PREFERRED
                           ATLANTIC     SHARE                  THE                    NOTES        SHARES        PRO
                          HISTORICAL ISSUANCE(A)   SUBTOTAL  MERGER      SUBTOTAL  ISSUANCE(B)   ISSUANCE(C)    FORMA
                          ---------- -----------   --------  -------     --------  -----------   -----------   --------
Revenues:
 Rental income..........   $ 39,715    $   --      $ 39,715  $   --      $ 39,715    $   --        $   --      $ 39,715
 Homestead Convertible
  Mortgages interest
  income................        185        --           185      --           185        --            --           185
 Other interest income..         57        --            57      --            57        --            --            57
                           --------    -------     --------  -------     --------    -------       -------     --------
                             39,957        --        39,957      --        39,957        --            --        39,957
                           --------    -------     --------  -------     --------    -------       -------     --------
Expenses:
 Rental expenses........     13,823        --        13,823    1,540 (j)   15,363        --            --        15,363
 Property management
  fees:
 Paid to affiliate......      1,280        --         1,280   (1,280)(k)      --         --            --           --
 Paid to third parties..        232        --           232                   232        --            --           232
 Depreciation...........      6,132        --         6,132       71 (l)    6,203        --            --         6,203
 Interest:
 Mortgage...............      2,650        --         2,650      --         2,650        --            --         2,650
 Line of credit and
  long-term debt........      2,111     (1,429)(m)      682      --           682        413 (n)      (852)(o)      243
 REIT management fee
  paid to affiliate.....      3,029        229 (m)    3,258   (3,258)(k)      --         --            --           --
 General and
  administrative........        265        --           265    1,486 (p)    1,751        --            --         1,751
 Provision for possible
  loss on investments...        200        --           200      --           200        --            --           200
 Other..................         57        --            57      --            57        --            --            57
                           --------    -------     --------  -------     --------    -------       -------     --------
                             29,779     (1,200)      28,579   (1,441)      27,138        413          (852)      26,699
                           --------    -------     --------  -------     --------    -------       -------     --------
Net earnings from
 operations.............   $10,178     $ 1,200     $ 11,378  $ 1,441 (q) $ 12,819    $  (413)      $   852     $ 13,258
 Less Series A Preferred
  Share dividends.......        --         --           --       --           --         --          1,125 (r)    1,125
                           --------    -------     --------  -------     --------    -------       -------     --------
 Net earnings
  attributable to
  Shares................   $ 10,178    $ 1,200     $ 11,378  $ 1,441     $ 12,819    $  (413)      $  (273)    $ 12,133
                           ========    =======     ========  =======     ========    =======       =======     ========
Weighted average Shares
 outstanding............     37,892      4,000 (s)   41,892    2,349 (t)   44,241        --            --        44,241
                           ========    =======     ========  =======     ========    =======       =======     ========
Net earnings
 attributable to Shares
 per Share..............   $   0.27    $   --      $   0.27  $  0.02     $   0.29    $ (0.01)      $ (0.01)    $   0.27
                           ========    =======     ========  =======     ========    =======       =======     ========
Reconciliation of net
 earnings attributable
 to Shares to funds from
 operations:
 Net earnings
  attributable to
  Shares................   $ 10,178    $ 1,200     $ 11,378  $ 1,441     $ 12,819    $  (413)      $  (273)    $ 12,133
Add (Deduct):
 Real estate
  depreciation .........      6,132        --         6,132      --         6,132        --            --         6,132
 Provision for possible
  loss on investments...        200        --           200      --           200        --            --           200
 Amortization of
  discount on conversion
  feature and deferred
  commitment fee related
  to Homestead
  Convertible Mortgages.        (20)       --           (20)     --           (20)       --            --           (20)
                           --------    -------     --------  -------     --------    -------       -------     --------
 Funds from
  operations(u).........   $ 16,490    $ 1,200     $ 17,690  $ 1,441     $ 19,131    $  (413)      $  (273)    $ 18,445
                           ========    =======     ========  =======     ========    =======       =======     ========
Weighted average Shares
 outstanding............     37,892      4,000       41,892    2,349       44,241        --            --        44,241
                           ========    =======     ========  =======     ========    =======       =======     ========
Cash Flow Summary:
 Net cash provided
  (used) by operating
  activities............   $ 16,913    $ 1,200     $ 18,113  $ 1,252     $ 19,365    $  (413)      $   852     $ 19,804
 Net cash used by
  investing activities..    (69,354)       --       (69,354)  (1,132)     (70,486)       --            --       (70,486)
 Net cash provided
  (used) by financing
  activities............   $ 52,055    $   --      $ 52,055  $  (197)    $ 51,858    $   --        $(1,125)    $ 50,733

      See accompanying notes to pro forma condensed financial statements.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

                   PRO FORMA CONDENSED STATEMENT OF EARNINGS

                         YEAR ENDED DECEMBER 31, 1996
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                          ACQUISITIONS                                      PROPOSED
                      ATLANTIC    HOMESTEAD              DISPOSITIONS &               THE                    NOTES
                     HISTORICAL TRANSACTION(V) SUBTOTAL  SHARE ISSUANCE   SUBTOTAL  MERGER       SUBTOTAL   ISSUANCE
                     ---------- -------------- --------  --------------   --------  -------      ---------  --------
Revenues:
 Rental income...     $137,729     $  (424)    $137,305     $11,056 (w)   $148,361  $   --       $ 148,361  $   --
 Interest income.          427         (21)         406         --             406      --             406      --
                      --------     -------     --------     -------       --------  -------      ---------  -------
                       138,156        (445)     137,711      11,056        148,767      --         148,767      --
                      --------     -------     --------     -------       --------  -------      ---------  -------
Expenses:
 Rental expenses.       49,101        (173)      48,928       4,279 (w)     53,207    5,662 (x)     58,869      --
 Property
 management fees:
 Paid to affiliate.      4,208         --         4,208         404 (w)      4,612   (4,612)(k)        --       --
 Paid to third
 parties.........          971         --           971         --             971      --             971      --
 Depreciation....       20,824         (43)      20,781       1,753 (y)     22,534      213 (z)     22,747      --
 Interest:
 Mortgage........        9,484         --         9,484         785 (aa)    10,269      --          10,269      --
 Line of credit
 and long-term
 debt............        6,697       2,739        9,436      (5,168)(bb)     4,268      --           4,268    1,229 (cc)
 REIT management
 fee paid to
 affiliate.......       10,445        (475)       9,970       1,682 (ee)    11,652  (11,652)(k)        --       --
 General and
 administrative..          673         (32)         641         --             641    5,282 (ff)     5,923      --
 Provision for
 possible loss on
 investments.....        2,500         --         2,500         --           2,500      --           2,500      --
 Other...........          255         (23)         232         --             232      --             232      --
                      --------     -------     --------     -------       --------  -------      ---------  -------
                       105,158       1,993      107,151       3,735        110,886   (5,107)       105,779    1,229
                      --------     -------     --------     -------       --------  -------      ---------  -------
Net earnings from
operations
excluding gains
on dispositions
and extraordinary
item.............     $ 32,998     $(2,438)    $ 30,560     $ 7,321       $ 37,881  $ 5,107 (q)  $  42,988  $(1,229)
Less Series A
Preferred Share
dividends........          --          --           --          --             --       --             --       --
                      --------     -------     --------     -------       --------  -------      ---------  -------
 Net earnings
 attributable to
 Shares..........     $ 32,998     $(2,438)    $ 30,560     $ 7,321       $ 37,881  $ 5,107      $  42,988  $(1,229)
                      ========     =======     ========     =======       ========  =======      =========  =======
Weighted average
Shares
outstanding......       32,028         --        32,028       5,869 (hh)    37,897    2,349 (t)     40,246      --
                      ========     =======     ========     =======       ========  =======      =========  =======
Net earnings
attributable to
Shares per Share
excluding gains
on dispositions
and extraordinary
item.............     $   1.03     $ (0.08)    $   0.95     $  0.05       $   1.00  $  0.07      $    1.07  $ (0.03)
Reconciliation of
net earnings
attributable to
Shares excluding
gains on
dispositions and
extraordinary
item to funds
from operations:
 Net earnings
 attributable to
 Shares excluding
 gains on
 dispositions and
 extraordinary
 item............     $ 32,998     $(2,438)    $ 30,560     $ 7,321       $ 37,881  $ 5,107      $  42,988  $(1,229)
 Add (Deduct):
 Real estate
 depreciation....       20,824         (43)      20,781       1,753         22,534      --          22,534      --
 Provision for
 possible loss on
 investments.....        2,500         --         2,500         --           2,500      --           2,500      --
                      --------     -------     --------     -------       --------  -------      ---------  -------
 Funds from
 operations (u)..     $ 56,322     $(2,481)    $ 53,841     $ 9,074       $ 62,915  $ 5,107      $  68,022  $(1,229)
                      ========     =======     ========     =======       ========  =======      =========  =======
Weighted average
Shares
outstanding......       32,028         --        32,028       5,869         37,897    2,349         40,246      --
                      ========     =======     ========     =======       ========  =======      =========  =======
Cash Flow
Summary:
 Net cash
 provided (used)
 by operating
 activities......     $ 54,356     $(2,481)    $ 51,875     $ 9,074       $ 60,949  $ 6,418      $  67,367  $(1,229)
 Net cash used by
 investing
 activities......     (287,418)        --      (287,418)        --        (287,418)  (4,058)      (291,476)     --
 Net cash
 provided (used)
 by financing
 activities......     $230,907     $   --      $230,907     $   --        $230,907  $  (381)     $ 230,526  $   --
                     PROPOSED
                     SERIES A
                     PREFERRED
                      SHARES         PRO
                     ISSUANCE       FORMA
                     ------------- ---------
Revenues:
 Rental income...     $   --       $148,361
 Interest income.         --            406
                     ------------- ---------
                          --        148,767
                     ------------- ---------
Expenses:
 Rental expenses.         --         58,869
 Property
 management fees:
 Paid to affiliate.       --            --
 Paid to third
 parties.........         --            971
 Depreciation....         --         22,747
 Interest:
 Mortgage........         --         10,269
 Line of credit
 and long-term
 debt............      (3,547)(dd)    1,950
 REIT management
 fee paid to
 affiliate.......         --            --
 General and
 administrative..         --          5,923
 Provision for
 possible loss on
 investments.....         --          2,500
 Other...........         --            232
                     ------------- ---------
                       (3,547)      103,461
                     ------------- ---------
Net earnings from
operations
excluding gains
on dispositions
and extraordinary
item.............     $ 3,547      $ 45,306
Less Series A
Preferred Share
dividends........       4,500 (gg)    4,500
                     ------------- ---------
 Net earnings
 attributable to
 Shares..........     $  (953)     $ 40,806
                     ============= =========
Weighted average
Shares
outstanding......         --         40,246
                     ============= =========
Net earnings
attributable to
Shares per Share
excluding gains
on dispositions
and extraordinary
item.............     $ (0.03)     $   1.01
Reconciliation of
net earnings
attributable to
Shares excluding
gains on
dispositions and
extraordinary
item to funds
from operations:
 Net earnings
 attributable to
 Shares excluding
 gains on
 dispositions and
 extraordinary
 item............     $  (953)     $ 40,806
 Add (Deduct):
 Real estate
 depreciation....         --         22,534
 Provision for
 possible loss on
 investments.....         --          2,500
                     ------------- ---------
 Funds from
 operations (u)..     $  (953)     $ 65,840
                     ============= =========
Weighted average
Shares
outstanding......         --         40,246
                     ============= =========
Cash Flow
Summary:
 Net cash
 provided (used)
 by operating
 activities......     $ 3,547      $ 69,685
 Net cash used by
 investing
 activities......         --       (291,476)
 Net cash
 provided (used)
 by financing
 activities......     $(4,500)     $226,026

      See accompanying notes to pro forma condensed financial statements.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

                                MARCH 31, 1997
                                  (UNAUDITED)

  (a) Reflects the sale of 4,000,000 Shares at a price of $21.50 per Share which occurred on April 10, 1997. The total proceeds of $86.0 million, net of estimated costs of issuance of $5.5 million, results in $80.5 million of cash available which, for pro forma purposes, has been assumed to be used to repay borrowings on ATLANTIC's $350 million unsecured line of credit.

  (b) Reflects the proposed sale of $100.0 million of   % Notes and $50.0
million of   % Notes, net of estimated costs of issuance of $4.3 million, resulting in $145.7 million of cash available which, for pro forma purposes, has been assumed to be used to repay borrowings on ATLANTIC's $350 million unsecured line of credit.

  (c) Reflects the proposed sale of 2,000,000 shares of Series A Preferred Shares at a price of $25.00 per share. The total proceeds of $50.0 million, net of estimated costs of issuance of $2.0 million, results in $48.0 million of cash available which, for pro forma purposes, has been assumed to be used to repay borrowings on ATLANTIC's $350 million unsecured line of credit. For pro forma purposes, the issuance price and the redemption price are assumed to be the same.

  (d) Reflects the historical operating assets and liabilities of the REIT Manager and SCG Realty Services for which Security Capital will reimburse ATLANTIC as more fully discussed in note (e).

  (e) In accordance with the terms of the Merger Agreement, reflects the amount due to ATLANTIC from Security Capital as reimbursement for the net historical operating liabilities (as discussed in note (d)) acquired from the REIT Manager and SCG Realty Services as of March 31, 1997.

  (f) Reflects the historical cost of the fixed assets (primarily computer equipment and software) of the REIT Manager and SCG Realty Services that are being acquired by ATLANTIC. Assets and liabilities, consisting primarily of intercompany and related accounts, which are not being acquired in the Merger have not been reflected as they will have no impact on the financial position of ATLANTIC.

  (g) Reflects estimated costs of completing the Merger which are reflected in shareholders' equity. See note (i).

  (h) Reflects the par value of the Shares issued as consideration for the purchase of the net tangible assets of the REIT Manager and SCG Realty Services. For pro forma purposes, 2,349,000 Shares were calculated using the market value of the Shares issued on the date of the Merger, which for pro forma purposes is assumed to be $54.6 million, and an assumed market value per Share price of $23.25.

  (i) Reflects: (i) the additional paid-in capital related to the Shares issued to Security Capital and (ii) the distribution to Security Capital which is calculated as the difference between the market value of the Shares issued on the date of the Merger plus the costs associated with the Merger and the historical cost of the net tangible assets of the REIT Manager and SCG Realty Services being acquired by ATLANTIC. Because the management companies being acquired do not qualify as "businesses" for purposes of applying APB Opinion No. 16, "Business Combinations" and because the transaction is occurring between entities under common control this difference has been accounted for as a distribution to Security Capital.

           Additional paid-in capital
            associated with Shares issued
            ($54,609,000 less par value
            of $23,000)..................              $54,586,000
           Assumed market value of Shares
            issued.......................  54,609,000
           Costs associated with the
            Merger.......................     700,000
           Net tangible assets acquired..  (1,102,000)
                                           ----------
                                                        54,207,000
                                                       -----------
           Net adjustment to additional
            paid-in capital..............              $   379,000
                                                       ===========

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

        NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS--(CONTINUED)

  (j) Reflects the historical operating expenses of SCG Realty Services, including charges for administrative services provided by Security Capital, which were directly related to providing services to ATLANTIC for the three-month period ended March 31, 1997. See note (p) for further discussion.

  (k) Reflects the elimination of ATLANTIC's expenses related to REIT management fees and property management fees. The corresponding fee revenue recognized by the REIT Manager and SCG Realty Services have not been reflected as they would be eliminated.

  (l) Reflects the historical depreciation expense of the REIT Manager and SCG Realty Services ($60,000) directly related to fixed assets being acquired in the Merger for the three-month period ended March 31, 1997, as adjusted for the estimated increase that would result from the capitalization of acquisition and development costs ($11,000) discussed in note (p). These capitalized costs will be depreciated utilizing the same lives and methods currently utilized by ATLANTIC.

  (m) Reflects the reduction to interest expense and related increase in the REIT management fee resulting from the pro forma repayments on the line of credit due to the Share issuance on April 10, 1997. The interest reduction is calculated using the weighted average daily interest rate of 7.1% for the three-month period ended March 31, 1997.

  (n) Reflects the net change in interest expense as a result of the Note Offering for the three-month period ended March 31, 1997 as follows:

      Increase in interest expense related to the Notes............... $ 3,000
      Decrease in interest expense associated with the pro forma repayments on the line of credit...............................  (2,587)
                                                                       -------
        Net change.................................................... $   413
                                                                       =======

  The interest expense on the Notes is calculated at an assumed effective rate of 8.0% (including the amortization of associated deferred loan costs). The reduction in interest expense associated with the line of credit is calculated using the line of credit weighted average interest rate of 7.1%.

     ===

  (o) Reflects the reduction in interest expense resulting from the pro forma repayments on the line of credit due to the proposed Preferred Share Offering calculated using the line of credit weighted average interest rate of 7.1% for the three-month period ended March 31, 1997.

  (p) Reflects the historical general and administrative costs of the REIT Manager ($2,488,000) which were associated with providing services to ATLANTIC for the three-month period ended March 31, 1997, reduced for the pro forma adjustment to capitalize qualifying direct and incremental costs relating primarily to the acquisition and development of real estate investments ($1,002,000) that would have been capitalized by ATLANTIC under GAAP, had the Merger occurred on January 1, 1996. Under the current management structure, ATLANTIC pays a REIT management fee which is based on 16% of cash flow, as defined. The entire fee is expensed in accordance with GAAP since the underlying costs of service are not directly incurred by ATLANTIC and the fees do not represent a reimbursement of such costs. Upon consummation of the Merger, all such costs will be incurred directly by ATLANTIC and to the extent that they are qualifying, incremental costs, they will be capitalized in accordance with GAAP.

  In connection with the Merger, it is expected that ATLANTIC will enter into a proposed Administrative Services Agreement (ASA) with Security Capital. Under the ASA, Security Capital will provide ATLANTIC with administrative services such as payroll, accounts payable, cash management, risk management, internal audit, tax and legal administration, systems development and systems support. Such services are currently

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

        NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS--(CONTINUED)

provided by Security Capital to ATLANTIC through the REIT Manager and SCG Realty Services. The fees payable to Security Capital will be equal to Security Capital's cost of providing such services, plus 20%. Based upon a review of the terms of the ASA, it was determined that the costs that would have been incurred under the ASA for the three-month period ended March 31, 1997 and the year ended December 31, 1996 would not differ materially from the actual costs charged to the REIT Manager and SCG Realty Services by Security Capital during these periods and therefore no pro forma adjustments are required.

  (q) No income tax adjustment is reflected in the accompanying pro forma condensed statements of earnings as the operations of the REIT Manager and SCG Realty Services will be merged into a qualified REIT subsidiary which, under federal income tax laws, would not be subject to income taxes.

  (r) Reflects the dividend related to the Series A Preferred Shares calculated at an assumed dividend rate of 9.0% for the three-month period ended March 31, 1997.

  (s) Reflects the issuance of 4,000,000 Shares on April 10, 1997 as if the Shares had been issued as of March 31, 1997.

  (t) Reflects the increase in weighted average Shares outstanding that would result from the issuance of Shares as consideration for the purchase of the net tangible assets of the REIT Manager and SCG Realty Services as if the purchase had occurred on January 1, 1996. The number of Shares shown is based on the market value of Shares issued on the date of the Merger, which for pro forma purposes is assumed to be $54.6 million, and an assumed market value per Share price of $23.25.

  (u) Funds from operations represents ATLANTIC's net earnings computed in accordance with GAAP, excluding gains (or losses) from real estate transactions, provisions for possible losses, extraordinary items and real estate depreciation. Funds from operations should not be considered as an alternative to net earnings or any other GAAP measurement of performance as an indicator of ATLANTIC's operating performance or as an alternative to cash flows from operating, investing or financing activities as a measure of liquidity. ATLANTIC believes that funds from operations is helpful to a reader as a measure of the performance of any equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides a reader with an indication of the ability of ATLANTIC to incur and service debt, to make capital expenditures and to fund other cash needs. Furthermore, management believes that an understanding of funds from operations will enhance the reader's comprehension of the impact of the Merger to ATLANTIC which was a specific consideration of ATLANTIC's Special Committee which is comprised of the independent members of ATLANTIC's Board of Directors (the "Board") and was formed for purposes of making a recommendation to the Board. Furthermore, the funds from operations measure presented by ATLANTIC may not be comparable to similarly titled measures of other REITs. Funds from operations is not intended to represent cash made available to shareholders.

  (v) Reflects the sale of ATLANTIC's Homestead Village(R) properties to Homestead as if the transaction had taken place on January 1, 1996 as follows:
(i) the elimination of the historical results of operations of ATLANTIC's Homestead Village(R) properties from January 1, 1996 to the date of sale (October 17, 1996), (ii) the recognition of additional interest expense and a corresponding reduction in the REIT management fee resulting from the additional borrowings that would have been necessary in 1996 to complete the Homestead transaction and (iii) the recognition of the historical interest expense that was capitalized on the properties sold to Homestead and the corresponding reduction in the REIT management fee.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

        NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS--(CONTINUED)


  (w) All of ATLANTIC's acquisitions subsequent to December 31, 1995 were acquired from unaffiliated third parties. These acquisitions are described below:

                                                                                             OCCUPANCY
                          ACQUISITION                      ACQUISITION                      AT DATE OF
       COMMUNITY             DATE          LOCATION      COST (IN 000'S) UNITS PRODUCT TYPE ACQUISITION
       ---------          -----------      --------      --------------- ----- ------------ -----------
Cameron at Hickory Grove
 (formerly Esprit)......   4/10/96    Charlotte, NC          $ 8,000      202    Moderate      93.6%
Cameron Court (formerly
 Paces Court)...........   4/22/96    Greenville, SC          11,007      234    Middle        91.0
Park Place at Turtle Run
 (formerly Park Place)..   4/22/96    Ft. Lauderdale, FL      14,355      350    Moderate      91.7
The Pointe at Bayberry
 Lake...................   5/29/96    Ft. Lauderdale, FL      16,650      308    Moderate      90.9
Cameron Pointe..........   5/30/96    Atlanta, GA             14,450      214    Middle        96.3
Country Oaks............   9/5/96     Memphis, TN              8,250      200    Moderate      98.0
West Springfield
 Terrace................   9/30/96    Washington, DC          16,100      244    Moderate      94.7
Cameron Ridge (formerly
 Lincoln Ridge).........   10/17/96   Raleigh, NC             10,000      228    Middle        99.6
Cameron Century Center
 (formerly Arbors of
 Century Center)........   10/18/96   Memphis, TN             15,800      420    Moderate      90.7
Balmoral Village........   10/22/96   Atlanta, GA             19,125      312    Middle        95.5
Cameron Lake (formerly
 Summer Lake)...........   11/12/96   Raleigh, NC              9,225      196    Moderate      84.1
Emerald Forest..........   12/19/96   Raleigh, NC             14,625      320    Moderate      85.6
Cameron Bayshore (for-
 merly Chesapeake)......   12/20/96   Tampa, FL               10,700      328    Moderate      97.0

  This adjustment reflects historical gross income and rental expenses for all communities acquired subsequent to December 31, 1995 for the period from January 1, 1996 to the respective dates of acquisition (results of operations after the date of acquisition are included in ATLANTIC's historical operating results). It also reflects the removal from ATLANTIC's historical balances of gross income and rental expenses for all communities disposed of subsequent to December 31, 1995 for the period from January 1, 1996 to the respective dates of disposition. The historical gross income and rental expenses relating to the period prior to ATLANTIC's acquisition of the communities exclude amounts which would not be comparable to the proposed future operations of the communities such as certain interest income and income taxes.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

        NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS--(CONTINUED)


  The following tables summarize the historical income and expense amounts shown on the pro forma statement of earnings for the year ended December 31, 1996 (in thousands). There were no community acquisitions or dispositions in the three-month period ended March 31, 1997.

                                                          RENTAL     RENTAL
                                                          INCOME   EXPENSES(1)
                                                          -------  -----------
   FOR THE YEAR ENDED DECEMBER 31, 1996:
     Group C Communities................................  $ 5,805    $ 2,481
     Group D Communities................................    6,180      2,505
     Group E Communities................................   11,645      4,753
     Other communities acquired in 1996.................    3,683      1,534
                                                          -------    -------
       Totals for the year..............................   27,313     11,273
     Less: Post acquisition amounts already included in
          ATLANTIC's historical balances................   (9,690)    (3,616)
     Less: Dispositions.................................   (6,567)    (2,920)
                                                          -------    -------
       Net adjustment to ATLANTIC's historical balances.  $11,056    $ 4,737 (2)
                                                          =======    =======

--------
(1) Includes property management fees and real estate taxes.
(2) Rental expenses are further adjusted by ($54) to reflect the difference for the year ended December 31, 1996 between historical property management fee expense and ATLANTIC's pro forma property management fee expense.

  The following analysis reconciles the audited information for the Group C Communities, the Group D Communities and the Group E Communities to the amounts contained in the pro forma statement of earnings (in thousands):

                                                       RENTAL        RENTAL
                                                       INCOME      EXPENSES(1)
                                                       -------     -----------
   Group C Communities: Audited results of operations
    for the year ended December 31, 1995.............  $ 5,876       $3,043
     Adjustment to reflect the results of operations
      of Group C Communities for 1996................      (71)(2)     (562)(2)
                                                       -------       ------
       Total 1996 Group C............................  $ 5,805       $2,481
                                                       =======       ======
   Group D Communities: Audited results of operations
    for the year ended December 31, 1995.............  $ 6,173       $2,576
     Adjustment to reflect the results of operations
      of Group D Communities for 1996................        7(2)       (71)(2)
                                                       -------       ------
       Total 1996 Group D............................  $ 6,180       $2,505
                                                       =======       ======
   Group E Communities: Audited results of operations
    for the year ended December 31, 1995.............  $11,347       $4,990
     Adjustment to reflect the results of operations
      of Group E Communities for 1996................      298(2)     (237)(2)
                                                       -------       ------
       Total 1996 Group E............................  $11,645       $4,753
                                                       =======       ======

--------
(1) Includes property management fees and real estate taxes.
(2) Represents incremental income and expense adjustments necessary to reconcile the 1995 audited results with the 1996 actual results.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

        NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS--(CONTINUED)


  (x) Reflects the historical operating expenses of the Property Manager ($5,257,000), including charges for administrative services provided by Security Capital (see note (p)) which were directly related to providing services to ATLANTIC for the year ended December 31, 1996, as adjusted for the estimated increase to historical operating expenses of SCG Realty Services ($405,000) resulting from the pro forma acquisitions, net of dispositions, discussed in note (w).

  (y) Reflects (i) the removal of depreciation expense recognized on communities disposed of subsequent to December 31, 1995 which is included in ATLANTIC's historical balances ($735,000) and (ii) the addition of depreciation expense from January 1, 1996 through the acquisition date for all communities acquired subsequent to December 31, 1995 ($2,488,000) (depreciation expense after the date of acquisition is included in ATLANTIC's historical operating results). This depreciation adjustment is based on ATLANTIC's purchase cost assuming asset lives of ten to 40 years. Depreciation is computed using a straight-line method.

  (z) Reflects the historical depreciation expense of the REIT Manager and the Property Manager ($193,000) directly related to fixed assets being acquired in the Merger for the year ended December 31, 1996, as adjusted for the estimated increase that would result from the capitalization of acquisition and development costs ($20,000) discussed in note (ff). These capitalized costs will be depreciated utilizing the same lives and methods currently utilized by ATLANTIC.

  (aa) Reflects pro forma interest expense for the year ended December 31, 1996 on the three mortgage notes assumed in connection with acquisitions in 1996. The interest rates on the mortgage notes vary from 7.0% to 8.0%.

  (bb) Represents the reduction to interest expense resulting from the pro forma repayments on the line of credit due to the Share issuance on April 10, 1997. The interest reduction is calculated using the weighted-average daily interest rate of 7.39% for 1996.

  (cc) Reflects the net change in interest expense as a result of the Note Offering for the year ended December 31, 1996 as follows:

      Increase in interest expense related to the Notes............... $12,000
      Decrease in interest expense associated with the pro forma repayments on the line of credit............................... (10,771)
                                                                       -------
        Net change.................................................... $ 1,229
                                                                       =======

  The interest expense on the Notes is calculated at an assumed effective rate of 8.0% (including the amortization of associated deferred loan costs). The reduction in interest expense associated with the line of credit is calculated using the line of credit weighted average interest rate of 7.39%.

  (dd) Reflects the reduction in interest expense resulting from the pro forma repayments on the line of credit due to the proposed Preferred Share Offering calculated using the line of credit weighted average interest rate of 7.39% for the year ended December 31, 1996.

  (ee) Reflects the additional REIT management fee that would have been incurred for the year ended December 31, 1996, had the pro forma acquisitions and dispositions and the pro forma repayments on the line of credit all occurred as of January 1, 1996.

  (ff) Reflects the historical general and administrative costs of the REIT Manager ($9,383,000), including charges for administrative services provided by Security Capital which were associated with providing services to ATLANTIC for the year ended December 31, 1996, reduced for the pro forma adjustment to capitalize

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED

        NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS--(CONTINUED)

qualifying direct and incremental costs relating primarily to the acquisition and development of real estate investments ($4,101,000) that would have been capitalized by ATLANTIC under GAAP, had the Merger occurred on January 1, 1996. See note (p) for further discussion.

  Historical general and administrative costs of the REIT Manager relating to the operations of Homestead Village properties which were contributed to Homestead (as discussed in note (v)), have not been reflected as they would not impact the ongoing operations of ATLANTIC.

  (gg) Reflects the dividends related to the Series A Preferred Shares calculated at an assumed dividend rate of 9.0% for the year ended December 31, 1996.

  (hh) The number of Shares used in the calculation of the pro forma per Share data was based on the weighted-average number of Shares outstanding during the period, adjusted to give effect to Shares assumed to have been issued on January 1, 1996 as necessary to complete the pro forma acquisitions and to make the pro forma repayments on the line of credit.

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders
Security Capital Atlantic Incorporated

  We have audited the accompanying combined Historical Summary of Gross Income and Direct Operating Expenses (the Historical Summary) of the Group C Communities described in Note 1 for the year ended December 31, 1995. This combined Historical Summary is the responsibility of the Group C Communities' management. Our responsibility is to express an opinion on this combined Historical Summary based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined Historical Summary. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying combined Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Security Capital Atlantic Incorporated as described in the accompanying
Note 1 of the combined Group C Communities and is not intended to be a complete presentation of the income and expenses of the combined Group C Communities.

  In our opinion, the combined Historical Summary of Gross Income and Direct Operating Expenses referred to above presents fairly, in all material respects, the combined gross income and direct operating expenses as described in Note 1 of the combined Group C Communities for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

West Palm Beach, Florida
April 26, 1996

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED
                              GROUP C COMMUNITIES

                      COMBINED HISTORICAL SUMMARY OF GROSS
                      INCOME AND DIRECT OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 1995

      Gross income:
        Rental...................................................... $5,760,923
        Other.......................................................    114,949
                                                                     ----------
          Total gross income........................................  5,875,872
                                                                     ----------
      Direct operating expenses:
        Utilities and other operating expenses......................  1,279,237
        Real estate taxes...........................................    615,907
        Repairs and maintenance.....................................    783,851
        Management fees.............................................    228,903
        Advertising.................................................     88,289
        Insurance...................................................     47,163
                                                                     ----------
          Total direct operating expenses...........................  3,043,350
                                                                     ----------
      Excess of gross income over direct operating expenses......... $2,832,522
                                                                     ==========


                            See accompanying notes.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED
                              GROUP C COMMUNITIES

                 NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS
                     INCOME AND DIRECT OPERATING EXPENSES

                               DECEMBER 31, 1995

1. ORGANIZATION AND BASIS OF PRESENTATION

  The combined Historical Summary of Gross Income and Direct Operating Expenses (the "Historical Summary") for the year ended December 31, 1995, relates to the operations of the following Group C Communities which were acquired from unaffiliated parties by Security Capital Atlantic Incorporated ("ATLANTIC") between January 1, 1996 and April 29, 1996:

      ACQUISITION DATE COMMUNITY NAME            LOCATION          ACQUISITION COST
      ---------------- --------------   -------------------------- ----------------
                                                                      (IN 000S)
      April 10, 1996   Cameron at       Charlotte, North Carolina      $ 8,000
                       Hickory
                       Grove
                       (formerly
                       Esprit)
      April 22, 1996   Park Place       Ft. Lauderdale, Florida         14,355
                       at Turtle
                       Run
                       (formerly
                       Park
                       Place)
      April 22, 1996   Cameron          Greenville, South Carolina      11,007
                       Court
                       (formerly
                       Paces
                       Court)

  The accompanying combined Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of ATLANTIC. The combined Historical Summary is not intended to be a complete presentation of combined income and expenses of the Group C Communities for the year ended December 31, 1995, as certain costs such as depreciation, amortization, certain mortgage interest, professional fees and other costs not considered comparable to the future operations of the Group C Communities have been excluded.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

  Rental income from leasing activities consist of lease payments earned from tenants under lease agreements with terms of one year or less.

Capitalization Policy

  Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments are capitalized.

Advertising Expense

  The cost of advertising is expensed as incurred.

Use of Estimates

  The preparation of the combined Historical Summary in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined Historical Summary and accompanying notes. Actual results could differ from those estimates.

3. RELATED PARTY TRANSACTIONS

  Management fees of $228,903 were paid to affiliates of the prior owners under property management contracts.

4. DEBT ASSUMPTION

  During 1995, the Cameron at Hickory Grove Apartments secured an 8.75%, interest-only mortgage note with a balance of $6,660,000. ATLANTIC assumed this mortgage note on April 10, 1996 in connection with the acquisition of the community. Substantial modifications in the terms of the note were made prior to the assumption by ATLANTIC. Therefore, on a continuing basis, the interest expense incurred will differ from the amounts incurred prior to ATLANTIC's assumption of the debt. Accordingly, no interest expense is recognized in the accompanying combined Historical Summary.

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders
Security Capital Atlantic Incorporated

  We have audited the accompanying combined Historical Summary of Gross Income and Direct Operating Expenses (the Historical Summary) of the Group D Communities described in Note 1 for the year ended December 31, 1995. This combined Historical Summary is the responsibility of the Group D Communities' management. Our responsibility is to express an opinion on this combined Historical Summary based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined Historical Summary. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying combined Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Security Capital Atlantic Incorporated as described in the accompanying
Note 1 of the combined Group D Communities and is not intended to be a complete presentation of the income and expenses of the combined Group D Communities.

  In our opinion, the combined Historical Summary of Gross Income and Direct Operating Expenses referred to above presents fairly, in all material respects, the combined gross income and direct operating expenses as described in Note 1 of the combined Group D Communities for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

West Palm Beach, Florida
August 13, 1996

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED
                              GROUP D COMMUNITIES

                      COMBINED HISTORICAL SUMMARY OF GROSS
                      INCOME AND DIRECT OPERATING EXPENSES

  YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM JANUARY 1, 1996 THROUGH THE
                EARLIER OF JUNE 30, 1996 OR DATE OF ACQUISITION

                                                             1995       1996
                                                          ---------- -----------
                                                                     (UNAUDITED)
Gross income:
  Rental................................................. $5,927,498 $2,530,039
  Other..................................................    245,113     95,154
                                                          ---------- ----------
    Total gross income...................................  6,172,611  2,625,193
                                                          ---------- ----------
Direct operating expenses:
  Utilities and other operating expenses.................  1,252,442    595,707
  Real estate taxes......................................    557,446    278,615
  Repairs and maintenance................................    336,297     78,735
  Management fees........................................    266,917    106,175
  Advertising............................................     65,935     35,320
  Insurance..............................................     97,417     58,141
                                                          ---------- ----------
    Total direct operating expenses......................  2,576,454  1,152,693
                                                          ---------- ----------
Excess of gross income over direct operating expenses.... $3,596,157 $1,472,500
                                                          ========== ==========


                            See accompanying notes.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED
                              GROUP D COMMUNITIES

                 NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS
                     INCOME AND DIRECT OPERATING EXPENSES

 YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM JANUARY 1, 1996 THROUGH THE
          EARLIER OF JUNE 30, 1996 OR DATE OF ACQUISITION (UNAUDITED)

1. ORGANIZATION AND BASIS OF PRESENTATION

  The combined Historical Summary of Gross Income and Direct Operating Expenses (the "Historical Summary") for the year ended December 31, 1995 and the period from January 1, 1996 through the earlier of June 30, 1996 or the date Security Capital Atlantic Incorporated (" ATLANTIC") acquired the community (the "Date of Acquisition") relates to the operations of the following Group D Communities which have been or are likely to be acquired from unaffiliated parties by ATLANTIC between May 29, 1996 and September 30, 1996:

   ACQUISITION                                                                    ACQUISITION
       DATE                   COMMUNITY NAME                     LOCATION            COST
   -----------                --------------                     --------         -----------
                                                                                  (IN 000'S)
   May 29, 1996  The Pointe at Bayberry Lake              Ft. Lauderdale, Florida $   16,650
   May 30, 1996  Cameron Pointe (formerly Calibre Pointe) Atlanta, Georgia            14,450
      -- (1)     Country Oaks                             Memphis, Tennessee             -- (1)

--------
(1) Community is under contract

  The accompanying combined Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of ATLANTIC. The combined Historical Summary is not intended to be a complete presentation of combined income and expenses of the Group D Communities for the year ended December 31, 1995 and the period from January 1, 1996 through the earlier of June 30, 1996 or the Date of Acquisition, as certain costs such as depreciation, amortization, certain mortgage interest, professional fees and other costs not considered comparable to the future operations of the Group D Communities have been excluded.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Revenue Recognition

  Rental income from leasing activities consist of lease payments earned from tenants under lease agreements with terms of one year or less.

 Capitalization Policy

  Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments are capitalized.

 Advertising Expense

  The cost of advertising is expensed as incurred.

 Use of Estimates

  The preparation of the combined Historical Summary in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined Historical Summary and accompanying notes. Actual results could differ from those estimates.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED
                              GROUP D COMMUNITIES

                 NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS
               INCOME AND DIRECT OPERATING EXPENSES--(CONCLUDED)

 Unaudited Interim Historical Summary

  The combined Historical Summary for the period from January 1, 1996 through the earlier of June 30, 1996 or the Date of Acquisition is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such combined Historical Summary have been included. The results of operations for the period are not necessarily indicative of the Group D Communities' future results of operations.

3. RELATED PARTY TRANSACTIONS

  Management fees of $266,917 and $106,175 were paid to affiliates of the prior owners under property management contracts in 1995 and 1996, respectively.

4. DEBT ASSUMPTION

  In June 1995, the Country Oaks Apartments secured a mortgage note in the amount of $6,010,000. The note provides for monthly payments of $42,663, including principal and interest at 7.655% through July 2002, at which time all outstanding principal and interest will be due. ATLANTIC will assume this note in connection with the acquisition of the community.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Security Capital Atlantic Incorporated

  We have audited the accompanying combined Historical Summary of Gross Income and Direct Operating Expenses (the Historical Summary) of the Group E Communities described in Note 1 for the year ended December 31, 1995. This combined Historical Summary is the responsibility of the Group E Communities' management. Our responsibility is to express an opinion on this combined Historical Summary based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined Historical Summary. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying combined Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Security Capital Atlantic Incorporated as described in the accompanying
Note 1 of the combined Group E Communities and is not intended to be a complete presentation of the income and expenses of the combined Group E Communities.

  In our opinion, the combined Historical Summary of Gross Income and Direct Operating Expenses referred to above presents fairly, in all material respects, the combined gross income and direct operating expenses as described in Note 1 of the combined Group E Communities for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Dallas, Texas
January 31, 1997

                           SECURITY CAPITAL ATLANTIC
                                  INCORPORATED
                              GROUP E COMMUNITIES

                      COMBINED HISTORICAL SUMMARY OF GROSS
                      INCOME AND DIRECT OPERATING EXPENSES

                        YEAR ENDED DECEMBER 31, 1995 AND
        THE PERIOD FROM JANUARY 1, 1996 THROUGH THE DATE OF ACQUISITION
                                 (IN THOUSANDS)

                                                              1995      1996
                                                             ------- -----------
                                                                     (UNAUDITED)
Gross income:
  Rental.................................................... $10,774   $9,022
  Other.....................................................     573      554
                                                             -------   ------
    Total gross income......................................  11,347    9,576
                                                             -------   ------
Direct operating expenses:
  Utilities and other operating expenses....................   1,674    1,351
  Real estate taxes.........................................     956      848
  Repairs and maintenance...................................   1,470    1,198
  Management fees...........................................     468      378
  Interest on certain obligations assumed...................     437      341
  Advertising...............................................     207      148
  Insurance.................................................     215      176
                                                             -------   ------
    Total direct operating expenses.........................   5,427    4,440
                                                             -------   ------
Excess of gross income over direct operating expenses....... $ 5,920   $5,136
                                                             =======   ======



                            See accompanying notes.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED
                              GROUP E COMMUNITIES
                 NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS
                     INCOME AND DIRECT OPERATING EXPENSES

                       YEAR ENDED DECEMBER 31, 1995 AND
  THE PERIOD FROM JANUARY 1, 1996 THROUGH THE DATE OF ACQUISITION (UNAUDITED)

1. ORGANIZATION AND BASIS OF PRESENTATION

  The combined Historical Summary of Gross Income and Direct Operating Expenses (the "Historical Summary") for the year ended December 31, 1995 and the period from January 1, 1996 through the date Security Capital Atlantic Incorporated ("ATLANTIC") acquired the community (the "Date of Acquisition"), relates to the operations of the following Group E Communities which were acquired from unaffiliated parties by ATLANTIC between September 30, 1996 and December 20, 1996:

                                                                    ACQUISITION
                                                                       PRICE
        DATE               COMMUNITY NAME              LOCATION     (IN 000'S)
        ----               --------------              --------     -----------
 September 30, 1996 West Springfield Terrace       Washington, D.C.   $16,100
 October 17, 1996   Cameron Ridge (formerly Lin-   Raleigh, NC         10,000
                    coln Ridge)
 October 18, 1996   Cameron Century Center         Memphis, TN         15,800
                    (formerly Arbors at Century
                    Center)
 October 22, 1996   Balmoral Village               Atlanta, GA         19,125
 December 20, 1996  Cameron Bayshore               Tampa, FL           10,700
                    (formerly Chesapeake)

  The accompanying combined Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement of Form S-11 of ATLANTIC. The combined Historical Summary is not intended to be a complete presentation of combined income and expenses of the Group E Communities for the year ended December 31, 1995 and the period from January 1, 1996 through the Date of Acquisition, as certain costs such as depreciation, amortization, certain mortgage interest, professional fees and other costs not considered comparable to the future operations of the Group E Communities have been excluded.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Revenue Recognition

  Rental income from leasing activities consists of lease payments earned from tenants under lease agreements with terms of one year or less.

 Capitalization Policy

  Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments are capitalized.

 Advertising Expense

  The cost of advertising is expensed as incurred.

                           SECURITY CAPITAL ATLANTIC
                                 INCORPORATED
                              GROUP E COMMUNITIES

                 NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS
               INCOME AND DIRECT OPERATING EXPENSES--(CONTINUED)

 Use of Estimates

  The preparation of the combined Historical Summary in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined Historical Summary and accompanying notes. Actual results could differ from those estimates.

 Unaudited Interim Historical Summary

  The combined Historical Summary for the period from January 1, 1996 through the Date of Acquisition is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such combined Historical Summary have been included. The results of operations for the period are not necessarily indicative of the Group E Communities' future results of operations.

3. RELATED PARTY TRANSACTIONS

  Management fees of $73,000 and $73,000 in 1995 and 1996, respectively, and allocated accounting costs of $53,000 and $49,000 in 1995 and 1996, respectively, were paid to affiliates of the prior owners under property management contracts.

4. DEBT ASSUMPTION

  ATLANTIC assumed outstanding debt in connection with the acquisition of the Lincoln Ridge Apartments. A 7% mortgage note with an outstanding balance of $5,920,186 at October 17, 1996 (the date of acquisition) was assumed by ATLANTIC. The note, which is collateralized by the community, matures on September 10, 2013, subject to the lender's call options in 1998, 2003 or 2008. The mortgage note requires monthly principal and interest payments of $50,660 until September 1998, at which time the interest rate will be based on the prime rate or, at ATLANTIC's option, may be fixed at a rate based on the current Treasury rate. Beginning in September, 1998, the note requires monthly payments of interest and monthly principal payments beginning at $15,206, increasing by approximately 9% annually.

  The mortgage note had an outstanding balance of $6,071,000 at December 31, 1995. ATLANTIC's assumption of this mortgage note did not provide for any modification to the original terms of the note through September 1998; therefore, interest expense incurred prior to ATLANTIC's assumption is representative of future interest expense. Accordingly, interest expense of $437,000 and $341,000 for 1995 and 1996, respectively, is recognized in the combined Historical Summary.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ATLANTIC SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                  -----------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    3
Risk Factors..............................................................   22
Use of Proceeds...........................................................   30
Capitalization............................................................   30
Price Range of ATLANTIC Shares and Distributions..........................   31
The Merger Transaction....................................................   33
Business..................................................................   39
REIT Management...........................................................   50
ATLANTIC's Communities....................................................   59
Selected Financial Information............................................   68
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   70
Policies With Respect to Certain Activities...............................   87
Certain Relationships and Transactions....................................   90
Principal Shareholders....................................................   94
Description of Stock......................................................   95
Certain Provisions of Maryland Law and of ATLANTIC's Charter and Bylaws...  100
Shares Available for Future Sale..........................................  103
Federal Income Tax Considerations.........................................  103
The Offering..............................................................  114
Preferred Share and Note Offerings........................................  120
Independent Auditors and Experts..........................................  121
Validity of Shares........................................................  121
Additional Information....................................................  121
Glossary..................................................................  123
Index to Financial Statements.............................................  F-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         [LOGO OF SECURITY CAPITAL ATLANTIC INCORPORATED APPEARS HERE]

                                    RIGHTS TO PURCHASE
                                  COMMON STOCK

                                        SHARES OF
                                  COMMON STOCK

                                  -----------

                                   PROSPECTUS

                                  -----------






--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The inside front cover page contains a map of the Southeastern United States, including the location of Registrants target market cities, operating communities and communities under construction or in planning.

Page thirty-seven contains a chart which indicates the expected population and employment growth in the Registrants primary target market cities versus the United States as a whole from 1997 to 2016.

                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table itemizes the expenses incurred by the Registrant in connection with the offering of the shares being registered. All the amounts shown are estimates (other than the SEC registration fee and the NASD fee).

                                                                       AMOUNT
                                                                     ----------
      SEC registration fee.......................................... $   15,686
      NASD fee......................................................      5,677
      New York Stock Exchange listing fee...........................      8,250
      Printing and engraving fees...................................    225,000
      Legal fees and expenses (other than Blue Sky).................
      Accounting fees and expenses..................................
      Blue Sky fees and expenses (including fees of counsel)........      5,000
      Miscellaneous expenses........................................
                                                                     ----------
          Total..................................................... $
                                                                     ==========

ITEM 31. SALES TO SPECIAL PARTIES.

  See Item 32. In addition, on October 18, 1996, Security Capital Group Incorporated ("Security Capital") purchased 416,666 shares of common stock in the Registrant's initial public offering of 4,940,000 shares of common stock.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES.

  From October 26, 1993 (the date of the Registrant's inception) through June 28, 1994, Security Capital purchased an aggregate of 13,066,575 shares of the Registrant's common stock at a price of $20.00 per share. Such purchases were exempt from registration pursuant to Section 4(2) of the Securities Act. On May 12, 1994, Laing Properties, Inc. received 5,000,000 shares of the Registrant's common stock in partial consideration for ATLANTIC's acquisition of a portfolio of properties. Of the 5,000,000 shares issued to Laing Properties, Inc., 3,750,000 shares have been repurchased by the Registrant under a put obligation. In August 1994, the Registrant sold 500,000 shares of common stock in a private offering at a price of $20.00 per share (including 331,713 shares which were sold to Security Capital). From March 1995 through June 1995, the Registrant sold 7,272,728 shares of common stock in a private offering at a price of $22.00 per share (including 4,310,705 shares which were sold to Security Capital). From November 1995 through May 1996, the Registrant sold 10,862,278 shares of common stock in a private offering at a price of $23.00 per share (including 919,712 shares which were sold to Security Capital at a price of $23.00 per share and 1,250,000 shares which were sold to Security Capital at a price of $23.136 per share). All such transactions were effected pursuant to the exemption from registration contained in Section 4(2) of the Securities Act and Rule 506 thereunder.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit of profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant's Charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

  The Registrant's officers and Directors are and will be indemnified under the Registrant's charter against certain liabilities. The Registrant's charter provides that the Registrant will, to the maximum extent permitted by Maryland law in effect from time to time, indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Director or officer of the Registrant or (b) any individual who, while a Director or officer of the Registrant and at the request of the Registrant, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, employee benefit plan or other enterprise. The Registrant has the power, with the approval of the Registrant's Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Registrant in any of the capacities described in (a) or (b) above and to any employee or agent of the Registrant or its predecessors.

  Maryland law requires a corporation (unless its charter provides otherwise, which the Registrant's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Maryland law permits the Registrant to advance reasonable expenses to a Director or officer upon the Registrant's receipt of (a) a written affirmation by the Director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Registrant as authorized by the Registrant's Bylaws and
(b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met.

  The Registrant has entered into indemnity agreements with each of its officers and Directors which provide for reimbursement of all expenses and liabilities of such officer or Director, arising out of any lawsuit or claim against such officer or Director due to the fact that he or she was or is serving as an officer or Director, except for such liabilities and expenses
(a) the payment of which is judicially determined to be unlawful, (b) relating to claims under Section 16(b) of the Securities Exchange Act of 1934 or (c) relating to judicially determined criminal violations.

  The form of Underwriting Agreement filed as an exhibit to this registration statement provides for the reciprocal indemnifications by the Underwriters of the Registrant, and its Directors, officers and controlling persons, and by the Registrant of the Underwriters, and their respective directors, officers and controlling persons, against certain liabilities under the Securities Act.

ITEM 34. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

  The consideration to be received by the Registrant for the shares registered will be credited to the appropriate capital account.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS.

  See Index to Financial Statements and Index to Exhibits.

ITEM 36. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions of whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The Registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-11 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON THE 23RD DAY OF JULY, 1997.

                                          SECURITY CAPITAL ATLANTIC
                                           INCORPORATED

                                             /s/ Constance B. Moore
                                          By: _________________________________
                                                    Constance B. Moore
                                             Co-Chairman and Chief Operating
                                                         Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
       /s/ James C. Potts*           Co-Chairman, Chief              July 23, 1997
____________________________________   Investment Officer and
           James C. Potts              Director

     /s/ Constance B. Moore          Co-Chairman, Chief Operating    July 23, 1997
____________________________________   Officer and Director
         Constance B. Moore

        /s/ William Kell*            Vice President and              July 23, 1997
____________________________________   Controller (Principal
            William Kell               Financial and Accounting
                                       Officer)

      /s/ M. A. Garcia III*          Director                        July 23, 1997
____________________________________
          M. A. Garcia III

       /s/ Ned S. Holmes*            Director                        July 23, 1997
____________________________________
           Ned S. Holmes

       /s/ John M. Richman*          Director                        July 23, 1997
____________________________________
          John M. Richman

    /s/ Constance B. Moore

*By: __________________________

     Constance B. Moore

      Attorney-in-fact

                               INDEX TO EXHIBITS

 EXHIBIT NO.                        DOCUMENT DESCRIPTION
 -----------                        --------------------
  1          Form of Placement Agent Agreement between Security Capital
             Atlantic Incorporated ("ATLANTIC"), Security Capital (Atlantic)
             Incorporated (the "REIT Manager") and Security Capital Markets
             Group Incorporated ("Capital Markets Group"), as placement agent
  2.1        Merger and Distribution Agreement, dated as of May 21, 1996, among
             Security Capital Pacific Trust ("PTR"), ATLANTIC, Security Capital
             Group Incorporated ("Security Capital") and Homestead Village
             Properties Incorporated ("Homestead") (incorporated by reference to Exhibit 2 to Homestead's Form S-4 Registration Statement (File
             No. 333-4455; the "Homestead S-4"))
  2.2        Form of Articles of Merger (incorporated by reference to Exhibit
             2.1 to the Homestead S-4)
  2.3        Merger and Issuance Agreement, dated as of March 24, 1997, between
             Security Capital and ATLANTIC (incorporated by reference to
             Exhibit 2.1 to ATLANTIC's Form 8-K dated March 24, 1997 (File No.
             1-12303, the "ATLANTIC 8-K"))
  2.4        First Amendment to Merger and Issuance Agreement (incorporated by reference to Exhibit 2.7 to Security Capital's Form S-4
             Registration Statement (File No. 333-26263; the "Security Capital
             S-4"))
  2.5        Second Amendment to Merger and Issuance Agreement (incorporated by reference to Exhibit 2.8 to the Security Capital S-4)
  2.6        Form of Agreement and Plan of Merger (incorporated by reference to
             Exhibit 2.4 to the Security Capital S-4)
  4.1        Second Amended and Restated Articles of Incorporation of ATLANTIC
             (incorporated by reference to Exhibit 4.1 to ATLANTIC's Form S-11
             Registration Statement (File No. 333-07071; the "ATLANTIC S-11"))
  4.2        Articles of Amendment to Second Amended and Restated Articles of
             Incorporation of ATLANTIC (incorporated by reference to Exhibit
             4.2 to the ATLANTIC S-11)
  4.3        Articles of Amendment to Second Amended and Restated Articles of
             Incorporation of ATLANTIC (incorporated by reference to Exhibit
             4.3 to the ATLANTIC S-11)
  4.4        Articles Supplementary to Second Amended and Restated Articles of
             Incorporation (incorporated by reference to Exhibit 4.4 to
             ATLANTIC's Form 10-K for the year ended December 31, 1996 (File
             No. 1-12303, the "ATLANTIC 10-K"))
  4.5        Second Amended and Restated Bylaws of ATLANTIC (incorporated by reference to Exhibit 4.4 to the ATLANTIC S-11)
  4.6        Rights Agreement, dated as of March 12, 1996, between ATLANTIC and
             The First National Bank of Boston, as Rights Agent, including form of Rights Certificate (incorporated by reference to Exhibit 4.5 to the ATLANTIC S-11)
  4.7        Form of stock certificate for shares of common stock of ATLANTIC
             (incorporated by reference to Exhibit 4.6 to the ATLANTIC S-11)
  4.8        Form of certificate for the Rights
  5          Opinion of Mayer, Brown & Platt as to the legality of the shares being registered
 +8          Opinion of Mayer, Brown & Platt as to certain tax matters
 10.1        Transfer and Registration Rights Agreement, dated as of December
             15, 1995, among ATLANTIC and the investors listed on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the
             ATLANTIC S-11)

 EXHIBIT NO.                        DOCUMENT DESCRIPTION
 -----------                        --------------------
  10.2       Supplemental Registration Rights Agreement, dated as of December
             15, 1995, among ATLANTIC and the investors listed on the signature pages thereto (incorporated by reference to Exhibit 10.2 to the
             ATLANTIC S-11)
  10.3       Second Amended and Restated REIT Management Agreement, dated as of
             June 30, 1996, between ATLANTIC and the REIT Manager (incorporated by reference to Exhibit 10.3 to the ATLANTIC S-11)
  10.4       Investor Agreement, dated as of October 28, 1993, between ATLANTIC and Security Capital (incorporated by reference to Exhibit 10.4 to the ATLANTIC S-11)
  10.5       Revolving Credit Agreement, dated as of December 18, 1996, between
             ATLANTIC and Morgan Guaranty Trust Company of New York, as agent bank, including form of Revolving Credit Note (incorporated by reference to Exhibit 10.5 to the ATLANTIC 10-K)
  10.6       Form of Indemnification Agreement entered into between ATLANTIC and each of its Directors (incorporated by reference to Exhibit
             10.6 to the ATLANTIC S-11)
  10.7       Security Capital Atlantic Incorporated Share Option Plan for
             Outside Directors (incorporated by reference to Exhibit 10.7 to the ATLANTIC S-11)
  10.8       First Amendment to Security Capital Atlantic Incorporated Share
             Option Plan for Outside Directors (incorporated by reference to
             Exhibit 10.8 to the ATLANTIC S-11)
  10.9       Consolidated Amended and Restated Promissory Note by Atlantic
             Homestead Village Incorporated in favor of ATLANTIC (incorporated by reference to Exhibit 4.6 to the Homestead S-4)
  10.10      Amended and Restated Promissory Note by Atlantic Homestead Village
             Limited Partnership in favor of ATLANTIC (incorporated by
             reference to Exhibit 4.7 to the Homestead S-4)
  10.11      Protection of Business Agreement among ATLANTIC, PTR, Security
             Capital and Homestead (incorporated by reference to Exhibit 10.11 to the ATLANTIC 10-K)
  10.12      Investor and Registration Rights Agreement between Homestead and
             ATLANTIC (incorporated by reference to Exhibit 10.12 to the
             ATLANTIC 10-K)
  10.13      Funding Commitment Agreement between Homestead and ATLANTIC
             (incorporated by reference to Exhibit 10.13 to the ATLANTIC 10-K)
  10.14      Form of Property Management Agreement for ATLANTIC's communities
             (incorporated by reference to Exhibit 10.13 to the ATLANTIC S-11)
  10.15      Form of Amended and Restated Investor Agreement between ATLANTIC and Security Capital (incorporated by reference to Exhibit 10.1 to the ATLANTIC 8-K)
  10.16      Form of Administrative Services Agreement between ATLANTIC and SC
             Group Incorporated (incorporated by reference to Exhibit 10.2 to the ATLANTIC 8-K)
  10.17      Form of Protection of Business Agreement between ATLANTIC and
             Security Capital (incorporated by reference to Exhibit 10.3 to the
             ATLANTIC 8-K)
  10.18      Form of Subscription Agency Agreement between ATLANTIC and The
             First National Bank of Boston, as subscription agent
  15         Letter re unaudited interim financial information
  21         Subsidiaries of ATLANTIC (incorporated by reference to Exhibit 21 to the ATLANTIC 10-K)
  23.1       Consent of Mayer, Brown & Platt (included in the opinions filed as
             Exhibits 5 and 8)
  23.2       Consent of Ernst & Young LLP, Dallas, Texas

 EXHIBIT NO.                        DOCUMENT DESCRIPTION
 -----------                        --------------------
 +24         Power of Attorney pursuant to which amendments to this
             Registration Statement may be filed
  99.1       Form of preliminary letter to ATLANTIC's shareholders relating to the offering
  99.2       Form of transmittal letter to ATLANTIC's shareholders relating to the offering
  99.3       Instructions for Completion of Rights Certificate
  99.4       Form of Notice of Guaranteed Delivery
  99.5       Form of letter to brokers and dealers
  99.6       Form of letter from brokers and dealers to their clients
  99.7       Form of Beneficial Owner Instructions
  99.8       Form of Nominee Holder Certification
  99.9       Form of DTC Participant Oversubscription Exercise Form
  99.10      Form of Institutional Subscription Form

--------

+Previously filed